As filed with the Securities and Exchange Commission on January 24, 2008

Registration No. 333-148262

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

PRE-EFFECTIVE AMENDMENT No. 1 TO
REGISTRATION STATEMENT
ON FORM S-3
UNDER
THE SECURITIES ACT OF 1933
________________

SUNTRUST MORTGAGE SECURITIZATION, LLC
(Registrant)
(Exact name of registrant as specified in its charter)
                    Delaware                                                                                      26-0751829
                                (State of Incorporation)                                                                       (I.R.S. Employer I.D. No.)

901 Semmes Avenue
Richmond, VA 23224
(804) 319-2488
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

	Copy to:	Copy to:
Robert G. Partlow	Woodruff A. Polk, Esq.	Kevin J. Buckley, Esq.
901 Semmes Avenue	303 Peachtree Street NE	Hunton & Williams LLP
Richmond, VA 23224	23rd Floor	Riverfront Plaza, East Tower
(804) 291-0949 (telephone)	Atlanta, Georgia 30308	951 East Byrd Street
(804) 291-0482 (telecopy)	(404) 813-7094 (telephone)	Richmond, Virginia 23219-4074
	(404) 214-8295 (telecopy)	(804) 788-8200 (telephone)
(804) 344-7999 (telecopy)
(Name, address, including zip code and telephone number, including area code, of agent for service)
                                   _______________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
_______________________

CALCULATION OF REGISTRATION FEE
Title of Securities Being Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee**
Mortgage-Backed Pass-Through Certificates and Mortgage-Backed Notes	$5,000,000,000	100%	$5,000,000,000	$153,500.00

*     Estimated solely for calculating the registration fee pursuant to Rule 457(a).
**      Paid previously in connection with the initial filing of the Registration Statement on December 21, 2007.
__________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
SUBJECT TO COMPLETION, DATED JANUARY 24, 2008

SunTrust Mortgage Securitization, LLC
Depositor

SunTrust Mortgage, Inc.
Sponsor

Pass-Through Certificates
Mortgage-Backed Notes
Issuable in Series

Consider carefully the risk factors beginning on page 7 in this prospectus.
Your securities will represent obligations of your issuing entity only and will not represent interests in or obligations of SunTrust Mortgage Securitization, LLC or any of its affiliates.  Unless expressly provided in the accompanying prospectus supplement, your securities are not insured or guaranteed by any person.

These securities are not deposits or other obligations of a bank and are not insured by the FDIC or any other government agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.  Please read both documents carefully to understand the risks associated with these investments.

This prospectus is not an offer to sell securities in any state where the offer or sale is not permitted.

    The Securities
    SunTrust Mortgage Securitization, LLC may offer to sell pass-through certificates or mortgage-backed notes in one or more series with one or more classes.
    •    Each issuance of securities will have its own series designation.
    •    Each class of securities will evidence either an ownership interest in the assets of an issuing entity or will evidence a debt obligation of an issuing entity, secured by the assets of the related issuing entity.
    •    Each class of securities will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.
    •    Holders of the securities will receive any interest and principal payments to which such holders are entitled from collections on their issuing entity’s assets but have no entitlement to payments from other assets of
          SunTrust Mortgage Securitization, LLC.
    •    No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

    The assets of each issuing entity may include

    •    various types of one- to four-family residential first lien mortgage loans, as well as junior-lien mortgage loans
    •    cooperative apartment loans
    •    non-conforming mortgage loans that do not qualify for purchase by government sponsored agencies
    •    mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Fannie
          Mae or Freddie Mac
    •    mortgage pass-through or mortgage participation certificates or other mortgage-backed securities issued or guaranteed by private entities
    •    beneficial interests in these items.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

January 24, 2008

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about your investment in two separate documents: this prospectus, which provides general information, some of which may not apply to your series of securities, and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal amount, interest rate and authorized denominations of each class of securities

•	the timing of interest and principal payments

•	statistical and other information about the specific assets of your issuing entity

•	information concerning any seller of the trust assets

•	information concerning any servicer of the trust assets

•	information about credit enhancement for each class

•	the ratings for each class

•	the method for selling your securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  The securities are not offered in any state where the offer is not permitted.  Do not assume that the information provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.  We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Significant Terms” beginning on page 115 of this prospectus.

Incorporation of Certain Documents by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information incorporated by reference that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

All documents filed by us with respect to an issuing entity referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.  If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

We will provide, without charge to each person to whom a copy of this prospectus and any related prospectus supplement is delivered, a copy of any documents incorporated by reference herein.  You may request a copy by writing or telephoning us at our principal executive offices at the following address:

SunTrust Mortgage Securitization, LLC
901 Semmes Avenue
Richmond, VA 23224
(804) 319-2488

Page

SUMMARY OF PROSPECTUS	1

RISK FACTORS	7
The assets of your issuing entity are the only source of payments for your securities	7
The timing and amount of prepayments on your securities could reduce your yield to maturity	7
The payment performance of your securities will be related to the payment performance of your trust assets and there may be greater risk of loss associated with certain types of trust assets	8
Mortgage loans with interest-only payments and other non-level amortizing loans	10
Mortgage loans with high original loan-to-value ratios may present a greater risk of loss	10
Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default	10
Mortgage loans originated pursuant to alternative documentation programs may have a greater risk of default	11
Consumer protection laws may adversely affect your issuing entity’s assets	11
A significant percentage of cooperative loans may adversely affect your investment in the securities	12
Application of Servicemembers Civil Relief Act and similar laws may reduce the interest rate borrowers are required to pay on mortgage loans and limit remedies upon default	12
Regional economic downturns and the decline in the value of mortgaged properties could result in losses	12
State law may limit the servicer’s ability to foreclose on assets in a manner that maximizes your return	13
The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans	13
If amounts in any pre-funding account are not used to purchase trust assets, you may receive a prepayment on the related securities	13
Credit enhancement may not cover all losses on your securities	14
Holders of subordinate securities may bear a disproportionate risk of loss on the trust assets	14
The subordination of other classes to your class may not protect you from all losses	14
You may experience delays or reductions of distributions on your securities if the transfer of assets to your issuing entity is not considered a sale	15
The period from the end of the interest accrual period to the related distribution date may reduce the effective yield of your securities	15
Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities	15
Failure of the seller to repurchase or replace a mortgage loan may result in losses	15
There is a possibility that, upon an optional termination of an issuing entity, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest	16
You may have income for tax purposes prior to your receipt of cash	16
ERISA plans that invest in the securities must follow technical benefit plan regulations	17
The ratings provided by the rating agencies do not purport to address all risks contained in your investment	17
Your ability to resell your securities may be limited	17
Lack of liquidity in the secondary market may adversely affect your securities	17
Book-entry registration may affect the liquidity of your securities	17
Certain securities may not be appropriate for all investors	18

DESCRIPTION OF THE SECURITIES	19
General	19
Principal and Interest Distributions	20
Allocation of Realized Losses	21
Valuation of Mortgage Loans	22
Pledge of Servicing Rights	22

Optional Redemption or Termination	22
Maturity And Prepayment Considerations	23

YIELD CONSIDERATIONS	24

THE ISSUING ENTITIES	25
General	25
Assignment of Trust Assets	26
The Trust Assets	27
Agency Securities, Government Obligations and Mortgage Pass-Through Certificates	28
Private Mortgage-Backed Securities	29
Mortgage Loan Information in Prospectus Supplements	31
Substitution of Trust Assets	31
Pre-Funding Account	32
Accounts	33
Cash Flow Agreements	34
Credit Enhancement	34
Overcollateralization	35
Subordinate Securities	35
Shifting Interest Structures	35
Cross-Support Provisions	35
Letters of Credit	36
Reserve Fund or Accounts	36
Financial Guarantee Insurance Policies	36
Primary Mortgage Insurance	36
Pool Insurance	37
Hazard Insurance Policies	37
Standard Hazard Insurance Policies	37
Borrower Bankruptcy Insurance on the Mortgage Loans	39
Fidelity Bonds and Errors and Omissions Insurance	40
Investment of Funds	40

THE SPONSOR AND THE DEPOSITOR	40
The Sponsor	40
The Depositor	40

ORIGINATION AND SALE OF MORTGAGE LOANS	41
Origination of the Mortgage Loans	41
Delivery of Mortgage Loan Documents	41
Representations and Warranties	42

STATIC POOL INFORMATION	43

SALE AND SERVICING OF THE TRUST ASSETS	44
General	44
The Servicers	45
Evidence as to Compliance	47

CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT AND THE INDENTURE	48
General	48
Master Servicer and Trust Administrator	48
Trust Administration	48
Retained Interest; Servicing Compensation and Payment of Expenses	49
The Trustee	49
Amendment	50
Servicer Events of Default	50

(ii)

Rights Upon Event of Default	51
Termination	52
Certain Terms of the Indenture	52
Discharge of the Indenture	54

REPORTS TO SECURITYHOLDERS	54

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	55
General	55
Mortgage Loans	55
Interest In Real Property	55
Foreclosure	55
Junior Mortgages	57
Rights of Reinstatement and Redemption	57
Cooperative Loans	58
Consumer Protection Laws with Respect to Mortgage Loans	59
Anti-Deficiency Legislation and Other Limitations on Lenders	60
Servicemembers Civil Relief Act and Similar State-Enacted Legislation	61
Environmental Considerations	61
“Due-on Sale” Clauses	63
Enforceability of Prepayment and Late Payment Fees	63
Equitable Limitations on Remedies	64
Secondary Financing; Due-on-Encumbrance Provisions	64
Alternative Mortgage Instruments	64
Forfeitures in Drug and RICO Proceedings	65
Certain Legal Aspects of the Mortgage-Related Assets	65

USE OF PROCEEDS	65

FEDERAL INCOME TAX CONSIDERATIONS	65
General	66
REMIC Certificates	66
Grantor Trusts	93
Debt Securities and Partnership Trusts	99
Taxation of Debt Securityholders	99
Taxation of Owners of Partnership Securities	100

STATE, LOCAL AND OTHER TAX CONSIDERATIONS	104

ERISA CONSIDERATIONS	104
General	104
Plan Assets	104
Possible Exemptive Relief	105
The Underwriter Exemption	106
Consultation with Counsel	110
Certain Required Representations	110

LEGAL INVESTMENT CONSIDERATIONS	111

PLAN OF DISTRIBUTION	112

RATINGS	113

ADDITIONAL INFORMATION	113

(iii)

INDEX OF SIGNIFICANT TERMS	114

ANNEX I	116
Book-Entry Procedures and Definitive Certificates	116
Global Clearance, Settlement and Tax Documentation Procedures	119
Secondary Market Trading	120
Certain U.S. Federal Income Tax Documentation Requirements	121

(iv)

SUMMARY OF PROSPECTUS
This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus and in the related prospectus supplement.  To understand all of the terms of a series of securities, please read this entire document and the accompanying prospectus supplement carefully.

Securities
An issuing entity will issue either pass-through certificates (“certificates”) or mortgage-backed notes (“notes,” and together with the certificates, the “securities”), which securities will be issued from time to time in series.  Certificates generally will be issued pursuant to a pooling and servicing agreement.  Notes generally will be issued pursuant to the terms of a transfer and servicing agreement and an indenture.  A pooling and servicing agreement, a transfer and servicing agreement or an indenture will be referred to individually as an “agreement” and collectively as the “agreements.”

Sponsor	SunTrust Mortgage, Inc., a Virginia corporation, or another entity named in the related prospectus supplement.
Seller	Each of the sellers of mortgage loans or other trust assets to SunTrust Mortgage Securitization, LLC pursuant to a purchase agreement. Sellers may include the sponsor and its affiliates.
Depositor
SunTrust Mortgage Securitization, LLC, a Delaware limited liability company and wholly-owned subsidiary of SunTrust Mortgage, Inc., the sponsor.  The depositor will acquire assets from each seller, and will transfer the assets to each issuing entity.  It is not expected that the depositor will have any business operations other than offering the securities and related activities.

Issuing Entity
A New York common law trust created pursuant to a pooling and servicing agreement, in connection with the issuance of certificates, or a Delaware statutory trust created pursuant to an owner trust agreement, in connection with the issuance of notes.

Master Servicer
A master servicer may supervise the servicing of the mortgage loans of an issuing entity for certain series.  Upon a default by a servicer, the master servicer generally will assume the primary servicing responsibilities with respect to the mortgage loans serviced by the defaulting servicer or engage a successor servicer.  Any master servicer will be identified in the related prospectus supplement.

Servicer
Mortgage loans will be serviced by one or more servicers as identified in the prospectus supplement.  Unless otherwise specified in the related prospectus supplement, SunTrust Mortgage, Inc. shall serve as the servicer.

Subservicer
Certain of the servicing functions may be performed by one or more subservicers as identified in the related prospectus supplement.  The duties and responsibilities of a servicer may be performed by one or more subservicers.  Unless otherwise specified, a master servicer, servicer or subservicer may be referred to generally as a “servicer.”

Special Servicer
Certain of the servicing functions with respect to certain mortgage loans may be performed by one or more special servicers as identified in the related prospectus supplement.  The duties and responsibilities of any special servicer will be described in the related prospectus supplement.

Custodian	Each custodian under the applicable pooling and servicing agreement or custodial agreement, as identified in the related prospectus supplement.
Trustee	Each trustee under the applicable pooling and servicing agreement, as identified in the related prospectus supplement.
Owner Trustee	Each owner trustee identified in the related trust agreement, which acts on behalf of the issuing entity and named as such in the related prospectus supplement.
Indenture Trustee	Each indenture trustee under the applicable indenture and named as such in the related prospectus supplement.
Trust Administrator	The trust administrator, if any, under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.
Trust Assets
Your issuing entity primarily will include mortgage loans, mortgage-related assets and related credit enhancement accounts or similar assets as discussed herein and in the related prospectus supplement or cash designated to acquire mortgage loans.

Mortgage Loans
Mortgage loans may include various types of one-to-four-family first lien and junior lien mortgage loans including the following:

•    fixed rate loans

•    adjustable-rate loans

•    interest only mortgage loans

•    subsidy loans

•    buy-down loans

•    balloon loans

•    cooperative loans

•    non-conforming mortgage loans that do not qualify for purchase by government sponsored agencies

•    beneficial interests in these items.

Mortgage-Related Assets	Mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae, or a private issuer.
Pre-Funding Account	An account containing funds deposited on the closing date to be used to acquire mortgage loans within one year of the issuance of securities.
Credit Enhancement	One or more items as described under “Credit Enhancement” in this prospectus and the related prospectus supplement.
Important Dates and Periods	The following are certain significant dates and periods related to your securities:
DistributionDate	The business day set forth in the related prospectus supplement on which distributions or payments are made to the securityholders of record at the close of business on the related record date.

Remittance Date	The business day set forth in the related prospectus supplement on which the servicer remits collections on the trust assets and advances, if any, to the master servicer or the trustee.
Determination Date
The business day set forth in the related pooling and servicing agreement or indenture, as applicable, on which the servicer is required to determine, among other things, the amounts to be advanced in respect of delinquent mortgage loans.

Record Date
Unless otherwise specified in the related prospectus supplement, with respect to fixed rate securities, the last business day of the calendar month preceding the distribution date.  Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the business day preceding the distribution date; provided however, that in the case of certificated securities, the record date will be the last day of the calendar month preceding the distribution date.

Interest Accrual Period
Unless otherwise specified in the related prospectus supplement, with respect to fixed rate securities, the calendar month preceding the distribution date.  Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the period from the preceding distribution date through the business day preceding the distribution date.

Due Period
Unless otherwise specified in the related prospectus supplement, with respect to a distribution date, the period from the second day of the calendar month preceding the calendar month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

Prepayment Period	The period set forth in the related prospectus supplement.
Credit Enhancement
If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets may be provided to one or more classes of securities by one or more types of credit enhancement.  Credit support may include internal structural features and support, such as overcollateralization, subordination and shifting interest structures, or external credit support, such as letters of credit, insurance policies and reserve funds, or a combination of such forms.  The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement.  The prospectus supplement also will describe the credit support of any financial assets that are included in the related issuing entity.  See “Risk Factors—Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances
The servicers may be obligated as part of their servicing responsibilities to make certain advances that in the applicable servicer’s good faith judgment it deems recoverable with respect to delinquent scheduled payments of principal and interest on mortgage loans.  The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to mortgage loans.  Niether SunTrust Mortgage, Inc. nor any of its affiliates will have any responsibility to make such advances other than in a capacity as a servicer.  Advances made by any servicers will be reimbursable generally from subsequent recoveries in respect of such mortgage loans and otherwise to the extent described in this prospectus and in the related prospectus supplement.  The prospectus supplement will describe any advance obligations in connection with the mortgage loans included in your issuing entity.  See "Sale and Servicing of the Trust Assts" in this prospectus.

Optional Termination or Redemption
If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the trust assets of your issuing entity by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the certificate principal amount of a specified class or classes of securities to a specified percentage or amount on and after a date specified in such prospectus supplement, the party specified in the related prospectus supplement will solicit bids for the purchase of all of the trust assets of the related issuing entity, or of a sufficient portion of such trust assets to retire such class or classes, or purchase such trust assets at a price set forth in the related prospectus supplement.  In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled distribution date at the option of the seller, the trustee, the trust administrator, the servicer or another party, by the purchase of the outstanding securities of such series under the circumstances and in the manner provided in the related prospectus supplement.  If an election is made to treat the issuing entity (or one or more segregated pools of assets of such issuing entity) as one or more “real estate mortgage investment conduits,” any optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.  See “Risk Factors—Exercise of any right of optional termination or redemption will affect the yield to maturity on your securities” and “Description of the Securities—Optional Redemption or Termination”in this prospectus.

Book-Entry Securities
If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC.  No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described in this prospectus.  See “Risk Factors—Book-entry registration may affect the liquidity of your securities” and “Annex I—Book-Entry Procedures and Definitive Certificates” in this prospectus.

Tax Status of the Securities
The federal income tax considerations to securityholders will vary depending on whether one or more elections are made to treat the related issuing entity or specified portions thereof as one or more REMICs under the provisions of the Internal Revenue Code.  The prospectus supplement for each series of securities will specify whether such an election will be made.  The opinion of Hunton & Williams LLP, counsel to the depositor, is contained in this prospectus regarding the federal income tax treatment of each class of securities.  See “Federal Income Tax Considerations—General”in this prospectus.

If an election is made to treat all or a portion of the issuing entity relating to a series of securities as a REMIC, each class of securities of each series will constitute, in whole or in part, “regular interests” in a REMIC or “residual interests” in a REMIC.

A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code.  In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the trust assets of the issuing entity.

If an issuing entity is classified as a partnership for federal income tax purposes, the issuing entity will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied.  If notes are issued by an owner trust, such notes generally will be treated as indebtedness for federal income tax purposes.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting.  Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

The material federal income tax considerations for investors associated with the purchase, ownership and disposition of the securities are set forth in this prospectus under "Federal Income Tax Considerations."  The material federal income tax considerations for investors associated with the purchase, ownership and disposition of the offered securities of a series will be set forth under the heading "Federal Income Tax Consideraions" in the related prospectus supplement.  See "Federal Income Tax Considerations" in this prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code, or similar law should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA, Section 4975 of the Code, or similar law.  See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  Securities designated as qualifying as “mortgage related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  Classes of securities that qualify as “mortgage related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities.  Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities.  See “Legal Investment Considerations”in this prospectus and in the related prospectus supplement.

Ratings
It is a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.  See “Ratings” in this prospectus and the related prospectus supplement.

RISK FACTORS

An investment in the securities involves significant risks.  You should carefully consider the following information and the information in the accompanying prospectus supplement under the caption “Risk Factors” in deciding whether to purchase the securities.

The assets of your issuing entity are the only source of payments for your securities

Your securities will be payable solely from the assets of your issuing entity, including any credit enhancement, and will not have any claims against the assets of any other issuing entity or recourse to any other party.  Your securities will not represent an interest in or obligation of SunTrust Mortgage Securitization, LLC, the sponsor, or any master servicer, servicer, subservicer, seller, trustee, any of their affiliates, or any other person.

Since certain representations and warranties with respect to the trust assets may have been made and/or assigned in connection with transfers of the trust assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

Neither your securities nor the underlying trust assets will be guaranteed or insured by any governmental agency or instrumentality, by SunTrust Mortgage Securitization, LLC, the sponsor, or any master servicer, servicer, subservicer, seller, trustee, any of their affiliates, or by any other person, unless specifically identified as guaranteed or insured in the related prospectus supplement.

Proceeds of the trust assets included in the related issuing entity for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.  As a result, you must depend on payments on the mortgage loans and any related credit enhancement for the required payments on your securities.

In addition, certain amounts remaining in certain funds or accounts, including the custodial account, the collection account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement.  In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

The timing and amount of prepayments on your securities could reduce your yield to maturity

Prepayment

Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

•	the extent of prepayments on the mortgage loans in your issuing entity

•	how payments of principal are allocated among the classes of securities of a series, as specified in the prospectus supplement

•	if any party has an option to terminate your issuing entity or redeem the securities early, the effect of the exercise of the option

•	the rate and timing of defaults and losses on the assets in your issuing entity

•	whether or not the underlying mortgage loans have prepayment penalties

•	the extent that amounts in any pre-funding account have not been used to purchase additional assets for your issuing entity

•	repurchases of assets in your issuing entity as a result of material breaches of representations and warranties made by the depositor, the servicer or the seller.

The mortgage loans included in your issuing entity generally may be prepaid at any time.  When interest rates decline, home buyers are more likely to prepay their mortgage loans so that they may obtain lower alternative financing on their homes.  In this event, you may not be able to reinvest the proceeds of prepayments in another investment of similar credit risk and yield.  Conversely, prepayments are likely to decline if interest rates rise and you may be unable to invest significant prepayment proceeds in investments of similar credit risk and higher yield.

Yield

In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments occur at a rate faster than you anticipate.  Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become less valuable if prepayments occur at a rate slower than you anticipate.  The sensitivity of your securities to prepayments will be magnified by any disproportionate allocation of principal or interest.  If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

The yield to maturity on certain classes of securities, including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the mortgage loans and to the occurrence of an early retirement of the securities than other classes of securities.

The payment performance of your securities will be related to the payment performance of your trust assets and there may be greater risk of loss associated with certain types of trust assets

The trust assets backing your securities include mortgage loans.  In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your issuing entity, resulting losses not covered by credit support will be allocated to the securities (other than notes) in the manner described in the related prospectus supplement.  We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans.  Certain mortgage loans may have a greater likelihood of delinquency, foreclosure, and loss.  You should consider the following risks associated with mortgage loans included in your issuing entity.

Non-conforming Loans

Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as Fannie Mae and Freddie Mac.  This is due primarily to credit characteristics that do not satisfy Fannie Mae and Freddie Mac guidelines, including borrowers whose creditworthiness and repayment ability do not satisfy Fannie Mae and Freddie Mac underwriting standards and borrowers who may have a record of derogatory credit items.  Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac standards.  The principal differences between conforming mortgage loans and non-conforming mortgage loans include the applicable loan-to-value ratios, the credit and income histories of the borrowers, the documentation required for approval of the mortgage loans, the types of properties securing the mortgage loans, the loan sizes and the occupancy status.  The interest rates charged on non-conforming mortgage loans are often higher than those charged on conforming mortgage loans.  The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans.

Junior Lien Mortgage Loans

Your issuing entity may contain mortgage loans secured by junior liens and the senior lien mortgage loans may not be included in your issuing entity.  A decline in residential real estate values could reduce the value of a mortgaged property securing a junior lien mortgage loan to below that of all liens on the mortgaged property.

Because mortgage loans secured by junior liens are subordinate to the rights under senior liens, a decline would adversely affect the position of the junior lienholder before having any affect on the position of the senior lienholder.  Interest rates, the condition of the mortgaged property and other factors may also reduce the value of the mortgaged property.  This reduction of value will reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to repay amounts owing on the junior lien mortgage loan.

Other factors may influence the prepayment rate of junior lien mortgage loans.  These include the amount of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing.  Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than senior lien mortgage loans.  Any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may increase the rate of prepayments on junior lien mortgage loans.

Negatively Amortizing Loans

The principal balance of a mortgage loan that is subject to negative amortization could be increased to an amount at or above the value of the underlying mortgaged property, increasing the likelihood of default.  To the extent that losses are not covered by credit support, your issuing entity will bear the risk of loss resulting from default by borrowers and will look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on defaulted mortgage loans.

Buydown Mortgage Loans

Some mortgage loans are subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan.  The difference will be made up from an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the borrower, or additional buydown funds to be contributed over time by the borrower’s employer or another source.  Generally, the borrower under each buydown mortgage loan will be qualified at the lower monthly payment.  Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period.  If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan.  If these losses are not covered by credit support, they could adversely affect your yield to maturity.

Balloon Loans

Certain mortgage loans may not be fully amortizing (or may not amortize at all) over their terms to maturity and will require substantial payments of principal at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon his ability either to refinance the entire loan or to sell the mortgaged property at a price sufficient to permit him to make the balloon payment.  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower’s equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

Adjustable Rate Mortgage Loans

The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed.  Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin.  When an index adjusts, the amount of a borrower’s monthly payment will change.  As a result, borrowers on adjustable rate mortgage loans may be more likely to default on their obligations than borrowers on mortgage loans bearing interest at fixed rates.  In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan.  A seller of convertible mortgage loans may be required to repurchase a convertible mortgage loans if the borrower elects conversion.  This repurchase of a convertible mortgage loan will have the same effect on your investment as a repayment in full of the mortgage loan.  If your issuing entity includes convertible mortgage loans with this repurchase obligation, your securities may experience a higher rate of prepayment than would otherwise be the case.

Limited Recourse and Non-Recourse Obligations

Some or all of the mortgage loans included in your issuing entity may be nonrecourse assets or assets for which recourse may be restricted or unenforceable.  As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Mortgage loans with interest-only payments and other non-level amortizing loans

Certain of the mortgage loans may provide for payment of interest only, but no payment of principal, for a specified initial period following the origination of the mortgage loan.  Following such interest-only period, the scheduled payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.  The presence of these mortgage loans in an issuing entity will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had the issuing entity included no loans with an interest-only period.  If you purchase such securities at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date.  In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment.  If a recalculated scheduled payment as described above is substantially higher than a borrower’s previous interest-only scheduled payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.  In addition, to the extent that SunTrust Mortgage, Inc. or other lenders may provide streamlined refinancing options for mortgage loans at the beginning of a mortgage loan’s amortization period, the availability of such refinancing options may result in an increased risk of prepayment.

Certain of the mortgage loans may provide for the payment of principal on the basis of a non-level amortization schedule.  The required amount of principal to be paid by the borrower may increase during the term of the mortgage loan and the borrower may not be able to pay a scheduled payment that is substantially higher than a previous scheduled payment.  As a result, a non-level amortizing loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios.  Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and such loans are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicer, any subservicer, any master servicer or any other party will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to on your securities.

Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

At the time of origination of certain of the first lien mortgage loans, the related borrowers may also have obtained second lien mortgage loans secured by the same mortgaged properties that secure the borrowers’ mortgage loans included in the issuing entity.  Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers’ in the related mortgaged properties.  Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the first lien mortgage loans included in the issuing entity.

Mortgage loans originated pursuant to alternative documentation programs may have a greater risk of default

Certain of the mortgage loans were originated under alternative documentation programs, such as stated income documentation programs, which do not require verification of the borrower’s income.  Alternative documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Consumer protection laws may adversely affect your issuing entity’s assets

The trust assets in your issuing entity and any mortgage loans underlying any mortgage certificates may also be subject to federal, state and local laws relating to the origination and underwriting of mortgage loans, including laws that prohibit the inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels require certain disclosures to prospective borrowers regarding the terms of the loans

•
prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit

•	regulate the use and reporting of information related to the borrower’s credit experience

•
require additional application disclosures, limit changes that may be made to the mortgage loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The issuing entity’s assets may also be subject to federal laws that impose additional disclosure requirements on originators with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges.  These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related mortgage loans.  In addition, the issuing entity, as assignee of the originator, would generally be subject to all claims and defenses that the borrower could assert against the originator, including the right to rescind the mortgage loan.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans.  The issuing entity also could be subject to damages and administrative enforcement.

Each originator or seller, as the case may be, will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms.  A breach of any warranty that materially and adversely affects your issuing entity’s interest in any mortgage loan would create an obligation on the part of the originator or seller, as the case may be, to repurchase or substitute for the mortgage loan unless the breach is cured.  However, the failure of an originator or a seller, as the case may be, to repurchase the defective asset or pay the liability could result in a loss on your investment.

A significant percentage of cooperative loans may adversely affect your investment in the securities

The percentage of the mortgage loans included in your issuing entity that constitute cooperative loans, if not insignificant, will be set forth in the prospectus supplement.  Cooperative loans are evidenced by promissory notes secured by interests in shares issued by private corporations, or cooperatives, and by the related proprietary leases or occupancy agreements.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  Also, the cooperative apartment building and underlying land related to a cooperative loan generally will be subject to a blanket mortgage or an underlying lease of the land.  The interests of the occupants under the proprietary leases or occupancy agreement generally are subordinate to the interests of any holder of a blanket mortgage or land lease.  If the cooperative defaults on any blanket mortgage or lease, the holder of the mortgage or lease could foreclose on the related real property and terminate any related proprietary leases or occupancy agreements.  Any such foreclosure could eliminate or substantially diminish the value of the collateral for any related cooperative loan.  Therefore, the presence of a significant percentage of cooperative loans in the issuing entity may result in a higher risk of losses as a result of delinquency, foreclosure or repossession than for mortgage loans secured by a direct interests in real property.  If losses are greater than expected, and adequate credit support is not available to absorb the losses, you could suffer a loss on your investment.

Application of Servicemembers Civil Relief Act and similar laws may reduce the interest rate borrowers are required to pay on mortgage loans and limit remedies upon default

The Servicemembers Civil Relief Act, enacted in December 2003, revised the Soldiers’ and Sailors’ Civil Relief Act of 1940.  The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans.  Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments.

The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  Resultant shortfalls are not required to be paid by the borrower at any future time.  The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the related securities.  Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the securities.

The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation And Other Limitations On Lenders” in this prospectus.

Regional economic downturns and the decline in the value of mortgaged properties could result in losses

An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition.  Downturns in regional or local economic conditions and other factors may affect both a borrower’s ability to make timely scheduled payments of principal and interest on the borrower’s mortgage loans and the value of the related mortgaged property due to a general decline in real estate prices.  If residential real estate values decline and the balances of the mortgage loans in your issuing entity exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase.  Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios.  Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loans-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

Localities within the United States periodically will experience weaker regional economic conditions and housing markets.  Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally.  For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots.  The mortgage loans underlying your securities may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in mortgage-backed securities generally.

State law may limit the servicer’s ability to foreclose on assets in a manner that maximizes your return

Substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the issuing entity’s receipt of proceeds could occur.  An action to foreclose on a mortgaged property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits.  In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property.  In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain sufficient liquidation proceeds.  The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses.  In the event that any mortgaged properties fail to provide adequate security for the mortgage loans and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the mortgage loans at the time of default.  Assuming that the servicer takes the identical steps in realizing upon defaulted mortgage loans, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of mortgage loans with higher principal balances than of loans with lower relative principal balances.  As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for loans with lower principal balances, as compared with the percentage recovery for loans with higher relative principal balances.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property.  These laws often impose liability on owners and operators whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances.  A lender also risks liability following foreclosure of the mortgage on contaminated property.  The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property.  Mortgage loans contained in your issuing entity may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations.  The master servicer and servicer generally are prohibited from foreclosing on a mortgaged property unless they have taken adequate steps to ensure environmental compliance.  However, to the extent the master servicer or servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your issuing entity could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

If amounts in any pre-funding account are not used to purchase trust assets, you may receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor will deposit a specified amount of the proceeds of the securities issuance in a pre-funding account on the date the securities are issued.  In this case, the deposited funds may be used only to acquire additional assets for the issuing entity during a specified period after the initial issuance of the securities.  Any amounts remaining in the account at the end of the specified period will be distributed as a prepayment of principal to the holders of one or more classes of securities.  The resulting prepayment could adversely affect the yield to maturity of those securities.

Credit enhancement may not cover all losses on your securities

Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying trust assets.  Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  Furthermore, credit support may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks.  For example, credit support may not protect against risks related to the timing of payments.  In the event that losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

An issuing entity may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for a series.  The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument.  If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of securities could be adversely affected.  Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable securities and may affect a holder’s ability to sell them.  If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and/or the liquidity of such class or classes.

The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors.  We cannot assure you, however, that the loss experience on the related assets will not exceed levels assumed by any applicable rating agency.

A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when they performed their initial rating analysis.  None of the depositor, the seller, the master servicer, trustee, any servicer, or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

Holders of subordinate securities may bear a disproportionate risk of loss on the trust assets

The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the trust assets will be subordinate to the rights of the servicer, any master servicer, the trustee and any trust administrator, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement.  As a result, investors in subordinate securities must be prepared to bear the risk that distributions on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your issuing entity and the timing of any such losses.  If the actual rate and amount of losses experienced by the assets in your issuing entity exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class may not protect you from all losses

The fact that some classes are subordinate to your class of securities does not protect you from all risks of loss.  If losses cannot be absorbed by the subordinated securities or other items of credit enhancement, such as a reserve fund, then you may experience losses on your securities.

You may experience delays or reductions of distributions on your securities if the transfer of assets to your issuing entity is not considered a sale

The acquisition of the trust assets by SunTrust Mortgage Securitization, LLC is intended to be a sale.  However, in the event that a seller or one of its affiliates becomes insolvent, a court may decide that the transfer of mortgage loans to the depositor should be characterized as a loan rather than a sale.  This could delay or reduce distributions to you.  Likewise, if an affiliate of SunTrust Mortgage Securitization, LLC becomes insolvent, a court might decide to consolidate the assets and liabilities of SunTrust Mortgage Securitization, LLC and its affiliates.  This also could delay or reduce distributions to you.

In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or master servicer from appointing a successor servicer.  Regardless of whether a successor servicer is appointed, any termination of the servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The period from the end of the interest accrual period to the related distribution date may reduce the effective yield of your securities

Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period.  The accompanying prospectus supplement will specify the interest accrual period for your securities.  If interest accrues during the calendar month before the distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date.  As a result, your effective yield at par may be less than the indicated coupon rate.

Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities

Your issuing entity may be subject to optional termination prior to the retirement of your securities.  Additionally, your securities may be repurchased in whole or in part in the manner described in the related prospectus supplement.  The exercise of this right may effect an early retirement of the securities of your series.  Upon the optional termination of your issuing entity or the repurchase of your securities, you will receive the redemption or termination price set forth in the prospectus supplement.  After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your issuing entity or redeem your securities.  The termination of your issuing entity and the early retirement of securities may adversely affect your yield.

The related prospectus supplement sets forth the details concerning an optional termination or repurchase.  If one or more REMIC elections are made for your issuing entity, then your issuing entity may be terminated and your securities retired; provided that any such optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

Failure of the seller to repurchase or replace a mortgage loan may result in losses

Each seller will make representations and warranties in respect of the mortgage loans sold by it.  In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the seller generally will be obligated to cure the breach, repurchase or, in certain circumstances,  replace the mortgage loan.  A seller may not have the resources to honor its obligation to cure, repurchase or replace any mortgage loan as to which such a breach of a representation or warranty arises.  A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

If a seller is unable or disputes its obligation to repurchase affected mortgage loans, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected mortgage loans.  A settlement could lead to losses on the mortgage loans, which would be borne by the securities.

Neither SunTrust Mortgage, Inc., the depositor, trustee, master servicer nor any servicer will be obligated to purchase a mortgage loan if a seller defaults on this obligation.  We cannot assure you that sellers will carry out their repurchase obligations.  A default by a seller is not a default by SunTrust Mortgage, Inc., the master servicer or any servicer.  Any affected mortgage loan not repurchased or substituted for shall remain in your issuing entity and related losses may reduce available credit enhancement and be borne by certain classes of securities (other than any notes).

A seller’s representations and warranties will have been made as of the cut-off date, which is prior to the initial issuance of your securities.  Accordingly, the seller’s repurchase and substitution obligation does not attach to events occurring on or after the cut-off date.  The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

There is a possibility that, upon an optional termination of an issuing entity, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest

Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified therein.  If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest.  If this happens, these securityholders could incur a loss on their investments.

You may have income for tax purposes prior to your receipt of cash

Securityholders who purchase securities at a discount or purchase securities at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receiving the related cash payments.

In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Considerations.”  Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year.  The requirement that holders of REMIC residual certificates report their pro rata share of the related REMIC’s taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal.  The holder’s share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

•	generally, will not be subject to offset by losses from other activities

•	for a tax-exempt holder, will be treated as unrelated business taxable income

•	for a foreign holder, will not qualify for exemption from withholding tax.

Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.  In addition, REMIC residual certificates are subject to certain restrictions on transfer.  Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.  See“Federal Income Tax Considerations”in this prospectus.

ERISA plans that invest in the securities must follow technical benefit plan regulations

If you are buying the securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you.  However, due to the complexity of regulations that govern these plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or similar law, we suggest that you consult with your counsel regarding any consequences under ERISA, Section 4975 of the Code, or similar law, of the acquisition, ownership and disposition of the securities.  See “ERISA Considerations”in this prospectus.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment

Your securities will be rated in one of the four highest rating categories by one or more rating agencies.  You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating.  A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled.  The rating is not an assessment of prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium.  A rating is not a recommendation to buy, sell or hold your securities.  Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities.  There is no assurance that any rating will remain in effect for any given period or that any rating agency will not lower or withdraw its rating in the future.  The rating agency could lower or withdraw its rating due to:

•	any decrease in the adequacy of the value of the underlying trust assets or any related credit enhancement

•	any adverse change in the financial or other condition of any credit enhancement provider.

In the event any rating is reduced or withdrawn, the liquidity or the market value of the affected security may be adversely affected.  As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the issuing entity that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

Your ability to resell your securities may be limited

At the time a series of securities is issued, there will not be a secondary market for them.  A secondary market for your securities may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your securities.  Your securities will not be listed on any trading exchange.  Also, certain employee benefit plans and investors subject to legal investment restrictions may be prohibited from purchasing your securities, if noted in the accompanying prospectus supplement.

Lack of liquidity in the secondary market may adversely affect your securities

From time to time, the secondary market for mortgage-backed securities and mortgage loans experiences reduced liquidity, particularly for certain types of mortgage loans and securities backed by these loans.  Such periods of illiquidity may adversely affect the market value of your securities.

Book-entry registration may affect the liquidity of your securities

Transfers and pledges of securities registered in the name of a nominee of Depository Trust Company can be effected only through book entries at DTC through participants.  The liquidity of the secondary market for DTC registered securities may be reduced if investors are unwilling to hold securities in book entry form, and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate.  Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest.  If DTC or a participant in whose name DTC registered securities are recorded becomes insolvent, the ability of beneficial owners to obtain payment may be impaired.

Certain securities may not be appropriate for all investors

The securities or certain classes of securities may not be appropriate for all investors.  In particular, individual investors or investors with limited experience investing in similar structured products may lack sufficient resources or expertise to evaluate fully the payment and risk characteristics of the securities or certain classes of the securities.  This may be the case because, among other things:

•	if you purchase your securities at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

•
the rate of principal distributions on, and the weighted average lives of, the securities will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of securities.  Because of this, the securities may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•
you may not be able to reinvest amounts distributed relating to principal on your securities (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

•	a secondary market for the securities may not develop or provide you with liquidity of investment; and

•
you must pay tax on any interest (if one or more REMIC elections is made with respect to such series) or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

You should carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued from time to time in series.  A particular series of securities generally will consist of certificates or notes.  Each series of certificates will be issued pursuant to a pooling and servicing agreement among SunTrust Mortgage Securitization, LLC, a Delaware limited liability company (“SMS” or the “Depositor”), the master servicer and/or servicer, as applicable, and the trustee.  Each series of notes will be issued pursuant to an indenture between the issuing entity and the indenture trustee.  The issuing entity of a series of notes will be either a New York common law trust established under the pooling and servicing agreement or a Delaware statutory trust established for the sole purpose of issuing the series of notes pursuant to an owner trust agreement between SMS and the owner trustee.  The indenture trustee and owner trustee, if any, will be named in the accompanying prospectus supplement.  For purposes of the discussion in this prospectus, a pooling and servicing agreement or an indenture is referred to as an “agreement” and each of the trustee, the indenture trustee and the owner trustee is referred to as the trustee in certain instances.  The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust.  Forms of pooling and servicing agreement, indenture and owner trust agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

For purposes of the discussion in this prospectus, we will refer to any payments of principal and interest to be paid or distributed in respect of any series of securities generally as “distributions.”  We will refer to the interest rate payable in respect of any class of securities generally as a “pass-through rate.”  In addition, we will refer to the date on which distributions are to be made in respect of the securities as a “distribution date.”  A prospectus supplement related to any series of notes may use somewhat different terms with similar meanings.  For example, a prospectus supplement for notes may refer to “payments, ” “interest rate” and “payment date” rather than “distribution,” “pass-through rate” and “distribution date.”  Such terms should be construed to have corresponding meanings.

With respect to each issuing entity, SMS will assign and transfer to such issuing entity for the benefit of the holders of the securities the related trust assets, a distribution account, and possibly a reserve fund or other funds, the related insurance policies, if applicable, the related sale agreement or agreements, the related servicing agreement or agreements and any additional assets.  See “The Issuing Entities” and “Certain Terms of the Pooling and Servicing Agreement and the Indenture” in this prospectus.  The following summaries describe the material provisions common to each series of securities.  These summaries do not purport to be complete and are subject to and qualified by the accompanying prospectus supplement and the specific provisions of the agreements.  When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

The pooling and servicing agreement or indenture for a series generally will provide that securities may be issued up to a stated maximum aggregate principal amount.  Each series will consist of one or more classes and may include

•	one or more classes of senior securities entitled to certain preferential rights to distributions of principal and interest

•	one or more classes of subordinate securities

•
one or more classes representing an interest in only a specified portion of interest payments on the assets in the related issuing entity and that may have no principal balance, a nominal principal balance or a notional principal balance (“Interest Only Class,” “IO Class” or “Strip Class”)

•	one or more classes representing an interest in only payments of principal on the assets in the related issuing entity (“Principal Only Class” or “PO Class”)

•	one or more classes upon which interest will accrue but will not be distributed until certain other classes of that series have received their final distribution (“Accretion Class”)

•	one or more classes entitled to distributions from specified portions of the assets in the related issuing entity

•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes thereto (“Companion Classes”).

Each series as to which one or more elections have been or will be made to treat the trust or certain trust assets as a real estate mortgage investment conduit (a “REMIC”) will consist of one or more classes of REMIC regular certificates, which may consist of certificates of the types specified in the preceding sentence, and one, but no more than one, class of residual certificates for each REMIC (the “Residual Certificates”).  A Residual Certificate is a certificate evidencing a residual interest in a REMIC.  A REMIC is a real estate mortgage investment conduit as defined in the Internal Revenue Code of 1986, as amended (the “Code”).

Similarly, with respect to a series of notes, the ownership of the equity of an issuing entity may be represented by equity certificates issued under the owner trust agreement.  Any equity certificate will be subordinate in right to receipt of payments to the notes of the same series.

SMS may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933.  The securities of a series offered by this prospectus and a related prospectus supplement will be rated on issuance by a nationally recognized statistical rating organization, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc. or Dominion Bond Rating Service.

The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement.  Unless otherwise specified in the related prospectus supplement, the trustee will make distributions of principal and interest to each class of certificated securities by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final distributions in retirement of each class of certificated securities will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement.  Under certain circumstances, if so provided in the related agreement and described in the related prospectus supplement, distributions of principal and interest may be made to certain holders of a class of securities by wire transfer of “immediately available” or “next day” funds.  Distributions with respect to securities in book-entry form will be made in the manner described in Annex I hereto.

Principal and Interest Distributions

The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid or advanced on the assets in the related issuing entity with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances.  The available distribution amount will be allocated among the classes of securities of your series (including any securities not offered through this prospectus) in the proportion and order of application found in the agreement, and described in the accompanying prospectus supplement.  The available distribution amount may be allocated so that amounts paid as interest on the trust assets may be distributed as principal on the securities and amounts paid as principal on the assets may be distributed as interest on the securities.

A class of securities entitled to distributions of interest may receive interest at a specified rate, which may be fixed or adjustable.  The classes of securities within a series may have the same or different interest rates.  The accompanying prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each applicable class, and the method of determining the amount to be distributed on any Strip Classes on each distribution date.  All indices utilized for determination of interest rates for a class of securities will be based on debt transactions and not based on a securities or commodities index.  Residual Certificates may or may not have an interest rate or principal balance.  In addition to representing entitlement to regular distributions of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the distribution account on any distribution date after allocation of scheduled distributions to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds.  Strip Classes may have a notional principal amount, which is a hypothetical principal amount used solely for determining the class amount of interest distributions and other rights, but which does not entitle the holder to any distributions of principal.  A notional principal amount generally is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of principal bearing securities.  Interest distributions on the securities generally will include interest accrued through the end of the interest accrual period.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

For any Distribution Date, the trustee will pay to the securityholders all amounts actually received from the servicers representing scheduled collections of principal in the related due period and all unscheduled principal payments for the related Prepayment Period.

Principal and interest distributable on a class of securities may be distributed among the securities of a class pro rata in the proportion that the outstanding principal or notional principal amount of each security of the class bears to the aggregate outstanding principal or notional principal amount of all securities of the class, or in another manner as may be detailed in the related prospectus supplement.

The final scheduled distribution date for each class of securities will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the issuing entity for that series, as defined in the prospectus supplement.

Allocation of Realized Losses

With respect to a series that includes one or more classes of subordinate securities, the senior securities will generally not bear any Realized Losses on the related assets in the related issuing entity, until the subordinate securities (other than any notes) of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the principal amount of such subordinate securities has been reduced to zero as a result of the allocation of Realized Losses or distributions of principal, or both.  With respect to a series that includes a class of subordinate securities, any shortfall may result in a reallocation of amounts otherwise distributable to less senior securities for distribution to more senior securities.  In the case of subordinated notes, Realized Losses generally will not be allocated in reduction of the outstanding balance of subordinated or senior notes.  However, Realized Losses will likely impair the ability of the issuing entity to make payments in full on such notes.

“Realized Loss” means:

•
the amount of any loss realized by an issuing entity in respect of any liquidated mortgage loan, which may be a special hazard loss or a fraud loss, which will generally equal the unpaid principal balance of the liquidated mortgage loan, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated mortgage loan

•
the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related distribution date occurs (a “Prepayment Period”) preceding a distribution date.  The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the unpaid principal balance that remains secured by the mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown

•	any other amount of a loss realized by an issuing entity in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.

Distributions of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Servicemembers Shortfall on the trust assets.  A “Servicemembers Shortfall” means a shortfall in respect of a mortgage loan resulting from application of the federal Servicemembers Civil Relief Act or similar state laws.  “Prepayment Interest Shortfall” means, for any mortgage loan that is prepaid in full or liquidated on any date other than a due date for the mortgage loan, the amount by which the borrower’s required interest payment is less than one month’s interest.

Valuation of Mortgage Loans

The mortgage loans and other assets included in the issuing entity will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities.  The asset value of a mortgage loan in the issuing entity will generally equal

•	the scheduled principal balance of the mortgage loan, or

•
the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such mortgage loan (after taking into account charges for servicing, administration, insurance and related matters) discounted at a discount rate, if any, and the scheduled principal balance of the mortgage loan multiplied by the applicable asset value percentage.

The asset value percentage will be the percentage limitation that, based upon the scheduled net payments on the mortgage loans included in the issuing entity, is intended to assure the availability of sufficient funds to make scheduled distributions on the securities in the event of substantial principal prepayments on the mortgage loans.  In each case asset value will be determined after the subtraction of applicable servicing, master servicing, administrative and guarantee fees, and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the issuing entity.  The asset value of an asset that has been liquidated or purchased from the issuing entity pursuant to the related sale agreement shall be zero.

Pledge of Servicing Rights

The servicer may pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders (“Servicing Rights Pledgees”), selected by the servicer.  Provided that no servicer event of default exists, the trustee, the trust administrator, the master servicer and the depositor shall agree that upon delivery to the trust administrator and the trustee by the Servicing Rights Pledgee of a letter signed by the servicer whereunder the servicer resigns as servicer under the pooling and servicing agreement, the trustee will appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that (a) at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer set forth in the pooling and servicing agreement, (b) a letter from each Rating Agency is delivered to the trust administrator and the trustee confirming that the transfer of servicing to the Servicing Rights Pledgee will not result in the reduction, qualification or withdrawal of such Rating Agency’s then current rating on the securities and (c) that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the pooling and servicing agreement and agrees not to sell, acquire, assign or foreclose on the servicing rights.

Optional Redemption or Termination

To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the issuing entity terminated, prior to the final scheduled distribution date of the securities at the option of the the servicer or the master servicer, as specified in the prospectus supplement.  A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the issuing entity.  The right to redeem the securities generally will be conditioned upon

•	the passage of a certain date specified in the prospectus supplement

•
the asset value or scheduled principal balance of the mortgage loans in the issuing entity, or the outstanding principal amount of a specified class of securities at the time of purchase aggregating less than a percentage specified in the prospectus supplement, of the initial asset value of the mortgage loans in the issuing entity or the initial principal amount of the applicable class of securities.

In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable interest rate (along with, in the case of notes, any additional shortfalls), net of any unreimbursed advances and unrealized losses allocated to any certificate; however, under certain circumstances set forth in the related prospectus supplement, the asset value of the mortgage loans in the issuing entity may be less than such amount, resulting in a potential loss on your securities.  Notice of the redemption of the securities of a series will be given to the related securityholders as provided in the agreement.

In addition, in the case of an issuing entity for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a “qualified liquidation” under Section 860F of the Code, as specified in the agreement.  See“Federal Income Tax Considerations—REMIC Certificates—Liquidation of the REMIC” in this prospectus.

Maturity And Prepayment Considerations

Generally, all of the mortgage loans that are assets of an issuing entity and the mortgage loans underlying the other assets included in an issuing entity will be secured by first lien residential mortgages or deeds of trust.  However, if so specified in the prospectus supplement, certain or all of the mortgage loans that are assets of the issuing entity and the mortgage loans underlying the other trust assets included in the issuing entity may be secured by second or junior lien residential mortgages or deeds of trust.

The prepayment experience on the mortgage loans will affect

•	the average life of each class of securities

•	the extent to which the final distribution for each class occurs prior to its final scheduled distribution date

•	the effective yield on each class of such securities.

Because prepayments will be passed through to the holders of securities as distributions or payments of principal on such securities, it is likely that the actual final distributions on the classes of securities will occur prior to their respective final scheduled distribution dates.  Accordingly, in the event that the mortgage loans of an issuing entity experience significant prepayments, the actual final distributions on the securities of the related series may occur substantially before their respective final scheduled distribution dates, causing a shortening of the weighted average life of each class of such series.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the trust assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the securities may be affected by the varying maturities of the mortgage loans comprising or underlying the trust assets.  If any mortgage loans comprising or underlying the assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled distribution dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying such assets.  Other factors affecting weighted average life include the type of mortgage loan, defaults, foreclosures, refinancing and inclusion of due-on-sale clauses.

Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as “CPR”) or the Standard Prepayment Assumption prepayment model (referred to as “SPA”) each as described below.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.  It is unlikely that the prepayment of the mortgage loans of any issuing entity will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans.  The rate of principal payments on mortgage loans included in an issuing entity (or mortgage loans underlying other trust assets) will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer).  The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, tax, legal and other factors.  In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in an issuing entity (or mortgage loans underlying other trust assets), such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.

It should also be noted that certain mortgage loans in an issuing entity for a series may be backed by mortgage loans with different interest rates.  Accordingly, the prepayment experience of such mortgage loans will to some extent be a function of the mix of interest rates of the underlying mortgage loans.  For example, the stated certificate rate on certain mortgage certificates may be up to 3% less than the stated interest rate on the underlying mortgage loans.  Other factors affecting the prepayment of mortgage loans included in an issuing entity (or mortgage loans underlying other mortgage loans) include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties and servicing decisions.

YIELD CONSIDERATIONS

Distributions of interest on the securities generally will include interest accrued through the last day of the interest accrual period.  Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because distributions to you will not be made until the distribution date following the applicable interest accrual period.

Securities may have fixed, variable or adjustable pass-through rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related issuing entity.  The prospectus supplement with respect to any series of securities will specify the pass-through rate or interest rate for each class of such securities or, in the case of a variable or adjustable pass-through rate or interest rate, the method of determining the interest rate; the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities; and whether the distributions of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.

The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans.  If the purchaser of a security offered at a discount from its parity price, which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.  Similarly, if the purchaser of a security offered at a premium over its parity price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on an underlying mortgage loan, the greater will be the effect on a related investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.  Because the rate of principal payments on the underlying mortgage loans affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying mortgage loans and the suitability of the applicable securities to their investment objectives.  See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.

The yield on your securities also will be affected by any Realized Losses, Servicemembers Shortfall or Prepayment Interest Shortfalls allocated to your securities.  If Realized Losses and shortfalls are not absorbed by securities subordinate to your securities or other items of credit enhancement, such as a reserve fund, then you may experience losses or delays in payment on your securities.  Losses on your securities will, in turn, reduce distributions to you.  Delays in payment will interrupt the timely distribution of amounts owed to you.  Losses or delays in payment will reduce your yield and may result in your not recovering your initial investment.  See “Description of the Securities—Allocation of Realized Losses” in this prospectus.

THE ISSUING ENTITIES

General

SMS will sell, assign and transfer (or pledge) to your issuing entity mortgage loans and other assets, which may include the following:

•	single family mortgage loans (which may be non-conforming or junior lien), balloon loans, cooperative loans or beneficial interests in these items

•	agency securities and private mortgage backed securities

•	the distribution account for the series

•	a reserve fund and other funds and accounts for the series

•	one or more cashflow agreements

•	a pre-funding account

•	all proceeds that may become due under insurance policies for the related series

•	SMS’s rights under the servicing agreements and sale agreements

•	all payments on these items, having an aggregate initial unpaid principal balance at least equal to 100% of the original principal amount of the securities.

The trust assets for your series will be assigned and transferred to your issuing entity for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to issuing entities for other series of securities or may secure other series of securities issued by SMS.  Particular assets that might be assigned to issuing entities for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets.

Assignment of Trust Assets

In connection with the issuance of certificates, SMS will cause the trust assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the trust assets from the cut-off date under a pooling and servicing agreement.  The trustee will, in exchange for the trust assets, deliver to SMS securities of a series in authorized denominations registered in the names that SMS requests, representing the beneficial ownership interest in the trust assets.  In connection with the issuance of notes by an issuing entity that is an owner trust, SMS will cause the trust assets to be sold, assigned and transferred to the owner trustee, together with all principal and interest paid on the trust assets from the cut-off date pursuant to an owner trust between the issuer and SMS.  The issuing entity, which can be either an owner trust or SMS, will pledge all of its rights in and to the trust assets to a trustee pursuant to an indenture.  The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the trust assets.  The notes will be issued in authorized denominations registered in the names requested by SMS.  Each pool of trust assets will be held by or pledged to the trustee for the benefit of the holders of the related series of securities.  Each mortgage loan included in your issuing entity will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or indenture.  This schedule will include information as to the scheduled principal balance of each mortgage loan as of the cut-off date and its interest rate, original principal balance and other information.

With respect to each mortgage loan included in your issuing entity, SMS will deliver or cause to be delivered to the trustee or the issuing entity each mortgage note endorsed to the order of the trustee or the issuer, evidence of recording of the security instrument, an assignment of each security instrument in recordable form naming the trustee or the issuer as assignee, unless the mortgage loan is registered on the book-entry system of the Mortgage Electronic Registration Systems, Inc. (the “MERS System”), and certain other original documents evidencing or relating to such mortgage loan.  The original mortgage documents other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan.  The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your issuing entity’s assets.

SMS will make certain representations and warranties in the pooling and servicing agreement or the owner trust agreement with respect to the trust assets, including representations that it either is the owner of the trust assets or has a first priority perfected security interest in the trust assets.  In addition, a seller of a mortgage loan may make certain representations and warranties with respect to the mortgage loans in the sales agreement.  See “Origination and Sale of Mortgage Loans—Representations and Warranties” in this prospectus.

SMS’s right to enforce representations and warranties of a seller or servicer will be assigned or made to the trustee under the pooling and servicing agreement or indenture.  To the extent that a seller or servicer makes representations and warranties regarding the characteristics of the trust assets, SMS will generally not make these same representations and warranties.  In the event that the representations and warranties of SMS or the seller are breached, and the breach or breaches adversely affect securityholders’ interests in the issuing entity’s assets, SMS or the seller will be required to cure the breach or, in the alternative, to substitute new trust assets, or to repurchase the affected trust assets, generally at a price equal to the unpaid principal balance of these trust assets, together with accrued and unpaid interest at the mortgage rate.  If one or more REMIC elections have been or are to be made with respect to segregated portions of the issuing entity, substitution of new trust assets generally will be permitted only within two years after the related closing date.  In addition, in the event a servicer breaches its representations and warranties and this breach adversely affects the securityholders’ interests, the servicer generally will be required to cure this breach or to repurchase the trust asset.  Unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the servicer.  Neither SMS nor any servicer (unless it is the defaulting party) will be obligated to substitute trust assets or to repurchase trust assets if the defaulting seller or servicer, as the case may be, defaults upon its obligation to do so, and no assurance can be given that sellers or servicers will perform their obligations.

The Trust Assets

Your prospectus supplement describes the type of trust assets that will be transferred to your issuing entity.  The mortgage loans included in your issuing entity will be secured by first or junior liens on one-family, two- to four-family residential properties, and cooperative loans evidenced by promissory notes secured by a lien or the shares issued by private, non-profit, cooperative housing corporations and on proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative dwellings.  Regular monthly installments of principal and interest on each mortgage loan or contract paid by the borrower will be collected by the servicer or master servicer and ultimately remitted to the trustee.

The mortgaged properties securing mortgage loans may consist of

•	detached homes

•	units having a common wall

•	units located in condominiums

•	other types of homes or units set forth in the accompanying prospectus supplement, such as cooperative units evidenced by a stock certificate

•	unimproved residential real estate parcels.

Each detached or attached home will be constructed on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the applicable mortgage loan.  Attached homes may consist of duplexes, triplexes and fourplexes or townhouses.  The mortgage loans included in your issuing entity may be secured by mortgaged properties that are owner-occupied, are owned by investors or serve as second residences or vacation homes.

The mortgage loans included in your issuing entity may

•	provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on the declining principal balance

•	provide for periodic adjustments to the rate of interest to equal the sum of a fixed margin and an index

•	consist of mortgage loans for which funds have been provided to reduce the borrower’s monthly payments during the early period of the mortgage loans

•	provide for the one-time reduction of the interest rate for the asset

•	provide for monthly payments during an initial period that are sufficient to pay interest due but not to amortize principal

•	provide for an increase in the monthly payment in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization schedule

•
include graduated payment mortgage loans, which allow for payments during a portion of their term which are or may be less than the amount of interest due on the unpaid principal balance of the mortgage loans, and which unpaid interest will be added to the principal balance and will be paid, together with accrued interest, in the later years

•
include mortgage loans on which only interest is payable until maturity, as well as mortgage loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period

•
include mortgage loans subject to temporary interest subsidy agreements (“subsidy loans”) pursuant to which the monthly payments made by the related borrowers will be less than the scheduled monthly payments on the mortgage loans with the present value of the resulting difference in payment being provided by the employer of the mortgagor, generally on an annual basis

•
include mortgage loans subject to temporary buy down plans (“buy down loans”) under which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loans

•
include mortgage loans which are amortized over a fixed period not exceeding forty (40) years but which have shorter terms to maturity (“balloon loans”) that causes the outstanding principal balance of the related mortgage loan to be due and payable at the end of a certain specified period

•	include mortgage loans that provide for borrower payments to be made on a bi-weekly basis

Agency Securities, Government Obligations and Mortgage Pass-Through Certificates

Ginnie Mae certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a wholly owned corporate instrumentality of the United States within the office of Housing Urban Development (“HUD”).  Ginnie Mae’s guaranty obligations are backed by the full faith and credit of the United States.  The mortgage loans underlying Ginnie Mae certificates may consist of loans insured by FHA and secured by mortgages on one- to four-family residential properties, loans partially guaranteed by VA, and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates.

Freddie Mac certificates are mortgage pass-through or participation certificates as to which Freddie Mac (formally known as Federal Home Loan Mortgage Corporation) has guaranteed the timely payment of interest and, generally, the ultimate collection of principal.  Freddie Mac is a federally chartered corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities.  Each Freddie Mac certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to-four family residential properties.

Fannie Mae certificates are mortgage pass-through certificates as to which Fannie Mae (formally known as the Federal National Mortgage Association) has guaranteed the timely payment of principal and interest.  Fannie Mae is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities.  Each Fannie Mae certificate will represent an undivided interest in a pool of mortgage loans formed by Fannie Mae.  Each such mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.

Although payment of principal and interest on the Ginnie Mae certificates, Freddie Mac certificates and Fannie Mae certificates, if any, assigned to your issuing entity is guaranteed by Ginnie Mae, Freddie Mac and Fannie Mae, respectively, your securities do not represent an obligation of or an interest in SMS or any of its affiliates and are not guaranteed or insured by Ginnie Mae, Freddie Mac, Fannie Mae, SMS or any of their affiliates, or any other person.

Your issuing entity also may include other trust assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations representing interests in the types of mortgage loans described in this section, as more fully described in the related prospectus supplement.

In addition, your issuing entity may include direct obligations of the United States, agencies thereof or agencies created thereby, such as the following:

•	interest-bearing securities

•	non-interest-bearing securities

•	originally interest-bearing securities from which coupons representing the right to payment of interest have been removed

•	interest-bearing securities from which the right to payment of principal has been removed.

The prospectus supplement for a series of securities evidencing interests in trust assets that include direct obligations of the United States, agencies thereof or agencies created thereby will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amounts or notional principal amounts, as applicable, and types of such obligations to be included in the issuing entity

•	the original and remaining terms to stated maturity of such obligations

•	whether such obligations are entitled only to interest payments, only to principal payments or to both

•	the interest rates of such obligations or the formula to determine such interest rates, if any

•	the applicable payment provisions for such obligations

•	to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Private Mortgage-Backed Securities

General

Private label, non-agency  mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans.  Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement (a “PMBS pooling and servicing agreement”).  The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities.  The seller/servicer, which this prospectus refers to as the “PMBS servicer,” of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement.  The trustee under the PMBS pooling and servicing agreement is referred to as the “PMBS trustee.”  The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security.  Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer.  The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify.  The Department of Housing and Urban Development is sometimes referred to as HUD.

Private mortgage-backed securities will (a) either (i) have been previously registered under the Securities Act of 1933, or (ii) will at the time be eligible for sale under Rule 144(k) under such act; and (b) will be acquired in bona fide secondary market transactions not from the PMBS issuer.  The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts, provided that any PMBS issuer must either (A) have outstanding securities held by non-affiliates in excess of $75 million and file periodic reports with the Securities and Exchange Commission (“SEC”) or (B) be a government-sponsored entity or enterprise with market float in excess of $75 million and which makes available to the public information comparable to that required in periodic reports with the SEC.  The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related issuing entity or its assignment of the representations and warranties of another entity from which it acquired the assets.  The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related issuing entity or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Payments of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement.  The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.  The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities.  The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans

The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features.  Such mortgage loans may be secured by single family properties.  In general, the underlying loans will be similar to the mortgage loans which may be directly part of the trust assets.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of subordination of other private mortgage pass-through certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guarantee insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information

The prospectus supplement for a series for which the issuing entity includes private mortgage-backed securities will specify:

•	the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the issuing entity

•	certain characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

➢	the payment features of such mortgage loans

➢	the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity

➢	the servicing fee or range of servicing fees with respect to the mortgage loans

➢	the minimum and maximum stated maturities of the underlying mortgage loans at origination

➢	delinquency status as of the cut-off date with respect to the mortgage loans

•	the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate

•	the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities

•
certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage- backed securities or to such private mortgage-backed securities themselves

•
the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, which may include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date

•	the type of property securing the mortgage loans

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans

•	the earliest and latest origination date and maturity date of the mortgage loans

•	the range of the loan-to-value ratios at origination of the mortgage loans

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans

•	the state or states in which most of the mortgaged properties are located

•	information with respect to the prepayment provisions, if any, of the mortgage loans

•
with respect to mortgage loans with adjustable mortgage rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable mortgage rates

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a current report on Form 8-K with the Securities and Exchange Commission after such initial issuance.

Substitution of Trust Assets

SMS or the seller may, within three months of the closing date, deliver to the trustee other trust assets in substitution for any one or more trust assets initially included in your issuing entity.  In general, substitute trust assets must, on the date of substitution,

•	have an unpaid principal balance not greater than, and not more than $10,000 less than, the unpaid principal balance of the replaced trust asset

•	have an interest rate not less than, and not more than one percentage point in excess of, the interest rate of the replaced trust asset

•	have a net interest rate equal to the net interest rate of the replaced trust asset

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the replaced trust asset

•
comply with each representation and warranty relating to the trust assets and, if the seller is effecting the substitution, comply with each representation and warranty set forth in the sales agreement conveying the trust assets to SMS.

In addition, only like-kind collateral may be substituted.  If mortgage loans are being substituted, the substitute mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the substituted mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date.  Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

•	have a minimum lifetime applicable interest rate that is not less than the minimum lifetime applicable interest rate on the substituted mortgage loan

•	have a maximum lifetime applicable interest rate that is not less than the maximum lifetime applicable interest rate on the substituted mortgage loan

•
provide for a lowest possible net applicable interest rate that is not lower than the lowest possible net applicable interest rate for the substituted mortgage loan and a highest possible net applicable interest rate that is not lower than the highest possible net applicable interest rate for the substituted mortgage loan

•	have a gross margin not less than the gross margin of the deleted mortgage loan

•	have a periodic rate cap equal to the periodic rate cap on the deleted mortgage loan

•
have a next interest adjustment date that is the same as the next interest adjustment date for the deleted mortgage loan or occurs not more than two months prior to the next interest adjustment date for the deleted mortgage loan

•	not be a mortgage loan convertible from an adjustable rate to a fixed rate unless the substituted mortgage loan is so convertible.

In the event that more than one mortgage loan is substituted for a deleted mortgage loan, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement or indenture.  Substitution for defective qualified mortgages in transactions in which a REMIC election is made may only occur within the first two years after closing.

Pre-Funding Account

If specified in the accompanying prospectus supplement, a portion of the issuance proceeds of your securities (the “Pre-Funded Amount”) will be deposited into a pre-funding account to be established with the trustee (the “Pre-Funding Account”), which will be used to acquire additional trust assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”).  Prior to the investment of the Pre-Funded Amount in additional trust assets, the Pre-Funded Amount may be invested in one or more Eligible Investments.  Any Eligible Investment must mature no later than the business day prior to the next Distribution Date.

During any Pre-Funding Period, SMS will be obligated, subject only to availability, to transfer to your issuing entity additional trust assets from time to time during the Pre-Funding Period.  Additional trust assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement.  This eligibility criteria will be consistent with the eligibility criteria of the trust assets included in your issuing entity on the settlement date, but exceptions may expressly be stated in the prospectus supplement.

Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon, among other things, the following:

•	the Pre-Funding Period will not exceed one year from the settlement date

•
the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the trust assets included in the issuing entity on the settlement date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement

•	the Pre-Funded Amount will not exceed 50% of the principal amount of the securities issued

•	the Pre-Funded Amount shall be invested in Eligible Investments.

To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional trust assets by the end of the Pre-Funding Period, the securityholders then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Distribution Date following the end of the Pre-Funding Period.  Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at that or a later time.

Information regarding additional assets acquired by your issuing entity during the Pre-Funding Period comparable to the disclosure regarding the assets in the prospectus supplement will be filed on a Current Report in Form 8-K following the end of the Pre-Funding Period.

Accounts

For each issuing entity, the trustee or the servicers will maintain the accounts described below.  The prospectus supplement may describe additional accounts, including various custodial accounts in which trust assets are held.

Collection Account

Each servicer will deposit into a collection account (the “Collection Account”) all payments of principal and interest on the mortgage loans for each Due Period and all unscheduled prepayments received during the Principal Prepayment period.  The Collection Account will be an eligible account as required by the rating agencies.  As described in the related prospectus supplement, on each Remittance Date, the servicer will remit to the trustee all amounts deposited in the Collection Account for the related Due Period and Prepayment Period, along with any interest accrued on such amounts; provided that the servicer may retain any fees owing to such servicer with respect to the related Distribution Date.

Escrow Account

Each servicer will deposit into one or more escrow accounts all payments with respect to tax and insurance escrow payments for each Due Period.  Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.

Distribution Account

The trustee or its designee will maintain a distribution account (the “Distribution Account”) into which it will deposit all amounts received from the servicers on any Remittance Date and any distributions received in respect of any financial asset.  The Distribution Account will be an eligible account as required by the rating agencies.  On the related Distribution Date, the trustee or its designees will make distributions of amounts in the Distribution Account as set forth in the prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the issuing entity may include one or more of the following instruments:  interest rate exchange or swap agreements, interest rate cap or floor agreements, currency exchange agreements or corridor contracts.  The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series.  The applicable prospectus supplement will describe the name, originational form and general character of the business of the counterparty under any cash flow agreement.  In addition, the prospectus supplement for the related series of certificates will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. Section 229.1115).  To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. Section 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115 (b)(2) of Regulation AB (17 C.F.R. Section 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the cash flow agreement, including, without limitation, conditions to payment or limits on the timing or amount ofpayments and material provisions relating to the termination of the cash flow agreement or the substitution of another cash flow agreement.  Copies of the cash flow agreement, if any, relating to a series of certificates will be filed with the SEC, if required, as an exhibit to a Current Report on Form 8-K.

Credit Enhancement

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets in the related issuing entity may be provided to one or more classes of securities in the related series.  Credit support may include internal structural features and support, external credit support or a combination of both.  Internal structural features and support may include overcollateralization, excess interest, subordinate securities, shifting interest structures and cross-support provisions.  External credit support may include letters of credit, reserve funds or accounts, financial guarantee insurance policies, primary mortgage insurance and pool insurance.

Unless otherwise provided in the related prospectus supplement for a series of securities the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire security balance of the securities and interest thereon.  If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement or if the credit enhancement fails, securityholders will bear their allocable share of deficiencies.

The applicable prospectus supplement will describe the material terms of any credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed.  If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. § 229.1114).  Copies of the limited guarantee, financial guaranty insurance policy, surety bond letter of credit, pool insurance policy, mortgagor bankruptcy bond, or special hazard insurance policy, if any, relating to a series of securities will be filed as required with the SEC as an exhibit to a Current Report on Form 8-K.

Overcollateralization

If so specified in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying trust assets as of the applicable cut off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization.  Further, if specified in the applicable prospectus supplement, subordination provisions of a series may be used to accelerate, to a limited extent, the amortization of one or more classes of securities relative to the amortization of the related mortgage loans.  The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities.  This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the class balance of the related class or classes of securities.  This acceleration may continue for the life of the related securities, or may have a shorter duration.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the applicable prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the classes of securities each month.  The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of securities and to reimburse certain classes of securities for losses and certain shortfalls that they experienced previously.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities.  To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior securities.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.  If specified in the related prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior securities and subordinate securities through such support provisions or otherwise.

Shifting Interest Structures

If so specified in the related prospectus supplement, certain series or classes of securities of a series may utilize shifting interest structures, under which principal prepayments are allocated disproportionately to more senior classes of securities for a specified period.  These shifting interest structures, therefore, have the effect of extending the period during which subordinate securities remain available as credit support for senior securities by accelerating the amortization of the senior securities relative to subordinate securities and increasing the relative amount of subordination provided to senior securities by the subordinate securities.

Cross-Support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities backed by or evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the issuing entity.  As a result, the amount of credit enhancement available to a class of securities against future losses on the assets in which that class is backed by or represents an interest may be reduced as a result of losses on a group of assets in which that claim has no interest.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

         Letters of Credit

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes under the letter of credit thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (each, an “L/C Bank”).  Under a letter of credit, the L/C Bank will be obligated to honor draws under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit , generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities.  If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity.

Reserve Fund or Accounts

SMS may deposit or cause to be deposited cash, securities of deposit or letters of credit in reserve funds or accounts.  Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement.  These accounts may be used by the trustee to make distributions of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the pooling and servicing agreement or indenture and described in the accompanying prospectus supplement.  The reserve funds will be maintained in the issuing entity but may or may not constitute trust assets of your issuing entity.  SMS may have certain rights on a Distribution Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of SMS, as specified in the accompanying prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Financial Guarantee Insurance Policies

If specified in the accompanying prospectus supplement, your series of securities may have the benefit of one or more financial guarantee insurance policies provided by one or more insurers.  Financial guarantee insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of the financial guarantee insurance policy for your securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Primary Mortgage Insurance

Conventional mortgage loans included in your issuing entity may be covered by policies of primary mortgage insurance (“PMI”) or one or more mortgage pool insurance policies or any combination (collectively, the “mortgage insurance policies”).  In lieu of PMI policies, additional trust assets may be delivered to the trustee to secure the timely payment of principal and interest on the mortgage loans.  FHA loans and VA loans, if any, included in your issuing entity will be covered by FHA insurance or VA guarantees and may be covered by a pool insurance policy.

Conventional mortgage loans that have initial loan-to-value ratios of greater than 80% will, to the extent specified in the accompanying prospectus supplement, be covered by primary mortgage insurance policies.  PMI policies will provide coverage on at least the amount of the mortgage loan in excess of 75% of the original fair market value of the mortgaged properties, and will remain in force until the principal balance of the mortgage loan is reduced to 80% of its original fair market value or, with the consent of the servicer and mortgage insurer, after the policy has been in effect for more than two years or such other period of time that may be required under state and local law if the loan-to-value ratio of the mortgage loan has declined to 80% or less based upon lthe mortgage property’s current fair market value.  The initial loan-to-value ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan outstanding at its origination divided by the fair market value of the mortgaged property.  The fair market value of the mortgaged property securing a mortgage loan is the lesser of the purchase price paid by the borrower or the appraised value of the mortgaged property at origination.  Some mortgage loans also may be covered by PMI and some PMI will, subject to their provisions, provide full coverage against any loss sustained by reason of nonpayments by the borrowers.

Pool Insurance

Each pool insurance policy generally will cover, subject to certain limitations, losses related to mortgage loan defaults not covered by any related PMI policy.  The pool insurance policies, however, are not blanket policies against loss, because claims under pool insurance policies may be made only for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent.  Unless otherwise specified in the related prospectus supplement, a pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a PMI policy.  Further, the mortgage pool insurance policies will not insure against some losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan.  Any pool insurance policy also will be subject to a loss limit specified in the related prospectus supplement.

The mortgage insurance policies, if any, will not provide coverage against hazard losses.  Each mortgage loan will be covered by a standard hazard insurance policy but these policies typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of the losses.  Further, to the extent that mortgage loans are covered by a special hazard insurance policy, the special hazard insurance policy will not cover all risks, and the coverage of the policy will be limited.  Not all hazard risks will be covered and losses may reduce distributions to you.

To the extent necessary to restore or prevent a reduction of the rating assigned by a rating agency, a servicer will use its reasonable best efforts to replace a mortgage insurance policy with a new mortgage insurance policy issued by an insurer whose claims paying ability is acceptable to each rating agency.

Hazard Insurance Policies

Standard Hazard Insurance Policies

The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the accompanying prospectus supplement.  The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property.  All amounts collected by the servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer, will be deposited to the custodial account or the Distribution Account.

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions.  Because the mortgage loans’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions.  The basic terms generally will be determined by state law and generally will be similar.  Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows) nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism.  This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.  When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968 the servicer will cause to be maintained flood insurance.

The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may reduce the value of the assets included in your issuing entity to the extent these losses are not covered by the special hazard insurance policy and could affect distributions to you.

The servicer will not require that a standard hazard or flood insurance policy be maintained for any cooperative loan.  Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, a cooperative and the related borrower on a cooperative note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

Special Hazard Insurance Policy

A special hazard insurance policy may be obtained with respect to the mortgage loans included in your issuing entity.  A special hazard insurance policy generally will protect you from

•
loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your issuing entity caused by certain hazards (including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows) not covered by the standard hazard insurance policies

•
loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear.  Coverage under the special hazard insurance policy will be at least equal to the amount specified in the accompanying prospectus supplement.

The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage loan and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of

•	the cost of repair of the mortgaged property, or

•
upon transfer of the property to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain other expenses.

No claim may be validly presented under a special hazard insurance policy unless

•
hazard insurance on the mortgaged property securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

•	the insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property.  Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.

The servicer will maintain the special hazard insurance policy in full force and effect.  The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims.  See “Sale and Servicing of the Trust Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Mortgage Loans” in this prospectus.

Partially or entirely in lieu of a special hazard insurance policy, SMS may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency.  This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy.  A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities obligations issued by SMS or one of its affiliates.  However, the extension of coverage (and the corresponding assignment of the special hazard insurance policy) to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of any outstanding securities of your series.  SMS may also elect to insure against special hazard losses by the delivery of additional assets to your issuing entity rather than through a special hazard insurance policy or special hazard fund.

Other Coverage

In addition to or in lieu of pool insurance, special hazard insurance, borrower bankruptcy insurance or other forms of insurance, additional credit enhancement may be provided in the form of non-recourse guarantees of the timely payment of principal and interest on trust assets included in your issuing entity or other instruments or guarantees satisfactory to each rating agency rating your series, as more fully described in the related prospectus supplement.

Borrower Bankruptcy Insurance on the Mortgage Loans

In the event of a personal bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property of the borrower at an amount less than the then outstanding principal balance of the mortgage loan secured by the mortgaged property.  The amount of the secured debt could be reduced to this value, and the holder of the mortgage loan would become an unsecured creditor to the extent the outstanding principal balance of mortgage loan exceeds the value so assigned to the mortgaged property by the bankruptcy court.  In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding.  See “Certain Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Losses resulting from a bankruptcy proceeding affecting mortgage loans may be covered by borrower bankruptcy insurance or another instrument that will not result in a down-grading of the credit rating of your securities by a rating agency.  The amount and term of any borrower bankruptcy insurance, which will be specified in the accompanying prospectus supplement, must be acceptable to each rating agency rating your securities.  Subject to the terms of the borrower bankruptcy insurance, the issuer of the policy may have the right to purchase any mortgage loan if a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the mortgage loan plus accrued and unpaid interest.  In the alternative, partially or entirely in lieu of borrower bankruptcy insurance, to the extent specified in the accompanying prospectus supplement, SMS may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating your securities in an initial amount acceptable to each rating agency.  This deposit will be credited to a borrower bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the trustee will be able to draw on the fund or account to recover losses that would be insured against by borrower bankruptcy insurance.  The borrower bankruptcy fund or account may or may not constitute a part of your issuing entity.  The amount of the borrower bankruptcy insurance or deposit may be reduced as long as any reduction will not result in a reduction of the credit rating of any securities in your series.  The borrower bankruptcy insurance or any borrower bankruptcy fund may insure against losses on mortgage loans assigned to issuing entities for other series of securities or that secure other mortgage-backed securities issued by SMS or one of its affiliates.  However, the extension of coverage (and corresponding assignment of the borrower bankruptcy insurance or borrower bankruptcy fund) to any other series of securities will not result in the downgrading of the credit rating of any securities of your series.  SMS may elect to deposit or cause to be deposited additional assets to your issuing entity in lieu of obtaining borrower bankruptcy insurance or establishing a borrower bankruptcy fund.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement or indenture will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related pooling and servicing agreement or indenture will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as certain criteria set forth in the pooling and servicing agreement or indenture are met.

Investment of Funds

Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee or trust administrator, as directed by SMS, in certain investments approved by the rating agencies rating your series.

THE SPONSOR AND THE DEPOSITOR

The Sponsor

SunTrust Mortgage, Inc. owns all of the outstanding membership interests of SMS and, unless otherwise specified in the prospectus supplement, is expected to serve as asset seller with respect to each series of securities.

SunTrust Mortgage, Inc. (“SunTrust Mortgage”) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia banking corporation.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida.  STI is headquartered in Atlanta, Georgia, and SunTrust Mortgage is headquartered in Richmond, Virginia.  SunTrust Mortgage’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

SunTrust Mortgage is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans.  SunTrust Mortgage has been an active seller of residential mortgage loans to various participants in the secondary mortgage markets and has acted as a servicer of mortgage loans included in securitization transactions.  SunTrust Mortgage has previously acted as a sponsor of three public residential mortgage loan securitizations.

The Depositor

SunTrust Mortgage Securitization, LLC was organized in Delaware in August 2007, as a wholly owned, limited-purpose financing subsidiary of SunTrust Mortgage, the sponsor.  SMS’s principal office is located at 901 Semmes Avenue, Richmond, Virginia 23224.  SMS was formed solely for the purpose of facilitating the financing and sale of mortgage-related assets.  It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions.  SMS’s certificate of formation limits SMS’s business to the foregoing and place certain other restrictions on SMS’s activities.  SunTrust Mortgage owns all of the issued and outstanding membership interests of SMS  SMS does not have, nor is it expected in the future to have, any significant assets.

ORIGINATION AND SALE OF MORTGAGE LOANS

Origination of the Mortgage Loans

The mortgage loans will be originated by SunTrust Mortgage or its affiliates or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by SunTrust Mortgage (the “SunTrust Underwriting Guidelines”) or otherwise approved by SunTrust Mortgage.  The SunTrust Underwriting Guidelines are intended to evaluate the mortgagor’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.  The SunTrust Underwriting Guidelines are applied in a standard procedure that complies with applicable federal and state laws and regulations.  Such underwriting guidelines may be revised from time to time by SunTrust Mortgage.  The related prospectus supplement will provide a description of the SunTrust Underwriting Guidelines or other approved underwriting guidelines applied in originating the mortgage loans.

If any originator or group of affiliated originators originated 10% or more of the mortgage loans in an issuing entity, the applicable prospectus supplement will disclose the identity of the originator, and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to an issuing entity, the depositor will cause to be delivered to the custodian, trustee, or the trust administrator on its behalf, on or before the closing date, the following documents with respect to each mortgage loan, which constitute the mortgage file:

•
the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except with respect to no more than 1.00% of the mortgage loans for which there is a lost note affidavit and a copy of the note)

•	the original of any guaranty executed in connection with the mortgage note

•	the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney

•
except with respect to each MERS designated mortgage loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee

•
originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed

•	an original lender’s title insurance policy or attorney’s opinion of title and abstract of title

•	the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the agreement, the custodian, the trustee, or the trust administrator on its behalf, will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item

(a) above, with respect to each of the mortgage loans, with any exceptions noted.  The trustee will agree, for the benefit of the holders of the securities, to review, or cause the custodian or trust administrator to review, each mortgage file within ninety days after the closing date – or, with respect to any substitute mortgage loan, within thirty days after the receipt of the mortgage file by the trustee – and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date

•	each mortgage note has been endorsed as provided in the pooling and servicing agreement.

If the trustee, or a custodian or trust administrator on its behalf, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the servicer and the depositor in writing.  The originator will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee.  If, however, within thirty days after the earlier of either discovery by or notice to the originator of such defect, the originator has not caused the defect to be remedied, the originator will be required to either (a) substitute, if within two years of the closing date, in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the servicer cash equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding servicer distribution date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.  The obligations of the originator to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the securities  and the trustee.

Representations and Warranties

SMS generally will acquire mortgage loans from SunTrust Mortgage, SunTrust Bank or another seller.  A seller or an affiliate may act as a servicer of mortgage loans included in your issuing entity or an unrelated party may act as servicer.  The seller will make or will assign its rights in representations and warranties concerning the mortgage loans.

Those representations and warranties relate to the following types of matters, among other things:

•	compliance in all material respects with all applicable laws, rules and regulations, including, but not limited to, all applicable anti-predatory lending and anti-abusive lending laws

•
the accuracy of the information set forth for such mortgage loan on the schedule of trust assets appearing as an exhibit to the pooling and servicing agreement or transfer and servicing agreement, as applicable

•	the existence of title insurance insuring the lien priority of the mortgage loan

•	authority of the seller to sell the mortgage loan

•	the payment status of the mortgage loan

•	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property for the benefit of the security of the mortgage

•	the existence of hazard insurance and other insurance coverage on the mortgaged property.

The seller is required to submit to the trustee with each mortgage loana mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance.  If a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of a policy.

In the event the seller or the servicer breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the breaching party to purchase the mortgage loan from your issuing entity upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the loan rate through the end of the month in which the purchase occurs.  This sum will be net of any unreimbursed advances of principal made by the servicer and any outstanding servicing fees owed to the servicer with respect to the mortgage loan.  In the event of a breach by the asset seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the loan seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one.  See “The Issuing Entities—The Trust Assets—Substitution of Trust Assets” in this prospectus.

Neither an asset seller’s nor a servicer’s obligation to purchase a mortgage loan will be guaranteed by the trustee, the master servicer or SMS.  If the asset seller or a servicer defaults upon its obligation to purchase a mortgage loan and no one elects to assume this obligation, distributions to you could be reduced.  See “The Issuing Entities—Assignment of Trust Assets” in this prospectus.

STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools, to the extent material, may be available online at an internet website address specified in the applicable prospectus supplement.  Alternatively, to the extent static information on prior securitized pools is not available and to the extent material, static pool information with respect to the portfolio of mortgage loans or other assets originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool data related to an issuing entity will include information, to the extent material, presented in periodic increments, relating to:

•	payment delinquencies of the mortgage loans or other assets

•	cumulative losses with respect to the mortgage loans or other assets

•	prepayments of the mortgage loans or other assets.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans or other assets, as applicable, may be provided in the prospectus supplement, to the extent material.  This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or other assets or originated or purchased mortgage loans or other assets; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans or other assets; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans or other assets by interest rate; and information regarding the geographic distribution of the mortgage loans or other assets.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which this prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the Depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans or other assets originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans or other assets in any issuing entity established on or after January 1, 2006, information regarding those mortgage loans or other assets for periods before January 1, 2006.

Static pool information made available via an internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

In the event that static pool information cannot be acquired by the Sponsor without unreasonable effort or expense, a statement to that effect will be made in the related prospectus supplement.

SALE AND SERVICING OF THE TRUST ASSETS

General

If the issuing entity for your series includes mortgage loans, one or more servicers will provide customary servicing functions pursuant to separate servicing agreements, which will be assigned to the trustee.  For certain series, a master servicer may oversee the performance of the servicers.  Upon the default of any servicer, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted servicer.  For purposes of the following discussion, the master servicer is also referred to as a servicer.  The servicers may be entitled to withhold their servicing fees and other fees and charges from remittances of payments received on the mortgage loans they service.

Each servicer must be approved by the master servicer, if any.  In determining whether to approve a servicer, the master servicer will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations.  In addition, the master servicer’s mortgage servicing personnel will review the servicer’s servicing record and will evaluate the ability of the servicer to conform with required servicing procedures.  Generally, the master servicer will be responsible for appointing servicers and successor servicers from time to time.  Once a servicer is approved, the master servicer will continue to monitor on a regular basis the financial position and servicing performance of the servicer.

The duties to be performed by the servicers include collection and remittance of principal and interest payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the mortgage loans.  Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer.  Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it.  With the consent of the master servicer or trustee, some servicing obligations of a servicer may be delegated to another person approved by the master servicer or trustee.

In some cases, a servicer may pledge and assign its right to service the mortgage loans to one or more lenders, or servicing rights pledgees, selected by the servicer.  In such cases, the trustee and depositor will agree that upon delivery to the trustee by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer shall resign as servicer, the trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the governing agreement.

The master servicer will administer and supervise the performance by the servicers of their duties and responsibilities.  The master servicer will be entitled to receive a portion of the interest payments on the mortgage loans included in your issuing entity to cover its fees as master servicer.  The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations.  Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

If the mortgage loans are covered by a pool insurance policy and a terminated servicer has failed to comply with its obligation to purchase a mortgage loan where mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, the master servicer is obligated to purchase the mortgage loan, subject to limitations, if any, described in the accompanying prospectus supplement.  If required by the rating agencies, the master servicer may secure its performance of this obligation through cash, a letter of credit or another instrument acceptable to the rating agencies.  Alternatively, a pool insurer may agree to waive its right to deny a claim under its pool insurance policy resulting from a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the mortgage loan, subject to the limitations applicable to the master servicer’s obligation to purchase the mortgage loan.  To the extent there are limitations on the master servicer’s obligation to purchase mortgage loans included in your issuing entity upon which mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, payments to you could be affected if a servicer and the master servicer fail to honor their obligations.

The Servicers

With respect to any series, one or more servicers (each, a “servicer”) specified in the applicable prospectus supplement, which may include the sponsor, will provide certain customary servicing functions for the mortgage loans pursuant to the related pooling and servicing agreement or separate underlying servicing agreements (each, an “underlying servicing agreement”) with the depositor or an affiliate of the depositor.  These servicers may be the originators of the mortgage loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement.  The rights of the depositor or affiliate of the depositor under the applicable underlying servicing agreements relating to the mortgage loans included in the issuing entity for a series will be assigned (directly or indirectly) to the trustee for the benefit of certificateholders or noteholders of that series.  The servicers may be entitled to withhold their servicing fees and certain other fees and charges from remittances of payments received on mortgage loans serviced by them.

The duties to be performed by each servicer include collection and remittance of principal and interest payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those mortgage loans or otherwise.  Each servicer also will provide necessary accounting and reporting services to provide required information to the trustee or to enable the master servicer to provide required information to the trustee for the mortgage loans included in the issuing entity for a series.  Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it.  The obligations of a servicer may be performed through subservicers or vendors, provided that the servicer remains primarily liable for the servicing of the mortgage loans in the applicable issuing entity.  In the event a servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. § 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. § 229.1108).  In the event that such appointment occurs after the issuance of the related series, the depositor will report such appointment on Form 8-K (for so long as the related issuing entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended).

The trustee, or if so provided in the applicable pooling and servicing agreement or indenture, the master servicer, may terminate a servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable pooling and servicing agreement, indenture or underlying servicing agreement or in certain other circumstances.  Upon termination of a servicer by the trustee or the master servicer, the trustee or the master servicer, as the case may be, will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.  Neither the master servicer’s nor the trustee’s obligations to act as substitute servicer following the termination of an underlying servicing agreement or termination of the servicer under the applicable pooling and servicing agreement or indenture will, however, require the master servicer or the trustee, as applicable, to purchase a mortgage loan from the issuing entity due to a breach by the terminated servicer of a representation or warranty in respect of the mortgage loan.

The trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer.  In the event that the predecessor servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related issuing entity.

If a servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties under the pooling and servicing agreement for that series, except upon its determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law.  No resignation will become effective until the trustee for a series or a successor servicer or master servicer has assumed the servicer’s obligations and duties under the pooling and servicing agreement.  If a servicer resigns for the foregoing reason and the trustee is unable or unwilling to assume responsibility for its duties under the pooling and servicing agreement, it may appoint another institution to so act as described under “Certain Terms of The Pooling and Servicing Agreement and the Indenture—Rights Upon Event of Default” below.

If a servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the issuing entity or the certificateholders or noteholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no servicer nor any director, officer, employee or agent of any servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement.  Each servicer and any director, officer, employee or agent of each servicer shall be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or underlying servicing agreement or the certificates or notes, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the pooling and servicing agreement or underlying servicing agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement or underlying servicing agreement.  In addition, the pooling and servicing agreement will provide that no servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability.  A servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders or noteholders.  In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the issuing entity and the servicer will be entitled to be reimbursed out of the applicable custodial account, and any loss to the issuing entity arising from this right of reimbursement will be allocated among the various classes of certificates or notes or in such manner specified in the applicable prospectus supplement.

Any company into which the servicer may be merged or consolidated, or any company resulting from any merger, conversion or consolidation to which the servicer is a party, or any company succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the servicer will be the successor of the servicer under the terms of the pooling and servicing agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

The servicer also has the right to assign its rights and delegate its duties and obligations under the pooling and servicing agreement for each series; provided that, if the servicer desires to be released from its obligations under the pooling and servicing agreement, (a) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (b) the purchaser is satisfactory to the trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the pooling and servicing agreement from and after the date of the agreement, and (c) each applicable rating agency’s rating of any certificates or notes for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the certificates or notes would not be placed on credit review status by any rating agency.  The servicer will be released from its obligations under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, upon the assignment and delegation of its duties and obligations, except that the servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (a), (b) and (c) above are met.

In the event that there is a master servicer for a series, the provisions described above will apply to the master servicer and substantially similar provisions will apply to each servicer under the underlying servicing agreements.

In addition, the servicer may engage a special servicer to undertake servicing responsibilities in respect of certain delinquent or defaulted mortgage loans.  Such special servicer or servicers to whom such servicing may be transferred will be acceptable to the rating agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

Evidence as to Compliance

In accordance with the terms of the pooling and servicing agreement or the indenture, as applicable, certain transaction parties will be required to provide to the depositor, the master servicer and the trustee or its designee an assessment of compliance with certain of the servicing criteria identified in Item 1122(d) of Regulation AB (17 C.F.R. §229.1122) (the “Servicing Criteria”) applicable to such transaction party.  In addition, any permitted subservicer or subcontractor of any of the transaction parties that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the depositor, the master servicer and the trust administrator an assessment of compliance with the Servicing Criteria related to such party’s activities.

Each party that is required to deliver an assessment of compliance will also be required to deliver an attestation report from a firm of independent accountants on the related assessment of compliance.  The Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  Each report is required to indicate if the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement or the indenture, as applicable, will further provide that certain transaction parties will be required to provide to the depositor, the master servicer and the trustee or its designee, a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the pooling and servicing agreement or the indenture, as applicable, throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.

Copies of each of the reports referenced in this section will be filed as required as exhibits to the issuing entity’s report on Form 10-K.

CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT
AND THE INDENTURE

General

The following discussion describes the material provisions of the pooling and servicing agreement (with respect to a series of certificates) and the indenture (with respect to a series of notes).  When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference as part of these discussions.

Master Servicer and Trust Administrator

The pooling and servicing agreement or transfer and servicing agreement, as applicable, may designate a master servicer and a trust administrator with respect to a series.

The master servicer will be required to supervise and administer the performance of one or more servicers.  In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the mortgage loans or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance.  The master servicer’s obligations to act as a servicer following the termination of a servicing agreement will not, however, require the master servicer to purchase mortgage loans from the issuing entity due to a breach by the servicer of a representation or warranty under its servicing agreement, purchase from the issuing entity any converted mortgage loan or advance payments of principal and interest on a delinquent mortgage loan or make servicing advances in respect of the mortgage loans in excess of the master servicer’s independent advance obligation under the pooling and servicing agreement.

The trust administrator, to the extent that the trustee does not perform such duties, will be responsible for such bond administration, calculation agent and paying agent duties as may be described in the agreement.

The master servicer or trust administrator for a series may resign from its obligations and duties under the pooling and servicing agreement with respect to such series, but no such resignation will become effective until the trustee or a successor master servicer or trust administrator has assumed the master servicer’s or trust administrator’s obligations and duties.  If specified in the prospectus supplement for a series, SMS may appoint a back-up by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Trust Administration

The trustee, master servicer, trust administrator or its designee will be responsible under the applicable agreement for providing general administrative services to an issuing entity including, among other things:

•	oversight of payment received on mortgage loans

•	monitoring the amounts on deposit in various trust accounts

•	calculation of the amounts payable to securityholders on each distribution date

•	preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters

•	preparation of federal and state tax and information returns

•	preparation of reports, if any, required under the Securities Exchange Act.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust assets, and, if so, the initial owner thereof.  If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement.  A “retained interest” in a trust asset represents a specified portion of the interest payable thereon.  The retained interest will be deducted from borrower payments as received and will not be an asset of the related issuing entity.

Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each trust asset.  Since any retained interest and a servicer’s primary compensation are percentages of the principal balance of each trust asset, such amounts will decrease in accordance with the amortization of the trust asset.  The prospectus supplement with respect to a series of securities evidencing interests in an issuing entity that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the pooling and servicing agreement.

The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust asset, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.  Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the issuing entity.

If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related issuing entity during such period prior to their respective due dates therein.

The Trustee

The trustee under each pooling and servicing agreement or indenture will be named in the related prospectus supplement.  The trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers.  It must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities.  Although the trustee may not be an affiliate of SMS or the servicer, either SMS or the servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

The trustee may resign at any time by giving written notice to SMS, the servicer and the related rating agencies for your series of securities within sixty days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the agreement.  If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the securities, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any.  Holders of the securities of any series entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time remove the trustee without cause and appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The owner trustee under an owner trust agreement will be named in the related prospectus supplement.

The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The pooling and servicing agreement and/or indenture may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least 51% (or such other percentage as defined in the prospectus supplement) of the voting rights of a series.  Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes’ outstanding principal amount.  For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding.  No amendment however may

•	reduce in any manner or delay the timing of payments on the mortgage loans or distributions to the securityholders, or

•	reduce the percentage of securityholders required to authorize an amendment to the pooling and servicing agreement or indenture unless each holder of a security affected by such amendment consents; provided, however, with respect to any series as to which one or more REMIC elections have been made, the trustee will not consent to any amendment unless it and the other parties specified in the pooling and servicing agreement receive an opinion of counsel to the effect that such amendment will not adversely affect in any material respect the interest of any holder of a certificate and will not cause the imposition of any tax on any such REMIC or the holders of the certificates or cause any REMIC to fail to qualify as a REMIC at any time that the related certificates are outstanding.  The agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake

•	correcting any defective provision or supplementing any inconsistent provisions

•	modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the trust as a REMIC under the Code, if applicable

•
adding any other provisions with respect to matters or questions arising under the agreements or matters arising with respect to the trust that are not covered by the related agreement and which shall not be inconsistent with the current provisions of the agreement, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause that rating agency to reduce the then current rating assigned to such securities.

Servicer Events of Default

Unless otherwise provided in the related prospectus supplement, servicer events of default under the applicable agreement in respect of a series will include, among other things,

•
any default in the performance or breach of any covenant or warranty of the servicer under the agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the master servicer or trust administrator by the trustee or by the holders of securities entitled to at least 25% of the aggregate voting rights

•
any failure by the servicer to make any payment required to be made to the trust administrator under the agreement including any advances with respect to delinquent mortgage loans in an issuing entity or servicing advances in respect of any mortgage loan

•
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, if any, and certain actions by or on behalf of the servicer or trust administrator indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.  Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of sixty days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to the depositor and all securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default

So long as an event of default with respect to the pooling and servicing agreement or indenture, as applicable, remains unremedied, the depositor or the trustee may, and at the direction of the holders of a series entitled to a certain percentage of the voting rights, as specified in the pooling and servicing agreement, terminate all of the rights and obligations of the master servicer under the applicable agreement.  Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the pooling and servicing agreement, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade of the then-current rating of the securities of the related series.  The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable agreement.

Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default.  Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

No noteholder or holder of an equity certificate in an owner trust generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to such agreement unless

•	such holder previously has given to the trustee written notice of default and the continuance of such default

•
the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity

•	the trustee has neglected or refused to institute any such proceeding for sixty days after receipt of such request and indemnity

•	no direction inconsistent with such written request has been given to the trustee during such sixty day period by the holders of a majority of the outstanding principal balance of such class.

Termination

The pooling and servicing agreement or the indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the mortgage loans in the issuing entity and the related mortgaged properties acquired in respect thereof, if the related prospectus supplement so provides, or

•	the later of the final payment or other liquidation of the last mortgage loan remaining in the issuing entity or the disposition of all mortgaged properties acquired in respect thereof.

In no event, however, will the issuing entity created by any agreement continue beyond the date specified in the related prospectus supplement.  In the case of any series as to which one or more REMIC elections have been made, any termination of the related issuing entity must be carried out in such a manner that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under Section 860F of the Code and the related regulations, and, in some cases as specified in the pooling and servicing agreement, an opinion of counsel must be delivered that any such termination will not adversely affect the REMIC status of any related REMIC or result in the imposition of any tax on such REMIC when any certificates are outstanding.  Written notice of termination of the pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement.  If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified therein, under the circumstances and in the manner set forth therein.  If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

Certain Terms of the Indenture

With respect to any series of mortgage-backed notes, the indenture trustee, depositor and master servicer will enter into an Indenture governing the right, title and obligations of securityholders and payment priorities with respect to the mortgage-backed notes.  The following summary supplements the general discussion above regarding certain provisions of the Indenture.

Unless otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

•	a default for five days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series

•
failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of sixty days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

•
any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are accrual securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately.  Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of such series.

If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration.  In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for thirty days or more, unless:

•	the holders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series consent to such sale

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale, or

•
the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series.

In the event that the trustee liquidates the trust assets in connection with an event of default involving a default for thirty days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses.  As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction.  Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Discharge of the Indenture

The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series.  In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

REPORTS TO SECURITYHOLDERS

The trustee or trust administrator will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the issuing entity.  Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant.  Copies of such monthly statements and any annual reports prepared by a servicer with respect to compliance with the provisions of an agreement, as applicable, will be furnished to securityholders upon written request addressed to SunTrust Mortgage Securitization, LLC, 901 Semmes Avenue, Mail Code MTG-1755, Richmond, VA 23224.

The monthly statement generally will set forth, among other things, the following information, if applicable:

•
the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the servicer or the master servicer

•	the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or the master servicer

•	in the case of a series of securities with a variable pass-through rate or interest rate, the pass-through rate or interest rate applicable to the payment

•
the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that payment date

•
the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the payment date after giving effect to payments of principal distributed to securityholders on the payment date

•	the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise

•	the number and aggregate principal amount of assets 30 to 59 days, 60 to 89 days and 90 days or more delinquent

•	the remaining balance, if any, in the Pre-Funding Account.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion contains the material legal aspects of mortgage loans that are general in nature.  Because these legal aspects are governed by applicable state law, which laws may differ substantially, these summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the mortgaged properties securing the mortgage loans are situated.  These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  In this regard, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

The mortgage loans will be secured by either first or second mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located.  A mortgage creates a lien upon the real property encumbered by the mortgage.  It is not prior to the lien for real estate taxes and assessments.  Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office.  There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender.  Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.  The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest In Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.  Unless otherwise specified in the prospectus supplement, the depositor or the seller will make certain representations and warranties in the pooling and servicing agreement or the indenture with respect to any mortgage loans that are secured by an interest in a leasehold estate.  Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

If one or more REMIC elections are made with respect to your issuing entity, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the issuing entity acquired the property.  The pooling and servicing agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above only if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion of counsel to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

Judicial Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  Judicial foreclosure proceedings are often not contested by any of the parties defendant.  However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust.  In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.  When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale.  However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale.  Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property.  Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein.  Any loss may be reduced by the receipt of insurance proceeds.  See “The Issuing Entities—Hazard Insurance Policies” in this prospectus.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to senior mortgages or deeds of trust which are not part of your issuing entity.  Your rights as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust.  In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally.  Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a senior mortgagee expends these sums, these sums generally will have priority over all sums due under the junior mortgage.

Rights of Reinstatement and Redemption

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation.  Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.  In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the mortgaged property from the foreclosure sale.  Depending upon state law, the right of redemption may apply to sale following judicial foreclosure, or to sale pursuant to a non-judicial power of sale.  Where the right of redemption is available, in some states statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  In some states, the right to redeem is a statutory right and in others it is a contractual right.  The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property, while such right of redemption is outstanding.  The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Cooperative Loans

The mortgage loans may contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building and underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date, and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.  Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an borrower fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner.  Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Consumer Protection Laws with Respect to Mortgage Loans

Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance.  These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local enacted predatory lending legislation).  These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions.  In some cases, this liability may affect an assignee’s ability to enforce a contract.  In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.

Under federal and state-enacted predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans.  The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable.  An affected mortgage loan would have a significantly increased risk of default or prepayment.

Mortgage loans often contain provisions obligating the borrower to pay late charges if payments are not timely made.  In certain cases, federal and state law may specifically limit the amount of late charges that may be collected.  Late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to you.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances.  These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale.  The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment.  For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness.  A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  Court decisions have applied this relief to claims secured by the debtor’s principal residence.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court.  The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy.  The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing.  The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust.  Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust.  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations.  These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•
are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service

•
may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

Various states have enacted similar legislation which mandates interest rate deduction for members of all branches of the military.  However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly.  If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in your issuing entity is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you.  Any shortfalls in interest collections on mortgage loans included in your issuing entity resulting from application of the Servicemembers Civil Relief Act and similar state laws generally will be allocated to each class of securities (other than notes) that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these mortgage loans had this interest shortfall not occurred.

Environmental Considerations

The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, (“CERCLA”) imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower.  This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site.  As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property.  Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination).  If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property.  The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption.  A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower.  The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.  The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties.  Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks.  These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks.  A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property.  Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint.  As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value.  In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.  While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing security instruments.  In these states, the lien of a security instrument may lose its priority to such a “superlien.”

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted.  No representations or warranties are made by the seller or SMS as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property.  Each of the servicers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you.

Generally, the servicers are not permitted to foreclose on any mortgaged property without the approval of the trustee or its designee.  The trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances.  The trustee, or its designee, is required to inquire of any servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated.  If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced.  A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected.  Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.

“Due-on Sale” Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Act are enforceable within limitations identified in the Act and its regulations.

By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property.  With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase

•
a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property

•
a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property

•
the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety

•	other transfers set forth in the Act and its regulations.

As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans.  The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.  FHA and VA loans do not contain due-on-sale clauses.  See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.

Enforceability of Prepayment and Late Payment Fees

The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law.  The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.  Generally, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.

Equitable Limitations on Remedies

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property.  Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The mortgage loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default.  However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans.  Other of the mortgage loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions.  Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that:  (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Certain Legal Aspects of the Mortgage-Related Assets

Mortgage-related assets held by your issuing entity will have legal characteristics different from mortgage loans.  Mortgage-related assets will represent interests in, or will be secured by, mortgage loans or other mortgage loans held by another trust.  Each mortgage-related asset held by your issuing entity will be registered in the name of your trustee, or your trustee will be the beneficial owner of the mortgage-related asset.  Your interests in the underlying mortgage-related assets may only be exercised through your trustee.  The particular entitlements represented by the mortgage-related assets in your issuing entity, and the underlying mortgage loans in each, will be detailed in your prospectus supplement.

USE OF PROCEEDS

Substantially all of the net proceeds from the sale of each series of securities will be applied by SMS to satisfy obligations secured by interests in trust assets, to purchase the trust assets assigned to the issuing entity underlying each series and for working capital or other general corporate purposes.  The depositor expects to sell the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust property acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion, as supplemented by the discussion under "Federal Income Tax Considerations," if any, in the prospectus supplement accompanying this prospectus, represents the opinion of Hunton & Williams LLP as to the anticipated material federal income tax considerations in respect of the purchase, ownership and disposition of the Securities offered hereunder.  This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax considerations that may be applicable to particular categories of investors, some of which may be subject to special rules.  For example, this discussion does not purport to deal with the federal income tax considerations that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as, but not limited to, banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar and certain other investors and entities that face special rules.  This discussion focuses primarily on investors who will hold the securities as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well.

    You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities.  Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular certificates and certain other types of securities.  Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC.  Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly holders of Residual Certificates.

    Furthermore, the authorities on which this discussion and the opinion referred to herein are based on current law, and are subject to change or differing interpretations which could apply retroactively.  Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  Any such positions could be materially adverse to investors in securities.

Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return.  If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities for tax purposes, the summary of tax considerations contained, or the opinion stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary, or those opinions, to exculpate them from the asserted penalties.  Because this discussion does not provide individualized federal income tax or tax return preparation advice, you are encouraged to consult your own tax advisor and tax return preparer regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus.

     Finally, this discussion does not purport to address the anticipated state, local, foreign or any other income tax consequences to investors of owning and disposing of the securities.  Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

General

Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your issuing entity, or one or more segregated pools of assets of such issuing entity, as one or more REMICs.  The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your issuing entity.

REMIC Certificates

Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC.  The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates.  REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code; all in the same proportion that the related REMIC’s assets would so qualify.  If the assets of a REMIC include Buydown Loans, it is possible that the percentage of such assets constituting “loans…secured by an interest in real property which is…residential real property” for purposes of Section 7701(a)(19)(C) of the Code may be required to be reduced by the amount of the related funds paid thereon.  Interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes.  The REMIC regular certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs.  In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes.  However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.

Tax Treatment of REMIC Regular Certificates

Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments.  Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment.  Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method.  The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates.  The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).

Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income.  A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust.  Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC’s “allocable investment expenses”, i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums, and (ii) a corresponding amount of additional income.  Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses, including Section 212 expenses, only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income.  Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC, either directly or through a pass-through entity, will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income.  Any such additional income will be treated as interest income.  In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year; these limitations will be phased out and eliminated by 2010.  The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.  Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code.  Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).

Original Issue Discount

Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code.  In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate (generally, its principal amount) over its “issue price.”  Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding.  In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations.  Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”).  No regulatory guidance currently exists under Code Section 1272(a)(6).  Accordingly, until the Treasury issues final guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below.  However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates.  The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Federal Income Tax Considerations—REMIC Certificates—Interest WeightedCertificates and Non-VRDI Certificates” in this prospectus.  Prospective purchasers should be aware that neither SMS, the trustee nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.”  Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest” (the “Deemed Principal Payments”).  Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations.  See “Federal Income Tax Considerations—REMIC Certificates—Variable Rate Certificates” in this prospectus.  Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest.  The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions (determined based on all the facts and circumstances) generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder.  The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash (or property traded on an established market) to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions.  In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met.  Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments.  For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity.  Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions.  A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).

REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”).  Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above.  If the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions” of the original issue discount on such certificate.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate’s “adjusted issue price” at the beginning of such period.  The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity, adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period.  The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price.  The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period.  Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

The yield to maturity of a REMIC regular certificate is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur.  Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity.  The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates.  Under the OID Regulations, SMS will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early.  If SMS is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity.  In cases in which all of the certificates of a particular series are issued at par or at a discount, SMS will not be presumed to exercise its option to redeem the certificates because a redemption by SMS would not lower the yield to maturity of the certificates.  If, however, some certificates of a particular series are issued at a premium, SMS may be able to lower the yield to maturity of the certificates by exercising its redemption option.  In determining whether SMS will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions.  If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that SMS will exercise its option.  However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price.  If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium.  See “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus.  If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate.  For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date.  Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.

The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount.  The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate.  To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate.  The statement must identify the instruments to which the election applies.  An All OID Election is irrevocable unless the holder obtains the consent of the IRS.  If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Federal Income Tax Considerations—REMIC Certificates—Market Discount” in this prospectus.  In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method.  See “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus.  You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules.  See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If the interval between the issue date of a current interest certificate and the first Distribution Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate.  If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity.  Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Distribution Date based on a full accrual period.  Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis.  The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate.  However, under the “Pre-Issuance Accrued Interest Rule,” if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (ii) the certificate provides for a payment of stated interest on the First Distribution Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest.  If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate.  Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case.  The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest.  If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate.  Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above.  The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date.  All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”).  Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.  Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”).  Superpremium Certificates technically are issued with amortizable premium.  However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest

Weighted Certificates.  Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates.  However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record dates and Distribution Dates.  Under the proposed regulations, the period over which original issue discount accrues would coincide with the period over which the right of Regular Certificateholders to interest payments accrues under the pooling and servicing agreement for a series or indenture for a series rather than over the period between Distribution Dates.  If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the closing date of the series to the first record date for such series, but would not be required to accrue interest after the last record date for such series.  The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

Variable Rate Certificates

A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”).  A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below.  A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount (an “Excess Premium”); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate, i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv) the certificate does not provide for contingent principal payments.

Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated.  A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate.  If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate.  Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be.  Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

An objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer, or a related party, or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock.  That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index.  In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.  An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.  A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest.  The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate.  Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate.  A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date.  A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate.  Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate.  The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related pooling and servicing agreement (“Weighted Average Certificates”).  Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest).  Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”).  Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates.  Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above.  However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans (or other interest bearing assets) held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI.  Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

Interest Weighted Certificates and Non-VRDI Certificates

The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law.  The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”).  Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation.  However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code.  In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph.  Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date.  The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date.  To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.  In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history.  Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply.  In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

Anti-Abuse Rule

Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule.  The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result.  A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

Market Discount

A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount (or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price) will acquire such certificate with “market discount.”  The purchaser generally will be required to recognize the market discount, in addition to any original issue discount remaining with respect to the certificate, as ordinary income.  A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.  See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus.  A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the certificate (or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate) multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase.  Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has “accrued,” but that has not yet been included in income.  The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”).  In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount.  See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus.

Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period.  Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received.  Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate.  Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized.  If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply.  Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate.  See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.  The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  For example, the treatment of a REMIC regular certificate subject to optional redemption by SMS that is acquired at a market discount is unclear.  It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates.  Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

Amortizable Premium

A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates.  The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount.  Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions.  Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item.  If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS.  Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the issuing entity generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date.  Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires.  In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price.  Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate.  See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.  The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable, e.g., based on a constant yield to maturity.

Consequences of Realized Losses

Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets.  However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable.  As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period.  Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.  Accordingly, you should consult with your tax advisor with respect to the federal income tax considerations of Realized Losses on original issue discount.

The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses.  However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

         Gain or Loss on Disposition

If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate.  The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium.  Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate.  Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss.  Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss.  In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate.  Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Holders of REMIC regular certificates that recognize a loss on a sale or exchange of a regular security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Tax Treatment of Residual Certificates

Overview.  Residual Certificates will be considered residual interests in the Series REMIC to which they relate.  A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests.  To be treated as a REMIC, the issuing entity or one or more segregated pools of assets underlying the issuing entity of a series must meet certain continuing qualification requirements, and a REMIC election must be in effect.  See “Federal Income Tax Considerations—REMIC Certificates REMIC Qualification” in this prospectus.  A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes, i.e., not subject to entity-level tax.  All interests in a Series REMIC other than the Residual Certificates must be regular interests, i.e., REMIC regular certificates.  As described in “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates,” a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes.  REMIC regular certificates will generate interest and original issue discount deductions for the REMIC.  Each REMIC must have one, and only one class of residual interests.  As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses.  In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.  Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return.  Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made.  In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income, i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles, which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

Taxation of Residual Certificateholders.  A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual Certificate.  The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC.  If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting.  REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans.  However, the REMIC may not take into account any items allocable to a “prohibited transaction.”  See “Federal Income Tax Considerations—REMIC Certificates—REMIC-Level Taxes” in this prospectus.  The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.

The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter, or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter.  A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate.  This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate.  The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate.  The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors.  A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate.  If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets.  The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates.  In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public.  In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate.  The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.

The assets of certain Series REMICs may have bases that exceed their principal amounts.  Except as indicated in “Federal Income Tax Considerations—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates.  The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders.  It should be noted, however, that the law concerning the amortization of premium on assets of an issuing entity is unclear in certain respects.  If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates.  The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income.  Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income.  Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years.  The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

The assets of certain Series REMICs may have bases that are less than their principal amounts.  In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest.  The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC basis in its assets.  Treasury regulations have been proposed addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests.  The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder.  Under two proposed safe harbor methods, inducement fees would be permitted to be included in income:  (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption.  If a Residual Holder sells or otherwise disposes of the residual interest any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

A portion of the REMIC’s taxable income may be subject to special treatment.  That portion (“excess inclusion income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued.  Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors.  See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders—Limitations on Offset or Exemption of REMIC Income” and “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

Limitations on Offset or Exemption of REMIC Income.  Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year.  Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period.  For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.  If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI.  In the case of a Residual Certificate held by a “real estate investment trust” (a “REIT”), the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder.  A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives.  The REMIC Regulations currently do not address this subject.  Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC.  See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes.  The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax.  A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions (determined using the “applicable federal rate” as of the date of transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue) with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue.  If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC.  A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, i.e., the transferor has “improper knowledge.”  A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

Treasury regulations provide for a safe harbor for transfers of Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.

Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer and the transferor is assumed to pay tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate.

Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (i), (ii) and (iii) above, (a) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will not comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid.  Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

      A similar limitation exists with respect to transfers of certain residual interests to foreign investors.  See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Ownership of Residual Certificates by Disqualified Organizations.  The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers’ cooperative described in Section 521 of the Code) that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”).  A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest.  Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.  Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the trustee, (ii) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition.  Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization.  The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations.  The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior  prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents.  The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest.  Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax.  For that purpose, the term “agent” includes a broker, nominee, or other middleman.  Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions.  The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization.  The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

Third, the Code imposes an annual tax on any pass-through entity, i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations.  The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations.  The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization.  For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax.  The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder.  Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required distributions.  In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations.  A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code.  The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee.  The trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above.  Consequently, the applicable pooling and servicing agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax.  If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

Special Considerations for Certain Types of Investors

Dealers in Securities.  Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates.  Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

Tax-Exempt Entities.  Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI.  Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI.  See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.

Individuals and Pass-Through Entities.  A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income.  That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust or a nonpublicly offered RIC.  A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year.  In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries.  In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.  These limitations will be phased out and eliminated by 2010.  In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial.  Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT.  Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

Employee Benefit Plans.  See “Federal Income Tax Considerations—Residual Certificates—Special Considerations for Certain Types of Investors—Tax-exempt Entities” and “ERISA Considerations” in this prospectus.

REITs and RICs.  If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders.  Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders.  Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code.  The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative.  See “Federal Income Tax Considerations—Residual Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.

        Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent.  If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest.  The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes.  Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets.  It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life.  The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate.  REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs.  A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code.  Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section.  Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

Partnerships.  Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate.  The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations.  For the treatment of an “electing large partnership,” see “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

Foreign Residual Certificateholders.  Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person.  See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Thrift Institutions, banks, and certain other financial institutions.  Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated.  However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets.  In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions.  Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes.  It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life.  The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.

Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates.  Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions.  See “Federal Income Tax Considerations—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.

Disposition of Residual Certificates

A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized (or the fair market value of any property) received and his adjusted basis in the Residual Certificate.  If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss.  In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period.  See “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

A special version of the wash sale rules will apply to dispositions of Residual Certificates.  Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate.  Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income taxes purposes is in excess of certain thresholds should consult a tax advisor as to the need to file IRS 8886 (disclosing certain reportable transactions) with its federal income tax return.

Liquidation of the REMIC

A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation.  A liquidation is considered a “qualified liquidation” under Section 860F of the Code if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period.  Furthermore, a REMIC will be required to attach its adopted a plan of complete liquidation to its final federal tax return.

Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

Original Issue Discount.  Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.

Market Discount.  In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages.  The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC.  That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values.  Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income.  The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC’s initial basis in the qualified mortgages.  The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.

Premium.  Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess.  As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC.  As described under “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985.  The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers.  Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985.  Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans.  The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-Level Taxes

Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate.  In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions.  Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC.  A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (ii) made to facilitate a clean-up call.  The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class.  Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call.  The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued.  The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

To the extent that a REMIC derives certain types of income from foreclosure property, generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate.  It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts.  If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes.  To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

REMIC Qualification

The issuing entity underlying a series, or one or more designated pools of assets held by the issuing entity, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

Asset Composition

In order for an issuing entity, or one or more designated pools of assets held by an issuing entity, to be eligible for REMIC status, substantially all of the assets of an entity or pool must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”).  A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments.  A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that is (i) transferred to the REMIC on the closing date, (ii) purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the borrower pursuant to the original terms of the obligation, occurs after the closing date of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the closing date.  Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (i) be used as a single family residence, (ii) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (iii) be customarily used at a fixed location.  A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on the closing date.  The assets of each Series REMIC will meet the criteria of qualified mortgages for federal income tax purposes.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC.  Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC.  The aggregate fair market value of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the closing date.  A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.”  Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage.  Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC.  Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property.  The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

Investors’ Interests

In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements.  All of the interests in a REMIC must be issued on the closing date, or within a specified 10-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions are made pro rata.  For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC.  Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount.  Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding.  None of the REMIC regular certificates will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.

A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount.  Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in “Federal Income Tax Considerations—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates, e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence.  Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest.  In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above.  Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates.  The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.

The Code requires that certain arrangements be made with respect to all REMICs.  Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders—Ownership of Residual Interests by Disqualified Organizations” in this prospectus.  Series REMICs will be structured to provide for such arrangements.

Consequences of Disqualification

If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter.  If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain.  The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC.  Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Federal Income Tax Considerations—REMIC Certificates—Taxable Mortgage Pools” in this prospectus.  If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC, i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC, would be subject to corporate income tax at the Taxable Mortgage Pool level.  On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments.  In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC.  In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively.  The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith.  Such regulations have not yet been issued.  The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity.  Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  SMS generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.

Taxation of Certain Foreign Holders of REMIC Certificates

REMIC Regular Certificates.  Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest” and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”), (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business.  If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holder’s certificates may be subject to either a 30% withholding tax or backup withholding.  The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN.  Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI.  See “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” in this prospectus.

Residual Certificates.  Amounts paid to Residual Certificateholders who are foreign persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus.  Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC.  If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount.  However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, i.e., where the Residual Certificates, as a class, do not have significant value.  Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person.  A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”).  A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption.  See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus.  If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate.  Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.  Any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty.  Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status.  Foreign investors are urged to consult with their tax advisors with respect to these withholding rules.

The Internal Revenue Service issued temporary regulations on August 1, 2006 (the “Temporary Regulations”) modifying the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The Temporary Regulations are effective generally for interests in a REMIC residual interest first acquired on or after August 1, 2006, and accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The Temporary Regulations also provide that excess inclusions are United States source income.

In the case of REMIC residual interests held by a foreign person through a partnership, the Temporary Regulations deem the amount of excess inclusion income allocated to the foreign partner to be received by the foreign partner on the last day of the partnership’s taxable year, except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest.  A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

In the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the foreign person must include in income the amount of excess inclusion allocated to it at the same time that other income from the trust, company, fund, or organization would be taken into account.

The Temporary Regulations also expressly make subject to withholding tax excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity).  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary Regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Investors who are foreign persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances.  Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding.  Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification.  Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates.  Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons.  You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

REMIC Regular Certificates.  Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

Residual Certificates.  For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners.  A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee.  The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately.  A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports.  A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year.  As required by the Code, a Series REMIC’s taxable year will be the calendar year.

Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”).  The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances.  SMS, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year.  Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

Treatment of the Issuing Entity for Federal Income Tax Purposes

With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, Hunton & Williams will render an opinion that, assuming compliance with the applicable agreement and applicable law, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation.  For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the assets of the issuing entity assigned to your issuing entity for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, (“IO Securities”),

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the assets of the issuing entity (“PO Securities”),

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the assets of the issuing entity (“Ratio Securities”), and

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the assets of the issuing entity (“Pass-Through Securities”).

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code.  Moreover, where there is a retained interest with respect to the trust assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below.  Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium.  Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans.  For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the assets of the issuing entity, but it is not clear whether the Strip Securities will be so characterized.  The IRS could take the position that the character of the assets of the issuing entity is not attributable to the Strip Securities for purposes of those Sections.  Specifically, it is not clear whether Strip Securities will be treated as assets described in Section 7701(a)(19)(C) of the Code, as “obligation[s] . . . principally secured by an interest in real property” under Section 860G(a)(3)(A) or as “real estate assets” under Section 856(c)(5)(B) of the Code.  In addition, it is not clear whether the interest or original issue discount derived from the Strip Securities will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code.  Accordingly, Strip Securities may not be a suitable investment for inclusion in a REMIC or for an investor intending to qualify as a REIT or a domestic building and loan association.  Prospective purchasers are encouraged to consult their tax advisors regarding the characterization of the Strip Securities and the income therefrom.

The assets constituting certain Grantor Trusts may include buydown mortgage loans.  The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code, as “obligation[s] . . . principally secured by an interest in real property” under Section 860G(a)(3)(A) or as “real estate assets” under Section 856(c)(5)(B) of the Code.  No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans.  Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes buydown mortgage loans.

One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series.  In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities.  However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities.  Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses.  Employee benefit plans subject to ERISA or similar law should consult their own tax advisors before purchasing any Grantor Trust Security.  See “ERISA Considerations” in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the assets of the issuing entity.  Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the assets of the issuing entity, including interest and discount income, if any.  Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the assets of the issuing entity, provided that these fees and expenses represent reasonable compensation for the services rendered.  An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income.  In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year.  These limitations will be phased out and eliminated by 2010.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT.  Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the assets of the issuing entity.  The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates.  See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Market Discount” and “—Amortizable Premium” in this prospectus.

For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.

As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities.  Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms.  There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.

It is anticipated that most or all of the assets of the issuing entity securing your series will be subject to the original issue discount, market discount, and amortizable premium rules.  Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount.  If the Grantor Trust contains assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such assets.  Moreover, if assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules.  Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for such assets over their adjusted issue prices.  See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus.

Treatment of Strip Securities

Many aspects of the federal income tax treatment of the Strip Securities are uncertain.  The discussion below describes the treatment that Hunton & Williams believes is appropriate, but there can be no assurance that the IRS will not take a contrary position.  You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal.  The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the assets of the issuing entity.  Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the trust assets or that represent an ownership interest in the trust assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the trust assets also falls within this category.  In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets of the issuing entity.  Therefore, Strip Securities will be subject to Section 1286.  For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price.  Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments.  For purposes of determining whether such amount would be de minimis,

•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount.  See “Federal Income Tax Considerations—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.

The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law.  That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the assets of the issuing entity to be treated as a separate debt instrument,

•
in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount, i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the assets of the issuing entity, to be treated as a separate debt instrument, and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the of the issuing entity assets to which the securityholder is entitled that are treated as separate debt instruments.  Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance.  Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments.  Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units.  In addition, because no market exists for individual payments on assets of the issuing entity, the proper allocation of the security’s purchase price to each separate payment on the assets of the issuing entity would be difficult and burdensome to determine.  Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation.  Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme.  Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Interest Weighted Certificates and Non-VRDI Securities,” “—Anti-Abuse Rule,” “—Market Discount” and“—Amortizable Premium” in this prospectus will apply.  PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount.  A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds.  As described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear.  Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate.  See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount.  The holders of such securities generally will be required to include such original issue discount in income as described in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus.  PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the assets of the issuing entity from which the Grantor Trust Security was stripped.  The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Federal Income Tax Considerations—REMIC Certificates—Market Discount” in this prospectus.  Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts.  Subject to the discussion of Superpremium Securities in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Federal Income Tax Considerations—REMIC Securities—Amortizable Premium” in this prospectus.

Purchase of Complementary Classes of Strip Securities

Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same assets of the issuing entity.  When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above.  The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied.  Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations

The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above.  For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the issuing entity taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate.  Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security.  Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes.  The IRS also might challenge the manner in which original issue discount is calculated, contending that

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, you are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

The holder of a Strip Security will be treated as owning an interest in each of the assets of the issuing entity and will recognize an appropriate share of the income and expenses associated with those assets.  Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities.  See “Federal Income Tax Considerations—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.

Sale of a Grantor Trust Security

A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security.  The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate.  See “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.  Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year.  Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code.  See “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.

Taxation of Certain Foreign Holders of Grantor Trust Securities

Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest, including original issue discount, paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities.  Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate, or lower treaty rate, if applicable.  IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor.  In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the issuing entity.  Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax.
Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax.  See “Federal Income Tax Considerations—Grantor Trusts—Possible Alternative Characterizations” in this prospectus.  Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor.  Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons.  However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

Backup Withholding

The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates.  See “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” in this prospectus.

Reporting and Tax Administration

On January 24, 2006, the Internal Revenue Service published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury Regulation Section 301.7701-4(c) which is a U.S. Person and in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.  The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the related Grantor Trust in accordance with these new regulations beginning with respect to the 2007 calendar year.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders of Grantor Trust Securities in accordance with these new regulations after December 31, 2007.

Debt Securities and Partnership Trusts

Classification of Debt Securities and Partnership Trusts

With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that any Partnership Trust (the “Partnership Trust”) will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt.  Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes.  The opinions will be based on various assumptions, as stated in the related prospectus supplement, including that the terms of the related documents and applicable law will be complied with.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans...secured by an interest in real property which is...residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities.  However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that, assuming compliance with the applicable agreements and applicable law, the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities.  See “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “—Gain or Loss on Disposition” in this prospectus.

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership

If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership.  However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible.  For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust.  The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

As a partnership, the Partnership Trust will not be subject to federal income tax.  Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust.  It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans.  The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement.  The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period.  Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount.  All remaining taxable income of the Partnership Trust will be allocated to the depositor.  Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders.  Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts.  Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus.  Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and“—Amortizable Premium” in this prospectus.  Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis.  If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

Discount and Premium

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income.  However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or discount, as the case may be.  See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans.  As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period.  If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership.  Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.  The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs.  As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold.  A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security.  In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust.  A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations.  Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period.  As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Due Period convention may not be permitted by existing regulations.  If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders.  The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security.  To the extent that the amount of money distributed exceeds such securityholder’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest.  Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had.  The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election.  As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the Partnership Trust.  Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year.  The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1.  The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities.  Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held.  Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year.  In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities.  A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust.  The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The depositor will be designated as the TMP in the pooling and servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust.  An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders

It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here.  Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold.  The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business.  Amounts withheld will be deemed to be distributed to the foreign securityholder.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures.  In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business.  Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust.  If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.”  As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty.  In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments.  Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding

Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

STATE, LOCAL AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax considerations described in “Federal Income Tax Considerations,” you should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the securities.  State and local income tax laws, for example, may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, you should consult your tax advisor with respect to the various state, local and other tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who act on behalf of or are fiduciaries for those Plans and on person who are deemed to hold the assets of such plans.

Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or the prohibited transaction provisions of ERISA or the Code.  However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”).  Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” (as defined under ERISA) or “disqualified persons (as defined in the Code) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  Certain parties in interest or disqualified persons that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan’s investment in securities may cause the assets included in a related fund to be deemed Plan assets.  United States Department of Labor (“DOL”) regulations at 29 CFR Section 2510.3-101 as modified by Section 3(42) of ERISA (collectively, the “Plan Asset Regulation”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant.”  The Plan Asset Regulation will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the issuing entity (the “insignificant participation exception”).  If the issuing entity is deemed to be holding Plan assets, this could cause certain transactions concerning the assets of the issuing entity to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the Plan fiduciary of its duty to manage plan assets.

Under the Plan Asset Regulation, the assets of the issuing entity will not be considered assets of a Plan if the securities are considered debt.  For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features.  The term “substantial equity features” has no definition under the Plan Asset Regulation.  In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features.  The prospectus supplement for a particular offering of securities may tell you whether the securities should be treated as debt for ERISA purposes.  To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments.

However, without regard to whether the securities are treated as “equity interests” or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan.  If the assets included in an issuing entity constitute assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions of ERISA and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan.  In addition, if the assets included in an issuing entity constitute Plan assets, the purchase of securities by a party in interest or disqualified person of the Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

There are statutory and administrative exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code.  Those exemptions include, but are not limited to:

•	Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding investments by insurance company general accounts

•	PTCE 96-23, regarding investment decisions by in-house asset managers

•	PTCE 91-38, regarding investments by bank collective investment funds

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools

•	Prohibited Transaction Statutory Exemption under Section 408(b)(17) of ERISA, regarding transactions with certain service providers

•	various underwriter exemptions.

The Underwriter Exemption

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Initial Exemptions”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities that are underwritten by an “underwriter” and where the issuing entity and the offered securities meet certain specified conditions, several of which are set forth below.  Amendments to the Initial Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997), 65 Fed. Reg. 67765 (November 13, 2000), 67 Fed. Reg. 54487 (August 22, 2002) and 72 Fed. Reg. 13130 (Mar. 20, 2007) (together, with the Initial Exemptions, the “Exemption”).  The Exemption provides a partial exemption for transactions involving certain types of securities representing a beneficial interest in an issuing entity and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the issuing entity’s assets or a debt instrument issued by the issuing entity.  When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such issuing entity.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

•
The acquisition of such securities by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•
Generally, the securities at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a “designated transaction”) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings or DBRS Limited or DBRS, Inc. (each, a “Rating Agency”);

•
If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other securities of the issuing entity;

•
One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the securities are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•
The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•
For certain types of issuing entities, the documents establishing the issuing entities and governing the transaction must contain provisions intended to protect the assets of the issuing entities from creditors of the seller.

In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of certain issuing entities but only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the issuing entity.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuing entity that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (a) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (b) the Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition and (c) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more issuing entities containing assets sold or serviced by the same entity; (d) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (e) the Plan is not an Excluded Plan.  An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the sponsor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a security must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that security.

The rating of a security may change.  If the rating of a security declines below the lowest permitted rating under the Exemption, the security will no longer be eligible for exemptive relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it).  If a security underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such security may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60 if the applicable conditions of PTCE 95-60 are satisfied.

If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity.  The related prospectus supplement will state whether it is expected that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of securities.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption.  Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related securities, may be transferred to the issuing entity within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date.  The relief is available if the following conditions are met:

•
The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the securities being offered (the “Pre-Funding Limit”) must not exceed 25%.

•
All assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency.

•
The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the securities that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer.

•
The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date.

•
In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer:  (a) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement.  In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

•
The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

•	Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

•
The prospectus or prospectus supplement must describe: (a) the pre-funding account and/or capitalized interest account used in connection with the prefunding account; (b) the duration of the pre-funding period; (c) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

•
The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

The Exemption permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions.  An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”).  If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

•	The Cap Agreement is denominated in U.S. dollars.

•
The trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.

•
Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

•	The Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

•
The Cap Agreement is entered into between the issuing entity and an “eligible counterparty.”  An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

•
The notional amount that does not exceed either:  (a) the principal balance of the class of certificates to which the Cap Agreement relates, or (b) the portion of the principal balance of such class represented by obligations.

The Exemption may cover notes as well as certificates.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity.  However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above are satisfied with respect to the notes.  The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions discussed above may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, as listed above,  but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 and the prohibited transaction statutory exemption set forth under Section 408(b)(17) of ERISA.  However, even if the conditions specified in any of these PTCEs or the statutory exemption are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulation, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith.  The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the securities offered thereby.  In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of securities should consider the federal income tax considerations of that investment.

The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities.  In addition, PTCE 83-1 will not apply to securities issued by certain issuing entities.  There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving an issuing entity or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.  For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.  Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.  No transaction o party nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.  The DOL issued final regulations under Section 401(c) which became  applicable on July 5, 2001.

Government plans and certain church plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code.  However, these plans may be subject to Similar Law.  If you are considering investing in securities on behalf of a government plan or church plan, you should consult with your advisors regarding the requirements of Similar Law.

Certain Required Representations

The exemptive relief afforded by the Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies.  Transfers of these securities other than Residual Certificates to a Plan or a governmental plan or church plan or other person acting on behalf of any Plan or plan or to any other person investing assets of a Plan or plan to effect the acquisition will not be registered by the trustee unless the transferee provides the Trustee with a “Benefit Plan Opinion.”  A Benefit Plan Opinion is an opinion of counsel in form and substance satisfactory to the Trustee (and upon which SMS and the trustee and their respective counsel are authorized to rely) that the ownership of a security of such class:

•	will not constitute or result in a prohibited transaction within the meaning of Sections 406 and 407 of ERISA or Section 4975 of the Code or a violation of Similar Law; and

•	will not subject any of the transaction parties to any obligation or liability in addition to those undertaken in the governing agreements.

A Benefit Plan Opinion will not be required with respect to the purchase of DTC registered securities.  Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with assets of, any Plan or (b) the purchase of the security by or on behalf of, or with assets of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code and, if applicable, meets the conditions required for exemptive relief under a specific prohibited transaction exemption.

If the particular securities purchased or held by, or on behalf of, or with assets of, a Plan, are treated as debt for purposes of ERISA, a purchaser may be required to make (or deemed to make) additional representations regarding the intended treatment of such securities as indebtedness.

This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any Similar Law considerations, and the potential consequences in their specific circumstances.

LEGAL INVESTMENT CONSIDERATIONS

The accompanying prospectus supplement describes whether the securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  To the extent that any securities constitute mortgage related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”

Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities.  Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security.  The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.”  The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate.  The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security.  According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk.  Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable.  There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS.  The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions.  According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities.  In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC.  Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry.  Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.

The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

PLAN OF DISTRIBUTION

SMS may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates.  SMS also may retain certain of the securities or sell securities initially to an affiliate, and SMS or its affiliate may sell the securities, from time to time, either directly or through one or more underwriters or underwriting syndicates.  The accompanying prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by SMS, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.  The place and time of delivery for your securities is set forth in the accompanying prospectus supplement.

Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the accompanying prospectus supplement, if any are purchased.  If securities of a series are offered other than through underwriters, the accompanying prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between SMS and purchasers of these securities.  This Prospectus may be used, to the extent required, by any Underwriter in connection with offers and sales related to market making transactions.

Securities retained by SMS or initially sold to an affiliate will not be reregistered if later sold directly or indirectly.  However, securities reacquired by SMS after sale to the public may be reregistered and reissued under the registration statement of which this prospectus is a part when they are reacquired by SMS and deposited by SMS to be part of the estate of a new trust.  In addition, other securities issued by affiliates of SMS or persons unaffiliated with SMS may be acquired by SMS and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.

RATINGS

It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying trust assets to which you are entitled.  These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying trust assets and the credit quality of the guarantor, if any.  Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

ADDITIONAL INFORMATION

SMS is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC.  Reports and other information filed by SMS with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Copies of these material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  In addition, the SEC maintains a public access site on the internet at which any electronic filings, reports, information statements and other information regarding SMS may be viewed.  The internet address of the SEC’s site is http://www.sec.gov.

This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits SMS has filed with the SEC.  Copies of the information and the exhibits are on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC.  Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to SMS, 901 Semmes Avenue, Richmond, Virginia 23224.

A new issuing entity will be formed with respect to each series of securities and no issuing entity will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

INDEX OF SIGNIFICANT TERMS

1996 Lender Liability Act	64	Excess Premium	75
30% Test	93	Excluded Plan	109
Accretion Class	20	Exemption	108
Act	65	First Distribution Period	73
Advances	3	Floor	75
Aggregation Rule	71	foreign person	92
Agreement	1	foreign person certification	92
Agreements	1	Ginnie Mae	29
All OID Election	71	Global Securities	122
AMT	70	Governor	75
Applicable Amount	70	Grantor Trust	95
Asset Qualification Test	90	high-risk mortgage securities	114
balloon loans	29	HUD	29
Bankruptcy Code	62	Important Dates and Periods	2
benefit plan investors	107	Indenture Trustee	2
Benefit Plan Opinion	113	Initial Exemptions	108
Book-Entry Securities	5	insignificant participation exception	107
Cap	75	Interest Accrual Period	3
Cap Agreement	111	interest rate	20
Cede	119	Interest Weighted Certificate	74
CERCLA	63	Inverse Floater Certificates	76
Clearstream	119	IO Securities	95
Code	21, 124	IRS	68
Collection Account	34	Issuing Entity	1
Companion Classes	21	L/C Bank	37
Complementary Securities	99	Legal Investment	6
Contingent Payment Obligations	77	Mark -to-Market Regulations	86
Contingent Payment Regulations	77	Master Servicer	1
CPR	25	MERS System	27
Credit Enhancement	2, 3	Model Law	114
Crime Control Act	67	Mortgage Loans	2
Current Recognition Election	78	mortgage related securities	113, 114
Custodian	2	Mortgage-Related Assets	2
Deemed Principal Payments	71	mortgage-related securities	114
Depositor	1, 20	Multiple Rate VRDI Certificate	76
Determination Date	3	NCUA	67
Disqualified Organization	84	Net Series Rate	99
disqualified person	110	Non-VRDI Certificate	77
Distribution Account	35	OID Regulations	70
Distribution Date	2	Optional Termination	4
DOL	107	Ordinary Ratio Security	99
DTC	119	OTS	67
Due Period	3	Owner Trustee	2
due-on-sale	65	PAC Classes	21
eligible counterparty	111	parity price	25
Eligible Investments	41	parties in interest	107
eligible yield supplement agreements	111	Partnership Trust	101
ERISA Considerations	6, 108	party in interest	110
escrow account	34	pass-through rate	20
Euroclear	119	Pass-Through Securities	95
Euroclear Operator	120	Pass-Through Securityholder	96
Euroclear plc	120	payment date	20
excess inclusion income	82	payments	20

INDEX OF SIGNIFICANT TERMS
Plan Asset Regulation	107	Servicemembers Shortfall	23
Plans	106	Servicer	1
PMBS pooling and servicing agreement	30	Servicing Criteria	49
PMBS servicer	30	Servicing Rights Pledgees	23
PMBS trustee	30	Similar Law	107
PMI	37	Single Rate VRDI Certificate	75
PO Securities	95	SMMEA	113
Pre-Funded Amount	33	SMS	20
Pre-Funding Account	33	SPA	25
Pre-Funding Limit	110	Special Servicer	1
Pre-Funding Period	33	Sponsor	1
Pre-Issuance Accrued Interest	73	Strip Class	20
Pre-Issuance Accrued Interest Rule	73	Strip Securities	95
Prepayment Interest Shortfall	23	Stripping Regulations	97
Prepayment Period	22	Subsequent Assets	110
Pricing Prepayment Assumptions	70	Subservicer	1
Principal Class Only	20	subsidy loans	28
PTCE	108	substantial equity features	107
publicly offered exception	107	SunTrust Underwriting Guidelines	43
qualified liquidation	88	Superpremium Certificates	74
Qualified Reserve Fund	90	Tax Administrator	70
Qualifying REIT Interest	87	Tax Status of the Securities	5
Rate Bubble Certificate	73	Taxable Mortgage Pools	92
Rating Agency	109	Teaser Certificates	71
Ratings	6	Temporary Regulations	93
Ratio Securities	95	TIN	94
Realized Loss	22	Title VIII	67
Record Date	3	TMP	94
REITs	68	Treasury	68
REMIC	21	True Discount	72
REMIC Regulations	68	Trust Administrator	2
Remittance Date	3	Trust Assets	2
Residual Certificates	21	Trustee	2
retained interest	51	UBTI	81
RICO	67	Variable Rate Certificate	74
RICs	69	VRDI	74
SEC	30	WAM	71
Securities	1	Weighted Average Certificates	76
Seller	1

ANNEX I

Book-Entry Procedures and Definitive Certificates

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement.  No service charge will be made for any such registration or transfer of such certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form and may be initially represented by one or more securities registered in the name of Cede and Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).  If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through DTC, in the United States, or Clearstream Luxembourg (“Clearstream”) or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificate.  Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC.  Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement.  Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.  Transfers between DTC participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants.  DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC’s records.  The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose.  In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate.  Unless and until definitive certificates are issued, it is anticipated that the only “holder” of book-entry securities of any series will be Cede as nominee of DTC.  Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

Owners of book-entry securities will receive all distributions of principal and interest on the book-entry securities from the trustee through DTC and DTC participants.  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of and interest on the book-entry securities.  DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners.  Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary.  However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream participants or Euroclear participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities.  DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants.  The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations referred to as Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream in many currencies, including United States dollars.  Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in many currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).  The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of

Euroclear or any other securities intermediary that holds book-entry interests in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions.  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC.  Payments and distributions with respect to book-entry securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited.  DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities.  Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture, the owner trust agreement, or the pooling and servicing agreement, as the case may be, on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Book-entry securities of a series will be issued in registered form, as definitive certificates, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related pooling and servicing agreement or indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities.  Upon issuance of definitive certificates of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.  Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trust administrator, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

Monthly and annual reports on each issuing entity will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

None of the depositor, the sponsor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereto.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered securities to be issued from time to time (the “Global Securities”) will initially be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Establishing Place of Delivery.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream and/or Euroclear Participants.  Secondary market trading between organizations participating in the Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.  When Global Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in the Clearstream or Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective depositary to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream participants or Euroclear system participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of organizations participating in Clearstream.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, organizations participating in Clearstream and the Euroclear system may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC.  The seller will send instructions to

Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the account of the DTC participant against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream or Euroclear participant.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.  The settlement procedures described in this section are subject to change at any time.  The depositor assumes no responsibility for any losses that my result from any disruption in the operations of the settlement systems as procedures described in this prospectus.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

•	the Trustee or the U.S. withholding agent receives a statement from the holder on a properly executed Internal Revenue Service (IRS) Form W-8BEN (or any successor form) signed under penalties of perjury that certifies that such owner is not a United States person;

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that provides a properly executed 8-WIMY signed under penalties of perjury with all required attachments;

from the holder that it claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) signed under penalties of perjury;

from the holder that it claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) signed under penalties of perjury; or

from the holder that it is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) signed under penalties of perjury with all necessary attachments.

Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Securities.

A holder holding book-entry securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, a Form W-8ECI and a Form 8-WIMY generally will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 28% unless the holder:

•	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) signed under penalties of perjury if that person is not a United States person

•	provides a properly executed IRS Form W-9 (or any substitute form) signed under penalties of perjury if that person is a United States person

•	is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The information in this prospectus supplement is not complete and may be changed. The depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 24,  2008

FORM OF PROSPECTUS SUPPLEMENT

Prospectus supplement to prospectus dated January 24, 2008

$[______________]
(Approximate)

SunTrust Mortgage, Inc.

Sponsor, Seller and Servicer

SunTrust Mortgage Securitization, LLC

Depositor

[_______________________]

Master Servicer and Trust Administrator

SunTrust Mortgage [_____________] Trust, Series 200[  ]-[  ]

Issuing Entity

SunTrust [______________] Mortgage-Backed

Pass-Through Certificates, Series 200[  ]-[  ]

[STM LOGO]

The assets of the issuing entity will include:

Three groups of conventional, fully amortizing, adjustable-rate mortgage loans secured by first liens on residential properties that were originated by SunTrust Mortgage, Inc.

The Issuing Entity will issue the following classes of certificates offered pursuant to this prospectus supplement:

•	[3] classes of Class A Certificates and
•	[7] classes of Class M Certificates.

The classes of certificates are listed and their respective initial certificate principal balances, pass-through rates and distribution characteristics are described in the table entitled “Summary of Terms - The Series 200[  ]-[  ] Certificates” beginning on page S-[  ].

Principal and interest on the certificates will be payable monthly, commencing on [         ], 200[  ].

Credit Enhancement

Credit enhancement for the certificates will include shifting of interests, limited cross-collateralization and subordination.

Investment in these certificates involve risks.  You should consider carefully the “Risk Factors” beginning on page S-[ ] in this prospectus supplement and page [  ] of the attached prospectus.  This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
These certificates will be issued by the Issuing Entity as described in this prospectus supplement.  These certificates represent interests in the Issuing Entity and will be backed solely by the assets of the Issuing Entity.  Neither these certificates nor the assets of the Issuing Entity will be obligations of [the Underwriters], SunTrust Mortgage, Inc., SunTrust Mortgage Securitization, LLC, SunTrust Bank, the Master Servicer, the Trust Administrator, the Trustee or any of their affiliates.  These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

[____] and [____] as underwriters, will each offer the Class A and Class M Certificates purchased by it from SunTrust Mortgage Securitization, LLC, as depositor, at a price equal to approximately [   ]% of the aggregate certificate principal amount of the offered certificates plus accrued interest, if applicable, before deducting expenses estimated to be approximately $[      ].  The underwriters will each sell the certificates purchases by it from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about [_________], 200[  ].

[Underwriters]
[__________], 200[  ]

Important Notice about Information in this Prospectus Supplement and the Attached Prospectus

You should rely only on the information contained in this document and the attached prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information in the prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

Information about the certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

This prospectus supplement and the attached prospectus include cross-references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

The “Glossary of Defined Terms” beginning on page S-[58] of this prospectus supplement and the “Index of Significant Terms” beginning on page [117] of the prospectus provide or direct you to the locations of the definitions of capitalized terms used in each of the documents.  In addition, the annexes attached to this prospectus supplement are an integral part of the prospectus supplement.  Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to SunTrust Mortgage Securitization, LLC.

We have filed preliminary information regarding the issuing entity’s assets and the certificates with the Securities and Exchange Commission.  The information contained in this document supersedes all of that preliminary information, which was prepared for prospective investors.

To understand the structure of these certificates, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.

(ii)

Summary of Terms - The Series 200[  ]-[   ] Certificates

	Class 1-A	Class 2-A	Class 3-A	Class M1	Class M2	Class M3	Class M4	Class M5	Class M6	Class M7
Initial Certificate Principal Amount(1):
Initial Pass-Through Rate:	[ ]% (2)	[ ]% (2)	[ ]% (2)	[ ]% (3)	[ ]% (3)	[ ]% (3)	[ ]% (3)	[ ]% (3)	[ ]% (3)	[ ]% (3)
Minimum Denomination:
Incremental Denomination:
Certificate Form:
ERISA Eligible:
First Principal Distribution Date(4):
Weighted Avg. Life At Issuance:
to 20% call (yrs.)(4)(5):
to 10% call (yrs.)(4)(5):
to maturity (yrs.)(4):
Principal Window:
to 20% call (months)(4)(5):
to 10% call (months)(4)(6):
to maturity (months)(4):
Expected Maturity:
to 20% call(4)(5):
to 10% call(4)(6):
to maturity(4):
Final Scheduled Distribution Date(7):
Interest Accrual Method(8):
Payment Delay:
Anticipated Ratings ([Moody’s]/[S&P]/[Fitch]):
CUSIP Number:
______________
Other information:
(1)	The initial certificate principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.
(2)
The pass-through rate for these certificates is equal to the weighted average net mortgage rate for the respective loan group.  This pass-through rate is subject to adjustment and your pass-through rate may be lower.  See “Description of the Certificates—Distributions—Distributions of Interest.”

(3)
For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the loans in that loan group as of the first day of the prior calendar month and (y) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the related due period, minus the aggregate certificate principal balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate certificate principal balance of the subordinated certificates immediately prior to that distribution date.  See “Description of the Certificates—Distributions— Distributions of Interest.”

(4)
The information set forth above regarding first principal distribution date, weighted average life at issuance, principal distribution window and expected maturity is based on the modeling assumptions defined beginning on page S-[___] and 100% of the prepayment assumption (a constant prepayment rate of [ ]% per annum for month 1 and an additional constant prepayment rate of [ ]% per annum after month 1, building linearly (rounded to the nearest hundredth) [to a constant prepayment rate of [ ]% per annum in month 12 and remaining constant at a constant prepayment rate of [ ]% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of [ ]% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of [ ]% per annum in month 28 and thereafter].

(5)
Assumes the servicer exercises its cleanup call on the first distribution date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account is reduced to less than or equal to [___]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.  See “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Optional Purchase of the Mortgage Loans.

(6)
Assumes the servicer exercises its cleanup call on the first distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to [___]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.  See “The Mortgage Loan Purchase Agreement and The Pooling and Servicing Agreement—Optional Purchase of the Mortgage Loans.”

(7)	Latest maturity date for any mortgage loan plus one year.
(8)	The pass-through rate index reset date for the certificates is two business days prior to the start of each interest accrual period.

Credit Enhancement:	Shifting of Interests
Subordination
Limited Cross-Collateralization

(iii)

Summary Information	S-1
Transaction Parties	S-1
Cut-off Date	S-1
Closing Date	S-1
Distribution Date	S-1
Determination Date	S-1
Description of the Transaction	S-2
The Mortgage Loans	S-3
The Series 200[ ]-[ ] Certificates	S-4
Relationship Between Loan Groups and the Certificates	S-4
Interest Distributions	S-4
Principal Distributions	S-5
Servicing Compensation and Payment of Expenses	S-5
Advances	S-6
Denominations	S-6
Book-Entry Registration	S-6
Credit Enhancement	S-6
Realized Losses	S-7
Optional Purchase	S-7
Legal Investment	S-8
Federal Income Tax Considerations	S-8
ERISA Considerations	S-8
Ratings	S-8
Risk Factors	S-11
Prepayments of the mortgage loans will affect the yield to maturity of the certificates	S-11
Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies	S-12
Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default	S-12
Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans	S-12
Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment	S-12
Prepayment interest shortfalls may reduce your yield	S-12
Recent developments may increase risk of loss on the mortgage loans	S-13
The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you	S-13
The protection accorded to your certificates by subordination is limited	S-14
Potential inadequacy of credit enhancement	S-14
The seller may not be able to repurchase defective mortgage loans	S-14
[Mortgage loans with balloon payments	S-14
Mortgage loans with high original loan-to-value ratios may present a greater risk of loss	S-15
Mortgage loans with simultaneous second lien and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default	S-15
[The majority of the mortgage loans are seasoned	S-15
The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration	S-15
Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you	S-16
Ratings on the offered certificates do not address all of the factors you should consider when purchasing offered certificates	S-16
Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent	S-16
The lack of physical certificates may cause delays in payments and cause difficulty in pledging or selling the certificates	S-16
The certificates may not be appropriate for all investors	S-16
Some certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell	S-17
Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities	S-17
Violations of federal, state and local laws may result in shortfalls on the mortgage loans	S-18
A violation of anti-predatory lending laws may result in losses on the mortgage loans	S-18
The Mortgage Pool	S-20
General	S-20
The Indices	S-22
The Mortgage Loans	S-23
Pre-Funding and Conveyance of Subsequent Mortgage Loans	S-23
Static Pool Information	S-24
Underwriting Guidelines	S-25
General	S-25
The SunTrust Underwriting Guidelines	S-26
Servicing of the Mortgage Loans	S-26
General	S-26
Servicing Compensation and Payment of Expenses	S-27
Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans	S-27
Advances	S-27
Modifications	S-28
Collection of Taxes, Assessments and Similar Items	S-28

(iv)

	Insurance Coverage	S-28
	Evidence as to Compliance	S-29
	Master Servicer Default; Servicer Default	S-29
	Pledge of Servicing Rights	S-29
	Parties to the Transaction	S-29
	The Sponsor and Seller	S-30
	The Depositor	S-30
	The Issuing Entity	S-30
	The Servicer	S-31
	The Custodian	S-33
	The Master Servicer and Trust Administrator	S-33
	The Trustee	S-34
	Description of the Certificates	S-34
	General	S-34
	Book-Entry Certificates	S-35
	Payments on Mortgage Loans; Custodial Accounts; Certificate Account	S-38
	Distributions	S-39
	Credit Enhancement	S-42
	Calculation of One-Month LIBOR	S-42
	Reports to Certificateholders	S-43
	The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement	S-44
	General	S-44
	Assignment of Mortgage Loans	S-44
	Pre-Funding Account	S-45
	Optional Purchase of Mortgage Loans	S-46
	Amendment	S-46
	Voting Rights	S-46
	Yield, Prepayment and Maturity Considerations	S-46
	General	S-46
	Prepayments and Yields for Certificates	S-47
	Additional Information	S-49
	Federal Income Tax Considerations	S-50
	General	S-50
	Taxation of the Offered Certificates	S-50
	Status of the Offered Certificates	S-50
	Other Matters	S-51
	State and Local Income Tax Considerations	S-51
	ERISA Considerations	S-51
	Legal Investment	S-52
	Use of Proceeds	S-52
	Method of Distribution	S-53
	Summary of Fees and Expenses related to the Issuance of the Certificates	S-55
	Affiliations and Relationships	S-56
	Legal Matters	S-56
	Legal Proceedings	S-56
	Ratings	S-56
	Glossary of Defined Terms	S-58
Annex I	Global Clearance, Settlement and Tax
	Documentation Procedures	I-1
Annex II	Certain Characteristics of the Mortgage
	Loans	II-1
Annex III	Assumed Mortgage Loan Characteristics	III-1
Annex IV	Decrement Tables	IV-1

(v)

Summary Information

This section briefly summarizes significant characteristics of the certificates and the mortgage loans.  It does not contain all of the information that you need to consider in making your investment decision.  To understand fully the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.

Transaction Parties

Sponsor and Seller: SunTrust Mortgage, Inc., a Virginia corporation, whose address is 901 Semmes Avenue, Richmond, Virginia 23224 and whose telephone number is (804) 319-[____].  See “The Sponsor and the Depositor” in the prospectus

Depositor: SunTrust Mortgage Securitization, LLC, a Delaware limited liability company, whose address is 901 Semmes Avenue, Richmond, Virginia 23224 and whose telephone number is (804) 319-[____].  See “The Sponsor and the Depositor” in the prospectus.

Master Servicer: [ ], whose address is [ ] and whose telephone number is [ ]. See “Parties to the Transaction - The Master Servicer and the Trust Administrator.”

Servicer:  SunTrust Mortgage, Inc., a Virginia corporation, whose address is 901 Semmes Avenue, Richmond, Virginia 23224 and whose telephone number is (804) 319-[____].  See “Parties to the Transaction—The Servicer.”

Custodian:  SunTrust Bank, a Georgia banking corporation whose address is 1001 Semmes Avenue, 3rd Floor, RVW-4303, Richmond, Virginia 23224, and whose telephone number is (804) [                     ].  See “Parties to the Transaction—The Custodian.”

Issuing Entity: The trust created pursuant to the pooling and servicing agreement, dated as of [ ] 1, 200[  ], among the seller, sponsor, servicer, depositor, master servicer, trust administrator and trustee, referred to herein as “SunTrust [__________] 200[  ]-[ ]” or the “Issuing Entity”.  See “The Mortgage Loan Purchase Agreement and The Pooling and Servicing Agreement.”

Trustee: [ ], a [ ] whose address is [ ], Attention: [ ], and whose telephone number is [ ]. See “Parties to the Transaction — The Trustee.”

Trust Administrator: [                     ], a [            ] whose “corporate trust office” for purposes of transfers and exchanges and for presentment and surrender of the certificates for final payment is [                     ], and whose address for all other purposes is [                     ], and whose telephone number is [                     ].  See “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement” and “Parties to the Transaction - The Master Servicer and the Trust Administrator.”

Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be [         ], 200[  ], which is also referred to in this prospectus supplement as the initial cut-off date.  For any subsequent mortgage loan, the  cut-off date will be the date that such mortgage loan is added to the trust fund, which is also referred to in this prospectus supplement as the subsequent cut-off date.

Closing Date

The closing date will be on or about [ ], 200[ ].

Distribution Date

The 25th day of each month, beginning in [ ], 200[ ]. If the 25th day is not a business day, then the distribution date will be the next business day.

Determination Date

The fifteenth day of each month in which a Distribution Date occurs (or, if not a Business Day, the immediately preceding Business Day).

S-1

Description of the Transaction

On the closing date the seller and the sponsor will sell the mortgage loans to the depositor, who will in turn sell the mortgage loans to the issuing entity, a New York common law trust.  The servicer will service the mortgage loans in accordance with the Pooling and Servicing Agreement and provide the information to the trust administrator necessary for the trust administrator to calculate payment and other information regarding the certificates.

The transfers of the mortgage loans from the seller and the sponsor to the depositor to the issuing entity in exchange for the Certificates is illustrated below.

S-2

The Mortgage Loans

The certificates represent ownership interests in the Issuing Entity, the assets of which will consist primarily on the closing date of (a) a mortgage pool consisting of three groups of conventional, first lien, adjustable, fully amortizing residential mortgage loans having a total principal balance as of [                 ], 200[  ] of approximately $[                 ], referred to in this prospectus supplement as the initial mortgage loans, and (b) the aggregate amount of funds on deposit in the pre-funding account.  The mortgage loans will consist of three groups designated as groups 1, 2 and 3.

Pursuant to the mortgage loan purchase agreement, the seller has made to the depositor certain representations and warranties concerning the mortgage loans, which have been assigned by the depositor to the issuing entity pursuant to the pooling and servicing agreement.  See “Origination and Sale of Mortgage Loans—Representations and Warranties” in the prospectus.  In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the seller cannot cure the breach or defect within the required time, the trustee may require the seller to purchase the mortgage loan from the issuing entity upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the mortgage rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in this prospectus supplement net of certain amounts (including servicing fees) that may be reimbursable to the servicer or master servicer.  In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one.  See “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement” in this prospectus supplement and “The Issuing Entities—Substitution of Trust Assets” in the prospectus.

In addition, on the closing date, the seller will deposit approximately $[  ], which represents approximately [__]% of the aggregate certificate principal balance of the certificates, into a segregated account maintained with the trust administrator, referred to in this prospectus supplement as the pre-funding account.  This amount will be allocated between the mortgage groups so that the sum of the amount deposited in the pre-funding account for a group plus the aggregate loan balance of the initial mortgage loans in that group on the closing date equals approximately $[ ], $[   ] and $[  ] for group 1, group 2 and group 3, respectively.  The amounts deposited in the pre-funding account will be used to buy subsequent mortgage loans for each group from the seller after the closing date and prior to [  ], 200[  ].  The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the issuing entity for group 1, group 2 and group 3 is approximately $[  ], $[   ] and $[  ], respectively.  The seller must satisfy certain conditions specified in the pooling and servicing agreement before it can sell subsequent mortgage loans to the issuing entity.  In addition, the mortgage loans, each of the mortgage groups and the mortgage pool must satisfy the requirements as described under “The Mortgage Pool—Prefunding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.  The obligation of the issuing entity to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements:

    •    such subsequent mortgage loan may not be more than one calendar month contractually delinquent as of the related subsequent cut-off date
    •    such subsequent mortgage loan may not have a final maturity date later than [  ]
    •    the remaining term to stated maturity of such subsequent mortgage loan will not exceed 30 years
    •    such subsequent mortgage loan will have a mortgage rate not less than [     ]% per annum
    •    such subsequent mortgage loan will not have an original loan-to-value ratio greater than 100%
    •    such subsequent mortgage loan will have a principal balance not greater than $[    ]
    •    such subsequent mortgage loan will be secured by a first lien on a mortgaged property
    •    such subsequent mortgage loan will be otherwise acceptable to the rating agencies.

If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans for a group on [   ], 200[  ], the holders of the class A certificates related to that group will receive those amounts as a principal distribution on the [  ] 200[  ] distribution date.

The statistical mortgage loan information presented in this prospectus supplement contains both initial

S-3

mortgage loans and mortgage loans that are expected to be delivered as subsequent mortgage loans by the seller to the issuing entity during the pre-funding period described above.

The Series 200[  ]-[  ] Certificates

The certificates will have the original certificate principal balance, pass-through rate and other features set forth in the Summary of Terms—The Series 200[  ]-[  ] table on page (iii).  In addition, the trust will issue the Class R Certificate, which is not offered pursuant to this prospectus supplement.  The Class R Certificate will not be entitled to monthly distributions of principal and interest, but will be entitled to any residual cash flows after payment to the other certificates as described below.  The certificates will be issued pursuant to the pooling and servicing agreement.  Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the trust administrator and the trustee and to make interest or principal distributions on the certificates.  All principal collections will be paid to one or more classes of the certificates, in each case in the manner and to the extent described under “Description of the Certificates—Distributions.”  Any interest collections in excess of the amount paid to holders of the certificates (either as interest or principal) and to the master servicer, the servicer, the trust administrator and the trustee, in respect of their fees and expenses, will be paid to the holder of the Class R Certificate, which we are not offering by this prospectus supplement.  See “Description of the Certificates—Distributions.”

Relationship Between Loan Groups and the Certificates

The class 1-A certificates generally relate to the mortgage loans in group 1, the class 2-A certificates generally relate to the mortgage loans in group 2, and the class 3-A certificates generally relate to the mortgage loans in group 3.  The class M1, class M2, class M3, class M4, class M5, class M6 and class M7 certificates, also referred to as the subordinate certificates, generally relate to the mortgage loans in group 1, group 2 and group 3.  The certificates generally receive distributions based on interest, principal and other amounts collected from the mortgage loans in the related group or groups.  The class 1-A, class 2-A and class 3-A certificates are referred to as the class A certificates or the senior certificates.  The senior certificates and the subordinate certificates are referred to as the offered certificates.  The Class R Certificate is entitled to residual cashflow from each of the mortgage groups after the payment of expenses as described herein.

Interest Distributions

Interest will accrue on each class of certificates at the pass-through rate for that class.  Interest will accrue on each class of certificates (except for the Class R Certificates) from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.
The pass-through rate on the class 1-A, class 2-A and class 3-A certificates will be equal to the weighted average net mortgage rate for loan group 1, loan group 2 and loan group 3, respectively.

The pass-through rates on the subordinate certificates will be equal to (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the loans in that loan group as of the first day of the prior calendar month and (y) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the related due period, minus the aggregate certificate principal balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate certificate principal balance of the subordinated certificates immediately prior to that distribution date.

On each distribution date, the trust administrator will make payments from available funds for each mortgage group after the payment of certain expenses of the trust, in the following order of priority:

•    to the senior certificates related to such mortgage group, current interest for such distribution date
•    to the senior certificates of the unrelated mortgage group, current interest for such distribution date (after giving effect to the payment of the available funds for the unrelated mortgage group)
•    to the subordinate certificates, in the order of priority described in this prospectus supplement, current interest for such distribution date
·     to the trustee, the master servicer, the trust administrator and the servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the pooling and servicing agreement

S-4

•    to the Class R certificate, any amounts remaining after distribution of the amounts described above.

For a complete description of the interest distributions to the certificateholders, see “Description of the Certificates—Distributions—Distributions of Interest.”

Principal Distributions

Principal distributions on the certificates will generally reflect principal collections on the mortgage loans in the trust fund.

On each distribution date, holders of the certificates will receive a distribution of principal if there is cash available on such date for the distribution of principal.  Monthly principal distributions will generally include principal distributions received on the mortgage loans distributed in the following order of priority:
    •    to the related senior certificates, required principal distributions for such payment date;
    •    to the senior certificates of the unrelated mortgage group, required principal distributions for such distribution date (after giving effect to the distribution of the principal funds for the unrelated mortgage group); and
    •    to the subordinate certificates, in the order of priority described in this prospectus supplement, required principal distributions for such payment date.

See “Description of the Certificates—Distributions—Distributions of Principal.”

On each distribution date, the trust administrator will pay principal of the certificates as described under “Description of the Certificates—Distributions—Distributions of Principal.”

The allocation and priority of distributions will differ depending on whether the distribution date is prior to or after the stepdown date or if the distribution occurs when a trigger event is in effect.

The stepdown date means the later to occur of (a) the distribution date in [  ] or (b) the first distribution date on which the aggregate class principal amount of the class A certificates (after giving effect to distributions of the principal funds amount for such distribution date) is less than or equal to [ ] of the aggregate principal balances of the mortgage loans as of the end of the immediately preceding due period.

A trigger event exists for any distribution date after the stepdown date, in respect to which (a) the quotient of (1) the aggregate stated principal balance of all mortgage loans 60 or more days delinquent, measured on a rolling three-month basis (including mortgage loans in foreclosure, REO properties and mortgage loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the aggregate collateral balance as of the preceding servicer remittance date, equals or exceeds the product of (i) [ ]% and (ii) the required percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate realized losses incurred from the cut-off date through the last day of the calendar month preceding such distribution date divided by (2) the aggregate principal balance of the aggregate collateral balance as of the closing date exceeds the required loss percentage or (c) a principal deficiency amount exists for such distribution date.

Servicing Compensation and Payment of Expenses

As compensation for master servicing duties and administration of the trust fund, the master servicer will be entitled to receive on a monthly basis, an amount equal to the product of [  ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the master servicing fee.
The servicer will be paid on a monthly basis an amount equal to the product of [  ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the servicing fee.  As additional servicing compensation, the servicer is generally entitled to retain (i) all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts (other than prepayment penalties) to the extent collected from the borrower and (ii) any investment earnings on funds held in their respective custodial accounts and escrow accounts.  See “Servicing of the Mortgage Loans—-Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The servicing fees and master servicing fees may be subject to adjustment in connection with any borrower prepayments in between due dates.  When a borrower prepays all or a portion of a mortgage loan

S-5

between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a prepayment interest shortfall in respect of interest available for payment to certificateholders.  In order to mitigate the effect of prepayment interest shortfalls, the servicer (or the master servicer, to the extent that the servicer fails to do so) will be required to pay compensating interest (but only up to one-half of the amount of the servicing fee for the related distribution date, in the case of the servicer, or the master servicing fee, in the case of the master servicer) into the certificate account to the extent of any prepayment interest shortfall in respect of borrower prepayments.  Neither the servicer nor the master servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute.

Each of the servicing fee and the master servicing fee shall be payable from borrower payments and other collections in respect of the mortgage loans prior to the payment of any amounts to the certificateholders.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of Mortgage Loans—Advances” in this prospectus supplement.

Denominations

The trust will issue the certificates in minimum denominations of $[100,000] in original principal amount and integral multiples of $[_____] in excess of $[100,000].

Book-Entry Registration

The trust will initially issue the certificates in book-entry form.  You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Luxembourg or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems.  You will not be entitled to receive a Definitive Certificate representing your interest except under limited circumstances.

See “Description of the Certificates—Book-Entry Certificates” in this prospectus supplement and “Annex I—Book-Entry Procedures and Definitive Certificates” in the prospectus.

Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans.  The credit enhancement for the certificates will consist of shifting of interests, subordination and limited cross-collateralization features described in this prospectus supplement.

Shifting of Interests.  The Class 1-A certificates, Class 2-A certificates and Class 3-A certificates will receive 100% of the principal prepayments received on the mortgage loans, as described in this prospectus supplement, from the related loan group, until the [seventh] anniversary of the first distribution date; provided, however, that if the subordination percentage for a group of subordinate certificates meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the “two-times test”), the senior prepayment percentage for the related senior certificate group will step down and subordinate certificates may receive a portion of the principal prepayments prior to the seventh anniversary of the first distribution date.  During the next four years following the seventh anniversary of the first payment date, the senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of such related principal prepayments.  This allocation of principal prepayments will result in a quicker return of principal to such senior certificates and increases the likelihood that holders of such senior certificates will be paid the full amount of principal to which they are entitled.

Subordination.  The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions.  By way of example, the Class M Certificates are subordinated to the Class A Certificates in their right to receive distributions of principal and interest.  Class M Certificates with a higher numerical designation are subordinated the Class M Certificates with a smaller numerical

S-6

designation in their right to receive principal and interest.  Each class of offered certificates will have a distribution priority over the Class R Certificate.  See “Description of the Certificates—Distributions.”

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal distributable on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates.

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates.  The following chart also illustrates generally the distribution priorities and the subordination features applicable to the certificates.

Allocation of Losses	Class(es)	Credit Support Percentage	Priority of Payment
	1-A, 2-A, and 3-A	[ ]%
	M1	[ ]%
	M2	[ ]%
	M3	[ ]%
	M4	[ ]%
	M5	[ ]%
	M6	[ ]%
	M7	[ ]%

* Principal payments on the Class 1-A, Class 2-A and Class 3-A certificates will be paid in accordance with the priority of payments specified under “Description of the Certificates—Distributions—Distributions of Principal.”

Limited Cross-Collateralization.  Under certain limited circumstances, principal payments on the mortgage loans in one group may be paid as principal to holders of the class A certificates corresponding to another group.  If the class A certificates relating to one group have been retired, then principal payments on the mortgage loans relating to the retired class A certificates will be paid to the remaining class A certificates of the other groups, if any, before being distributed to the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 certificates.  See “Description of the Certificates—Distributions.”

[If applicable, insert disclosure regarding credit enhancement required by § 229.1114.]

Realized Losses
Realized losses on the mortgage loans will have the effect of reducing amounts available to make distributions in respect of the subordinate certificates as follows: first, the Class M7 Certificates; second, the Class M6 Certificates; third, the Class M5 Certificates; fourth, the Class M4 Certificates; fifth, the Class M3 Certificates; sixth, the Class M2 Certificates and seventh, the Class M1 Certificates.  If a loss has been allocated to reduce the certificate principal amount of a subordinate certificate, it is unlikely that a holder of such subordinate certificate will receive any distribution in respect of that reduction.  If the applicable subordination is insufficient to absorb losses, the holders of senior certificates will incur losses and may not recover their full investment amount.

To the extent that realized losses are incurred, those realized losses will reduce the aggregate principal balances of the mortgage loans.
Optional Purchase
Subject to restrictions described in this prospectus supplement, on any distribution date after the distribution date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related distribution date is reduced to less than or equal to [    ]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the servicer will have the option, pursuant to the pooling and servicing agreement, to purchase the mortgage loans and the other assets of the issuing entity.  If the servicer does not purchase the mortgage loans on the first distribution date after the distribution date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related distribution date is reduced to less than or equal to [    ]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date, the margins on the certificates will be increased as set forth on page (iii) beginning on the next distribution date.  See “The Mortgage Loan Purchase Agreement and The Pooling and Servicing Agreement—Optional Purchase of Mortgage Loans.”

S-7

Legal Investment
At the end of the pre-funding period, the class 1-A, class 2-A, class 3-A and class M1 certificates will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The class M2, class M3, class M4, class M5, class M6 and class M7 certificates will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended.  We make no other representation as to the appropriate characterization of the certificates under any laws relating to investment restrictions.  You should consult your own counsel as to whether you have the legal authority to invest in these certificates.  See “Risk Factors—Some certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell” and “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Federal Income Tax Considerations
The trustee will elect to treat a portion of the trust fund as multiple real estate mortgage investment conduits or REMICs for federal income tax purposes.  Each of the offered certificates will represent ownership of “regular interests” in a REMIC, which generally will be treated as debt instruments for most federal income tax purposes.  The Class R Certificate will be designed as the sole class of “residual interest” in each of the REMICs.  See “Federal Income Tax Considerations” in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations
Under current law, in general, the offered certificates will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended.  You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of the certificates.  See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings
 The offered certificates are required to receive the respective ratings set forth below from [Fitch], [Moody’s], and [S&P]:

Class        [Fitch Rating]        [Moody's Rating]        [S&P Rating]
1-A
2-A
3-A
M1
M2
M3
M4
M5
M6
M7

A certificate rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by any rating agency.  The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all payments on the underlying mortgage loans to which they are entitled.  They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any basis risk shortfall (as described in this prospectus supplement) will be paid.  See “Ratings.”

The following tables summarize approximate characteristics of the pool of statistical mortgage loans.  When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the statistical mortgage loans in the issuing entity as of the cut-off date.  The sum of the percentages may not equal 100.00% due to rounding.  For additional information on the statistical mortgage loans, see Annex II to this prospectus supplement.

S-8

The Statistical Mortgage Pool Approximate Statistical Mortgage Loan Characteristics
Number of statistical loans	[ ]
Aggregate outstanding principal balance of statistical mortgage loans	$[ ]

Average or Weighted Average	Range
Outstanding principal balance(1)
Original principal balance(1)
Current mortgage rates(2)
Gross Margin(2)
Maximum mortgage rates(2)
Minimum mortgage rates(2)
Initial Rate Cap(2)
Periodic Rate Cap(2)
Original loan-to-value ratio(2)
Credit Score(2)
Original term to maturity (in months)(2)
Stated remaining term to maturity (in months)(2)
Seasoning (in months)(2)
Months to Roll(2)
Number of statistical mortgage loans with prepayment penalties at origination
Aggregate outstanding principal balance of statistical mortgage loans with prepayment penalties at origination
Percentage of statistical mortgage loans with prepayment penalties at origination	[ ]%
Weighted average prepayment term at origination for statistical loans with prepayment penalties (in months)
____________
(1) Indicates average.
(2) Indicates weighted average.
Forward-Looking Statements
In this prospectus supplement and the attached prospectus, we use forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations.”  Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results may differ materially from those we anticipate due to changes in, among other things:

• economic conditions and industry competition
• political, social and economic conditions
• the law and government regulatory initiatives
• interest rate fluctuations.

S-9

We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based

S-10

Risk Factors

References in this prospectus supplement to percentages of statistical mortgage loans refer in each case to the percentage of the aggregate principal balance of all of the statistical mortgage loans in the mortgage pool (or in a particular group) as of the cut-off date, based on the stated principal balances of such mortgage loans as of the cut-off date, after giving effect to scheduled payments due on or prior to the cut-off date, whether or not received.

The risk factors discussed below and under the heading “Risk Factors” in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.  The offered certificates are not suitable investments for all investors.  The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.  You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

Prepayments of the mortgage loans will affect the yield to maturity of the certificates

The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal distributions (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans.  Prepayment experience may be affected by many factors, including general economic conditions, pass-through rates and the availability of alternative financing, homeowner mobility and the solicitation of borrowers to refinance their mortgage loans.  In addition, substantially all of the mortgage loans contain due-on-sale provisions.  The servicer intends to enforce these provisions unless enforcement is not permitted by applicable law or the servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with accepted servicing practices.  To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—‘Due-on-Sale’ Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

The seller and its affiliates maintain customer retention programs that may involve the solicitation of mortgage loan borrowers for possible loan refinancing.  For example, a customer retention program may include the solicitation of all borrowers of the seller or its affiliates with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire.  In addition, the seller and its affiliates may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs.  Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your issuing entity, such borrowers may be included among those receiving such solicitations.  Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life and yield of the certificates.

The yield on the certificates will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index.  In addition, the yield to maturity of any certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon.  You should consider, in the case of any certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal distributions could result in an actual yield that is lower than the anticipated yield and, in the case of any certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal distributions could result in an actual yield that is lower than the anticipated yield.  Because approximately [      ]% of the statistical mortgage loans contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment penalties; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment penalties.  We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the likelihood of borrower refinancing (whether related to customer retention programs, refinancing solicitations or otherwise), the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any certificates.  Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne

S-11

entirely by the certificateholders as described in this prospectus supplement.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies

The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a borrower and the value of the mortgaged property.  The borrowers generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines.  Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity.  We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

Approximately [    ]% of the statistical mortgage loans in the mortgage pool, and approximately [     ]%, [    ]%  and [      ]% of the group 1, group 2 and group 3 statistical mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), were originated pursuant to stated income documentation programs.  Unlike full documentation programs, borrowers’ income is not subject to verification under stated income programs.  Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

The majority of the mortgage loans are adjustable rate mortgage loans, each of which has a fixed interest rate for the first two, three or five years after origination, which then converts to an adjustable interest rate.  This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan.  The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to effects of adjustable mortgage interest rates, periodic rate caps and a maximum mortgage rates.  In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach conversion to adjustable rates.  As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment

If the amount of subsequent mortgage loans purchased for a mortgage group to be included as part of the trust fund is less than the amount deposited in the pre-funding account for that group on the closing date, holders of the class or classes of class A certificates related to that group will receive a distribution of principal of the amount remaining in the pre-funding account allocated to that group on the distribution date occurring in [   ] 200[  ].  Such a distribution will have the same effect as a prepayment on the mortgage loans.  See “Risk Factors - Prepayments of the mortgage loans will affect the yield to maturity of the certificates.”  The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the initial mortgage loans and the depositor expects that the characteristics of the mortgage loans as described in this prospectus supplement will not be materially changed by the addition of any subsequent mortgage loans.

Prepayment interest shortfalls may reduce your yield

S-12

When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for distribution on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer’s servicing fee for the related calendar month.

On any distribution date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will result in lower net WAC caps, which could adversely affect the yield on the related certificates.

Recent developments may increase risk of loss on the mortgage loans

The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers’ and Sailors’ Civil Relief Act of 1940.  The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans.  Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments.  The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time.  The master servicer and the servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates.  Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.  Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest distribution priority.

We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.  See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In some areas of the United States, real estate values have risen at an historically high rate in recent years.  In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values.  Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area.  Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the certificates all principal and interest to which they are entitled.  See “Risk Factors − Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities.”

S-13

The protection accorded to your certificates by subordination is limited

The rights of the class M1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class M2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 certificates to receive those distributions; the rights of the class M3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 certificates to receive those distributions; the rights of the class M4 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 certificates to receive those distributions; the rights of the class M5 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 certificates to receive those distributions; the rights of the class M6 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 certificates to receive those distributions; and the rights of the class M7 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 certificates to receive those distributions.  This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the certificates exceeds the stated principal balances of the mortgage loans, the class M certificates, in reverse order of seniority (first to the class M7 certificates, second to the class M6 certificates, third to the class M5 certificates, fourth to the class M4 certificates, fifth to the class M3 certificates, sixth to the class M2 certificates and seventh to the class M1 certificates) may never receive that principal and interest.  If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M certificates will be deferred and paid after certain other distributions are made to pay basis risk shortfalls to the certificates.  Investors should fully consider the risks associated with an investment in the class M certificates, including the possibility that you may not fully recover your initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

The certificates are not insured by any financial guaranty insurance policy.  The shifting of interests, subordination and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular distributions of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

The seller may not be able to repurchase defective mortgage loans

The seller has made various representations and warranties related to the mortgage loans sold by it to the trustee for inclusion in the issuing entity.  Those representations are summarized in “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Assignment of Mortgage Loans” in this prospectus supplement.

If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan.  It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of the seller to repurchase or substitute, if within two years of the closing date, for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the payments due on the certificates could occur.

[Mortgage loans with balloon payments

Approximately [    ]% of all of the statistical mortgage loans and approximately [    ]% and [    ]% of the aggregate principal balance of the statistical mortgage loans to be included in group 1, group 2 and group 3, respectively, are mortgage loans that provide for the payment of any remaining unamortized principal balance in a

S-14

single payment, or balloon loans.  If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

Approximately [    ]% of the statistical mortgage loans in the mortgage pool had original loan-to-value ratios of greater than 80% but less than or equal to 90%, and approximately [     ]% of the statistical mortgage loans had original loan-to-value ratios of greater than 95%, but less than or equal to 95%.  Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios.  Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to certificateholders.  In such event, holders of subordinate classes of certificates may suffer losses.

Mortgage loans with simultaneous second lien and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the trust fund.  Approximately [    ]% of the statistical mortgage loans in the statistical mortgage pool, and approximately [     ]%, [   ]% and [     ]% of the group 1, group 2 and group 3 statistical mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), have combined loan-to-value ratios that exceed 95%.  Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers in the related mortgaged properties.  Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust fund.

[The majority of the mortgage loans are seasoned

As of the cut-off date, the loans in loan group 1 have a weighted average number of months from origination of [  ] months.  As of the cut-off date, the loans in loan group 2 have a weighted average number of months from origination of [  ] months.  As of the cut-off date, the loans in loan group 3 have a weighted average number of months from origination of [  ] months.  As of the cut-off date, the loans in the aggregate have a weighted average number of months from origination of [  ] months.]

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration

As of the cut-off date, approximately [     ]% of the statistical mortgage loans, and approximately [     ]%, [   ]% and [     ]% of the statistical mortgage loans to be included in group 1, group 2 and group 3, respectively, of the mortgaged properties were located in [          ].  An overall decline in the [          ] residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans.  As the residential real estate market is influenced by many factors, including the general condition of the economy and pass-through rates, we cannot assure you that the [          ] residential real estate market will not weaken.  If the [          ] residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially.

S-15

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you.  If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the offered certificates do not address all of the factors you should consider when purchasing offered certificates

The rating of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction.  The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor.  There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies.  In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any basis risk shortfalls will be paid.  See “Ratings” in this prospectus supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

The transfer of the mortgage loans from SunTrust Mortgage, Inc. to SunTrust Mortgage Securitization, LLC, will be treated as a sale of the mortgage loans.  However, in the event of an insolvency of SunTrust Mortgage, Inc. the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans.  If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

In the event of a bankruptcy or insolvency of SunTrust Mortgage, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent [                  ], as master servicer, from appointing a successor servicer.  Regardless of whether a successor servicer is appointed, any termination of SunTrust Mortgage, Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The lack of physical certificates may cause delays in payments and cause difficulty in pledging or selling the certificates

The certificates (except for the Class R Certificates) will not be issued in physical form.  Certificateholders will be able to transfer certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks.  The ability to pledge a certificate to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical certificate.  In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send payments directly to them.  Instead, the trust administrator will remit all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

The certificates may not  be appropriate for all investors

The certificates or certain classes of certificates may not be appropriate for all investors.  In particular, individual investors or other investors without experience investing in structured products may lack sufficient resources or expertise to evaluate the characteristics of the certificates or certain classes of the certificates.  This may be the case because, among other things:

S-16

•	if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans

•
the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates.  Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions

•
you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield

•	a secondary market for the certificates may not develop or provide you with liquidity of investment

•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

You should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, and in the prospectus under the heading “Risk Factors.”

Some certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell

The underwriters intend to make a secondary market in the certificates, but will have no obligation to do so.  We cannot assure you that a secondary market for any class of certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of certificates.  The class M2, class M3, class M4, class M5, class M6 and class M7 certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these certificates, thereby limiting the market for those certificates.  In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA certificates such as those classes.  See “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of  your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may

S-17

also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  These difficulties may affect the market value of your securities.

Violations of federal, state and local laws may result in shortfalls on the mortgage loans

Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans.  These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators.  Actual or alleged violations of these federal, state and local laws may, among other things:

•	limit the ability of the servicers to collect principal or interest on the mortgage loans
•	provide the borrowers with a right to rescind the mortgage loans
•	entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations
•	result in a litigation proceeding (including class action litigation) being brought against the issuing entity
•	subject the trust fund to liability for expenses, penalties and damages resulting from the violations.

As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates.  See “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

A violation of anti-predatory lending laws may result in losses on the mortgage loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994.  In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices.  Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994.  [Approximately [    ]% of the statistical mortgage loans, and approximately [   ]%, [   ]% and [    ]% of the statistical mortgage loans included in group 1, group 2 and group 3, respectively, are subject to anti-predatory lending laws in Massachusetts related to the origination of mortgage loans in connection with refinancings.  Massachusetts law provides that a lender may not originate a mortgage loan for the purpose of refinancing all or part of an existing mortgage loan that was originated within a specified period of time prior to the refinancing unless the refinancing is in the borrower’s interest.  The Massachusetts statute identifies a number of factors to be considered in determining whether the refinancing is in the borrower’s interest.  The determination is highly subjective and the burden is on the lender to determine and demonstrate that the refinancing is in the related borrower’s interest.]

Any failure to comply with any anti-predatory lending laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in a recission of the related mortgage loans.  Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.  The seller has represented to the issuing entity that the mortgage loans do not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws, including the Massachusetts anti-predatory lending statute.  The seller will be obligated to repurchase any mortgage loan that is determined to be in violation of any such anti-predatory lending law.  If, however, the seller is unable or unwilling

S-18

to repurchase any such mortgage loan, the issuing entity may experience losses resulting from certain remedies for such violation, including possible rescission of the related mortgage loan.

S-19

The Mortgage Pool

General

The statistical mortgage pool with respect to the certificates consisted as of the Cut-off Date of approximately [     ] conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $[          ].  The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.  The statistical mortgage pool consists of the Initial Mortgage Loans and certain of the Mortgage Loans that are expected to be included among the Subsequent Mortgage Loans to be delivered by the Seller during the Pre-Funding Period.  The statistical mortgage pool will be divided into three groups, referred to as Group 1, Group 2 and Group 3.

The Class 1-A Certificates will generally be payable out of cash flows attributable to the Group 1 Mortgage Loans.  The Class 2-A Certificates will generally be payable out of cash flows attributable to Group 2 Mortgage Loans.  The Class 3-A Certificates will generally be payable out of cash flows attributable to Group 3 Mortgage Loans.  The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates will generally be payable out of cash flows attributable to the Group 1, Group 2 and Group 3 Mortgage Loans.  The Class R Certificate will be entitled to the residual cash flow from all Mortgage Groups.

References herein to percentages of Statistical Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Statistical Mortgage Loans in the statistical mortgage pool (or in a particular group) as of the Cut-off Date, based on the Stated Principal Balances of such Statistical Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received.  References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Statistical Mortgage Loans (determined as described in the preceding sentence).  The information with respect to the Statistical Mortgage Loans set forth in this prospectus supplement is approximate statistical information as of the Cut-off Date.  Prior to or on the Closing Date, additional Mortgage Loans may be delivered to the Trust Fund.  In addition, prior to the Closing Date, Initial Mortgage Loans may be removed and other initial Mortgage Loans may be substituted for the removed loans.  Although the Seller expects to deliver the Statistical Mortgage Loans that are not Initial Mortgage Loans to the Trustee during the Pre-Funding Period, no assurance can be given that these mortgage loans will be actually delivered.  The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Mortgage Loans is representative of the characteristics of the Initial Mortgage Loans and an identified portion of the Subsequent Mortgage Loans at the Closing Date, although some characteristics of these Initial Mortgage Loans on the Closing Date may vary from those represented here and not all of the Statistical Mortgage Loans will be delivered to the Trustee on the Closing Date and may not be delivered during the Pre-Funding Period.  The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding.  Certain characteristics of the Statistical Mortgage Loans are set forth in Annex II to this prospectus supplement.

The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses.  The Trust Fund includes, in addition to the mortgage pool, the following:

•	certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Pooling and Servicing Agreement
•	any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure
•	all insurance policies described below, along with the proceeds of those policies
•	rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty.

[[As applicable, insert disclosure of any (i) material direct or contingent claims on pool assets, (ii) cross collateralization or (iii) cross default provisions § 229.1111(f)]]

S-20

All of the Statistical Mortgage Loans were originated by SunTrust Mortgage, Inc. in accordance with its underwriting guidelines established and maintained by SunTrust Mortgage, Inc.  The underwriting guidelines generally applied by SunTrust Mortgage, Inc. in originating the Mortgage Loans are described under “Underwriting Guidelines.”  Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

All of the Mortgage Loans were originated in [    ].  Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

Approximately [    ]% of the Statistical Mortgage Loans provide for payment by the borrower of a Prepayment Penalty.  Generally, each such Mortgage Loan provides for payment of a Prepayment Penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Loan, ranging from [    ] months to [    ] years from the date of origination of such Mortgage Loan (with a weighted average at origination of [  ] months for the Statistical Mortgage Loans in the mortgage pool), as described herein.  The amount of the applicable Prepayment Penalty, to the extent permitted under applicable state law, is as provided in the related Mortgage Loan; generally, this amount is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period.  Prepayment Penalties will not be available to make payments to holders of the Certificates.  The Servicer may waive a Prepayment Penalty (without reimbursing the Trust from its own funds for any foregone Prepayment Penalty) only if (i) the prepayment is not the result of a refinancing by the Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Penalty and the related Mortgage Loan or (ii) the collection of a Prepayment Penalty would, in the reasonable judgment of the Servicer, be in violation of law.  The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Penalty to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Penalty as described above).

Approximately [    ]% of the Statistical Mortgage Loans in the mortgage pool, and approximately [    ]%, [   ]% and [    ]% of the Statistical Mortgage Loans in Group 1, Group 2 and Group 3, respectively, have Original Loan-to-Value Ratios between 80.01% and 95.00%.  As of the Cut-off Date, [    ]% of the Statistical Mortgage Loans in the statistical mortgage pool have Original Loan-to-Value Ratios in excess of 95.00%.  Approximately [    ]% of the Statistical Mortgage Loans in the mortgage pool, and approximately [    ]%, [    ]% and [    ]% of the Statistical Mortgage Loans in Group 1, Group 2 and Group 3, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%.  As of the Cut-off Date, [    ]% of the Statistical Mortgage Loans in the statistical mortgage pool have Combined Loan-to-Value Ratios in excess of 100.00%.

As of the Cut-off Date, the remaining term to stated maturity of the Statistical Mortgage Loans ranged from [    ] months to [    ] months and the weighted average remaining term to stated maturity of the Statistical Mortgage Loans was approximately [    ] months.

Substantially all of the Mortgage Loans in the mortgage pool provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, as described at “—The Indices” below.  There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment (i) in the case of approximately [    ]% of the Statistical Mortgage Loans, approximately [two] years following origination, (ii) in the case of approximately [    ]% of the Statistical Mortgage Loans, approximately [three] years following origination, and (iii) in the case of approximately [    ] of the Statistical Mortgage Loans, approximately [five] years following origination.  On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan.  The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap.

S-21

Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein.  See “—The Indices” below.

The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

SunTrust Mortgage, Inc. utilizes the Mortgage Bankers Association’s convention (the “MBA Method”) for determining delinquency statistics.  Under the MBA Method, a Mortgage Loan is considered to be “30 days or more” (or “30 days”) delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled Due Date.  The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month, so that, for example, if a borrower failed to make a monthly payment due on January 1 by January 31, that mortgage loan would be considered to be 30 days or more delinquent.

As of the Cut-off Date, the aggregate original principal balance of the Statistical Mortgage Loans was approximately $[        ].  As of the Cut-off Date, the aggregate Stated Principal Balance of the Statistical Mortgage Loans was approximately $[        ], the minimum Stated Principal Balance was approximately $[        ], the maximum Stated Principal Balance was approximately $[        ], the lowest current Mortgage Rate and the highest current Mortgage Rate were approximately [    ]% and approximately [    ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [   ]% per annum.  The weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Cut-off Date was approximately [    ]%, and the weighted average Combined Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Cut-off Date was approximately [    ]%.

The weighted average Credit Score of the Statistical Mortgage Loans as of the date of origination of the respective Statistical Mortgage Loan was approximately [    ].  The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus.  The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower.  None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively.  For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for approximately [    ]% and [    ]% of the Statistical Mortgage Loans will be the Six-Month LIBOR Index and the Treasury Mortgage Index, respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date.  In the event that either the Six-Month LIBOR Index or the Treasury Mortgage

S-22

Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex II to this prospectus supplement.  The sum of the columns in Annex II may not equal the total indicated due to rounding.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

On the Closing Date, the excess of the aggregate Class Principal Amount of the certificates over the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date, which amount is expected to be approximately $[  ], will be deposited in the Pre-Funding Account established and maintained by the Trust Administrator on behalf of the Certificateholders.  [Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for distributions on the Certificates.]  During the Pre-Funding Period, the Depositor is expected to purchase Subsequent Mortgage Loans from the Seller and sell such Subsequent Mortgage Loans to the Trustee to be included in the Trust Fund.  The maximum aggregate loan balance of Subsequent Mortgage Loans to be transferred to the Trustee for inclusion in the Trust Fund for Group 1, Group 2 and Group 3 is approximately $[  ], $[   ] and $[   ], respectively.  The Subsequent Mortgage Loans purchased by the Trustee for inclusion in the Trust Fund from each such amount will be allocated to the related Mortgage Group.  The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the amounts in the Pre-Funding Account allocated to that Mortgage Group.  Accordingly, the purchase of Subsequent Mortgage Loans for a Mortgage Group will decrease the amount on deposit in the Pre-Funding Account for that Mortgage Group and increase the aggregate Stated Principal Balance of the Mortgage Loans in that Mortgage Group.  The characteristics of the Mortgage Loans to be included in the Trust Fund will vary upon the acquisition of Subsequent Mortgage Loans.  The obligation of the Trustee to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

•	such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date
•	such Subsequent Mortgage Loan may not have a final maturity date later than [ ]
•	the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years
•	such Subsequent Mortgage Loan will have a Mortgage Rate not less than [ ]% per annum
•	such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio greater than 100%
•	such Subsequent Mortgage Loan will have a principal balance not greater than $[ ]
•	such Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property
•	such Subsequent Mortgage Loan will have been originated in accordance with the SunTrust Underwriting Guidelines
•	such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

Following the purchase of such Subsequent Mortgage Loans by the Trustee, the mortgage pool and each Mortgage Group will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent Mortgage Loans as of the related Subsequent Cut-off Date):

Mortgage Pool

•	a weighted average current Mortgage Rate of at least [ ]% per annum
•	a weighted average remaining term to stated maturity of less than 360 months
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%
•	a weighted average Credit Score of at least [ ]
•	no more than [ ]% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

S-23

Group 1

•	a weighted average current Mortgage Rate of at least [ ]% per annum
•	a weighted average remaining term to stated maturity of less than 360 months
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%
•	no more than [ ]% of the Group 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Group 2

•	a weighted average current Mortgage Rate of at least [ ]% per annum
•	a weighted average remaining term to stated maturity of less than 360 months
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%
•	no more than [ ]% of the Group 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Group 3

•	a weighted average current Mortgage Rate of at least [ ]% per annum
•	a weighted average remaining term to stated maturity of less than 360 months
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%
•	no more than [ ]% of the Group 3 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Static Pool Information

Information concerning the Sponsor’s prior residential mortgage loan securitizations involving mortgage loans issued by the Depositor is available on the internet at www.[website address to be inserted].  Those securitizations involve mortgage loans comparable to the type of Mortgage Loans contained in the Issuing Entity.

Without charge or registration, investors can view on this website the following information for each of those securitizations:

•	summary initial pool information
•	delinquency, cumulative loss, and prepayment information as of each distribution date for the [three] years preceding the date of first use of this prospectus supplement.

In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at [__________], Attention:  [____________].

The static pool data available on the Sponsor’s website relating to any of the Sponsor’s mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying prospectus supplement or the Depositor’s registration statement.

This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type.  Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

S-24

Underwriting Guidelines

All of the Mortgage Loans were originated by SunTrust Mortgage, Inc. (“SunTrust Mortgage”), a Virginia corporation and wholly-owned subsidiary of SunTrust Bank, or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by SunTrust Mortgage (the “SunTrust Underwriting Guidelines”).  See “Origination and Sale of Mortgage Loans” in the prospectus.

[If applicable, insert disclosure required by § 229.1110 regarding any originators that have originated 10% or more of the Mortgage Loans.]

General

SunTrust Mortgage is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia banking corporation.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida.  As of September 30, 2007, STI had total assets of $175.9 billion and total deposits of $115.9 billion.  STI is headquartered in Atlanta, Georgia, and SunTrust Mortgage is headquartered in Richmond, Virginia.  SunTrust Mortgage’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.  SunTrust Mortgage has originated Alt-A mortgage loans since 2002.

Origination Process.  SunTrust Mortgage is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer.  SunTrust Mortgage originates mortgage loans directly through SunTrust Mortgage branches and more than 170 locations in SunTrust Mortgage markets and adjacent states.  SunTrust Mortgage also accepts mortgage applications through toll-free telephone numbers and its Internet website.  SunTrust Mortgage purchases mortgage loans from approved correspondents and brokers in 49 states.  All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust Mortgage.

Origination Volume.  The following table sets forth selected information regarding SunTrust Mortgage’s residential mortgage loan originations for the periods indicated:

	Year to Date September 30, 2007		Year Ended December 31, 2006		Year Ended December 31, 2005		Year Ended December 31, 2004
	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)
Loan Type
Agency Fixed	146,610	27,057,924	134,590	23,190,502	118,353	19,604,164	78,436	11,719,353
Agency ARM	6,067	1,509,189	4,068	876,296	4,762	871,644	17,877	3,184,106
EZ Option Fixed(1)	4,502	1,100,483	28,302	6,080,958	19,421	4,021,560	2,326	412,966
EZ Option ARM(1)	627	175,500	9,447	2,370,321	15,750	3,778,697	6,862	1,622,846
Jumbo Fixed	6,604	4,230,515	6,857	4,258,863	5,091	2,746,943	3,454	1,673,674
ARM Plus(2)	42	24,038	298	100,090	2,854	940,210	1	333
Other	60,826	11,344,330	116,222	18,432,858	103,398	15,690,489	74,762	11,616,584
Total:	225,278	45,441,979	299,784	55,309,888	269,629	47,653,707	183,718	30,229,862

(1)
“EZ” means mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans.  These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)
“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

The SunTrust Underwriting Guidelines

SunTrust underwriting guidelines are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves

S-25

for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral.  SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used.  SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met.  Disclosure and verification of employment may also be waived within specific program parameters.  SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations.  SunTrust requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required.  A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired.  As part of the description of the borrower’s financial condition, SunTrust may require a description of assets and income.  Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records.  In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment.  Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income.  Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing.  An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed.  The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.  The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores to assist in making a credit decision.  Credit scores are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead are used as a tool to evaluate how a borrower has handled credit obligations.

Servicing of the Mortgage Loans

General

Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Servicing Compensation and Payment of Expenses”, “—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” and “—Advances” below.  If the Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer, and appoint a successor servicer as provided in the Pooling and Servicing Agreement.  See “Description of the Agreements—Servicer Events of Default

S-26

and Master Servicer Events of Defaults” and “—Rights Upon Servicer and Master Servicer Events of Default” in the prospectus.

In managing the liquidation of defaulted Mortgage Loans, the Servicer will have discretion as provided in the pooling and servicing agreement to take such action in maximizing recoveries to the Certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties.  See “Sale and Servicing of the Trust Assets” in the prospectus.

All of the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of the Pooling and Servicing Agreement.

Servicing Compensation and Payment of Expenses

As compensation for master servicing and administration of the trust fund, the Master Servicer will be entitled to the Master Servicing Fee.  In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Certificate Account established by the Trust Administrator.

The Servicer will be paid the Servicing Fee.  If the Servicer is terminated and replaced by a successor servicer, the aggregate compensation payable to such successor servicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate.  As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Penalties) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Pooling and Servicing Agreement.

The Servicing Fee is subject to reduction as described below under “Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans.”

The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

Prepayments received during a Prepayment Period will be included in determining distributions to Certificateholders on the related Distribution Date.  When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a Prepayment Interest Shortfall in respect of interest available for distribution to Certificateholders on the related Distribution Date.  In order to mitigate the effect of any such Prepayment Interest Shortfall, the Servicer will be required to pay Compensating Interest into the Certificate Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the Prepayment Period; provided, however, that the amount of Compensating Interest in respect of any Distribution Date shall be limited to one-half of the Servicing Fee otherwise payable for such Distribution Date.  To the extent that the Servicer fails to pay required Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Distribution Date.  Neither the Servicer nor the Master Servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute.

Advances

Except as described below, the Servicer will be required to advance prior to each Distribution Date from its own funds or amounts received with respect to the Mortgage Loans that do not constitute [Available Funds] for this Distribution Date, an amount (an “Advance”) equal to (a) all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the “Determination Date” (which will be the 15th of the month or, if the 15th is not a business day, the succeeding business day) minus (b) the servicing fee for those Mortgage Loans for the

S-27

period plus (c) an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses.  The Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that Advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan.  If the Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to certificateholders on the related Distribution Date.  Any failure by the Servicer to make a deposit in the certificate account as required under the Pooling and Servicing Agreement, including any failure to make an Advance, will constitute an event of default under the Pooling and Servicing Agreement if such failure remains unremedied for five days after written notice of such failure.  If the Servicer is terminated as a result of the occurrence of an event of default, the master servicer or the successor servicer will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement.  An Advance will be reimbursed from payments on delinquent Mortgage Loan on which the Advance was made.  However, if an Advance is determined to be nonrecoverable and the Servicer delivers an officer’s certificate to the Master Servicer indicating that the Advance is nonrecoverable, the Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance.  Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.  See “Sale and Servicing of the Trust Assets” in the prospectus.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, the Servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure.  However, the Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.  Advances and other amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of a Mortgage Loan.  Any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term of the Mortgage Loan.  All capitalizations are to be implemented in accordance with the sponsor’s standards.  The final maturity of any Mortgage Loan shall not be extended beyond the assumed final distribution date.  No servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-off Date, but not less than the Servicing Fee Rate.  Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made.  The Mortgage Rate and Net Mortgage Rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Certificates will not be affected by the servicing modification.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

S-28

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that in March of each year, beginning in March 2008, each of the Servicer, the Custodian, the Master Servicer and the Trust Administrator, respectively, will be required to provide to the Depositor, the Master Servicer and the Trust Administrator an assessment of compliance with the Servicing Criteria applicable to such transaction party.  The Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  In addition, any subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB, also will be required to provide to the Depositor, the Master Servicer and the Trust Administrator an assessment of compliance with the Servicing Criteria.  Each party that is required to deliver a report on assessment of servicing compliance, will also be required to deliver an attestation report from a firm of independent public accountants on the related assessment of compliance.  Each report is required to indicate if the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement also will provide that in March of each year, beginning in March 2008, each of the Servicer, the Master Servicer and the Trust Administrator, respectively, will be required to provide to the Depositor, the Master Servicer and the Trust Administrator, a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation in any material respect, the statement will specify each failure known to such officer and the nature and status of that failure.

Master Servicer Default; Servicer Default

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by the Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer.  However, if the Master Servicer is in default of its obligation to make an Advance as described in the Pooling and Servicing Agreement, the Trustee shall promptly terminate the Master Servicer.  In such event, the Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

If the Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Pooling and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.  If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

The Pooling and Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Pooling and Servicing Agreement to one or more lenders.  To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer provided that such successor servicer meets the requirements for appointment of a successor servicer under the Pooling and Servicing Agreement.  See “—General” above.

Parties to the Transaction

The following is a summary of the roles and responsibilities of various parties to the transaction, including a general description of the relevant transaction party’s experience in participating in securitizations of mortgage loans and mortgage-related assets.  A more complete description of the duties and obligations with respect to each transaction party is included in the terms and provisions of the mortgage loan purchase agreement and the pooling and servicing agreement.

S-29

The Sponsor and Seller

SunTrust Mortgage acts as the sponsor of the offering of the certificates and is the entity responsible for structuring the securitization transaction described in the prospectus supplement.  SunTrust Mortgage owns all of the outstanding membership interests of the depositor.

SunTrust Mortgage is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans.  SunTrust Mortgage has been an active seller of residential mortgage loans to various participants in the secondary mortgage markets and has acted as a servicer of mortgage loans included in securitization transactions.  SunTrust Mortgage has previously acted as a sponsor of three public residential mortgage loan securitizations.  For a description of SunTrust Mortgage’s experience in originating and servicing residential mortgage loans, see “Underwriting Guidelines—General” and “Parties to the Transaction—The Servicer.”

SunTrust Mortgage’s principal office is located at 901 Semmes Avenue, Richmond, Virginia 23224 and its telephone number is (804) 319-[_____].

The Depositor

SunTrust Mortgage Securitization, LLC (“SMS”) was organized in Delaware on August 20, 2007 as a wholly owned, limited-purpose financing subsidiary of SunTrust Mortgage.  SMS’s principal office is located at 901 Semmes Avenue, Richmond, Virginia and its telephone number is (804) 319-2488.

SMS was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets.  It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions.  SMS’s limited liability company agreement prohibits SMS from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness (i) that may be incurred by SMS in connection with the issuance of any securities that are collateralized or otherwise secured or backed by interest in mortgage loans or mortgage related assets (“Eligible Securities”), (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than SMS and provides that the holder of such indebtedness may not cause of the filing of a petition in bankruptcy or take any similar action against SMS until at least 91 days after every indebtedness of SMS evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of SMS evidenced by Eligible Securities issued by SMS and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against SMS until at least 91 days after every indebtedness of SMS evidenced by the Eligible Securities is indefeasibly paid in full.  SMS’s limited liability company agreement limits SMS’s business to the foregoing and place certain other restrictions on SMS’s activities.  In particular, SMS cannot not amend the purposes for which SMS has been formed without the consent of an independent director.

SMS does not have, nor is it expected in the future to have, any significant assets.  SMS will not have any business operations other than securitizing assets and related activities.  SMS will have limited obligations and rights under the Pooling and Servicing Agreement.

The Issuing Entity

SunTrust [______________], Series 200[ ]-[ ] will be a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement among the Depositor, the Seller, the Servicer, the Trustee and the Trust Administrator.  The Issuing Entity will not own any assets other than the mortgage loans or the other assets described below.  The Issuing Entity will not have any liabilities other than those incurred in connection with the Pooling and Servicing Agreement and any related agreement.  The fiscal year end of the Issuing Entity will be December 31 of each year.  No equity contribution will be made to the Issuing Entity by the Sponsor, the Depositor or any other party, except for a de minimis contribution made by the Depositor pursuant to the Pooling and Servicing Agreement, and the Issuing Entity will not have any other capital.  The Issuing Entity will not have any employees, officers or directors.  The Trustee, the Depositor and the Servicer will act on behalf of the Issuing

S-30

Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Issuing Entity and proceeds therefrom, issuing the Certificates, making payments on the Certificates, and related activities.  [The permissible activities of the Issuing Entity may not be modified.]

[[The Issuing Entity, as a New York common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the issuing entity would be considered a “business trust.”  In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.]]

The Issuing Entity’s principal offices are located in [             ], in care of [             ], as Trustee, at the address set forth below under “—The Trustee.”

The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 will be made available on the website of the [sponsor,] [trust administrator] on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.

The Servicer

General.  SunTrust Mortgage is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia banking corporation.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida.  As of September 30, 2007, STI had total assets of $175.9 billion and total deposits of $115.9 billion.  STI has its headquarters in Atlanta, Georgia, and SunTrust Mortgage has its headquarters in Richmond, Virginia.  SunTrust Mortgage’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224, and its loan servicing facility is located at 1001 Semmes Avenue, Richmond, Virginia 23224.  SunTrust Mortgage has originated Alt-A mortgage loans since 2002.  Today, SunTrust Mortgage services residential mortgage loans for its own account and for the accounts of others in all 50 states and the District of Columbia.

Servicing Operations. SunTrust Mortgage is an approved seller/servicer for Fannie Mae, Freddie Mac and Ginnie Mae.  SunTrust Mortgage’s servicing operations are audited from time to time internally by SunTrust Mortgage’s internal audit group and externally by Fannie Mae, Freddie Mac, Ginnie Mae, VA, and HUD as well as various investors and master servicers.  As of September 30, 2007, SunTrust Mortgage serviced more than 924,018 mortgage loans totaling more than $149.9 billion.  SunTrust Mortgage’s portfolio is composed of $142.5 billion in conventional loans and $7.9 billion in FHA/VA loans.

S-31

The following table sets forth selected information regarding SunTrust Mortgage’s residential servicing portfolio:

	Year to Date September 30, 2007		Year Ended December 31, 2006		Year Ended December 31, 2005		Year Ended December 31, 2004
	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)
Loan Type
Agency Fixed	558,261	80,156,649	472,564	64,395,872	423,906	56,465,601	357,764	42,285,749
Agency ARM	30,794	5,451,898	31,265	5,149,189	35,398	5,693,272	41,144	6,736,565
EZ Option Fixed(1)	37,313	7,980,075	42,336	8,840,964	18,976	3,898,983	662	123,305
EZ Option ARM(1)	16,540	3,976,963	20,250	4,849,476	15,444	3,665,223	2,107	503,638
Jumbo Fixed	23,032	12,674,595	17,258	9,119,292	11,547	5,593,169	7,546	3,448,476
ARM Plus (2)	2,390	792,440	2,712	879,606	2,774	906,478
Other	255,688	38,827,424	261,199	36,739,550	225,488	29,335,096	182,339	21,567,363
Total:	924,018	149,860,044	847,584	129,973,949	733,533	105,557,822	591,562	74,665,096

(1)

“EZ” means mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans.  These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)

“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

Servicing Procedures.  SunTrust Mortgage maintains a centralized servicing platform in Richmond, Virginia.  The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing.  SunTrust Mortgage utilizes Fidelity’s National Information Service’s (“Fidelity”) Mortgage Servicing Package (“MSP”) as its servicing system.  SunTrust Mortgage provides customary servicing pursuant to servicing agreements between SunTrust Mortgage and the various investors.

In accordance with applicable servicing agreements, SunTrust Mortgage’s servicing activities may include one or more of the following:  (1) collecting and remitting principal and interest payments on mortgage loans; (2) administering mortgage escrow accounts; (3) handling insurance claims, (4) advancing reasonable funds; and (5) executing collection and foreclosure procedures.  SunTrust Mortgage’s servicing portfolio consists primarily of agency fixed and ARM product.  The servicing portfolio also includes Alt-A, Jumbo Fixed Rate and ARM products.

Both the insurance function and the tax function are outsourced.  Insurance tracking and payment of all property insurance is fully outsourced to ZC Sterling, and SunTrust Mortgage maintains a trained staff to handle exceptions, loss drafts, PMI and to provide oversight of the outsource vendor.  ValuTree Real Estate Services, a wholly owned subsidiary of SunTrust Mortgage, handles the real estate tax functions for loans serviced by SunTrust Mortgage.

SunTrust Mortgage has a Special Loans Department that services ARM loans which are audited by the department before an ARM change is completed.  The Special Loans Department also services other products including Interest-Only ARMS, Payment Option ARMS, bridge loans, balloon payment loans, lot loans, and FNMA timely payment reward loans.  The Special Loans Department also handles recasts, modifications, subordinations, non-qualifying assumptions, balloon loan resets, ARM conversions and partial releases.

SunTrust Mortgage applies payments as required by applicable servicing agreements.  Loans in the portfolio receive billing statements on which account information and transaction summaries are provided.  Most payments are processed by our Lockbox provider, SunTrust Bank (operating out of Glen Burnie, Maryland), or are processed via various electronic means.  Payments are processed within 24 hours and are effective on the date received.  The Exception Processing Department conducts research relative to individual payment matters and manages payments that are not honored, such as checks returned for non-sufficient funds and ACH applications.

S-32

The Cash Accounting Department balances cash deposits on a daily basis, as well as identifies and distributes incoming wire transfers for payment application and payoffs.  This department also balances custodial accounts according to Investor Guidelines on a monthly basis.

As a part of its default management strategy, SunTrust Mortgage contacts delinquent customers through outbound calling from 8:00 am to 10:00 pm Monday through Thursday, 8:00 am to 6:00 pm on Friday, and from 8:00 am to noon on Saturday.  SunTrust Mortgage uses an automated dialer system for regular contact on delinquent accounts.  Outbound dialer campaigns are designed by product and risk characteristics.  Riskier products are slotted for more frequent and earlier call attempts.  Mortgagors can also make electronic payments via our SurePay, E-Pay and E-Bill systems.

SunTrust Mortgage utilizes a dual track loss mitigation and foreclosure policy, running loss mitigation efforts concurrently with the migration of a loan to foreclosure until the foreclosure sale is executed.  SunTrust Mortgage recently implemented Back in the Black as a default management system in Collections.  Bankruptcies filed by borrowers are monitored in-house and assigned to local counsel, if delinquent.

SunTrust Mortgage currently utilizes the Fidelity mortgage servicing platform to manage loans impacted by Bankruptcy filings.  Status of accounts and timelines are monitored with Fidelity reports, Passport queries and updates from outside counsel.  Loan assignment is by state to allow staff to develop and maintain a relationship with outside counsel.

SunTrust Mortgage maintains foreclosed properties in our Real Estate Owned Department.  SunTrust Mortgage’s goal is to sell these properties out of inventory within 180 days of the foreclosure sale and at a price that exceeds the market’s target value.

The Custodian

SunTrust Bank, a Georgia banking corporation, will serve as custodian of the mortgage loan files pursuant to the pooling and servicing agreement.  The principal document custody facilities of SunTrust Bank are located at 1001 Semmes Avenue, 3rd Floor, RVW-4303, Richmond, VA 23224.  SunTrust Bank serves as the document custodian for certain mortgage loans that are serviced by SunTrust, including, primarily, residential mortgage loans sold to Fannie Mae and Freddie Mac.  SunTrust Bank serves as custodian for [four] public residential mortgage loan securitizations.

The Master Servicer and Trust Administrator

The information set forth in the following paragraphs has been provided by the Master Servicer and Trust Administrator.

[          ] is a national banking association and a wholly-owned subsidiary of [          ].  A diversified financial services company with approximately $[      ] in assets, [    ] customers and [       ] employees, [          ] is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  [          ] provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with [          ] and its affiliates.  [          ]’s principal corporate trust offices are located at [  ] and its office for certificate transfer services is located at [           ].

[          ] acts as Master Servicer pursuant to the Pooling and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of Pooling and Servicing Agreement.  In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicer.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master

S-33

Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against the Servicer.  [          ] has been engaged in the business of master servicing since [          ].  As of [          ], [          ] was acting as master servicer for approximately [    ] series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $[                   ].

Under the terms of the Pooling and Servicing Agreement, [          ] also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, [          ] is responsible for the preparation and filing of all tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  [          ] has been engaged in the business of trust administration since [               ].  As of [          ], [          ] was acting as trust administrator or securities administrator with respect to more than $[                ] of outstanding residential mortgage-backed securities.

[          ] serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity.  The terms of the custodial agreement under which those services are provided by [          ] are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Trustee

[          ] will act not in its individual capacity but solely as the Trustee under the Pooling and Servicing Agreement.  The initial and annual fee payable to the Trustee will be paid out of Available Funds and will be an obligation of the Issuing Entity.

[          ] is a national banking association and a wholly-owned subsidiary of [          ], which is currently ranked as the [    ] largest bank holding company in the United States with total assets exceeding $[      ] as of [      ].  As of [         ], [          ] serves approximately [     ] customers, operates [     ] branch offices in [    ] states and has over [      ] employees.  A network of specialized [         ] offices across the nation, inside and outside its footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

[          ] has provided trustee services since the year [      ].  As of [     ], [          ] was acting as trustee with respect to over [    ] issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  [        ] has acted as trustee of sub-prime mortgage-backed securities since [    ].  As of [     ], [       ] was acting as trustee on [    ] issuances of sub-prime mortgage-backed securities.

Credit Support Provider

    [If applicable, insert disclosure regarding credit support provider required by § 229.1115.]

Description of the Certificates

General

The Mortgage Loans and the other assets included in the Trust Fund will represent all the assets available for distribution to the Certificates.  Copies of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor (SunTrust Mortgage Securitization, LLC, Commission File Number 333-[______]) that will be available to purchasers of the Offered Certificates at, and will be filed with, the Commission within 15 days of the initial delivery of the Offered Certificates.  The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.  When particular provisions or

S-34

terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Certificates will consist of the Class 1-A Certificates, Class 2-A Certificates, Class 3-A Certificates, Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates (collectively, the “Offered Certificates”) and the Class R Certificate.

The Offered Certificates will be issued in book-entry form as described below.  The Definitive Certificates will be transferable and exchangeable through the Trust Administrator.  The Class A Certificates and the Class M Certificates will be issued in minimum dollar denominations of $[100,000] and integral multiples of $1 in excess of $[100,000].

Book-Entry Certificates

The Certificates will be Book-Entry Certificates.  Certificateholders may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems.  The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal amount of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear.  Investors may hold such beneficial interests in the Class A Certificates and the Class M Certificates in minimum Class Principal Amounts of $[100,000] and integral multiples of $1 in excess of $[100,000].  Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC.  Certificateholders will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificateholders are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Certificateholders will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trust Administrator through DTC and DTC Participants.  While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Indirect Participants, with whom Certificateholders have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.  Accordingly, although Certificateholders will not possess certificates, the Rules provide a mechanism by which Certificateholders will receive payments and will be able to transfer their interests.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

S-35

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day.  Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Federal Income Tax Considerations—Grantor Trusts—Taxation of Certain Foreign Holders of Grantor Trust Securities” and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository.  Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars.  Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.  As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute.  Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and

S-36

cash.  Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions.  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trust Administrator to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures.  Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co.  Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations.  See “Federal Income Tax Considerations—Grantor Trusts—Taxation of Certain Foreign Holders of Grantor Trust Securities” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to this prospectus supplement.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.  In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Certificates in the secondary market since some potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.  Clearstream Luxembourg or the Euroclear Operator, as the case may

S-37

be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

1.
DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book Entry Certificates and the Depositor is unable to locate a qualified successor; or

2.
after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Certificates advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trust Administrator and the Trustee will issue Definitive Certificates, and thereafter the Trust Administrator will recognize the holders of such Definitive Certificates as holders of the Certificates under the Indenture.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Certificate Account

The Pooling and Servicing Agreement provides that the Servicer, for the benefit of the Certificateholders, shall establish and maintain one or more accounts, each known as a “Custodial Account,” into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof.  Any Custodial Account must be an Eligible Account.  The servicer may make withdrawals from the Custodial Account for the limited purposes specified in the Pooling and Servicing Agreement.  See “Servicing of the Trust Assets” in the prospectus.  The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more Eligible Investments acceptable to Fitch, Moody’s and S&P as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date.  The Servicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time.  The Servicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

The Pooling and Servicing Agreement provides that the Trust Administrator, for the benefit of the Certificateholders, shall establish and maintain one or more accounts, known as a “Certificate Account,” into which the Servicer is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date.  Any Certificate Account must be an Eligible Account.  The Trust Administrator may make withdrawals from the related Certificate Account for the limited purposes specified in the Pooling and Servicing Agreement.  See “Sale and Servicing of the Trust Assets” in the prospectus.  The Pooling and Servicing Agreement

S-38

permits the Trust Administrator to invest the funds in the Certificate Account in one or more Eligible Investments acceptable to Moody’s and S&P as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Distribution Date.  The Master Servicer will be entitled to all income and gain realized from the Certificate Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time.  The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Certificate Account investments out of its own funds as the losses are realized.

Each Custodial Account and Certificate Account will be reconciled on a monthly basis.  There will not be any external verification of activity in the accounts, except as may occur in connection with the annual examination by the Servicer or Trust Administrator’s independent accountants in connection with their respective audits, or in connection with periodic examination by the Servicer’s or the Trust Administrator’s regulatory authorities.

Distributions

General.  Distributions on the Certificates will be made by the Trust Administrator, on each Distribution Date, commencing in [              ], 200[ ], to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to payments as it appears on the certificate register, or, in the case of any Certificateholder that has so notified the Trust Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator.  On each Distribution Date, a holder of a Certificate will receive such holder’s Percentage Interest of the amounts required to be paid with respect to the applicable class of Certificates.

Distributions of Interest.  On each Distribution Date, interest distributable on the Offered Certificates will equal the sum of (1) Current Interest and (2) any Carryforward Interest for such class for the related Accrual Period.  All calculations of interest on the Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the preceding Accrual Period.

On each Distribution Date, the Available Funds for each Mortgage Group will be distributed in the order of priority set forth below among the certificates to the extent available:

first, concurrently,

(i)	from the Available Funds for Mortgage Group 1, to the Group 1 Senior Certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date;
(ii)	from the Available Funds for Mortgage Group 2, to the Group 2 Senior Certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; and
(iii)	from the Available Funds for Mortgage Group 3, to the Group 3 Senior Certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date.
second, concurrently,

(A)           from the Available Funds for Mortgage Group 1, the Senior Optimal Principal Amount for Mortgage Group 1 for that Distribution Date; to the Class 1-A certificates, until the Certificate Principal Balance has been reduced to zero;:

S-39

(B)           from the Available Funds for Mortgage Group 2, the Senior Optimal Principal Amount for Mortgage Group 2 for that Distribution Date, concurrently, to the Class 2-A certificates until the respective Certificate Principal Balance has been reduced to zero;

(C)           from the Available Funds for Mortgage Group 3, the Senior Optimal Principal Amount for Mortgage Group 3 for that Distribution Date, Class 3-A certificates, until the Certificate Principal Balance has been reduced to zero;

third, from the remaining Available Funds for each Mortgage Group, in the aggregate, to the Class M-1 certificates in the following order:  (1) the Accrued Certificate Interest on the Class M-1 certificates for that Distribution Date and (2) the Class M-1 certificates’ Allocable Share for that Distribution Date;

fourth, from the remaining Available Funds for each Mortgage Group in the aggregate, to the Class M-2 certificates in the following order:  (1) the Accrued Certificate Interest on the Class M-2 certificates for that Distribution Date and (2) the Class M-2 certificates’ Allocable Share for that Distribution Date;

fifth, from the remaining Available Funds for each Mortgage Group in the aggregate, to the Class M-3 certificates in the following order:  (1) the Accrued Certificate Interest on the Class M-3 certificates for that Distribution Date and (2) the Class M-3 certificates’ Allocable Share for that Distribution Date;

sixth, from the remaining Available Funds for each Mortgage Group in the aggregate, to the Class M-4 certificates in the following order:  (1) the Accrued Certificate Interest on the Class M-4 certificates for that Distribution Date and (2) the Class M-4 certificates’ Allocable Share for that Distribution Date;

seventh, from the remaining Available Funds for each Mortgage Group in the aggregate, to the Class M-5 certificates in the following order:  (1) the Accrued Certificate Interest on the Class M-5 certificates for that Distribution Date and (2) the Class M-5 certificates’ Allocable Share for that Distribution Date;

eighth, from the remaining Available Funds for each Mortgage Group in the aggregate, to the Class M-6 certificates in the following order:  (1) the Accrued Certificate Interest on the Class M-6 certificates for that Distribution Date and (2) the Class M-6 certificates’ Allocable Share for that Distribution Date; and

ninth, from the remaining Available Funds for each Mortgage Group in the aggregate, to the Class M-7 certificates in the following order:  (1) the Accrued Certificate Interest on the Class M-7 certificates for that Distribution Date and (2) the Class M-7 certificates’ Allocable Share for that Distribution Date.

Interest will accrue on the certificates on their respective Certificate Principal Balances at the respective interest rates set forth in the table beginning on page S-3 during each Interest Accrual Period.

The pass-through rate for the Class 1-A certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of Mortgage Group 1.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately [_____]% per annum.

The pass-through rate for the Class 2-A certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of Mortgage Group 2.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 4.7935% per annum.

The pass-through rate for the Class 3-A certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Adjusted Mortgage Rate of Mortgage Group 3.  The pass-through rate for those Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately [____% per annum.

S-40

Distributions of Principal.  On each Distribution Date, the Principal Distribution Amount for each Mortgage Group and for each Distribution Date is required to be paid as follows until the Principal Distribution Amount has been fully paid:

Distributions in reduction of the Certificate Principal Balance of each certificate entitled to principal distributions will be made on each Distribution Date.

Distributions in reduction of the Certificate Principal Balance of each class of Senior Certificates of a Group will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority second.  The Available Funds related to such Group remaining after the distribution of interest will be allocated to the Senior Certificates of such Group in an aggregate amount not to exceed the Senior Optimal Principal Amount for such Group, if any, for the respective Distribution Date.

Distributions in reduction of the Certificate Principal Balances of the Subordinate Certificates will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priorities third through eighth, as adjusted for cross collateralization as described under “—Subordination—Cross Collateralization” below.

If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding Subordinate Certificates (other than the Class B-1 Certificates) on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of the Subordinate Certificates because the amount of partial or full principal prepayments, net liquidation proceeds and net insurance proceeds otherwise distributable to such class will be distributable among the outstanding Subordinate Certificates as to which the Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis.

The Group 1 Certificates.  Distributions of interest and principal on the Group 1 Certificates will be based primarily on interest and principal received or advanced with respect to the Loans in Mortgage Group 1.  As described in greater detail below, amounts collected or advanced on Loans in Mortgage Group 1 will be further allocated between the Group 1 Certificates and the Subordinate Certificates as a whole on the basis of the Senior Optimal Principal Amount for Mortgage Group 1 and the related Subordinate Optimal Principal Amount.  Such allocation, in particular, will, for specified periods, result in a disproportionate distribution of prepayments between the Group 1 Certificates and Subordinate Certificates.  See “Prepayment and Yield Considerations” in this prospectus supplement.

The Group 2 Certificates.  Distributions of interest and principal on the Group 2 Certificates will be based primarily on interest and principal received or advanced with respect to the Loans in Mortgage Group 2.  As described in greater detail below, amounts collected or advanced on Loans in Mortgage Group 2 will be further allocated between the Group 2 Certificates and the Subordinate Certificates as a whole on the basis of the Senior Optimal Principal Amount for Mortgage Group 2 and the related Subordinate Optimal Principal Amount.  Such allocation, in particular, will, for specified periods, result in a disproportionate distribution of prepayments between the Group 2 Certificates and Subordinate Certificates.  See “Prepayment and Yield Considerations” in this prospectus supplement.

The Group 3 Certificates.  Distributions of interest and principal on the Group 3 Certificates will be based primarily on interest and principal received or advanced with respect to the Loans in Mortgage Group 3.  As described in greater detail below, amounts collected or advanced on Loans in Mortgage Group 3 will be further allocated between the Group 3 Certificates and the Subordinate Certificates as a whole on the basis of the Senior Optimal Principal Amount for Mortgage Group 3 and the related Subordinate Optimal Principal Amount.  Such allocation, in particular, will, for specified periods, result in a disproportionate distribution of prepayments between the Group 3 Certificates and Subordinate Certificates.  See “Prepayment and Yield Considerations” in this prospectus supplement.

S-41

Credit Enhancement

Credit enhancement for the Certificates consists of cross collateralization, the subordination of the Class M Certificates and the shifting of interests, in each case as described herein.

Subordination.  The rights of holders of the Class M Certificates to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Certificates having a higher priority of distribution, as described under “—Distributions—Distributions of Interest” and “—Distributions—Distributions of Principal.”  This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereto, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

The limited protection afforded to holders of Certificates by means of the subordination of the Class M Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of such Certificates to receive, prior to any distribution in respect of any Available Funds, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

Realized Losses.  Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable to the Certificates as follows:  first, the Class M7 Certificates; second, the Class M6 Certificates; third, the Class M5 Certificates; fourth, the Class M4 Certificates; fifth, the Class M3 Certificates; sixth, the Class M2 Certificates and seventh, the Class M1 Certificates.  Realized Losses will not reduce the Class Principal Amount of any Certificate, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Certificates all principal and interest to which they are entitled.  Any reductions in amounts distributable to the Certificates as a result of Realized Losses are referred to as Applied Loss Amounts.  The Certificates Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.  To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance.

[Credit Enhancement.  If applicable, insert disclosure regarding credit enhancement required by § 229.1114.]

[Cash Flow Agreement.  If applicable, insert disclosure regarding cash flow agreement required by § 229.1115.]

Calculation of One-Month LIBOR

On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Certificates will be established by the Trust Administrator as follows:

(1)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator’s calculation of the rate of interest applicable to the Certificates, for the related Accrual Period for the Certificates shall (in the absence of manifest error) be final and binding.

S-42

Reports to Certificateholders

On each Distribution Date, the Trust Administrator will make available to each Certificateholder, the Servicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(1)	the amount of the related distribution to holders of each class of Certificates allocable to principal;
(2)	the amount of such distribution to holders of each class of Certificates allocable to interest;
(3)	the Basis Risk Shortfall for each class of Certificates;
(4)	the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;
(5)	the amount of the Servicing Fee paid to or retained by the Servicer;
(6)	the Pass-Through Rate for each class of Certificates for such Distribution Date;
(7)	the amount of Advances included in the distribution on such Distribution Date;
(8)	the cumulative amount of Realized Losses to date, in the aggregate;
(9)	the amount of Realized Losses with respect to such Distribution Date, in the aggregate and the amount of any Applied Loss Amounts in respect of each class of certificates;
(10)
the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans;

(11)
with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(12)	whether a Trigger Event has occurred;
(13)	the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and
(14)
to the extent such information is provided to the Master Servicer by the Servicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans.

The Trust Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Trust Administrator’s website located at [                  ].  Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at [                  ].  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first-class mail by notifying

S-43

the Trust Administrator at the following address:  [                                 ].  The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

The Mortgage Loan Purchase Agreement and the
Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.  Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Certificate Registrar and Paying Agent.  The Trust Administrator will provide to a prospective or actual Certificateholder, without charge, on written request, an electronic copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to [             ], Attention:  [             ].

The following summary describes certain terms of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such Agreements.

Assignment of Mortgage Loans

On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Initial Mortgage Loans to the Depositor.  Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell the Initial Mortgage Loans to the Trustee.  On the Closing Date, the Initial Mortgage Loans will be assigned to the Issuing Entity, together with all principal and interest received with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date.  On each subsequent transfer date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned by the Depositor to the Issuing Entity, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after the related Subsequent Cutoff Date.  The Trust Administrator  will, concurrently with such assignment, authenticate and deliver the Certificates, which represent a beneficial ownership interest in the Trust Fund.

Each Mortgage Loan will be identified in a schedule to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and applicable prepayment penalty provisions, if any.

As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Trustee (or its custodian):  (1) the related original Mortgage Note, endorsed without recourse to the Trustee or in blank, or a lost note affidavit conforming to the requirements of the Pooling and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) for any Mortgage Loan not recorded with MERS System®, an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements.  It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note.  In that case, no assignment in favor of the Trustee will be required to be prepared, delivered or recorded.  Instead, the Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner

S-44

of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

Pursuant to the terms of the Pooling and Servicing Agreement, the Seller has made to the Trustee certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Mortgage Assets—Representations and Warranties.”  In addition, the Seller has represented to the Trustee that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute “high-cost loans” as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date.  Within the period of time specified in the Pooling and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Certificateholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any unreimbursed servicing advances and any costs and damages incurred by the Trust Fund associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Certificates, in particular the Class M Certificates, may incur a loss.

Pre-Funding Account

On the Closing Date, the Seller will deposit cash in the aggregate amount of approximately $[  ] into the Pre-Funding Account.  Of that amount, approximately $[  ] will be allocated to Group 1, approximately $[  ] will be allocated to Group 2 and approximately $[  ] will be allocated to Group 3.  All Mortgage Loans purchased by the Trustee for inclusion in the Trust Fund for either Mortgage Group through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans.  The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the loan balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.

During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans for each Mortgage Group from the Seller in accordance with the applicable provisions of the Pooling and Servicing Agreement.  Subsequent Mortgage Loans purchased by the Trustee for inclusion in the Trust Fund on any date during the Pre-Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the Pooling and Servicing Agreement.  On the Distribution Date in [   ] 200[  ] any remaining amounts in the Pre-Funding Account for a Mortgage Group will be applied to reduce the Class Principal Amount of the Class A Certificates relating to that Mortgage Group.

Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trustee for inclusion in the Trust Fund will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal distributions from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a distribution will not occur on the Distribution Date in [   ] 200[  ].  In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans for each Mortgage Group with aggregate loan balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date for that Mortgage Group.

The Pre-Funding Account shall be an Eligible Account.  Amounts on deposit in the Pre-Funding Account will be invested in eligible investments at the direction of the Seller as described in the Pooling and Servicing Agreement.  Such eligible investments are required to mature no later than the Business Day prior to a subsequent transfer date and, in any case, no later than the Business Day prior to the [  ] 200[  ] Distribution Date.  All interest

S-45

and any other investment earnings on amounts on deposit in the Pre-Funding Account will paid to the Seller on the [  ] 200[  ] Distribution Date.

Optional Purchase of Mortgage Loans

The Servicer will have the right to repurchase all remaining Mortgage Loans and foreclosed or otherwise repossessed properties and thereby effect early retirement of the certificates, subject to the Aggregate Loan Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase being less than [__]% of the Aggregate Collateral Balance as of the cut-off date.  In the event the Servicer exercises such option, the purchase price distributed with respect to each affected certificate will be 100% of its then outstanding principal balance plus, in the case of an interest-bearing certificate, any unpaid accrued interest on such principal balance at the applicable pass-through rate, subject to reduction as provided in the Pooling and Servicing Agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the Aggregate Loan Balance of the related Mortgage Loans.  Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the Pooling and Servicing Agreement, to the subordinated certificates.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Trust Administrator, the Seller, [the Servicer] and the Trustee, but without consent of the Certificateholders, (1) to cure any error or ambiguity, (2) to conform the provisions of the Pooling and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Pooling and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Certificateholder or result in an entity level tax on the issuing entity.  Any such amendment will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Certificates.

Voting Rights

At all times [   ]% of all voting rights will be allocated among the holders of the Offered Certificates as provided below.  The portion of such voting rights allocated to a Class of Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class then outstanding and the denominator of which is the aggregate Class Principal Amount of the Certificates.  At all times during the term of the Pooling and Servicing Agreement, the Class R Certificate shall be allocated [   ]% of the voting rights.  The voting rights allocation to any class of Certificates will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Certificates.

Yield, Prepayment and Maturity Considerations

General

The weighted average life of, and the yield to maturity on, each class of Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans.  The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in the related properties, and changes in the borrowers’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Penalties.  Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

S-46

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the distribution of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates.  Neither the Depositor nor the Sponsor makes any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

Prepayments and Yields for Certificates

Generally, if purchased at other than par, the yield to maturity on the Certificates will be affected by the rate of the distribution of principal of the Mortgage Loans.  If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Certificates at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield.  If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Certificates at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.  Because approximately [    ]% of the Statistical Mortgage Loans contain Prepayment Penalties, the rate of principal prepayments during the term of such Prepayment Penalties may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Penalties.

All of the Mortgage Loans have Mortgage Rates that provide for a fixed pass-through rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis.  When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin.  Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the Mortgage Loans.  As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage pass-through rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated.  Moreover, each Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin.  Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage pass-through rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the mortgage pass-through rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage pass-through rates and monthly payments may be significantly higher than the current mortgage pass-through rates and monthly payments on the borrower’s adjustable rate mortgage loans.  The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate.  In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate.  As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

Approximately [    ]% of all of the Statistical Mortgage Loans and approximately [    ]%, [    ]% and [    ]% of the Statistical Mortgage Loans to be included in Group 1, Group 2 and Group 3, respectively, provide for payment of interest at the related Mortgage Rates, but no distribution of principal for approximately the first [five] years following the origination of the Mortgage Loan.  Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay

S-47

interest at the related Mortgage Rate.  The presence of these Mortgage Loans in Group 1, Group 2 and Group 3 will, absent other considerations, result in longer weighted average lives of the related Certificates than would have been the case had these loans not been included in the mortgage pool.  If you purchase such Certificates at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the distribution of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make distribution of principal during such [five-year] period as a disincentive to prepayment.  If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, with respect to the Initial Mortgage Loans, and as of the Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, each mortgaged property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates and will reduce the yields on the Certificates to the extent they are purchased at a premium.

The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage pass-through rates, the borrowers’ equity in the related mortgaged property, tax laws and prevailing general economic conditions.  In addition, as discussed below, the Pass-Through Rate on the Certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

The Pass-Through Rates on the Certificates are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool.

Mandatory Payment.  In the event that at the end of the Pre-Funding Period there are any remaining amounts on deposit in the Pre-Funding Account allocated to a Mortgage Group, the holders of the class or classes of Class A Certificates relating to that Mortgage Group will receive an additional distribution of principal in an amount equal to the amount remaining in the Pre-Funding Account for that Mortgage Group in accordance with their related Senior Priorities.

Although there can be no assurance, the Depositor anticipates that there should not be a material principal distribution to the holders of the related class of Class A Certificates due to a lack of Subsequent Mortgage Loans.

The Final Scheduled Distribution Date for each class of Certificates is set forth in the chart appearing on page (iii).  The actual final Distribution Date with respect to each class of Certificates could occur significantly earlier than its Maturity Date because:

(1)	prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof (other than with respect to any Interest-only Certificate);
(2)	excess interest to the extent available will be applied as an accelerated distribution of principal on the Certificates as described herein; and

S-48

(3)
the Servicer may purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to [    ]% of the Aggregate Collateral Balance as of the Closing Date.

Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard.  The Prepayment Assumption used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

As used in the tables set forth on Annex IV, “0% of the Prepayment Assumption” assumes no prepayments on the Mortgage Loans; “50% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 50% of the related Prepayment Assumption; “100% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Assumption; “150% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Assumption; and “200% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 200% of the related Prepayment Assumption.

There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate.  The rate of principal distributions on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of pass-through rates.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, employment status, the solicitation of borrowers to refinance their mortgage loans and the existence of Prepayment Penalties.  In the case of mortgage loans in general, if prevailing pass-through rates fall significantly below the pass-through rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing pass-through rates remain at or above the rates borne by the mortgage loans.  Conversely, if prevailing pass-through rates rise above the pass-through rates on the mortgage loans, the rate of prepayment would be expected to decrease.

The weighted average lives of the Certificates set forth on tables set forth on Annex IV are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on the Certificates.

The tables set forth on Annex IV have been prepared on the basis of the Modeling Assumptions, including the assumption that Group 1, Group 2 and Group 3 consist of mortgage loans having the approximate characteristics set forth in Annex III hereto.

Additional Information

The Depositor (SunTrust Mortgage Securitization, LLC, Commission File Number 333-[_______]) has filed additional yield tables and other computational materials with respect to the Certificates with the Commission in a report on Form 8-K.  Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information.  Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions.  Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Federal Income Tax Considerations

The discussion in this section and in the section “Federal Income Tax Considerations” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the prospectus does not purport to deal with all federal income tax considerations applicable to all categories of investors, some of which may be subject to special rules.  Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  References in this section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.  For a general discussion of the federal

S-49

income tax considerations of an investment in the Offered Certificates see “Federal Income Tax Considerations—REMIC Certificates” in the prospectus.

General

The pooling and servicing agreement provides that certain segregated asset pools within the issuing entity will comprise one or more REMICs (each, a “Trust REMIC”).  Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.  The Class R Certificate represents ownership of the sole class of residual interest in each of the Trust REMICs.  Upon the issuance of the Offered Certificates, Hunton & Williams LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC for federal income tax purposes.

Taxation of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated as owning an interest in a REMIC regular interest corresponding to that certificate (a “Regular Interest”), which generally will be treated as a debt instrument for most federal income tax purposes.  Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest as discussed under “Federal Income Tax Considerations—REMIC Certificates” in the prospectus.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of purchasing and holding an Offered Certificate.

Interest on a Regular Interest must be included in income by a beneficial owner of an Offered Certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting.  In addition, the Regular Interests may be issued with OID.  See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in the prospectus.  The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to the respective percentages of the related Prepayment Assumptions under [______________] in this prospectus supplement.  No representation is made that the mortgage loans will prepay at such a rate or at any other rate.  OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

Status of the Offered Certificates

The Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the issuing entity, exclusive of any trust assets not included in any Trust REMIC, would be so treated.  In addition, to the extent the Regular Interests represent real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from such Regular Interests would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” and “—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.

State and Local Income Tax Considerations

In addition to the federal income tax considerations described under “Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax considerations of the acquisition, ownership and disposition of the Certificates.  State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of

S-50

any state or municipality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who at on behalf of or are deemed to hold the assets of such plans.

The U.S. Department of Labor has granted to the Underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the “Exemption”), subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus.  For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The Exemption may cover the acquisition and holding of the Offered Certificates by the Plans to which it applies provided that all conditions of the Exemption are met.  However, a fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates satisfies the terms and conditions of the Exemption.  Each purchaser of a beneficial interest in an Offered Certificate will be deemed by its purchase of such Certificate to have represented that it is an accredited investor within the meaning of the Exemption.

The rating of an Offered Certificate may change.  If a class of Offered Certificates no longer has a rating of at least BBB- or its equivalent (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it).  Consequently, an Offered Certificate rated below investment grade (“ERISA-Restricted Offered Certificate”) will not be registered by the trustee unless:

(a)
the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, from the transferee to the effect that the transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan; or

(b)
the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTCE 95-60; or

(c)
the trustee and the trust administrator receive an opinion of counsel satisfactory to the trustee and the trust administrator that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting for, on behalf of or with the assets of, a Plan will not result in a non-exempt prohibited transaction under Title I of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the master servicer or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

If a class of Offered Certificates no longer has a rating of at least BBB- or its equivalent, each transferee of a book-entry certificate will be deemed to have made either the representation in clause (a) above or clause (b) above, as applicable.

S-51

Government plans and certain church plans or any person acting on behalf of, or with assets of, such a plan, are generally not subject to the provisions of Title I of ERISA or section 4975 of the Code.  However, such plans may be subject to federal, state or local laws that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”).  Accordingly, a person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of any Similar Law.

Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

This discussion is a general discussion of some of the rules which apply to Plans and similar entities.  Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.  For a full discussion of the ERISA considerations applicable to a purchase of the Certificates see “ERISA Considerations” in the prospectus.

Legal Investment

At the end of the Pre-Funding Period, the Class 1-A, Class 2-A, Class 3-A and Class M1 Certificates will constitute “mortgage related securities” under SMMEA.  The Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Certificates, may be subject to significant interpretive uncertainties.  All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

No representations are made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.  See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

Substantially all of the net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing and to fund the Pre-Funding Account on the Closing Date.  Any expenses incurred in connection with the selection and acquisition of the Mortgage Loans are to be paid by the Sponsor from its own funds.

Method of Distribution

Subject to the terms and conditions of the underwriting agreement dated [            ], 200[  ], and the terms agreement dated [            ], 200[  ], each between the Depositor and [            ] (an affiliate of the Depositor), as an Underwriter and as representative of [the other Underwriters], the Certificates are being purchased from the Depositor by the Underwriters in the respective initial Class Principal Amount of each class of Certificates set forth below, in each case upon issuance of each class.

S-52

Class of Certificates	Approximate Balance ($)	[ ]	[ ]	[ ]	[ ]

1-A
2-A
3-A
M1
M2
M3
M4
M5
M6
M7
Total

The Depositor has been advised that the Underwriters propose initially to offer the Certificates (other than the Retained Certificates) to the public at the offering prices set forth below.  The Depositor has been advised that the Underwriters propose initially to offer the Certificates (other than those Certificates retained by the Seller or an affiliate thereof) to certain dealers at such offering prices less a selling concession not to exceed the percentage of the denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the denomination set forth below:

Class of Certificates	Price to Public	Underwriting Discount	Selling Concession	Reallowance Discount

1-A
2-A
3-A
M1
M2
M3
M4
M5

After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

The Depositor has been advised by each Underwriter that it intends to make a market in the Offered Certificates, but no Underwriter has any obligation to do so.  There can be no assurance that a secondary market for the Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.  [The Seller will retain the Class R Certificate.]

Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and some selling group members to bid for and purchase the Offered Certificates.  As an exception to these rules, the Underwriters are permitted to engage in transactions that stabilize the price of the Certificates.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates.  In addition, neither the Depositor nor any of the Underwriters makes any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

S-53

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriters have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the Offered Certificates.

S-54

Summary of Fees and Expenses related to the Issuance of the Certificates

The following table summarizes the fees and expenses associated with the offering of the Certificates, and the on-going costs of the administration and servicing of the assets of the Issuing Entity.

Fee and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment
Master Servicing Fee	Master Servicer	As consideration for supervising the servicing activities of the servicer, and providing certain administrative responsibilities in respect of the Issuing Entity	Collections in respect of the mortgage loans	An aggregate monthly fee calculated at [__]% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to distributions to Certificateholder
Servicing Fee	Servicer	As consideration for servicing the mortgage loans and other assets of the Issuing Entity.	Collections in respect of the mortgage loans	an aggregate monthly fee paid calculated at [ ]% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to distributions to Certificateholder
Trustee Fee			[_______]	[ ]	One time, up-front payment	[N/A]

1 Each of the Master Servicing Fee and the Servicing Fee may be adjusted on account of the payment of compensating interest.  See “Servicing of the Mortgage Loans — Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement.

S-55

Expenses of the Trustee, the Master Servicer, the Servicer and the Custodian will generally be reimbursed prior to payments to the Noteholders as provided in the Pooling and Servicing Agreement.

Affiliations and Relationships

The Depositor is a wholly-owned subsidiary of the Sponsor and Seller.  The Depositor, the Sponsor and the Seller are wholly-owned subsidiaries of the Custodian.  [SunTrust Robinson Humphrey, Inc., one of the Underwriters, is an affiliate of the Depositor and the Sponsor.]  [The Master Servicer and the Trust Administrator are the same entity.]

[Insert disclosure of any related transactions required pursuant to Item 1119 of Regulation AB.]

Legal Matters

Certain legal matters will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by [            ].

Legal Proceedings

[Insert brief description of any legal proceedings pending against sponsor, depositor, trustee, issuing entity or servicer, or of which any property of the foregoing is the subject, that is material to security holders.  § 229.1117]

Ratings

It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by [Fitch], [Moody’s] and [S&P].

Class of Certificates	[Fitch]	[Moody’s]	[S&P]

1-A
2-A
3-A
M1
M2
M3
M4
M5
M6
M7

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A securities rating addresses the likelihood of receipt by holders of Certificates of timely distributions of interest and ultimate distribution of principal, based on the amount of Scheduled Payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates.  The ratings do not take into consideration any of the tax aspects associated with the Certificates.  The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Fitch, Moody’s and S&P.  However, there can be no assurance as to whether any other rating agency will rate the Offered

S-56

Certificates or, if it does, what ratings would be assigned by such other rating agency.  The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of certificates in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any Rating Agency not monitor their ratings of the offered certificates, and the Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

S-57

Glossary of Defined Terms

2/28 LIBOR ARM Loan
Mortgage Loan that bears interest at a fixed rate for a period of approximately two years after origination and thereafter is subject to semi-annual pass-through rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

3/27 LIBOR ARM Loan
Mortgage Loan that bears interest at a fixed rate for a period of approximately three years after origination and thereafter is subject to semi-annual pass-through rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

5/25 Treasury ARM Loan
Mortgage Loan that bears interest at a fixed rate for a period of approximately five years after origination and thereafter is subject to annual pass-through rate and payment adjustments in substantially the same manner as a Treasury Loan.

Accounts	the Custodial Accounts, the Certificate Account, the Pre-Funding Account and any other accounts maintained by the Trust Administrator or the Servicer pursuant to the Pooling and Servicing Agreement.
Accrual Period
with respect to each class of Certificates and a Distribution Date, the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date.

Accrued Certificate Interest
means, for each class of certificates for each Distribution Date, an amount equal to (1) the interest accrued at such class’ pass-through rate during the related Interest Accrual Period on the Certificate Principal Balance of such class of certificates, minus each class’ pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the related Cross-Over Date to the extent allocated to such class and, after the related Cross-Over Date, the interest portion of Realized Losses, including Excess Losses to the extent allocated to such class plus (2) any Accrued Certificate Interest for that class remaining undistributed from previous Distribution Dates.

Adjustment Date	with respect to an Adjustable Rate Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.
Advance
with respect to a Servicer Remittance Date, an advance of the Servicer’s or Master Servicer’s own funds, as applicable, or funds in the related Certificate Account that are not required to be paid on the related Distribution Date, in an amount generally equal to the aggregate of distributions of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

Aggregate Collateral Balance	as of any date of determination, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.
Aggregate Loan Balance	as of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

S-58

Aggregate Subordinate Percentage
means, with respect to the Subordinate Certificates and any Distribution Date, the sum of the Certificate Principal Balances of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate of the Scheduled Principal Balances of the Loans.

Allocable Share
means, with respect to any Distribution Date and any class of Subordinate Certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount for each Mortgage Group in the aggregate on such Distribution Date and a fraction, the numerator of which is the related Certificate Principal Balance of that class and the denominator of which is the aggregate of the Certificate Principal Balances of the Subordinate Certificates; provided, that no class of Subordinate Certificates (other than the Class B-1 certificates) will be entitled on any Distribution Date to receive distributions pursuant to clauses (5), (6), and (7) of the definition of Subordinate Optimal Principal Amount with respect to any Group unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the Class Prepayment Distribution Trigger is not satisfied for an outstanding class of Subordinate Certificates, those amounts will be distributable to the remaining classes of Subordinate Certificates for which the Class Prepayment Distribution Trigger is satisfied, pro rata, according to Certificate Principal Balance.

Applied Loss Amount
if on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Due Period and distributions of principal on the Offered Certificates on such Distribution Date, the excess of the total Certificate Principal Amount of the Offered Certificates over the Aggregate Loan Balance on ch Distribution Date and the amount on deposit in the Pre-Funding Account

Apportioned Subordinate Principal Distribution Amount
means, with respect to the Subordinate Certificates and any Distribution Date, the product of (i) the aggregate Subordinate Principal Distribution Amount for the Subordinate Certificates and (ii) the applicable Apportionment Fraction.

Apportionment Fraction
means, with respect to the Subordinate Certificates and in the event that the Certificate Principal Balances of all the Senior Certificates of any Certificate Group have been reduced to zero, a fraction the numerator of which is equal to the Subordinate Optimal Principal Amount for such Mortgage Group whose Senior Certificates have been reduced to zero and the denominator of which is equal to the aggregate of the Subordinate Optimal Principal Amounts.

Available Funds
means, with respect to any Mortgage Group and any Distribution Date, an amount equal to the amounts on deposit in the Certificate Account on the business day immediately preceding that Distribution Date with respect to that Mortgage Group less:

S-59

(a)     amounts permitted to be withdrawn from the Certificate Account on or prior to the business day immediately preceding that Distribution Date with respect to that Mortgage Group, including (without duplication) all amounts reimbursed or paid to the master servicer, the servicer, the trust administrator, the trustee, the custodian or the depositor on or prior to that date;

(b)     all unscheduled principal prepayments, all net insurance proceeds and all net liquidation proceeds from the liquidation of the Mortgage Loans in that Mortgage Group, including related condemnation proceeds, in each case received after the related Prepayment Period, excluding prepayment penalties;

(c) all scheduled principal payments on the Mortgage Loans in that Mortgage Group due after the related due date;
(d) any amount deposited in the Certificate Account on account of the Mortgage Loans in that Mortgage Group and not required to be deposited therein;

(e)     Recoveries received on or following the related Cross-Over Date, which will be distributed to certain classes of Senior Certificates, as described under “Description of the Certificates—Distributions” in this prospectus supplement; and

(f) any amounts representing Fair Market Value Excess received in connection with the servicer’s exercise of its optional termination of the trust.
Bankruptcy Loss Coverage Amount
means an amount equal to approximately $[_____] (approximately [___]% of the aggregate Cut-Off Date Principal Balance for all of the Loans), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions.  As of any Distribution Date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero.  The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the Rating Agencies.  Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

[Basis Risk Shortfall]
[for any Class of Certificates and any Distribution Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Pass-Through Rate for such Class been determined without regard to the Net WAC Cap over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) for any prior Distribution Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Distribution Date on the amount described in clause (b) at the Pass-Through Rate applicable to such Class, determined without regard to the applicable Net WAC Cap.]

Book-Entry Certificates	the Certificates other than any Definitive Certificates.

S-60

Borrower	the obligor on a Mortgage Note.
Business Day
any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of Maryland, State of Delaware, State of Virginia, State of Minnesota, and City of New York, New York are authorized or obligated by law or executive order to be closed.

Carryforward Interest
with respect to any class of Certificates and any Distribution Date, the sum of (a) the amount, if any, by which (1) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (b) any unpaid Carryforward Interest from previous Distribution Dates exceeds (B) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

Certificate Account
the one or more accounts established by the Trust Administrator, for the benefit of the Certificateholders, into which the Servicer are required to deposit or cause to be deposited certain payments, as described in the Pooling and Servicing Agreement.

[Certificate Group	means any of the Group 1, Group 2 and Group 3 Certificates.]
Certificateholders	persons acquiring beneficial ownership interests in the Certificates.
Certificate Principal Balance	means, (a) with respect to any class of certificates and any date, the principal balance of that class on the date of the initial issuance of the certificates as reduced, but not below zero, by:
(1) all amounts distributed on previous Distribution Dates on that class on account of principal;
(2) the principal portion of all Realized Losses allocated to that class on previous Distribution Dates; and
(3) in the case of a class of Subordinate Certificates, the portion, if any, of any Subordinate Certificate Writedown Amount allocated to that class for previous Distribution Dates;

provided, however, that the Certificate Principal Balance of a class of certificates may be increased up to the amount of Realized Losses previously allocated to such class, in the event that there is a Recovery on a related Loan, as described under “Description of the Offered Certificates—Principal” in this prospectus supplement.

Certificates	Class A Certificates, Class M Certificates and the Class R Certificate
Class A Certificates	the Class 1-A, Class 2-A and Class 3-A Certificates.
Class M Certificates	the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates.
Class Principal Amount	with respect to any class of Certificates, the initial certificate principal amount of such class, reduced in the manner set forth in this prospectus supplement.

S-61

Clearstream Luxembourg	Clearstream Banking Luxembourg.
Closing Date	on or about [ ], 200[ ].
Code	the Internal Revenue Code of 1986, as amended.
Collateral Value
with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Combined Loan-to-Value Ratio
for any Mortgage Loan, (1) the sum of (A) the principal balance of such Mortgage Loan at the date of origination and (B) the principal balance of any mortgage loan the lien on which is junior to the lien on such Mortgage Loan, as at the date of origination of such second lien mortgage loan, divided by (2) the Collateral Value of the related mortgaged property.

Compensating Interest
with respect to any Distribution Date, the amount required to be paid by the Servicer or the Master Servicer, as applicable, in respect of any Prepayment Interest Shortfalls incurred during the related Prepayment Period, which shall be limited to the Servicing Fee and the Master Servicing Fee with respect to the Servicer and the Master Servicer, respectively.

Credit Score	the statistical credit score obtained by many mortgage lenders in connection with the loan application.
Cross-Over Date	with respect to the Subordinate Certificates, the Distribution Date on which the Class Principal Amounts of the Subordinate Certificates have been reduced to zero.
Current Interest
with respect to any class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Pass-Through Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Custodian	SunTrust Bank
Cut-off Date	with respect to the Initial Mortgage Loans, the Initial Cut-off Date, and with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date.
Cut-off Date Balance	the Aggregate Loan Balance as of the Initial Cut-off Date.
Debt Service Reduction	means a reduction in the amount of the monthly payment due on a Loan as established by a bankruptcy court in a bankruptcy of the related borrower, other than a Deficient Valuation.

S-62

Deficient Valuation
means the difference between the outstanding principal balance of a Mortgage Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan in connection with a bankruptcy of the related borrower.

Definitive Certificate	a physical certificate representing any Certificate.
Depositor	SunTrust Mortgage Securitization, LLC.
Determination Date	with respect to a Distribution Date, the fifteenth day of the month of such Distribution Date (or, if not a Business Day, the immediately preceding Business Day).
Distribution Date	the 25th day of each month beginning in [ ] 200[ ], or if such day is not a Business Day, the first Business Day thereafter.
DTC	The Depository Trust Company.
Due Date	a scheduled monthly distribution date for any Mortgage Loan.
Due Period
with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

Eligible Account
either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Institution	Any of the following:
(a) An institution whose:
(1)
commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

S-63

(2)
commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Account upon a downgrade; or

(b)the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments	Any of the following:
	•	obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the United States
•
general obligations or obligations guaranteed by any state of the United States or the District of Columbia, which are rated in the rating category required to support the then highest long-term debt rating assigned to any Class of Certificates, or such lower rating as will not result in the downgrading or withdrawal of the rating assigned to any Class of Certificates

•
commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any Class of Certificates, or such lower rating as will not result in the downgrading or withdrawal of the rating assigned to any Class of Certificates

•
demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned by any Rating Agency

•
guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to any Class of Certificates

•
repurchase obligations with respect to any security described in the first two bullet points of this definition, in either case entered into with a depository institution or trust company (acting as principal) described in the third bullet point of this definition

	•	securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face

S-64

amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of any Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to any Class of Certificates

•
units of a taxable money market portfolio having the highest rating assigned by any Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligation are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations

•
any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments under the pooling and servicing agreement, including any such fund that is managed by the trust administrator or master servicer or any affiliate of the trust administrator or master servicer or for which the trust administrator or master servicer or any affiliate of the trust administrator or master servicer acts as an adviser as long as such fund is rated in the highest rating category by any Rating Agency, if so rated

•
such other investments bearing interest or sold at a discount acceptable to any Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to any Class of Certificates.

No instrument described above shall (a) evidence either the right to receive only interest with respect to the obligations underlying such instrument, (b) be sold or disposed of before its maturity or (c) be any obligation of the sponsor or any of its affiliates.  Any Eligible Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Eligible Investment.  Any Eligible Investment shall be sold or disposed of in accordance with Statement of Financial Accounting Standards No.140, paragraph 35c(6), in effect as of the Closing Date.

ERISA	the Employee Retirement Income Security Act of 1974, as amended.
Euroclear	the Euroclear System.
Euroclear Operator	Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.
European Depositaries	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, collectively.
Fannie Mae	Fannie Mae or any successor.
Financial Intermediary	a bank, brokerage firm, thrift institution or other financial intermediary.
Fitch	Fitch Ratings, or any successor.

S-65

Freddie Mac	the Federal Home Loan Mortgage Corporation.
Group 1	the portion of the mortgage pool identified as “Group 1” in this prospectus supplement.
Group 2	the portion of the mortgage pool identified as “Group 2” in this Prospectus Supplement.
Group 3	the portion of the mortgage pool identified as “Group 3” in this Prospectus Supplement.
Group Balance	with respect to each Mortgage Group and any Distribution Date, the aggregate of the Stated Principal Balance of the Mortgage Loans in such Mortgage Group.
Hybrid Mortgage Loan
an adjustable rate Mortgage Loan which after origination has a fixed Mortgage Rate for a period specified in the related mortgage note, and which converts at a later date to an adjustable Mortgage Rate.

Indirect Participants
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Cut-off Date	[ ], 200[ ].
Initial Mortgage Loans	the mortgage loans included in the Trust as of the Closing Date.
Initial Rate Cap	a fixed percentage specified in the related mortgage note by which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date more than such fixed percentage.
Interest Determination Date	each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Certificates.
Interest Margin
for each class of Certificates, for any Distribution Date on or before the Redemption Date:  Class 1-A, [    ]%; Class 2-A, [    ]%; Class 3-A, [    ]%; Class M1, [    ]%; Class M2, [    ]%; Class M3, [    ]%; Class M4, [    ]%; Class M5, [    ]%; Class M6, [    ]% and Class M7, [    ]%; and on any Distribution Date following the month in which the Aggregate Collateral Balance is less than 10% of the Aggregate Collateral Balance as of the Closing Date:  Class 1-A, [    ]%; Class 2-A, [    ]%; Class 3-A, [    ]%; Class M1, [    ]%; Class M2, [    ]%; Class M3, [    ]%; Class M4, [    ]%; Class M5, [    ]%; Class M6, [    ]% and Class M7, [    ]%.

Issuing Entity	SunTrust Mortgage [ ], Series [ ], the common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.
IRS	the Internal Revenue Service.
LIBOR Business Day	a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

S-66

Liquidated Loan	means any defaulted Mortgage Loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.
Loss Allocation Limitation
means, with respect to any Mortgage Group, the limitation on reductions of the Certificate Principal Balance of any class on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Senior Certificates and Subordinate Certificates as of that Distribution Date to an amount less than the aggregate Principal Balances of the Loans in such Mortgage Group as of the following Distribution Date, less any Deficient Valuations applicable to such Mortgage Group occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

Master Servicer	[ ].
Master Servicing Fee	an aggregate monthly fee paid to the Master Servicer calculated at the Master Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.
Master Servicing Fee Rate	[ ]% per annum for each Mortgage Loan.
Maturity Date	for each class of the Certificates, the assumed Distribution Date following the latest possible maturity date of any Mortgage Loan (assuming a Subsequent Mortgage Loan having a maturity date of [ ]).
Maximum Mortgage Rate	the rate which the Mortgage Rate on the related Mortgage Loan will never exceed.
Minimum Mortgage Rate	the rate which the Mortgage Rate on the related Adjustable Rate Mortgage Loan will never be less than.
Modeling Assumptions	the following assumptions:
(a) the assumed Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption;
(b) payments on the Certificates are received, in cash, on the 25th day of each month, commencing in [ ] 200[ ], in accordance with the payment priorities defined in this prospectus supplement;
(c) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the assumed Mortgage Loans occur;
(d)
scheduled payments are assumed to be received on the related Due Date commencing on [  ] 200[ ], and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in [  ] 200[ ], and include 30 days’ interest thereon;

S-67

(e) the level of Six-Month LIBOR remains constant at [ ]%, the level of One-Month LIBOR remains constant at [ ]% and the level of the Treasury Mortgage Index remains constant at [ ]%;
(f) the Closing Date for the Certificates is [ ], 200[ ];
(g)
the Mortgage Rate for each assumed Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the related Mortgage Index and (b) the applicable gross margin (such sum being subject to the applicable periodic adjustment caps and floors);

(h)
the Trust Fund is not terminated by the Servicer pursuant to the Servicer’s right to purchase the assets of the Trust Fund as described in this prospectus supplement under “The Mortgage Loan Purchase Agreement and the Trust—Optional Purchase of the Mortgage Loans”; and

(i) cash on deposit in the Pre-Funding Account does not accrue Interest.
Modification Loss
A decrease in the total payments due from a Borrower as a result of a modification of such Mortgage Loan following a default or reasonably foreseeable default thereon.  If a Modification Loss results in a decrease in the Mortgage Rate of a Mortgage Loan, such Modification Loss shall be treated as occurring on each Due Date to the extent of such decrease.

Moody’s	Moody’s Investors Service, Inc. or any successor.
Mortgage Group	any of Group 1, Group 2 or Group 3.
Mortgage Index	either the Six-Month LIBOR Index or the Treasury Mortgage Index, as specified in the related mortgage note.
Mortgage Loan	each Initial Mortgage Loan and each Subsequent Mortgage Loan.
Mortgage Loan Purchase Agreement	the mortgage loan purchase agreement dated as of [ ], 200[ ], between the Seller and the Depositor.
Mortgage Note	the promissory note related to a Mortgage Loan.
Mortgage Rate	the per annum interest rate borne by a Mortgage Loan.
Net Mortgage Rate	with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less (1) the Servicing Fee Rate and (2) the Master Servicing Fee Rate.
Offered Certificates	the Class A and Class M Certificates.
OID	with respect to the Certificates, the original issue discount, if any.

S-68

One-Month LIBOR	the London interbank offered rate for one-month United States dollar deposits.
Original Loan-to-Value Ratio	for any Mortgage Loan, (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.
Original Subordinate Principal Balance	means, with respect to the Subordinate Certificates, the aggregate of the Certificate Principal Balances of the Subordinate Certificates as of the date of issuance of the certificates.
Participants	participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Pass-Through Rate
(a) with respect to the Senior Certificates on any Distribution Date, a rate equal to the Weighted Average Net Mortgage Rate for the respective Mortgage Group, and (b) with respect to the Subordinate Certificates on any Distribution Date, a rate equal to (i) the sum of the following for each Mortgage Group: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the loans in that Mortgage Group as of the first day of the prior calendar month and (y) the aggregate stated principal balance of the mortgage loans in that Mortgage Group as of the first day of the related due period, minus the aggregate certificate principal balance of the Senior Certificates related to that Mortgage Group immediately prior to that Distribution Date, divided by (ii) the aggregate certificate principal balance of the Subordinated Certificates immediately prior to that Distribution Date.

Percentage Interest
with respect to any Certificate or Ownership Certificate, the percentage derived by dividing the denomination of such Certificate or Ownership Certificate, as applicable, by the aggregate denominations of all Certificates or Ownership Certificates of the applicable class.

Periodic Rate Cap	the maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.
Plan	any employee benefit plan or arrangement that is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing.
Pool Subordinate Amount
with respect to any Mortgage Group and any Distribution Date, the excess of the Group Balance for such Mortgage Group for the immediately preceding Distribution Date over the aggregate Certificate Principal Amounts of the Class 1-A Certificates (in the case of Group 1), the Class 2-A Certificates (in the case of Group 2), and the Class 3-A Certificates (in the case of Group 3) immediately prior to the related Distribution Date.

Pooling and Servicing Agreement	the Pooling and Servicing Agreement dated as of [__________].

S-69

Pre-Funding Account
the account established by the Trust Administrator, for the benefit of the Certificateholders, into which the Seller is required to deposit or cause to be deposited an amount equal to approximately $[   ] on the Closing Date.

Pre-Funding Period	the period from the Closing Date to [ ], 200[ ], during which the Seller is expected to transfer Subsequent Mortgage Loans to the Trust.
Prepayment Assumption
a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  100% of the Prepayment Assumption for the Mortgage Loans assumes a constant prepayment rate of [ ]% per annum for month 1 and an additional constant prepayment rate of [ ]% per annum after month 1, building linearly (rounded to the nearest hundredth) to a constant prepayment rate of [ ]% per annum in month 12 and remaining constant at a constant prepayment rate of [ ]% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of [ ]% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of [ ]% per annum in month 28 and thereafter.  The constant prepayment rate will be capped at a maximum of [ ]%.

Prepayment Interest Shortfall
with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the month preceding the Distribution Date, the amount, if any, by which one month’s interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment.

Prepayment Penalty	a prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Period
with respect to any Distribution Date and any principal prepayment other than a principal prepayment in part by a Borrower, the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Deficiency Amount
any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount or the M7 Principal Deficiency Amount, as applicable.

Purchase Price
the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased, (c) any unreimbursed servicing advances and (d) any Basis risk shortfalls.

Rating Agency	[Fitch], [Moody’s], or [S&P]
Realized Loss
means (a) as to any Liquidated Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net

S-70

proceeds from the liquidation of, and any insurance proceeds from, such Loan and the related Mortgaged Property; and (b) as to any Mortgaged Loan, any Deficient Valuation or Modification Loss.
Record Date
for a Distribution Date, with respect any class of Book-Entry Certificates, the Business Day prior to the related Distribution Date, and with respect to any class of Definitive Certificates, the last Business Day of the month preceding the month of such Distribution Date.

Recoveries
with respect to any liquidated Mortgage Loan, amounts received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Certificates net of reimbursable expenses.

Redemption Date
the first Distribution Date on which the Servicer is permitted to exercise its right to purchase the assets of the Trust as described in this prospectus supplement under “The Mortgage Loan Purchase Agreement and the Trust Agreement—Optional Purchase of the Mortgage Loans.”

Reference Banks
leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (c) which have been designated as such by the Servicer and (d) not controlling, controlled by, or under common control with, the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Seller or any successor servicer.

Regulation AB	Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. 11229.1100-229.1123, as it may be amended from time to time.
Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, individually.
REO Property	mortgaged property which has been acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.
Required Loss Percentage	for any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:
	Distribution Date Occurring In	Required Loss Percentage
	[ ] through [ ] 2008	[ ]% with respect to [ ], plus an additional 1/12th of [ ]% for each month thereafter
	[ ] through [ ] 2009	[ ]% with respect to [ ], plus an additional 1/12th of [ ]% for each month thereafter
	[ ] and thereafter	[ ]%
Required Percentage	with respect to a Distribution Date after the Stepdown Date, the quotient of (a) (i) the Aggregate Collateral Balance, less (ii) the Class Principal

S-71

Amount of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to payments to be made on such Distribution Date, divided by (b) the Aggregate Collateral Balance.  As used herein, the Class Principal Amount of the most senior class of Certificates will equal the aggregate Class Principal Amount of the Class A Certificates as of such date of calculation.

Reserve Interest Rate
the rate per annum that the Trust Administrator determines to be either a1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

Reuters Screen LIBO Page
the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules	the rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.
Scheduled Payments	the scheduled monthly payments required to be made by the borrower on a Mortgage Loan pursuant to the terms of the related mortgage note.
Seller	SunTrust Mortgage, Inc.
Senior Certificates	the Class A Certificates.
Senior Final Distribution Date	means, as to any Certificate Group, the Distribution Date on which the respective Certificate Principal Balances of the Senior Certificates have each been reduced to zero.
Senior Optimal Principal Amount	means, with respect to each Mortgage Group, and any Distribution Date, the sum of:

(1)        the Senior Percentage related to such Mortgage Group, of the sum for each Mortgage Loan in that Mortgage Group of all scheduled monthly payments of principal due on each Mortgage Loan in that Mortgage Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)        the Senior Percentage related to such Group of the sum for each Mortgage Loan in that Mortgage Group of the principal portion of the Purchase Price of each Mortgage Loan in that Mortgage Group that was repurchased by the transferor or another

S-72

person with respect to that Distribution Date;

(3)        the Senior Percentage related to such Group of the sum for each Mortgage Loan in that Mortgage Group of any Substitution Adjustment Amounts in respect of a Mortgage Loan in that Mortgage Group received with respect to that Distribution Date;

(4)        the Senior Percentage related to such Group of the sum for each Mortgage Loan in that Mortgage Group of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Mortgage Loan in that Mortgage Group that is not a Liquidated Loan;

(5) with respect to each Mortgage Loan in that Mortgage Group that became a Liquidated Loan during the prior calendar month, the lesser of:
(a) the Senior Percentage related to such Mortgage Group of the Scheduled Principal Balance of that Mortgage Loan; and

(b)        either (A) the Senior Prepayment Percentage related to such Group or (B) if an Excess Loss was sustained with respect to any Liquidated Loan during the preceding calendar month, the Senior Percentage related to such Mortgage Group of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month;

(6) the Senior Prepayment Percentage related to such Group of the sum for each Mortgage Loan in that Mortgage Group of:
(a) principal prepayments in full in respect of a Mortgage Loan in that Mortgage Group received during the related Prepayment Period; and
(b) partial principal prepayments in respect of a Mortgage Loan in that Mortgage Group applied during the related Prepayment Period; and
(7) with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage related to such Mortgage Group received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Mortgage Loan in that Mortgage Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for that Mortgage Group will be reduced on the related Distribution Date by the Senior Percentage related to such Mortgage Group of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Mortgage Loan.

S-73

Senior Percentage
means, with respect to any Mortgage Group and any Distribution Date, the lesser of 100% and the percentage obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates of such Certificate Group immediately preceding that Distribution Date by the Scheduled Principal Balance of the Loans in such Mortgage Group, for that Distribution Date.

Senior Prepayment Percentage	means, with respect to any Certificate Group and any Distribution Date, the percentage (not exceeding 100%) set forth in the following table:
	Distribution Date Occurring	Senior Prepayment Percentage
	August 2007 through July 2014	[ ]%
	August 2014 through July 2015	Senior Percentage of such
Certificate
Group plus [ ]% of the related
Subordinate Percentage
	August 2015 through July 2016	Senior Percentage of such
Certificate
Group plus [ ]% of the related
Subordinate Percentage
	August 2016 through July 2017	Senior Percentage of such
Certificate
Group plus [ ]% of the related
Subordinate Percentage
	August 2017 through July 2018	Senior Percentage of such
Certificate
Group plus [ ]% of the related
Subordinate Percentage
	After July 2018	Senior Percentage of such Certificate
Group

provided, however, that on any of the foregoing Distribution Dates if the Senior Percentage for any Certificate Group exceeds the initial Senior Percentage for that Certificate Group, the Senior Prepayment Percentage for each Certificate Group will once again equal 100%.  The reductions in the Senior Prepayment Percentages for each Certificate Group described above will not occur, unless, as of the last day of the month preceding the Distribution Date:

(1)          the aggregate Scheduled Principal Balance of Loans delinquent 60 days or more (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) does not exceed 50% of the aggregate Certificate Principal Balances of the Subordinate Certificates as of that date; and

(2) cumulative Realized Losses with respect to the Loans do not exceed:
(a) [ ]% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2014 and July 2015;
(b) [ ]% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2015 and July 2016;

S-74

(c) [ ]% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2016 and July 2017;
(d) [ ]% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2017 and July 2018; and
(e) [ ]% of the related Original Subordinate Principal Balance if such Distribution Date occurs after July 2018.
Servicer	SunTrust Mortgage, Inc.
Servicer Remittance Date	the 20th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs.
Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.
Servicing Fee	a monthly fee paid to the Servicer calculated at the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.
Servicing Fee Rate	[ ]% per annum for each Mortgage Loan.
Similar Law	federal, state, local or foreign laws substantially similar to ERISA or the Code.
Six-Month LIBOR	the London interbank offered rate for six-month United States dollar deposits.
Six-Month LIBOR Index
with respect to the Adjustment Date of a Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Six-Month LIBOR Loans
Mortgage Loans having a Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Six-Month LIBOR Index and (b) the related gross margin.

SMMEA	the Secondary Mortgage Market Enhancement Act of 1984, as amended.
SMS	SunTrust Mortgage Securitization, LLC
Stated Principal Balance
with respect to a Mortgage Loan and any Distribution Date, either (a) the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (i) the principal portion of all Scheduled Payments due

S-75

on or before the Due Date in the Due Period after the Cut-off Date immediately preceding such Distribution Date, whether or not received, and (ii) all amounts allocable to unscheduled principal distributions received on or before the last day of the Prepayment Period immediately preceding such Distribution Date or (b) in the case of any Mortgage Loan liquidated during such Due Period, zero.

Statistical Mortgage Loans
(a) the Initial Mortgage Loans and (b) a portion of the Subsequent Mortgage Loans expected to be delivered to the Trust by the Seller during the Pre-Funding Period and described in this prospectus supplement.

Stepdown Date
the later to occur of (a) the Distribution Date in [        ] or (b) the first Distribution Date on which the aggregate Class Principal Amount of the Class A Certificates (after giving effect to payments of the Principal Funds amount for such Distribution Date) is less than or equal to [    ]% of the Aggregate Collateral Balance as of the end of the immediately preceding Due Period.

Subordinate Certificates	the Class M Certificates.
Subsequent Cut-off Date	with respect to any Subsequent Mortgage Loan, the date that mortgage loan is transferred to the Trust Fund.
Subsequent Mortgage Loans	the mortgage loans transferred to the Trust Fund during the Pre-Funding Period.
Subordinate Optimal Principal Amount	means, with respect to each Mortgage Group, and any Distribution Date, the sum of

(1)          the Subordinate Percentage related to such Mortgage Group, as applicable, of the sum for each Mortgage Loan in that Mortgage Group of all scheduled monthly payments of principal due on each Mortgage Loan in that Mortgage Group on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)          the Subordinate Percentage related to such Group of the sum for each Mortgage Loan in that Mortgage Group of the principal portion of the Purchase Price of each Mortgage Loan in that Mortgage Group that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)          the Subordinate Percentage related to such Group of the sum for each Mortgage Loan in that Mortgage Group of any Substitution Adjustment Amounts in respect of a Mortgage Loan in that Mortgage Group received with respect to that Distribution Date;

(4)          the Subordinate Percentage related to such Group of the sum for each Mortgage Loan in that Mortgage Group of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Mortgage Loan in that Mortgage Group that is not a

S-76

Liquidated Loan;

(5)          with respect to each Mortgage Loan in that Mortgage Group that became a Liquidated Loan during the prior calendar month, the portion of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Mortgage Loan during the prior calendar month that was not included in clause (5) of the definition of “Senior Optimal Principal Amount” for such Distribution Date; and

(6) the Subordinate Prepayment Percentage related to such Group of the sum for each Mortgage Loan in that Mortgage Group of
(a) principal prepayments in full in respect of a Mortgage Loan in that Mortgage Group received during the related Prepayment Period; and
(b) partial principal prepayments in respect of a Mortgage Loan in that Mortgage Group applied during the related Prepayment Period; and
(7) with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage related to such Mortgage Group received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Mortgage Group that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount for that Mortgage Group will be reduced on the related Distribution Date by the Subordinate Percentage related to such Mortgage Group of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan.

Subordinate Percentage	means, with respect to any Certificate Group and any Distribution Date, 100% minus the Senior Percentage for that Certificate Group.
Subordinate Prepayment Percentage
means, with respect to any Certificate Group and any Distribution Date, 100% minus the related Senior Prepayment Percentage, except that, on any Distribution Date after the Senior Final Distribution Date, the Subordinate Prepayment Percentage for each Certificate Group will equal 100%.

Subordinate Principal Distribution Amount
means, with respect to the Subordinate Certificates, the aggregate amount payable as principal on the Subordinate Certificates from Available Funds for each Mortgage Group in accordance with the priorities set forth in this prospectus supplement under “Description of the Certificates—Distributions,” after application of Available Funds for each such Mortgage Group to make payments on the Senior Certificates related to each such Mortgage Group as described in this prospectus supplement under “Description of the Certificates—Distributions” and giving effect to distributions of Accrued Certificate Interest to the Subordinate Certificates in accordance with the priorities set forth in this prospectus supplement under “Description of the

S-77

Certificates—Distributions.”
Substitution Adjustment Amount
means, in connection with a substitution of a defective Loan for a substitute loan, an amount equal to the excess of the principal balance of the defective Loan over the aggregate of the principal balance of the substitute loans.

SunTrust Mortgage	SunTrust Mortgage, Inc.
Terms and Conditions	the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.
Treasury Mortgage Index
with respect to the Adjustment Date of a Treasury Loan, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519).

Trigger Event
the occurrence of any of the following with respect to any Distribution Date after the Stepdown Date:  (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the Aggregate Collateral Balance as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) [    ]% and (ii) the Required Percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Initial Cut-off Date through the last day of the calendar month preceding such Distribution Date divided by (2) the aggregate principal balance of the Aggregate Collateral Balance as of the Closing Date exceeds the Required Loss Percentage or (c) a Principal Deficiency Amount exists for such Distribution Date.

Trust Administrator	[ ].
Trust Fund	the assets held as part of the trust created pursuant to the Pooling and Servicing Agreement.
Underwriters	[ ].
U.S. Person
(a) a citizen or resident of the United States; (b) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (c) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (d) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (e) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date

S-78

and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.
Voting Rights	the voting rights allocated to the Certificates and the Ownership Certificate as set forth under “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Voting Rights.”
Weighted Average Adjusted Net Mortgage Rate
for a Mortgage Group and any Distribution Date, the per annum rate equal to the weighted average of the adjusted net mortgage rate of each Mortgage Loan in that Mortgage Group, weighted on the basis of their respective Scheduled Principal Balances as of the first day of the related Due Period

S-79

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered SunTrust [________________], Series 200[ ]-[  ] Mortgage Backed Certificates, known as “Global Securities,” will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

I-1

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective European Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value

I-2

date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(1)
borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(3)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to distributions of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons and are neither “10-percent shareholders” of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.  If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner’s partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

I-3

The term “U.S. Person” means

(1)	a citizen or resident of the United States,
(2)
a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

(3)	an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or
(4)
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

I-4

Annex II

Certain Characteristics of the Mortgage Loans

The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate mortgage pool, the Group 1 Statistical Mortgage Loans, the Group 2 Statistical Mortgage Loans and the Group 3 Statistical Mortgage Loans, in each case having the stated characteristics show in the tables in each range.  The sum of the amounts of the Scheduled Principal Balances and the percentages of the following tables may not equal to totals due to rounding.

The Statistical Mortgage Loans

The following tables describe the Statistical Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date.  The sum of the columns below may not equal the total indicated due to rounding.

Mortgage Rates

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%
Total:

As of the Cut-off Date, the Mortgage Rates of the Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Mortgage Rate of the Statistical Mortgage Loans was approximately [    ]% per annum.

Outstanding Statistical Mortgage Loan Principal Balances

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
$450,001 to $500,000
$500,001 to $550,000
$550,001 to $600,000
$600,001 to $650,000
$650,001 to $700,000
Total:

As of the Cut-off Date, the outstanding principal balances of the Statistical Mortgage Loans ranged from approximately $[    ] to approximately $[    ] and the average outstanding principal balance of the Statistical Mortgage Loans was approximately $[    ].

Product Types

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
2/28 LIBOR ARM
3/27 LIBOR ARM
5/25 Treasury ARM
Total:

State Distributions of Mortgaged Properties

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Total:

No more than approximately [    ]% of the Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
Total:

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Statistical Mortgage Loans ranged from [    ]% to [    ]% and the weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately [    ]%.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
95.01% to 100.00%
Total:

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from [  ]% to [   ]% and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately [  ]%.

Loan Purpose

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Construction to Perm
Purchase
Refinance - Cashout
Refinance - Rate Term
Total:

Types of Mortgaged Properties
Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse
Total:

Occupancy Types

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Primary
Investment
Second Home
Total:

The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
0
1
2
3
4
6
7
Total:

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately [    ] month.

Original Prepayment Penalty Term

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
None
6 Months
12 Months
18 Months
24 Months
30 Months
36 Months
Total:

The weighted average original Prepayment Penalty term with respect to the Mortgage Loans having Prepayment Penalties was approximately [    ] months.

Credit Scores

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Not Available
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 817
Total:

The Credit Scores of the Statistical Mortgage Loans that were scored as of their respective origination ranged from [    ] to [    ] and the weighted average Credit Score of the Statistical Mortgage Loans that were scored as of their respective origination was approximately [    ].

Credit Grade Summary

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
A+
A
A-
B+
B
C+
C
D
Total:

Gross Margins
Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
1.501% to 2.000%
4.501% to 5.000%
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
7.001% to 7.500%
Total:

As of the Cut-off Date, the gross margins for the Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average gross margin of the Statistical Mortgage Loans was approximately [    ]% per annum.
Maximum Mortgage Rates

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%
Total:

As of the Cut-off Date, the Maximum Mortgage Rates for the Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Maximum Mortgage Rate for the Statistical Mortgage Loans was [    ]% per annum.

Next Rate Adjustment Date

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
September 2007
October 2007
February 2008
June 2008
July 2008
August 2008
September 2008
October 2008
July 2009
Total:

Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:
Delinquency History of the Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3
5
Total:

60 - 89 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
Total:

The Group 1 Statistical Mortgage Loans

Mortgage Rates for the Group 1 Statistical Mortgage Loans

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%
Total:

As of the Cut-off Date, the Mortgage Rates of the Group 1 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Mortgage Rate of the Group 1 Statistical Mortgage Loans was approximately [    ]% per annum.

Outstanding Mortgage Loan Principal Balances for the Group 1 Statistical Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
Total:

As of the Cut-off Date, the outstanding principal balances of the Group 1 Statistical Mortgage Loans ranged from approximately $[    ] to approximately $[    ] and the average outstanding principal balance of the Group 1 Statistical Mortgage Loans was approximately $[    ].

Product Types for the Group 1 Statistical Mortgage Loans

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
2/28 LIBOR ARM
3/27 LIBOR ARM
5/25 Treasury ARM
Total:

State Distributions of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Total:

No more than approximately [    ]% of the Group 1 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

Original Loan-to-Value Ratios for the Group 1 Statistical Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
Total:

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 1 Statistical Mortgage Loans ranged from [    ]% to [    ]% and the weighted average Original Loan-to-Value Ratio for the Group 1 Statistical Mortgage Loans was approximately [    ]%.

Loan Purpose for the Group 1 Statistical Mortgage Loans

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Construction to Perm
Purchase
Refinance - Cashout
Refinance - Rate Term
Total:

Types of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse
Total:

Occupancy Types for the Group 1 Statistical Mortgage Loans

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Primary
Investment
Second Home
Total:

The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary for the Group 1 Statistical Mortgage Loans

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
0
1
2
3
4
7
Total:

As of the Cut-off Date, the weighted average age of the Group 1 Statistical Mortgage Loans was approximately [    ] month.

Original Prepayment Penalty Term for the Group 1 Statistical Mortgage Loans

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
None
6 Months
12 Months
18 Months
24 Months
30 Months
36 Months
Total:

The weighted average original Prepayment Penalty term with respect to the Group 1 Statistical Mortgage Loans having Prepayment Penalties was approximately [    ] months.

Credit Scores for the Group 1 Statistical Mortgage Loans

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 807
Total:

The Credit Scores of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination ranged from [    ] to [    ] and the weighted average Credit Score of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination was approximately [    ].

Credit Grade Summary for the Group 1 Statistical Mortgage Loans

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
A+
A
A-
B+
B
C+
C
D
Total:

Gross Margins for the Group 1 Statistical Mortgage Loans

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
1.501% to 2.000%
4.501% to 5.000%
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
7.001% to 7.500%
Total:

As of the Cut-off Date, the gross margins for the Group 1 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average gross margin of the Group 1 Statistical Mortgage Loans was approximately [    ]% per annum.

Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%
Total:

As of the Cut-off Date, the Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Maximum Mortgage Rate for the Group 1 Statistical Mortgage Loans was [    ]% per annum.

Next Rate Adjustment Date for the Group 1 Statistical Mortgage Loans

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
August 2007
September 2007
October 2007
February 2008
June 2008
July 2008
August 2008
September 2008
October 2008
July 2009
Total:

Delinquency Status of the Group 1 Statistical Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Group 1 Statistical Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3
5
Total:

60 - 89 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
Total:

The Group 2 Statistical Mortgage Loans
Mortgage Rates for the Group 2 Statistical Mortgage Loans

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%
Total:

As of the Cut-off Date, the Mortgage Rates of the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Mortgage Rate of the Group 2 Statistical Mortgage Loans was approximately [    ]% per annum.

Outstanding Mortgage Loan Principal Balances for the Group 2 Statistical Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
$450,001 to $500,000
$500,001 to $550,000
$550,001 to $600,000
$600,001 to $650,000
$650,001 to $700,000
Total:

As of the Cut-off Date, the outstanding principal balances of the Group 2 Statistical Mortgage Loans ranged from approximately $[    ] to approximately $[    ] and the average outstanding principal balance of the Group 2 Statistical Mortgage Loans was approximately $[    ].

Product Types for the Group 2 Statistical Mortgage Loans

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
2/28 LIBOR ARM
3/27 LIBOR ARM
Total:

State Distributions of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Arizona
Arkansas
California
Colorado
Connecticut
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Total:

No more than approximately [    ]% of the Group 2 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

Original Loan-to-Value Ratios for the Group 2 Statistical Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
Total:

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 2 Statistical Mortgage Loans ranged from [    ]% to [    ]% and the weighted average Original Loan-to-Value Ratio for the Group 2 Statistical Mortgage Loans was approximately [    ]%.

Loan Purpose for the Group 2 Statistical Mortgage Loans

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Construction to Perm
Purchase
Refinance - Cashout
Refinance - Rate Term
Total:

Types of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse
Total:

Occupancy Types for the Group 2 Statistical Mortgage Loans

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Primary
Investment
Second Home
Total:

The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary for the Group 2 Statistical Mortgage Loans

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
0
1
2
3
4
6
Total:

As of the Cut-off Date, the weighted average age of the Group 2 Statistical Mortgage Loans was approximately [   ] month.

Original Prepayment Penalty Term for the Group 2 Statistical Mortgage Loans

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
None
6 Months
12 Months
24 Months
30 Months
36 Months
Total:

The weighted average original Prepayment Penalty term with respect to the Group 2 Statistical Mortgage Loans having Prepayment Penalties was approximately [    ].

Credit Scores for the Group 2 Statistical Mortgage Loans

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Not Available
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 817
Total:

The Credit Scores of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination ranged from [    ] to [    ] and the weighted average Credit Score of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination was approximately [    ].

Credit Grade Summary for the Group 2 Statistical Mortgage Loans

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
A+
A
A-
B+
B
C
D
Total:

Gross Margins for the Group 2 Statistical Mortgage Loans

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
Total:

As of the Cut-off Date, the gross margins for the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average gross margin of the Group 2 Statistical Mortgage Loans was approximately [    ]% per annum.

Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%
Total:

As of the Cut-off Date, the Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Maximum Mortgage Rate for the Group 2 Statistical Mortgage Loans was [    ]% per annum.

Next Rate Adjustment Date for the Group 2 Statistical Mortgage Loans

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
August 2007
September 2007
October 2007
June 2008
July 2008
August 2008
September 2008
Total:

Delinquency Status of the Group 2 Statistical Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Group 2 Statistical Mortgage Loans
30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3
5
Total:

60 - 89 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
Total:

Annex III

Assumed Mortgage Loan Characteristics

Assumed Characteristics of the Group 1 Initial Mortgage Loans

Current Balances ($)	Original Term (months)	Remaining Term (months)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Rate Cap(%)	Periodic Rate Cap (%)	Rate Change Frequency (months)	Next Rate Adjustment Date	Original Interest Only Term	Index

III-1

Assumed Characteristics of the Group 1 Subsequent Mortgage Loans
Current Balance($)	Mortgage Rate (%)	Net Mortgage Rate(%)	Original Term (months)	Remaining Term (months)	Original Interest-Only Term (Months)	Gross Margin (%)	Initial Rate Change Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Rate Change Frequency	Number of Months Until Next Rage Adjustment Date	Index	Original Months to Prepayment Penalty Expiration	Months of Prefunding*

III-2

Assumed Characteristics of the Group 2 Initial Mortgage Loans
Current Balances ($)	Original Term (months)	Remaining Term (months)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Rate Cap(%)	Periodic Rate Cap (%)	Rate Change Frequency (months)	Next Rate Adjustment Date	Original Interest Only Term	Index

III-3

Assumed Characteristics of the Group 2 Subsequent Mortgage Loans
Current Balance($)	Mortgage Rate (%)	Net Mortgage Rate(%)	Original Term (months)	Remaining Term (months)	Original Interest-Only Term (Months)	Gross Margin (%)	Initial Rate Change Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Rate Change Frequency	Number of Months Until Next Rate Adjustment Date	Index	Original Months to Prepayment Penalty Expiration	Months of Prefunding*

III-4

Annex IV

Decrement Tables

Percentage of Initial Class Principal Amount Outstanding

at the Respective Percentages of the Prepayment Assumption

	Class 1-A					Class 2-A
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

__________
* Less than 0.5% but greater than 0.0%.

IV-1

Percentage of Initial Class Principal Amount Outstanding

at the Respective Percentages of the Prepayment Assumption

	Class 3-A					Class M1
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)
__________
* Less than 0.5% but greater than 0.0%.

IV-2

Percentage of Initial Class Principal Amount Outstanding

at the Respective Percentages of the Prepayment Assumption

	Class M2					Class M3
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)
__________
* Less than 0.5% but greater than 0.0%.

IV-3

Percentage of Initial Class Principal Amount Outstanding

at the Respective Percentages of the Prepayment Assumption

	Class M4					Class M5
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)
__________
* Less than 0.5% but greater than 0.0%.

IV-4

Percentage of Initial Class Principal Amount Outstanding

at the Respective Percentages of the Prepayment Assumption

	Class M6					Class M7
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)
__________
[* Less than 0.5% but greater than 0.0%.]

IV-5

$[            ] (Approximate)

[[STM LOGO]]

SunTrust Mortgage [________________], Series 2000[  ]-[  ]

Mortgage-Backed Pass-Through Certificates, Series 200[  ]-[  ]

SunTrust Mortgage, Inc.

Sponsor, Seller and Servicer

[                 ]

Master Servicer and Trust Administrator

SunTrust Mortgage Securitization, LLC

Depositor

____________________________ PROSPECTUS SUPPLEMENT ____________________________

[UNDERWRITERS]

You should rely on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the prospectus only as of the dates stated on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until [______, 200[  ].

[                              ]

The information in this prospectus supplement is not complete and may be changed. The depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 24, 2008

FORM OF PROSPECTUS SUPPLEMENT
Prospectus supplement to prospectus dated January 24, 2008

$[______________]
(Approximate)

SunTrust Mortgage, Inc.
Sponsor and Servicer

STB Real Estate (Georgia), Inc.
Seller

SunTrust Mortgage Securitization, LLC
Depositor

[_______________________]
Master Servicer and Trust Administrator

SunTrust Mortgage [_____________] Trust, Series 200[  ]-[  ]
Issuing Entity

SunTrust [______________] Mortgage-Backed Notes, Series 200[  ]-[  ]

[STM LOGO]

The assets of the issuing entity will include:

[Two groups of] conventional, fully amortizing, adjustable rate mortgage loans secured by first liens on residential properties that were originated by SunTrust Mortgage, Inc.

The Issuing Entity will issue the following classes of notes offered pursuant to this prospectus supplement:

•	[3] classes of Class A Notes and
•	[7] classes of Class M Notes.

The classes of notes are listed and their respective initial note principal amounts, interest rates and repayment characteristics are described in the table entitled “Summary of Terms - The Series 200[  ]-[  ] Notes” beginning on page S-[  ].

Principal and interest on the notes will be payable monthly, commencing on [____________], 200[  ].

Credit Enhancement

Credit enhancement for the notes will include excess interest (including net cap payments received from the cap counterparty under the interest rate cap agreement), overcollateralization, limited cross-collateralization and subordination.

Investment in these notes involve risks.  You should consider carefully the “Risk Factors” beginning on page S-[ ] in this prospectus supplement and page [  ] of the attached prospectus.  This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

These notes will be issued by the Issuing Entity as described in this prospectus supplement.  These notes represent interest in the Issuing Entity and will be backed solely by the assets of the Issuing Entity.  Neither these notes nor the assets of the Issuing Entity will be obligations of [the Underwriters], SunTrust Mortgage, Inc., SunTrust Mortgage Securitization, LLC, SunTrust Bank, STB Real Estate (Georgia), Inc., the Master Servicer, the Trust Administrator, the Indenture Trustee, the Owner Trustee or any of their affiliates.  These notes will not be insured or guaranteed by any governmental agency or any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

[____] and [____] as underwriters, will each offer the Class A and Class M Notes purchased by it from SunTrust Mortgage Securitization, LLC, as depositor, at a price equal to approximately [   ]% of the aggregate note principal balance of the offered notes plus accrued interest, if applicable, before deducting expenses estimated to be approximately $[      ].  The underwriters will each sell the notes purchases by it from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the notes will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about [_________], 200[  ].

[Underwriters]
    [____________], 200[  ]

Important Notice about Information in this Prospectus Supplement and the Attached Prospectus

You should rely only on the information contained in this document and the attached prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information in the prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

Information about the notes is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the notes; and (b) this prospectus supplement, which describes the specific terms of the notes.

This prospectus supplement and the attached prospectus include cross-references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

The “Glossary of Defined Terms” beginning on page S-[75] of this prospectus supplement and the “Index of Significant Terms” beginning on page [117] of the prospectus provide or direct you to the locations of the definitions of capitalized terms used in each of the documents.  In addition, the annexes attached to this prospectus supplement are an integral part of the prospectus supplement.  Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to SunTrust Mortgage Securitization, LLC.

We have filed preliminary information regarding the issuing entity’s assets and the notes with the Securities and Exchange Commission.  The information contained in this document supersedes all of that preliminary information, which was prepared for prospective investors.

To understand the structure of these notes, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.

(i)

Summary of Terms - The Series 200[  ]-[   ] Notes

	Class 1-A1	Class 1-A2	Class 2-A	Class M1	Class M2	Class M3	Class M4	Class M5	Class M6	Class M7

Initial Note Principal Amount(1):
Interest Rate:	LIBOR plus[ ]% (2)(3)	LIBOR plus[ ]% (2)(3)	LIBOR plus[ ]% (3)(4)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)
[Interest Type:]
[Principal Type:]
Minimum Denomination:
Incremental Denomination:
Certificate Form:
ERISA Eligible:
First Principal Payment Date(7):
Weighted Avg. Life At Issuance:
to 20% call (yrs.)(7)(8):
to 10% call (yrs.)(7)(9):
to maturity (yrs.)(7):
Principal Window:
to 20% call (months)(7)(8):
to 10% call (months)(7)(9):
to maturity (months)(7):
Expected Maturity:
to 20% call(7)(8):
to 10% call(7)(9):
to maturity(7):
Maturity Date(10):
Interest Accrual Method(11):
(ii) Payment Delay:
Anticipated Ratings ([Moody’s]/[S&P]/[Fitch]):
CUSIP Number:
______________
Other information:
(1)	The initial note principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.
(2)
The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 1 fixed rate cap of [   ]%.  This interest rate is subject to adjustment and your interest rate may be lower.  See “Description of the Notes—Payments—Payments of Interest.”

(3)
If the aggregate unpaid principal balance of the mortgage loans at the beginning of the due period related to any payment date is less than or equal to [    ]% of the aggregate unpaid principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class 1-A1, class 1-A2 and class 2-A notes will increase to 2 times its respective margin shown above.

(4)
The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 2 fixed rate cap of [   ]%.  This interest rate is subject to adjustment and your interest rate may be lower.  See “Description of the Notes—Payments—Payments of Interest.”

(5)
The interest rates for these notes are the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the subordinate fixed rate cap of [   ]%.  These interest rates are subject to adjustment and your interest rate may be lower.  See “Description of the Notes—Payments—Payments of Interest.”

(6)
If the aggregate unpaid principal of the mortgage loans at the beginning of the due period related to any payment date is less than or equal to [    ]% of the aggregate unpaid principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will increase to [1.5] times its respective margin shown above.

(7)
The information set forth above regarding first principal payment date, weighted average life at issuance, principal payment window and expected maturity is based on the modeling assumptions defined beginning on page S-[___] and 100% of the prepayment assumption (a constant prepayment rate of [ ]% per annum for month 1 and an additional constant prepayment rate of [ ]% per annum after month 1, building linearly (rounded to the nearest hundredth) [to a constant prepayment rate of [ ]% per annum in month 12 and remaining constant at a constant prepayment rate of [ ]% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of [ ]% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of [ ]% per annum in month 28 and thereafter].

(8)
Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account is reduced to less than or equal to [    ]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.  See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Redemption.”

(9)
Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to [   ]% of the sum of the aggregate loan balance of the initial  mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.  See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Redemption.”

(10)	Latest maturity date for any mortgage loan plus one year.
(11)	The interest rate index reset date for the notes is two business days prior to the start of each interest accrual period.

(ii)

Credit Enhancement:	Excess Interest
Overcollateralization
Subordination
Limited Cross-Collateralization
Cap Agreement

Overcollateralization Requirements:
Initial Overcollateralization Amount:  approximately [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.

Targeted Overcollateralization Amount:  [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date

Stepdown Overcollateralization Amount: [ ]% of current principal balance of the initial mortgage loans and the amount on deposit in the pre-funding account on the closing date

Minimum Required Overcollateralization Amount: [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date

Earliest Possible Stepdown Date: the payment date in [ ]

(iii)

Summary Information	S-1
Transaction Parties	S-1
Cut-off Date	S-1
Closing Date	S-1
Payment Date	S-1
Determination Date	S-1
Description of the Transaction	S-2
The Mortgage Loans	S-3
The Series 200[ ]-[ ] Notes	S-4
Relationship Between Loan Groups and the Notes	S-4
Interest Payments	S-4
Principal Payments	S-5
Servicing Compensation and Payment of Expenses	S-6
Advances	S-6
Denominations	S-6
Book-Entry Registration	S-6
Credit Enhancement	S-6
Realized Losses	S-8
Interest Rate Cap Agreements	S-8
Optional Redemption	S-8
Legal Investment	S-8
Federal Income Tax Consequences	S-9
ERISA Considerations	S-9
Ratings	S-9
Forward-Looking Statements	S-10
Risk Factors	S-12
Prepayments of the mortgage loans will affect the yield to maturity of the notes	S-12
The overcollateralization provisions of the issuing entity will affect the yield to maturity of the notes	S-13
Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies	S-13
Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default	S-13
Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans	S-14
The interest rate indices for the mortgage loans and on the notes differ and the interest rates on the mortgage loans and the notes adjust at different intervals	S-14
Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment	S-14
Prepayment interest shortfalls may reduce your yield	S-15
Recent developments may increase risk of loss on the mortgage loans	S-15
The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you	S-15
The protection accorded to your notes by subordination is limited	S-16
Potential inadequacy of credit enhancement	S-16
The seller may not be able to repurchase defective mortgage loans	S-16
[Mortgage loans with balloon payments	S-17
[Mortgage loans with interest-only payments	S-17
Mortgage loans with high original loan-to-value ratios may present a greater risk of loss	S-17
Mortgage loans with simultaneous second lien and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default	S-17
[The majority of the mortgage loans are seasoned	S-18
The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration	S-18
Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you	S-18
Ratings on the notes do not address all of the factors you should consider when purchasing notes	S-18
Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent	S-18
The lack of physical notes may cause delays in payments and cause difficulty in pledging or selling the notes	S-19
The notes may not be appropriate for all investors	S-19
Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell	S-19
Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities	S-19
Violations of federal, state and local laws may result in shortfalls on the mortgage loans	S-20
A violation of anti-predatory lending laws may result in losses on the mortgage loans	S-20
Trust could become a taxable entity, resulting in reduced cash flow available to make payment on your notes	S-21
The Mortgage Pool	S-22
General	S-22
The Indices	S-25
The Mortgage Loans	S-25
Pre-Funding and Conveyance of Subsequent Mortgage Loans	S-25
Static Pool Information	S-26
Underwriting Guidelines	S-27
General	S-27
The SunTrust Underwriting Guidelines	S-28
Servicing of the Mortgage Loans	S-28
General	S-28

(iv)

Servicing Compensation and Payment of Expenses		S-29
Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans		S-29
Advances		S-29
Modifications		S-30
Collection of Taxes, Assessments and Similar Items		S-30
Insurance Coverage		S-30
Evidence as to Compliance		S-31
Master Servicer Default; Servicer Default		S-31
Pledge of Servicing Rights		S-31
Parties to the Transaction		S-31
The Sponsor		S-32
The Seller		S-32
The Depositor		S-32
The Issuing Entity		S-32
The Servicer		S-33
The Custodian		S-35
The Master Servicer and Trust Administrator		S-35
The Owner Trustee		S-36
The Indenture Trustee		S-36
Description of the Notes		S-37
General		S-37
Book-Entry Notes		S-37
Payments on Mortgage Loans; Custodial Accounts; Collection Account		S-40
Payments		S-41
Credit Enhancement		S-46
Calculation of One-Month LIBOR		S-49
Interest Rate Cap Agreements		S-49
Reports to Noteholders		S-52
The Ownership Certificate		S-53
The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement		S-54
General		S-54
Assignment of Mortgage Loans		S-54
Pre-Funding Account		S-55
Administration		S-55
Amendment		S-55
Voting Rights		S-56
The Trust Agreement and the Indenture		S-56
General		S-56
Certain Matters under the Agreements		S-56
Amendment		S-58
Yield, Prepayment and Maturity Considerations		S-58
General		S-58
Prepayments and Yields for Notes		S-59
Additional Information		S-62
Federal Income Tax Consequences		S-62
Tax Classification of the Issuing Entity and of the Notes		S-62
Tax Consequences to Holders of the Notes		S-63
State and Local Income Tax Considerations		S-66
ERISA Considerations		S-66
General		S-66
Purchases of the Notes		S-66
Legal Investment		S-67
Use of Proceeds		S-68
Method of Distribution		S-68
Summary of Fees and Expenses related to the Issuance of the Notes		S-70
Affiliations and Relationships		S-71
Legal Matters		S-71
Legal Proceedings		S-71
Ratings		S-72
Glossary of Defined Terms		S-73
Annex I	Global Clearance, Settlement and Tax Documentation Procedures	I-1
Annex II	Certain Characteristics of the Mortgage Loans	III-1
Annex III	Assumed Mortgage Loan Characteristics	III-1
Annex IV	Decrement Tables	IV-1

(v)

Summary Information
This section briefly summarizes significant characteristics of the notes and the mortgage loans.  It does not contain all of the information that you need to consider in making your investment decision.  To understand fully the terms of the notes, you should read both this prospectus supplement and the attached prospectus in their entirety.

Transaction Parties

Sponsor: SunTrust Mortgage, Inc., a Virginia corporation, whose address is 901 Semmes Avenue, Richmond, Virginia 23224 and whose telephone number is (804) 319-[____].  See“The Sponsor and the Depositor” in the prospectus.

Seller: STB Real Estate (Georgia), Inc., a Delaware corporation, whose address is [ ] and whose telephone number is ( ) [ ]. See “Parties to the Transaction - The Seller.”
Depositor: SunTrust Mortgage Securitization, LLC, a Delaware limited liability company, whose address is 901 Semmes Avenue, Richmond, Virginia 23224 and whose telephone number is (804) 319-[____].  See “The Sponsor and the Depositor” in the prospectus.

Master Servicer: [ ], whose address is [ ] and whose telephone number is [ ]. See “Parties to the Transaction - The Master Servicer and the Trust Administrator.”
Servicer:  SunTrust Mortgage, Inc., a Virginia corporation, whose address is 901 Semmes Avenue, Richmond, Virginia 23224 and whose telephone number is (804) 319-[____].  See “Parties to the Transaction—The Servicer.”

Custodian:  SunTrust Bank, a Georgia banking corporation whose address is 1001 Semmes Avenue, 3rd Floor, RVW-4303, Richmond, Virginia 23224, and whose telephone number is (804) [                     ].  See “Parties to the Transaction—The Custodian.”

Issuing Entity: SunTrust Mortgage [ ] Series 200[ ]-[ ], a Delaware statutory trust. See “The Issuing Entity.”
Indenture Trustee: [ ], a [ ], whose address is [ ], Attention: [ ], and whose telephone number is [ ]. See “Parties to the Transaction—The Indenture Trustee.”
Owner Trustee: [ ], a [ ], whose address is [ ], Attention: [ ].
See“Parties to the Transaction—The Owner Trustee.”
Trust Administrator:  [                     ], a [             ] whose “corporate trust office” for purposes of transfers and exchanges and for presentment and surrender of the notes for final payment is [                     ], and whose address for all other purposes is [                     ],and whose telephone number is [                     ].  See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” and “Parties to the Transaction - The Master Servicer and the Trust Administrator.”

[Cap Counterparty: [ ], whose address is [ ],and whose telephone number is [ ]. See “Description of the Notes—The Interest Rate Cap Agreements—The Cap Counterparty.”]
Cut-off Date
For any mortgage loan delivered on the closing date, the cut-off date will be [         ], 200[  ], which is also referred to in this prospectus supplement as the initial cut-off date.  For any subsequent mortgage loan, the cut-off date will be the date that such mortgage loan is transferred to the trust, which is also referred to in this prospectus supplement as the subsequent cut-off date.

Closing Date
The closing date will be on or about [ ], 200[ ].
Payment Date
The 25th day of each month, beginning in [ ], 200[ ]. If the 25th day is not a business day, then the payment date will be the next business day.
Determination Date
The fifteenth day of each month in which a Payment Date occurs (or, if not a Business Day, the immediately preceding Business Day).

Description of the Transaction
On the closing date the seller and the sponsor will sell the mortgage loans to the depositor, who will in turn sell the mortgage loans to the issuing entity, a Delaware statutory trust.  The servicer will service the mortgage loans in accordance with the transfer and servicing agreement and provide the information to the trust administrator necessary for the trust administrator to calculate payment and other information regarding the Notes and ownership certificate.

The transfers of the mortgage loans from the seller and the sponsor to the depositor to the issuing entity in exchange for the Notes is illustrated below.

The Mortgage Loans
The notes represent obligations of the Issuing Entity and will be secured by, among other things, (a) collateral consisting on the closing date of a mortgage pool with an aggregate principal balance as of [                 ], 200[  ], of approximately $[                 ] referred to in this prospectus supplement as the initial mortgage loans and (b) the aggregate amount of funds on deposit in the pre-funding account.  The mortgage loans will consist of two groups designated as group 1 and group 2.

Group 1 will consist of first lien and second lien, adjustable rate and fixed rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska).  Group 2 will consist of first lien and second lien, adjustable rate and fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group 1.

Pursuant to the mortgage loan purchase agreement, the seller has made to the depositor certain representations and warranties concerning the Mortgage Loans, which have been assigned by the depositor to the issuing entity pursuant to the transfer and servicing agreement.  See “Origination and Sale of Mortgage Loans—Representations and Warranties” in the prospectus.  In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the seller cannot cure the breach or defect within the required time, the indenture trustee may require the seller to purchase the mortgage loan from the issuing entity upon deposit with the indenture trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the mortgage rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in this prospectus supplement net of certain amounts (including servicing fees) that may be reimbursable to  the servicer or master servicer.  In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the indenture trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one.  See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” in this prospectus supplement and “The Trusts—Substitution of Trust Assets” in the prospectus.

In addition, on the closing date, the seller will deposit approximately $[  ], which represents approximately [   ]% of the aggregate class principal amount of the notes and approximately [   ]% of the mortgage pool, into a segregated account maintained with the trust administrator, referred to in this prospectus supplement as the pre-funding account.  This amount will be allocated between the mortgage groups so that the sum of the amount deposited in the pre-funding account for a group plus the aggregate loan balance of the initial mortgage loans in that group on the closing date equals approximately $ [ ] and $[  ] for group 1 and group 2, respectively.  The Issuing Entity will use the amount deposited in the pre-funding account to buy subsequent mortgage loans for each group from the seller after the closing date and prior to [  ], 200[  ].  The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the issuing entity for group 1 and group 2 is approximately $[  ] and $[  ], respectively.  The seller must satisfy certain conditions specified in the transfer and servicing agreement before it can sell subsequent mortgage loans to the issuing entity.  In addition,  the mortgage loans, each of the mortgage groups and the mortgage pool must satisfy the requirements as described under “The Mortgage Pool—Prefunding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.  The obligation of the issuing entity to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements:

• such subsequent mortgage loan may not be more than one calendar month contractually delinquent as of the related subsequent cut-off date
• such subsequent mortgage loan may not have a final maturity date later than [ ]
• the remaining term to stated maturity of such subsequent mortgage loan will not exceed 30 years
• such subsequent mortgage loan will have a mortgage rate not less than [ ]% per annum • such subsequent mortgage loan will not have an original loan-to-value ratio or greater than 100%

• such subsequent mortgage loan will have a principal balance not greater than $[ ]
• such subsequent mortgage loan will be secured by a first lien on a mortgaged property
• such subsequent mortgage loan will be otherwise acceptable to the rating agencies
• in the case of Group 1, no subsequent mortgage loan may be a second lien mortgage loan.
If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans for a group on [   ], 200[  ], the holders of the class A notes related to that group will receive those amounts as a principal payment on the  [  ] 200[  ] payment date.

The statistical mortgage loan information presented in this prospectus supplement contains only the initial mortgage loans.  For additional information on the statistical mortgage loans, see “The Statistical Mortgage Loans.”  [Prior to the issuance of the notes, some of the initial mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any initial mortgage loans that prepay or default will be removed.  Other mortgage loans may be included in the mortgage pool prior to the issuance of the notes.  However, the removal and inclusion of such mortgage loans will not materially alter the characteristics of the mortgage loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.]

The Series 200[ ]-[ ] Notes
The notes will have the original note principal amount, interest rate and other features set forth in the Summary of Terms — The Series 200[  ]-[  ] table on page S-3.  The trust will issue the notes under an indenture dated as of [              ] 1, 200[  ], between the issuer, trust administrator and the indenture trustee.  Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the trust administrator, the indenture trustee and the owner trustee and to make interest or principal payments on the notes.  All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under “Description of the Notes—Payments.”  Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the servicer, the trust administrator, the owner trustee and the indenture trustee will be paid to the holder of the ownership certificate, which we are not offering by this prospectus supplement.  See “Description of the Notes—Payments.”

Relationship Between Loan Groups and the Notes
The class 1-A1 and class 1-A2 notes generally relate to the mortgage loans in group 1 and the class 2-A notes generally relate to the mortgage loans in group 2.  The class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes, also referred to as the subordinate notes, generally relate to the mortgage loans in group 1 and group 2.  The notes generally receive payments based on interest, principal and other amounts collected from the mortgage loans in the related group or groups.  The class 1-A1, class 1-A2 and class 2-A notes are referred to as the class A notes or the series notes.

Interest Payments
Interest will accrue on each class of notes at the interest rate for that class.  Interest will accrue on each class of notes from the prior payment date (or the closing date, in the case of the first payment date) to the day prior to the current payment date.

The interest rate on the class 1-A1 and class 1-A2 notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 1 fixed rate cap of [    ]%.

The interest rate on the class 2-A notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 2 fixed rate cap of [ ]%.
The interest rates on the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the subordinate fixed rate cap of [      ]%.

To the extent that interest payable on a note is limited on any payment date by application of the available funds rate, the amount of interest that would have been payable in absence of such limitation will be payable, to the extent of funds available, on future payment dates as described in this prospectus supplement.

Any interest shortfall due to the group 1 fixed rate cap, group 2 fixed rate cap or subordinate fixed rate cap will not be reimbursed.

See “Risk Factors—The interest rate on the notes may be capped depending on fluctuations in one-month LIBOR, six-month LIBOR and the treasury mortgage index.”
On each payment date, the trust administrator will make payments from interest funds for each mortgage group after the payment of certain expenses of the trust, in the following order of priority:
• to the related senior notes, current interest for such payment date to the senior notes of the unrelated mortgage group, current interest for such payment date (after giving effect to the payment of the interest funds for the unrelated mortgage group)
• to the subordinate notes, in the order of priority described in this prospectus supplement, current interest for such payment date
   •  to the indenture trustee, the owner trustee, the master servicer, the trust administrator and the servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the transfer and servicing agreement

• to be applied as part of excess interest for such payment date[as described below].
For a complete description of the interest payments to the noteholders, see “Description of the Notes—Payments—Payments of Interest.”
Principal Payments
Principal payments on the notes will generally reflect principal collections on the mortgage loans in the trust.  Principal payments on the notes will also include a portion of interest collections on the mortgage loans to the extent necessary to restore overcollateralization to the required level, as described below.

On each distribution date, holders of the Notes will receive a payment of principal if there is cash available on such date for the payment of principal.  Monthly principal payments will generally include principal payments received on the mortgage loans.

• to the related senior notes, required principal payments for such payment date
• to the senior notes of the unrelated mortgage group, required principal payments for such payment date (after giving effect to the payment of the principal funds for the unrelated mortgage group)
• to the subordinate notes, in the order of priority described in this prospectus supplement, required principal payments for such payment date
• to be applied as monthly excess cash flow for such payment date.
See “Description of the Notes—Payments—Payments of Principal” for a complete discussion of the allocation and priority of principal payments on the Notes.
On each payment date, the trust administrator will pay principal of the notes as described under “Description of the Notes--Payments--Payments of Principal.”
The allocation and priority of payments will differ depending on whether the payment date is prior to or after the stepdown date or if the payment occurs when a trigger event or a class 1-A2 trigger event is in effect.

The stepdown date means the later to occur of (a) the payment date in [  ] or (b) the first payment date on which the aggregate class principal amount of the class A notes (after giving effect to payments of the principal funds amount for such payment date) is less than or equal to [ ] of the aggregate principal balances of the mortgage loans as of the end of the immediately preceding due period.

A class 1-A2 trigger event describes the situation that exists with respect to any payment date prior to the stepdown date if the quotient (expressed as a percentage) of (a) the aggregate realized losses incurred from the initial cut-off date through the last day of the calendar month preceding such payment date divided by (b) the aggregate collateral balance as of the closing date exceeds [  ]%.

A trigger event exists for any payment date after the stepdown date, in respect to which (a) the quotient of (1) the aggregate stated principal balance of all mortgage loans 60 or more days delinquent, measured on a rolling three-month basis (including mortgage loans in foreclosure, REO properties and mortgage loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the aggregate collateral balance as of the preceding servicer remittance date, equals or exceeds the product of (i) [ ]% and (ii) the required percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate realized losses incurred from the cut-off date through the last day of the calendar month preceding such payment date divided by (2) the aggregate principal balance of the aggregate collateral balance as of the closing date exceeds the required loss percentage or (c) a principal deficiency amount exists for such payment date.

Servicing Compensation and Payment of Expenses
As compensation for master servicing and administration of the trust fund, the master servicer will be entitled to receive on a monthly basis, an amount equal to  the product of [  ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the master servicing fee.

The servicer will be paid on a monthly basis an amount equal to the product of [  ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the servicing fee.  As additional servicing compensation, the servicer is generally entitled to retain (i) all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts (other than prepayment penalties) to the extent collected from the borrower, (ii) any prepayment interest excess and (iii) any investment earnings on funds held in their respective custodial accounts and escrow accounts.  See “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The servicing fees and master servicing fees may be subject to adjustment in connection with any borrower prepayments in between due dates.  When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a prepayment interest shortfall in respect of interest available for payment to noteholders.  In order to mitigate the effect of prepayment interest shortfalls, the servicer (or the master servicer, to the extent that the servicer fails to do so) will be required to pay compensating interest (but only up to one-half of the amount of the servicing fee for the related payment date, in the case of the servicer, or the master servicing fee, in the case of the master servicer) into the collection account to the extent of any prepayment interest shortfall in respect of borrower prepayments.  Neither the servicer nor the master servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute.

Each of the servicing fee and the master servicing fee shall be payable from borrower payments and other receipts in respect of the mortgage loans prior to the payment of any amounts to the noteholders.

Advances
The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of Mortgage Loans—Advances” in this prospectus supplement.
Denominations
The trust will issue the notes in minimum denominations of $[100,000] in original principal amount and integral multiples of $[____] in excess of $[100,000].
Book-Entry Registration
The trust will initially issue the notes in book-entry form.  You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Luxembourg or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems.  You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See “Description of the Notes—Book-Entry Notes” in this prospectus supplement and “Annex I—Book-Entry Procedures and Definitive Certificates” in the prospectus.
Credit Enhancement
Credit enhancement is intended to reduce the harm caused to holders of the notes as a result of shortfalls in payments received and losses realized on the mortgage loans.  The credit enhancement for the notes will consist of excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement.

Excess Interest and Overcollateralization.  The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans and the current amount on deposit in the pre-funding account over the aggregate principal amount of the notes.  On the closing date, the overcollateralization amount will equal approximately $[         ], or approximately [    ]% of the sum of the aggregate balance of the mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.  Generally, because more interest is required to be paid by the borrowers than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest.  If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on the most senior classes of notes then outstanding until the overcollateralization target is restored, again resulting in an acceleration of amortization of the notes relative to the mortgage loans.  This acceleration feature is intended to restore overcollateralization.  Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization.  The actual level of overcollateralization may increase or decrease over time.  This could result in a temporarily faster or slower amortization of the notes.  See “Description of the Notes—Credit Enhancement—Overcollateralization.”

Subordination.  The rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of notes to receive payments by way of example, the Class M Notes are subordinated to the Class A Notes in their right to receive payments of principal and interest.  Class M Notes with a higher numerical designation are subordinated the Class M Notes with a smaller numerical designation in their right to receive principal and interest.  See “Description of the Notes—Payments.”

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on the more senior classes of notes and, if necessary, by the right of the more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

The chart below summarizes the relative seniority of the various classes of notes and indicates the initial level of credit support provided to the various classes of notes.  Credit support primarily consists of overcollateralization and subordination offered to the various classes.  The following chart also illustrates generally the distribution priorities and the subordination features applicable to the notes.

Allocation of Losses	Class(es)	Initial Credit Support	Priority of Payment
	1-A1, 1-A2, and 2-A*	[ ]%
	M1	[ ]%
	M2	[ ]%
	M3	[ ]%
	M4	[ ]%
	M5	[ ]%
	M6	[ ]%
	M7	[ ]%

* Principal payments on the Class 1-A1, Class 1-A2 and Class 2-A notes will be paid in accordance with the priority of payments specified under “Description of the Notes—Payments—Payments of Principal.”

Limited Cross-Collateralization.  Under certain limited circumstances, principal payments on the mortgage loans in one group may be paid as principal to holders of the class A notes corresponding to the other group.  If the class A notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired class A notes will be paid to the remaining class A notes of the other group, if any, before being paid to the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes.  See “Description of the Notes—Payments.”

[If applicable, insert disclosure regarding credit enhancement required by § 229.114.]
Realized Losses
Realized losses on the mortgage loans will have the effect of reducing amounts available to make payments in respect of, first, the ownership certificate (through the application of excess cashflow generated by the mortgage loans to fund such deficiency and through a reduction in the overcollateralization amount for the related payment date); second, the Class M7 Notes; third, the Class M6 Notes; fourth, the Class M5 Notes; fifth, the Class M4 Notes; sixth, the Class M3 Notes; seventh, the Class M2 Notes and eighth, the Class M1 Notes, before reducing amounts available to make payments in respect of the Class A Notes.  Realized losses will not reduce the outstanding class principal amount of any note, however, under certain loss scenarios, there may not be enough principal and interest from the mortgage loans to pay the notes all principal and interest to which they are entitled.

To the extent that realized losses are incurred, those realized losses will reduce the aggregate principal balances of the mortgage loans, and thus may reduce the overcollateralization amount.  As described herein, the overcollateralization amount is increased and maintained by application of  excess interest generated by the mortgage loans to make payments of principal on the notes.

Interest Rate Cap Agreements
The trust will enter into three interest rate cap agreements with the cap counterparty.  Under the group 1 senior interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the class 1-A1 and class 1-A2 notes only, commencing in [                   ] and ending in [                   ].  Any amounts received under the group 1 senior interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the class 1-A1 and class 1-A2 notes.  Under the group 2 senior interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the class 2-A notes only, commencing in [                   ] and ending in [                   ].  Any amounts received under the group 2 senior interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the class 2-A notes.  Under the subordinate interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the subordinate notes only, commencing in [                   ] and ending in [                   ].  Any amounts received under the subordinate interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the subordinate notes.  See “Description of the Notes—Interest Rate Cap Agreements.”

Optional Redemption
Subject to restrictions described in this prospectus supplement, on any payment date after the payment date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related payment date is reduced to less than or equal to [   ]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the servicer will have the option, pursuant to the indenture, to purchase the mortgage loans and the other assets of the trust.  If the servicer has not purchased the mortgage loans after the first payment date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related payment date is reduced to less than or equal to [   ]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date, the margins on the notes will be increased as set forth on page S-3 beginning on the next payment date.  See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Redemption.”

Legal Investment
At the end of the pre-funding period, the class 1-A1 and class 1-A2, will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The class 2-A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended.  We make no other representation as to the appropriate characterization of the notes under any laws relating to investment restrictions.  You should consult your own counsel as to whether you have the legal authority to invest in these notes.  See “Risk Factors—Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell” and “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Federal Income Tax Consequences
For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate.  Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

The issuing entity will be classified as a taxable mortgage pool.  The issuing entity will not, however, be subject to federal income tax as a corporation as long as the ownership certificate (and any retained notes that are not characterized as indebtedness for federal income tax purposes) is owned exclusively by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a “real estate investment trust” or a “qualified REIT subsidiary.”  The seller represents that it qualifies as a “real estate investment trust” and that it will own the ownership certificate (and any retained notes that are not characterized as indebtedness for federal income tax purposes) directly or indirectly through a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a “real estate investment trust” or a “qualified REIT subsidiary.”  Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate (and any retained notes that are not characterized as indebtedness for federal income tax purposes) to ensure that it will only be (i) held by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a “real estate investment trust” or a “qualified REIT subsidiary” or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the issuing entity as secured indebtedness for federal income tax purposes.  See “Risk Factors—Trust Could Become a Taxable Entity” and “Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations
Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended.  You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of the notes.  See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings
The notes are required to receive the respective ratings set forth below from [Fitch], [Moody’s], and [S&P]:
Class	[Fitch Rating]	[Moody’s Rating]	[S&P Rating]
1-A1
1-A2
2-A
M1
M2
M3
M4
M5
M6
M7

A note rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by any rating agency.  The ratings on the notes address the likelihood of the receipt by holders of the notes of all payments on the underlying mortgage loans to which they are entitled.  They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any available funds shortfall (as described in this prospectus supplement) will be paid.  See “Ratings.”

The Statistical Mortgage Pool
Approximate Statistical Mortgage Loan Characteristics

The following tables summarize approximate characteristics of the pool of statistical mortgage loans.  When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the statistical mortgage loans in the trust as of the cut-off date.  The sum of the percentages may not equal 100.00% due to rounding.  For additional information on the statistical mortgage loans, see Annex II to this prospectus supplement.

Number of statistical loans	[ ]
Aggregate outstanding principal balance of statistical mortgage loans	$[ ]

Average or Weighted Average	Range
Outstanding principal balance(1)
Original principal balance(1)
Current mortgage rates(2)
Gross Margin(2)
Maximum mortgage rates(2)
Minimum mortgage rates(2)
Initial Rate Cap(2)
Periodic Rate Cap(2)
Original loan-to-value ratio(2)
Credit Score(2)
Original term to maturity (in months)(2)
Stated remaining term to maturity (in months)(2)
Seasoning (in months)(2)
Months to Roll(2)
Number of statistical mortgage loans with prepayment penalties at origination
Aggregate outstanding principal balance of statistical mortgage loans with prepayment penalties at origination
Percentage of statistical mortgage loans with prepayment penalties at origination	[ ]%
Weighted average prepayment term at origination for statistical loans with prepayment penalties (in months)
___________
(1) Indicates average.
(2) Indicates weighted average.

Forward-Looking Statements

In this prospectus supplement and the attached prospectus, we use forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations.”  Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results may differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition
•	political, social and economic conditions
•	the law and government regulatory initiatives
•	interest rate fluctuations.

We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Risk Factors

References in this prospectus supplement to percentages of statistical mortgage loans refer in each case to the percentage of the aggregate principal balance of all of the statistical mortgage loans in the mortgage pool (or in a particular group) as of the cut-off date, based on the stated principal  balances of such mortgage loans as of the cut-off date, after giving effect to scheduled payments due on or prior to the cut-off date, whether or not received.

The risk factors discussed below and under the heading “Risk Factors” in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.  The offered certificates are not suitable investments for all investors.  The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.  You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

Prepayments of the mortgage loans will affect the yield to maturity of the notes

The yield to maturity and weighted average life of the notes will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans.  Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of borrowers to refinance their mortgage loans.  In addition, substantially all of the mortgage loans contain due-on-sale provisions.  The servicer intends to enforce these provisions unless enforcement is not permitted by applicable law or the servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with accepted servicing practices.  To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—‘Due-on-Sale’ Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

The seller and its affiliates maintain customer retention programs that may involve the solicitation of mortgage loan borrowers for possible loan refinancing.  For example, a customer retention program may include the solicitation of all borrowers of the seller or its affiliates with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire.  In addition, the seller and its affiliates may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs.  Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your issuing entity, such borrowers may be included among those receiving such solicitations.  Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of the notes

The yield on the notes will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index.  In addition, the yield to maturity of any notes that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon.  You should consider, in the case of any notes that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any notes that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  Because approximately [      ]% of the statistical mortgage loans contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment penalties; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment penalties.  We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the likelihood of borrower refinancing (whether related to customer retention programs, refinancing solicitations or otherwise),  the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any notes.  Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the noteholders as described in this prospectus supplement.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

The overcollateralization provisions of the issuing entity will affect the yield to maturity of the notes

The overcollateralization provisions of the issuing entity will affect the weighted average life of the notes and consequently the yield to maturity of the notes.  In order to maintain the required level of overcollateralization, monthly excess cashflow may be applied as payments of principal to the most senior class of notes then outstanding.  This application of monthly excess cashflow will occur if the overcollateralization level is reduced below the required level due to losses on the mortgage loans, and it would have the effect of reducing the weighted average lives of the notes.  The actual required amount of overcollateralization may change from payment date to payment date, producing uneven levels of accelerated payments in respect of principal under these circumstances.  We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal in order to maintain the required amount of overcollateralization.

Monthly excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the notes and the trust expenses.  Mortgage loans with higher interest rates will contribute more interest to the monthly excess cashflow.  Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates.  Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of monthly excess cashflow.

As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the notes may vary significantly over time.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies

The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a borrower and the value of the mortgaged property.  The borrowers generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines.  Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity.  We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

Approximately [    ]% of the statistical mortgage loans in the mortgage pool, and approximately [     ]% and [      ]% of the group 1 and group 2 statistical mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), were originated pursuant to stated income documentation programs.  Unlike full documentation programs, borrowers’ income is not subject to verification under stated income programs.  Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

The majority of the mortgage loans are adjustable rate mortgage loans, each of which has a fixed interest rate for the first two, three or five years after origination, which then converts to an adjustable interest rate.  This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan.  The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to the effects of adjustable mortgage interest rates, periodic rate caps and a maximum mortgage rates.  In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach conversion to adjustable rates.  As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

The interest rate indices for the mortgage loans and on the notes differ and the interest rates on the mortgage loans and the notes adjust at different intervals

The interest rates on the notes are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the mortgage loans (six-month LIBOR) in the mortgage pool as described under “The Mortgage Pool—General.”  As a result, the interest rates on the notes are subject to the available funds rate and a fixed rate cap.

The available funds rate limits the interest rate payable on the related notes with respect to a related payment date.  Any shortfalls arising from the application of the available funds rate will be carried over as described herein with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and, if available, paid from excess cash flow in a later distribution, and, for certain payment dates described herein, from payments made under the applicable interest rate cap agreement.  Various factors may cause the available funds rate described above to limit the interest rate on the related notes.  First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR or the treasury mortgage index, as applicable.  In addition, the interest rates on the notes adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the available funds rate described above may cause the interest rates on these notes to be reduced for extended periods in a rising interest rate environment.  Certain of the mortgage loans are subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available funds rate described above limiting increases in the interest rates for these notes.  Consequently, the interest paid on the mortgage loans (net of the sum of the servicing fee, the master servicing fee, the owner trustee fee and certain other expenses) with respect to any payment date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on those notes during the related period.  Furthermore, if the available funds rate described above determines the interest rate for a class of notes for a payment date, the market value of those notes may be temporarily or permanently reduced.

The interest rates on the class 1-A1, class 1-A2, class 2-A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes are also subject to a fixed rate cap.  Fixed rate caps limit the interest rate on those notes to a maximum interest rate.  The class 1-A1 and class 1-A2 notes are subject to the group 1 fixed rate cap, which limits the interest rate on the class 1-A notes to a per annum rate of [    ]%.  The class 2-A notes are subject to the group 2 fixed rate cap, which limits the interest rate on such notes to a per annum rate of  [    ]%.  The class M notes are subject to the subordinate fixed rate cap, which limits the interest rate on the class M notes to a per annum rate of  [    ]%.  If the interest rate for a class of notes for a payment date is limited to the applicable maximum fixed rate, the market value of those notes may be temporarily or permanently reduced.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment

If the amount of subsequent mortgage loans purchased for a mortgage group to be included as part of the trust fund is less than the amount deposited in the pre-funding account for that group on the closing date, holders of the class or classes of class A notes related to that group will receive a payment of principal of the amount remaining in the pre-funding account allocated to that group on the payment date occurring in [   ] 200[  ].  Such a payment will have the same effect as a prepayment on the mortgage loans.  See “Risk Factors—Prepayments of the mortgage loans will affect the yield to maturity of the notes.”  The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the initial mortgage loans and the depositor expects that the characteristics of the mortgage loans as described in this prospectus supplement will not be materially changed by the addition of any subsequent mortgage loans.

Prepayment interest shortfalls may reduce your yield

When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next payment date.  The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer’s servicing fee for the related calendar month.

On any payment date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will result in lower available funds rates, which could adversely affect the yield on the related notes.

Recent developments may increase risk of loss on the mortgage loans

The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers’ and Sailors’ Civil Relief Act of 1940.  The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans.  Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments.  The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time.  The master servicer and the servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes.  Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.  Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.  See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at an historically high rate in recent years.  In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values.  Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area.  Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the Notes all principal and interest to which they are entitled.  See “Risk Factors - Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities.”

The protection accorded to your notes by subordination is limited

The rights of the class M1 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes to receive those payments; the rights of the class M2 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 notes to receive those payments; the rights of the class M3 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 notes to receive those payments; the rights of the class M4 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 notes to receive those payments; the rights of the class M5 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 notes to receive those payments; the rights of the class M6 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 notes to receive those payments; and the rights of the class M7 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 notes to receive those payments.  This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the notes exceeds the stated principal balances of the mortgage loans, the class M notes, in reverse order of seniority (first to the class M7 notes, second to the class M6 notes, third to the class M5 notes, fourth to the class M4 notes, fifth to the class M3 notes, sixth to the class M2 notes and seventh to the class M1 notes) may never receive that principal and interest.  If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M notes will be deferred and paid after certain other payments are made to restore overcollateralization and to pay available funds shortfalls to the notes.  Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

The notes are not insured by any financial guaranty insurance policy.  The excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

The seller may not be able to repurchase defective mortgage loans

The seller has made various representations and warranties related to the mortgage loans sold by it to the issuing entity.  Those representations are summarized in “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans” in this prospectus supplement.

If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan.  It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the payments due on the notes could occur.

[Mortgage loans with balloon payments

Approximately [    ]% of all of the statistical mortgage loans and approximately [    ]% and [    ]% of the aggregate principal balance of the statistical mortgage loans to be included in group 1 and group 2, respectively, are mortgage loans that provide for the payment of any remaining unamortized principal balance in a single payment, or balloon loans.  If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

[Mortgage loans with interest-only payments

Approximately [    ]% of all of the statistical mortgage loans and approximately [    ]% and [    ]% of the statistical mortgage loans to be included in group 1 and group 2, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan.  Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.  The presence of these mortgage loans in group 1 and group 2 will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the mortgage pool.  If you purchase such notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date.  In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment.  If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.]

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

Approximately [    ]% of the statistical mortgage loans in the mortgage pool had original loan-to-value ratios of greater than 80% but less than or equal to 90%, and approximately [     ]% of the statistical mortgage loans had original loan-to-value ratios of greater than 95%, but less than or equal to 95%.  Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios .  Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to noteholders.  In such event, holders of subordinate classes of notes may suffer losses.

Mortgage loans with simultaneous second lien and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the trust.  Approximately [    ]% of the statistical mortgage loans in the statistical mortgage pool, and approximately [     ]% and [     ]% of the statistical mortgage loans to be included in group 1 and group 2, respectively, have combined loan-to-value ratios that exceed 95%.  Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers in the related mortgaged properties.  Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust.

[The majority of the mortgage loans are seasoned

As of the cut-off date, the loans in loan group 1 have a weighted average number of months from origination of [  ] months.  As of the cut-off date, the loans in loan group 2 have a weighted average number of months from origination of [  ] months.  As of the cut-off date, the loans in loan group 3 have a weighted average number of months from origination of [  ] months.  As of the cut-off date, the loans in the aggregate have a weighted average number of months from origination of [  ] months.]

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration

As of the cut-off date, approximately [     ]% of the statistical mortgage loans, and approximately [     ]% and [     ]% of the statistical mortgage loans to be included in group 1 and group 2, respectively, of the mortgaged properties were located in [________].  An overall decline in the [________] residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans.  As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the [________] residential real estate market will not weaken.  If the [________] residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you.  If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the notes do not address all of the factors you should consider when purchasing notes

The rating of each class of notes will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction.  The rating by the rating agencies of any class of notes is not a recommendation to purchase, hold or sell any rated notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor.  There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies.  In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any shortfalls will be paid.  See “Ratings” in this prospectus supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

The transfer of the mortgage loans from SunTrust Mortgage, Inc. to SunTrust Mortgage Securitization, LLC will be treated as a sale of the mortgage loans.  However, in the event of an insolvency of SunTrust Mortgage, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans.  If these transfers were to be challenged, delays in payments of the notes and reductions in the amounts of these payments could occur.

In the event of a bankruptcy or insolvency of SunTrust Mortgage, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent [                  ], as master servicer, from appointing a successor servicer.  Regardless of whether a successor servicer is appointed, any termination of SunTrust Mortgage, Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The lack of physical notes may cause delays in payments and cause difficulty in pledging or selling the notes

The notes will not be issued in physical form.  Noteholders will be able to transfer notes only through The Depository Trust Company, participating organizations, indirect participants and certain banks.  The ability to pledge a note to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical note.  In addition, noteholders may experience some delay in receiving payments on these notes because the trust administrator will not send payments directly to them.  Instead, the trust administrator will send all payments to The Depository Trust Company, which will then credit those payments to the participating organizations.  Those organizations will in turn credit accounts noteholders have either directly or indirectly through indirect participants.

The notes may not  be appropriate for all  investors

The notes or certain classes of the notes may not be appropriate for all investors.  In particular, individual investors or other investors without experience investing in structured products may lack sufficient resources or expertise to evaluate the characteristics of the notes or certain classes of the notes.  This may be the case because, among other things:

•	if you purchase your notes at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans
•
the rate of principal payments on, and the weighted average lives of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of notes.  Because of this, the notes may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions

•
you may not be able to reinvest amounts distributed relating to principal on your notes (which payments, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield

•	a secondary market for the notes may not develop or provide you with liquidity of investment
•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

If you are an individual considering the purchase of a certificate, you should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, and in the prospectus under the heading “Risk Factors.”

Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell

The underwriters intend to make a secondary market in the notes, but will have no obligation to do so.  We cannot assure you that a secondary market for any class of notes will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of notes.  The class M2, class M3, class M4, class M5, class M6 and class M7 notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these notes, thereby limiting the market for those notes.  In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA notes such as those classes.  See “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of  your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  These difficulties may affect the market value of your securities.

Violations of federal, state and local laws may result in shortfalls on the mortgage loans

Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans.  These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators.  Actual or alleged violations of these federal, state and local laws may, among other things:

•	limit the ability of the servicers to collect principal or interest on the mortgage loans
•	provide the borrowers with a right to rescind the mortgage loans
•	entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations
•	result in a litigation proceeding (including class action litigation) being brought against the trust
•	subject the trust to liability for expenses, penalties and damages resulting from the violations.

As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes.  See “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

A violation of anti-predatory lending laws may result in losses on the mortgage loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994.  In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices.  Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994.  [Approximately [    ]% of the statistical mortgage loans, and approximately [   ]% and [    ]% of the statistical mortgage loans included in group 1 and group 2, respectively, are subject to anti-predatory lending laws in Massachusetts related to the origination of mortgage loans in connection with refinancings.  Massachusetts law provides that a lender may not originate a mortgage loan for the purpose of refinancing all or part of an existing mortgage loan that was originated within a specified period of time prior to the refinancing unless the refinancing is in the borrower’s interest.  The Massachusetts statute identifies a number of factors to be considered in determining whether the refinancing is in the borrower’s interest.  The determination is highly subjective and the burden is on the lender to determine and demonstrate that the refinancing is in the related borrower’s interest.]

Any failure to comply with any anti-predatory lending laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in a recission of the related mortgage loans.  Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.  The seller has represented to the trust that the mortgage loans do not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws[, including the Massachusetts anti-predatory lending statute].  The Seller will be obligated to repurchase any mortgage loan that is determined to be in violation of any such anti-predatory lending law.  If, however, the Seller is unable or unwilling to repurchase any such mortgage loan, the trust may experience losses resulting from certain remedies for such violation, including possible rescission of the related mortgage loan.

Trust could become a taxable entity, resulting in reduced cash flow available to make payment on your notes

For U.S. federal income tax purposes, the trust will be a taxable mortgage pool.  As long as the sole class of equity interest in a taxable mortgage pool is owned exclusively by an entity that qualifies as a “real estate investment trust” or a “qualified REIT subsidiary under the rules set out in the Internal Revenue Code of 1986, as amended, or as an entity that is disregarded for federal income tax purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary, such entity referred to herein as a “qualifying REIT entity,” the taxable mortgage pool will not be subject to federal income tax.  The seller will hold through [                           ], its direct, wholly-owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate.  The seller represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax.  Under the terms of the trust agreement, the ownership certificate (or any retained notes that are not characterized as indebtedness for federal income tax purposes) only may be (i) transferred to an entity that qualifies as a qualifying REIT entity or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the trust as secured indebtedness for federal income tax purposes.  The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex.  If the seller were to fail to qualify as a real estate investment trust, or if the seller were to transfer the ownership certificate (or any retained notes that were not characterized as indebtedness for federal income tax purposes) to an entity that did not qualify as a qualifying REIT entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the trust could become subject to federal income tax as though it were a corporation.  Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes.  The trust becoming subject to federal income tax as though it were a corporation would constitute an event of default under the indenture.  See “Federal Income Tax Consequences” and “The Trust Agreement and the Indenture—Certain Matters under the Agreements—Redemption” in this prospectus supplement.

The Mortgage Pool

General

The statistical mortgage pool with respect to the notes consisted as of the Cut-off Date of approximately [     ] conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $[          ].  The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.  The statistical mortgage pool consists of the Initial Mortgage Loans and certain of the Mortgage Loans that are expected to be included among the Subsequent Mortgage Loans to be delivered by the Seller during the Pre-Funding Period.  The statistical mortgage pool will be divided into two groups, referred to as Group 1 and Group 2.  Group 1, representing approximately [      ]% of the statistical mortgage pool as of the Cut-off Date, will consist of first lien, conventional, adjustable rate and fixed rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,000 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska), with respect to second lien fixed rate mortgage loans, mortgage loans that had a principal balance at origination of no more than $179,825 (or $269,773.50 if the property is located in Hawaii or Alaska).  Group 2, representing approximately [      ]% of the statistical mortgage pool as of the Cut-off Date, will consist of first lien and second lien, conventional, adjustable rate and fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

The Class 1-A1 and Class 1-A2 Notes will generally be payable out of cash flows attributable to the Group 1 Mortgage Loans.  The Class 2-A Notes will generally be payable out of cash flows attributable to Group 2 Mortgage Loans.  The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes will generally be payable out of cash flows attributable to the Group 1 and Group 2 Mortgage Loans.

References herein to percentages of Statistical Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Statistical Mortgage Loans in the statistical mortgage pool (or in a particular group) as of the Cut-off Date, based on the Stated Principal Balances of such Statistical Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received.  References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Statistical Mortgage Loans (determined as described in the preceding sentence).  The information with respect to the Statistical Mortgage Loans set forth in this prospectus supplement is approximate statistical information as of the Cut-off Date.  Prior to or on the Closing Date, additional Mortgage Loans may be delivered to the Trust.  In addition, prior to the Closing Date, Initial Mortgage Loans may be removed and other initial Mortgage Loans may be substituted for the removed loans.  Although the Seller expects to deliver the Statistical Mortgage Loans that are not Initial Mortgage Loans to the Trust during the Pre-Funding Period, no assurance can be given that these mortgage loans will be actually delivered.  The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Mortgage Loans is representative of the characteristics of the Initial Mortgage Loans and an identified portion of the Subsequent Mortgage Loans at the Closing Date, although some characteristics of these Initial Mortgage Loans on the Closing Date may vary from those represented here and not all of the Statistical Mortgage Loans will be delivered to the Trust on the Closing Date and may not be delivered during the Pre-Funding Period.  The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding.  Certain characteristics of the Statistical Mortgage Loans are set forth in Annex II to this prospectus supplement.

The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses.  The Trust includes, in addition to the mortgage pool, the following:

•	certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement

•	any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure
•	all insurance policies described below, along with the proceeds of those policies
•	rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty
•	the rights of the Trust under the Interest Rate Cap Agreements.

[[As applicable, insert disclosure of any (i) material direct or contingent claims on pool assets, (ii) cross collateralization or (iii) cross default provisions.  § 229.1111(f)]]

All of the Statistical Mortgage Loans were originated by SunTrust Mortgage, Inc. in accordance with its underwriting guidelines established and maintained by SunTrust Mortgage, Inc.  The underwriting guidelines generally applied by SunTrust Mortgage, Inc. in originating the Mortgage Loans are described under “Underwriting Guidelines.”  Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

All of the Mortgage Loans were originated in [    ].  Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

Approximately [    ]% of the Statistical Mortgage Loans provide for payment by the borrower of a Prepayment Penalty.  Generally, each such Mortgage Loan provides for payment of a Prepayment Penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from [    ] months to [    ] years from the date of origination of such Mortgage Loan (with a weighted average at origination of [  ] months for the Statistical Mortgage Loans in the mortgage pool), as described herein.  The amount of the applicable Prepayment Penalty, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period.  Prepayment Penalties will not be available to make payments to holders of the Notes.  The Servicer may waive a Prepayment Penalty (without reimbursing the Trust from its own funds for any foregone Prepayment Penalty) only if (i) the prepayment is not the result of a refinancing by the Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Penalty and the related Mortgage Loan or (ii) the collection of a Prepayment Penalty would, in the reasonable judgment of the Servicer, be in violation of law.  The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Penalty to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Penalty as described above).

Approximately [    ]% of the Statistical Mortgage Loans in the mortgage pool, and approximately [    ]% and [    ]% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Original Loan-to-Value Ratios between 80.01% and 95.00%.  As of the Cut-off Date, [    ]% of the Statistical Mortgage Loans in the statistical mortgage pool have Original Loan-to-Value Ratios in excess of 95.00%.  Approximately [    ]% of the Statistical Mortgage Loans in the mortgage pool, and approximately [    ]% and [    ]% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%.  As of the Cut-off Date, [    ]% of the Statistical Mortgage Loans in the statistical mortgage pool have Combined Loan-to-Value Ratios in excess of 100.00%.

As of the Cut-off Date, the remaining term to stated maturity of the Statistical Mortgage Loans ranged from [    ] months to [    ] months and the weighted average remaining term to stated maturity of the Statistical Mortgage Loans was approximately [    ] months.

Substantially all of the Mortgage Loans in the mortgage pool provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, as described at “—The Indices” below.  There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment (i) in the case of approximately [    ]% of the Statistical Mortgage Loans, approximately [two] years following origination, (ii) in the case of approximately [    ]% of the Statistical Mortgage Loans, approximately [three] years following origination, and (iii) in the case of approximately [    ] of the Statistical Mortgage Loans, approximately [five] years following origination.  On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such adjustable rate Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan.  The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap.

Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein.  See “—The Indices” below.

The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

SunTrust Mortgage, Inc. utilizes the Mortgage Bankers Association’s convention (the “MBA Method”) for determining delinquency statistics.  Under the MBA Method, a Mortgage Loan is considered to be “30 days or more” (or “30 days”) delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled Due Date.  The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month, so that, for example, if a borrower failed to make a monthly payment due on January 1 by January 31, that mortgage loan would be considered to be 30 days or more delinquent.

As of the Cut-off Date, the aggregate original principal balance of the Statistical Mortgage Loans was approximately $[        ].  As of the Cut-off Date, the aggregate Stated Principal Balance of the Statistical Mortgage Loans was approximately $[        ], the minimum Stated Principal Balance was approximately $[        ], the maximum Stated Principal Balance was approximately $[        ], the lowest current Mortgage Rate and the highest current Mortgage Rate were approximately [    ]% and approximately [    ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [     ]% per annum.  The weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Cut-off Date was approximately [    ]%, and the weighted average Combined Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Cut-off Date was approximately [    ]%.

The weighted average Credit Score of the Statistical Mortgage Loans as of the date of origination of the respective Statistical Mortgage Loan was approximately [    ].  The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus.  The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower.  None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively.  For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for approximately [    ]% and [    ]% of the Statistical Mortgage Loans will be the Six-Month LIBOR Index and the Treasury Mortgage Index, respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date.  In the event that either the Six-Month LIBOR Index or the Treasury Mortgage Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex II to this prospectus supplement.  The sum of the columns in Annex II may not equal the total indicated due to rounding.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

On the Closing Date, the excess of the sum of the aggregate Class Principal Amount of the Notes and the initial Overcollateralization Amount over the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date, which amount is expected to be approximately $[  ], will be deposited in the Pre-Funding Account established and maintained by the Trust Administrator on behalf of the Noteholders.  [Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for payments on the Notes.]  During the Pre-Funding Period, the Depositor is expected to purchase Subsequent Mortgage Loans from the Seller and sell such Subsequent Mortgage Loans to the Trust.  The maximum aggregate loan balance of Subsequent Mortgage Loans to be transferred to the Trust for Group 1 and Group 2 is approximately $[  ] and $[   ], respectively.  The Subsequent Mortgage Loans purchased by the Trust from each such amount will be allocated to the related Mortgage Group.  The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the amounts in the Pre-Funding Account allocated to that Mortgage Group.  Accordingly, the purchase of Subsequent Mortgage Loans for a Mortgage Group will decrease the amount on deposit in the Pre-Funding Account for that Mortgage Group and increase the aggregate Stated Principal Balance of the Mortgage Loans in that Mortgage Group.  The characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans.  The obligation of the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

•	such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date
•	such Subsequent Mortgage Loan may not have a final maturity date later than [ ]
•	the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years
•	such Subsequent Mortgage Loan will have a Mortgage Rate not less than [ ]% per annum
•	such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio greater than 100%
•	such Subsequent Mortgage Loan will have a principal balance not greater than $[ ]
•	such Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property
•	such Subsequent Mortgage Loan will have been originated in accordance with the SunTrust Underwriting Guidelines
•	such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

Following the purchase of such Subsequent Mortgage Loans by the Trust, the mortgage pool and each Mortgage Group will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent Mortgage Loans as of the related Subsequent Cut-off Date):

Mortgage Pool

•	a weighted average current Mortgage Rate of at least [ ]% per annum
•	a weighted average remaining term to stated maturity of less than 360 months
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%
•	a weighted average Credit Score of at least [ ]
•	no more than [ ]% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Group 1

•	a weighted average current Mortgage Rate of at least [ ]% per annum
•	a weighted average remaining term to stated maturity of less than 360 months
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%
•	no more than [ ]% of the Group 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Group 2

•	a weighted average current Mortgage Rate of at least [ ]% per annum
•	a weighted average remaining term to stated maturity of less than 360 months
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%
•	no more than [ ]% of the Group 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Static Pool Information

Information concerning the Sponsor’s prior residential mortgage loan securitizations involving mortgage loans issued by the Depositor is available on the internet at www.[website address to be inserted].  Those securitizations involve [mortgage loans comparable] to the type of Mortgage Loans contained in the Issuing Entity.

Without charge or registration, investors can view on this website the following information for each of those securitizations:

•	summary initial pool information
•	delinquency, cumulative loss, and prepayment information as of each distribution date for the [three] years preceding the date of first use of this prospectus supplement.

In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at [__________], Attention:  [____________].

The static pool data available on the Sponsor’s website relating to any of the Sponsor’s mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying prospectus supplement or the Depositor’s registration statement.

This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type.  Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

Underwriting Guidelines

All of the Mortgage Loans were originated by SunTrust Mortgage, Inc. (“SunTrust Mortgage”), a Virginia corporation and wholly-owned subsidiary of SunTrust Bank, or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by SunTrust Mortgage (the “SunTrust Underwriting Guidelines”).  See “Origination and Sale of Mortgage Loans” in the prospectus.

[If applicable, insert disclosure required by § 229.1110 regarding any originators that have originated 10% or more of the Mortgage Loans.]

General

SunTrust Mortgage is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia banking corporation.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida.  As of September 30, 2007, STI had total assets of $175.9 billion and total deposits of $115.9 billion.  STI is headquartered in Atlanta, Georgia, and SunTrust Mortgage is headquartered in Richmond, Virginia.  SunTrust Mortgage’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.  SunTrust Mortgage has originated Alt-A mortgage loans since 2002.

Origination Process.  SunTrust Mortgage is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer.  SunTrust Mortgage originates mortgage loans directly through SunTrust Mortgage branches and more than 170 locations in SunTrust Mortgage markets and adjacent states.  SunTrust Mortgage also accepts mortgage applications through toll-free telephone numbers and its Internet website.  SunTrust Mortgage purchases mortgage loans from approved correspondents and brokers in 49 states.  All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust Mortgage.

Origination Volume.  The following table sets forth selected information regarding SunTrust Mortgage’s residential mortgage loan originations for the periods indicated:

	Year to Date September 30, 2007		Year Ended December 31, 2006		Year Ended December 31, 2005		Year Ended December 31, 2004
	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)	Number of Loans Originated	Principal Balance of Loans Originated ($000’s)
Loan Type
Agency Fixed	146,610	27,057,924	134,590	23,190,502	118,353	19,604,164	78,436	11,719,353
Agency ARM	6,067	1,509,189	4,068	876,296	4,762	871,644	17,877	3,184,106
EZ Option Fixed(1)	4,502	1,100,483	28,302	6,080,958	19,421	4,021,560	2,326	412,966
EZ Option ARM(1)	627	175,500	9,447	2,370,321	15,750	3,778,697	6,862	1,622,846
Jumbo Fixed	6,604	4,230,515	6,857	4,258,863	5,091	2,746,943	3,454	1,673,674
ARM Plus(2)	42	24,038	298	100,090	2,854	940,210	1	333
Other	60,826	11,344,330	116,222	18,432,858	103,398	15,690,489	74,762	11,616,584
Total:	225,278	45,441,979	299,784	55,309,888	269,629	47,653,707	183,718	30,229,862
(1)
“EZ” means mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans.  These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)
“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

The SunTrust Underwriting Guidelines

SunTrust underwriting guidelines are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral.  SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used.  SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met.  Disclosure and verification of employment may also be waived within specific program parameters.  SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations.  SunTrust requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required.  A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired.  As part of the description of the borrower’s financial condition, SunTrust may require a description of assets and income.  Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records.  In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment.  Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income.  Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing.  An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed.  The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.  The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores to assist in making a credit decision.  Credit scores are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead are used as a tool to evaluate how a borrower has handled credit obligations.

Servicing of the Mortgage Loans

General

Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Servicing Compensation and Payment of Expenses”, “—Adjustment to Servicing Fees in Connection with Certain Prepaid

Mortgage Loans” and “— Advances” below.  If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer and appoint a successor servicer as provided in the Transfer and Servicing Agreement.  See “Description of the Agreements—Servicer Events of Default and Master Servicer Events of Defaults” and “—Rights Upon Servicer and Master Servicer Events of Default” in the prospectus.

In managing the liquidation of defaulted Mortgage Loans, the Servicer will have discretion as provided in the Transfer and Servicing Agreement to take such action in maximizing recoveries to the Noteholders, including, without limitation, selling defaulted Mortgage Loans and REO properties.  See “Servicing of the Trust Assets—Realization Upon Defaulted Trust Assets.”

Servicing Compensation and Payment of Expenses

As compensation for master servicing and administration of the trust, the Master Servicer will be entitled to the Master Servicing Fee.  In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator.

The Servicer will be paid the Servicing Fee.  If the Servicer is terminated and replaced by a successor servicer the aggregate compensation payable to such successor servicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate.  As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Penalties) to the extent collected from the borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Transfer and Servicing Agreement.

The Servicing Fee is subject to reduction as described below under “Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans.”

The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

Prepayments received during a Prepayment Period will be included in determining distributions to Certificateholders on the related Distribution Date.  When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a Prepayment Interest Shortfall in respect of interest available for distribution to Certificateholders on the related Distribution Date.  In order to mitigate the effect of any such Prepayment Interest Shortfall, the Servicer will be required to pay Compensating Interest into the Certificate Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the Prepayment Period; provided, however, that the amount of Compensating Interest in respect of any Distribution Date shall be limited to one-half of the Servicing Fee otherwise payable for such Distribution Date.  To the extent that the Servicer fails to pay required Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Distribution Date.  Neither the Servicer nor the Master Servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute.

Advances

Except as described below, the Servicer will be required to advance prior to each Payment Date from its own funds or amounts received with respect to the Mortgage Loans that do not constitute [Available Funds] for this Payment Date, an amount (an “Advance”) equal to (a) all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the “Determination Date” (which will be the 15th of the month or, if the 15th is not a business day, the succeeding business day) minus (b) the servicing fee for those Mortgage Loans for the period plus (c) an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses.  The Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that Advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan.  If the Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to certificateholders on the related Payment Date.  Any failure by the Servicer to make a deposit in the Collection Account as required under the Transfer and Servicing Agreement, including any failure to make an Advance, will constitute an event of default under the Transfer and Servicing Agreement if such failure remains unremedied for five days after written notice of such failure.  If the Servicer is terminated as a result of the occurrence of an event of default, the master servicer or the successor servicer will be obligated to make any required advance, in accordance with the terms of the Transfer and Servicing Agreement.  An Advance will be reimbursed from payments on delinquent Mortgage Loan on which the Advance was made.  However, if an Advance is determined to be nonrecoverable and the Servicer delivers an officer’s certificate to the Master Servicer indicating that the Advance is nonrecoverable, the Servicer will be entitled to withdraw from the Collection Account an amount equal to the nonrecoverable Advance.  Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.  See “Sale and Servicing of the Trust Assets” in the prospectus.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, the Servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure.  However, the Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.  Advances and other amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of a Mortgage Loan.  Any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term of the Mortgage Loan.  All capitalizations are to be implemented in accordance with the sponsor’s standards.  The final maturity of any Mortgage Loan shall not be extended beyond the assumed final distribution date.  No servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-off Date, but not less than the Servicing Fee Rate.  Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Transfer and Servicing Agreement will provide that in March of each year, beginning in March 2008, each of the Servicer, the Custodian, the Master Servicer and the Trust Administrator, respectively, will be required to provide to the Depositor, the Master Servicer and the Trust Administrator an assessment of compliance with the Servicing Criteria applicable to such transaction party.  The Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  In addition, any subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB, also will be required to provide to the Depositor, the Master Servicer and the Trust Administrator an assessment of compliance with the Servicing Criteria.  Each party that is required to deliver a report on assessment of servicing compliance, will also be required to deliver an attestation report from a firm of independent public accountants on the related assessment of compliance.  Each report is required to indicate if the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The Transfer and Servicing Agreement also will provide that in March of each year, beginning in March 2008, each of the Servicer, the Master Servicer and the Trust Administrator, respectively, will be required to provide to the Depositor, the Master Servicer and the Trust Administrator, a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the Transfer and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation in any material respect, the statement will specify each failure known to such officer and the nature and status of that failure.

Master Servicer Default; Servicer Default

If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer.  However, if the Master Servicer is in default of its obligation to make an Advance as described in the Transfer and Servicing Agreement, the Indenture Trustee shall promptly terminate the Master Servicer.  In such event, the Indenture Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

If the Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.  If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

The Transfer and Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders.  To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer meets the requirements for appointment of a successor servicer under the Transfer and Servicing Agreement.  See “—General” above.

Parties to the Transaction

The following is a summary of the roles and responsibilities of various parties to the transaction, including a general description of the relevant transaction party’s experience in participating in securitizations of mortgage loans and mortgage-related assets.  A more complete description of the duties and obligations with respect to each transaction party is included in the terms and provisions of the mortgage loan purchase agreement, the transfer and servicing agreement, the indenture and the owner trust agreement.

The Sponsor

SunTrust Mortgage acts as the sponsor of the offering of the notes and is the entity responsible for structuring the securitization transaction described in the prospectus supplement.  SunTrust Mortgage owns all of the outstanding membership interests of the depositor.

SunTrust Mortgage is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans.  SunTrust Mortgage has been an active seller of residential mortgage loans to various participants in the secondary mortgage markets and has acted as a servicer of mortgage loans included in securitization transactions.  SunTrust Mortgage has previously acted as a sponsor of three public residential mortgage loan securitizations.  For a description of SunTrust Mortgage’s experience in originating and servicing residential mortgage loans, see “Underwriting Guidelines—General” and “Parties to the Transaction—The Servicer.”

SunTrust Mortgage’s principal office is located at 901 Semmes Avenue, Richmond, Virginia 23224 and its telephone number is (804) 319-[_____].

The Seller

STB Real Estate (Georiga), Inc., a Delaware corporation, will sell the mortgage loans to the depositor pursuant to the Mortgage Loan Purchase Agreement.  STB Real Estate (Georgia), Inc.’s principal office is located at [          ] and its telephone number is [         ].

The Depositor

SunTrust Mortgage Securitization, LLC (“SMS”) was organized in Delaware on August 20, 2007 as a wholly owned, limited-purpose financing subsidiary of SunTrust Mortgage.  SMS’s principal office is located at 901 Semmes Avenue, Richmond, Virginia and its telephone number is (804) 319-2488.

SMS was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets.  It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions.  SMS’s limited liability company agreement prohibits SMS from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness (i) that may be incurred by SMS in connection with the issuance of any securities that are collateralized or otherwise secured or backed by interest in mortgage loans or mortgage related assets (“Eligible Securities”), (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than SMS and provides that the holder of such indebtedness may not cause of the filing of a petition in bankruptcy or take any similar action against SMS until at least 91 days after every indebtedness of SMS evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of SMS evidenced by Eligible Securities issued by SMS and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against SMS until at least 91 days after every indebtedness of SMS evidenced by the Eligible Securities is indefeasibly paid in full.  SMS’s limited liability company agreement limits SMS’s business to the foregoing and place certain other restrictions on SMS’s activities.  In particular, SMS cannot not amend the purposes for which SMS has been formed without the consent of an independent director.

SMS does not have, nor is it expected in the future to have, any significant assets.  SMS will not have any business operations other than securitizing assets and related activities.  SMS will have limited obligations and rights under the Transfer and Servicing Agreement.

The Issuing Entity

SunTrust Mortgage [            ], Series 200[  ]-[ ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator.  The Issuing Entity will not own any assets other than the mortgage loans or the other assets described below.  The Issuing Entity will not have any liabilities other than those incurred in connection with the Trust Agreement and any related agreement.  The fiscal year end of the Issuing Entity will be December 31 of each year.  No equity contribution will be made to the Issuing Entity by the Sponsor, the Depositor or any other party, except for a de minimis contribution made by the Depositor pursuant to the Trust Agreement, and the Issuing Entity will not have any other capital.  The Issuing Entity will not have any employees, officers or directors.  The Owner Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Transfer and Servicing Agreement.

The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Issuing Entity and proceeds therefrom, entering into the Interest Rate Cap Agreements, issuing the Notes, making payments on the Notes, and related activities.  [The permissible activities of the Issuing Entity may not be modified.]

On the Closing Date, the Issuing Entity will pledge the Initial Mortgage Loans, the Interest Rate Cap Agreements and other trust assets to the Indenture Trustee as security for the issuance of the Notes.  The Depositor will sell the Notes to the [Underwriters] and apply the net proceeds of such sale to the purchase of the Mortgage Loans.  Other than the Mortgage Loans and the other trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity, as a Delaware statutory trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the issuing entity would be considered a “business trust.”  In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Issuing Entity’s principal offices are located in [             ], in care of [             ], as Owner Trustee, at the address set forth below under“—The Owner Trustee.”

The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 will be made available on the website of the [sponsor][trust administrator] on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.

The Servicer

General.  SunTrust Mortgage is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia banking corporation.  SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. (“STI”), one of the nation’s largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida.  As of September 30, 2007, STI had total assets of $175.9 billion and total deposits of $115.9 billion.  STI has its headquarters in Atlanta, Georgia, and SunTrust Mortgage has its headquarters in Richmond, Virginia.  SunTrust Mortgage’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224, and its loan servicing facility is located at 1001 Semmes Avenue, Richmond, Virginia 23224.  SunTrust Mortgage has originated Alt-A mortgage loans since 2002.  Today, SunTrust Mortgage services residential mortgage loans for its own account and for the accounts of others in all 50 states and the District of Columbia.

Servicing Operations.  SunTrust Mortgage is an approved seller/servicer for Fannie Mae, Freddie Mac and Ginnie Mae.  SunTrust Mortgage’s servicing operations are audited from time to time internally by SunTrust Mortgage’s internal audit group and externally by Fannie Mae, Freddie Mac, Ginnie Mae, VA, and HUD as well as various investors and master servicers.  As of September 30, 2007, SunTrust Mortgage serviced more than 924,018 mortgage loans totaling more than $149.9 billion.  SunTrust Mortgage’s portfolio is composed of $142.5 billion in conventional loans and $7.9 billion in FHA/VA loans.

The following table sets forth selected information regarding SunTrust Mortgage’s residential servicing portfolio:

	Year to date September 30, 2007		Year Ended December 31, 2006		Year Ended December 31, 2005		Year Ended December 31, 2004
	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)	Number of Loans Serviced	Principal Balance of Loans Serviced ($000’s)
Loan Type
Agency Fixed	558,261	80,156,649	472,564	64,395,872	423,906	56,465,601	357,764	42,285,749
Agency ARM	30,794	5,451,898	31,265	5,149,189	35,398	5,693,272	41,144	6,736,565
EZ Option Fixed(1)	37,313	7,980,075	42,336	8,840,964	18,976	3,898,983	662	123,305
EZ Option ARM(1)	16,540	3,976,963	20,250	4,849,476	15,444	3,665,223	2,107	503,638
Jumbo Fixed	23,032	12,674,595	17,258	9,119,292	11,547	5,593,169	7,546	3,448,476
ARM Plus (2)	2,390	792,440	2,712	879,606	2,774	906,478
Other	255,688	38,827,424	261,199	36,739,550	225,488	29,335,096	182,339	21,567,363
Total:	924,018	149,860,044	847,584	129,973,949	733,533	105,557,822	591,562	74,665,096
(1)
“EZ” means mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans.  These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2)
“ARM Plus” means Hybrid ARM mortgage loans that were originated by SunTrust Mortgage pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

Servicing Procedures.  SunTrust Mortgage maintains a centralized servicing platform in Richmond, Virginia.  The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing.  SunTrust Mortgage utilizes Fidelity’s National Information Service’s (“Fidelity”) Mortgage Servicing Package (“MSP”) as its servicing system.  SunTrust Mortgage provides customary servicing pursuant to servicing agreements between SunTrust Mortgage and the various investors.

In accordance with applicable servicing agreements, SunTrust Mortgage’s servicing activities may include one or more of the following:  (1) collecting and remitting principal and interest payments on mortgage loans; (2) administering mortgage escrow accounts; (3) handling insurance claims, (4) advancing reasonable funds; and (5) executing collection and foreclosure procedures.  SunTrust Mortgage’s servicing portfolio consists primarily of agency fixed and ARM product.  The servicing portfolio also includes Alt-A, Jumbo Fixed Rate and ARM products.

Both the insurance function and the tax function are outsourced.  Insurance tracking and payment of all property insurance is fully outsourced to ZC Sterling, and SunTrust Mortgage maintains a trained staff to handle exceptions, loss drafts, PMI and to provide oversight of the outsource vendor.  ValuTree Real Estate Services, a wholly owned subsidiary of SunTrust Mortgage, handles the real estate tax functions for loans serviced by SunTrust Mortgage.

SunTrust Mortgage has a Special Loans Department that services ARM loans which are audited by the department before an ARM change is completed.  The Special Loans Department also services other products including Interest-Only ARMS, Payment Option ARMS, bridge loans, balloon payment loans, lot loans, and FNMA timely payment reward loans.  The Special Loans Department also handles recasts, modifications, subordinations, non-qualifying assumptions, balloon loan resets, ARM conversions and partial releases.

SunTrust Mortgage applies payments as required by applicable servicing agreements.  Loans in the portfolio receive billing statements on which account information and transaction summaries are provided.  Most payments are processed by our Lockbox provider, SunTrust Bank (operating out of Glen Burnie, Maryland), or are processed via various electronic means.  Payments are processed within 24 hours and are effective on the date received.  The Exception Processing Department conducts research relative to individual payment matters and manages payments that are not honored, such as checks returned for non-sufficient funds and ACH applications.

The Cash Accounting Department balances cash deposits on a daily basis, as well as identifies and distributes incoming wire transfers for payment application and payoffs.  This department also balances custodial accounts according to Investor Guidelines on a monthly basis.

As a part of its default management strategy, SunTrust Mortgage contacts delinquent customers through outbound calling from 8:00 am to 10:00 pm Monday through Thursday, 8:00 am to 6:00 pm on Friday, and from 8:00 am to noon on Saturday.  SunTrust Mortgage uses an automated dialer system for regular contact on delinquent accounts.  Outbound dialer campaigns are designed by product and risk characteristics.  Riskier products are slotted for more frequent and earlier call attempts.  Mortgagors can also make electronic payments via our SurePay, E-Pay and E-Bill systems.

SunTrust Mortgage utilizes a dual track loss mitigation and foreclosure policy, running loss mitigation efforts concurrently with the migration of a loan to foreclosure until the foreclosure sale is executed.  SunTrust Mortgage recently implemented Back in the Black as a default management system in Collections.  Bankruptcies filed by borrowers are monitored in-house and assigned to local counsel, if delinquent.

SunTrust Mortgage currently utilizes the Fidelity mortgage servicing platform to manage loans impacted by Bankruptcy filings.  Status of accounts and timelines are monitored with Fidelity reports, Passport queries and updates from outside counsel.  Loan assignment is by state to allow staff to develop and maintain a relationship with outside counsel.

SunTrust Mortgage maintains foreclosed properties in our Real Estate Owned Department.  SunTrust Mortgage’s goal is to sell these properties out of inventory within 180 days of the foreclosure sale and at a price that exceeds the market’s target value.

The Custodian

SunTrust Bank, a Georgia banking corporation, will serve as custodian of the mortgage loan files pursuant to the transfer and servicing agreement.  The principal document custody facilities of SunTrust Bank are located at 1001 Semmes Avenue, 3rd Floor, RVW-4303, Richmond, VA 23224.  SunTrust Bank serves as the document custodian for certain mortgage loans that are serviced by SunTrust, including, primarily, residential mortgage loans sold to Fannie Mae and Freddie Mac.  SunTrust Bank serves as custodian for [four] public residential mortgage loan securitizations.

The Master Servicer and Trust Administrator

The information set forth in the following paragraphs has been provided by the Master Servicer and Trust Administrator.

[          ] is a national banking association and a wholly-owned subsidiary of [          ].  A diversified financial services company with approximately $[      ] in assets, [    ] customers and [       ] employees, [          ] is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  [          ] provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with [          ] and its affiliates.  [          ]’s principal corporate trust offices are located at [  ] and its office for certificate transfer services is located at [           ].

[          ] acts as Master Servicer pursuant to the Transfer and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of Transfer and Servicing Agreement.  In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicer.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Transfer and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Transfer and Servicing Agreement, the

Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against the Servicer.  [          ] has been engaged in the business of master servicing since [          ].  As of [          ], [          ] was acting as master servicer for approximately [    ] series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $[                   ].

Under the terms of the Transfer and Servicing Agreement, [          ] also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, [          ] is responsible for the preparation and filing of all tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  [          ] has been engaged in the business of trust administration since [               ].  As of [          ], [          ] was acting as trust administrator or securities administrator with respect to more than $[                ] of outstanding residential mortgage-backed securities.

[          ] serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity.  The terms of the custodial agreement under which those services are provided by [          ] are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Owner Trustee

[          ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The initial and annual fee payable to the Owner Trustee will be paid out of Interest Funds and will be an obligation of the Issuing Entity.  The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

[          ] is a national banking association and a wholly-owned subsidiary of [          ], which is currently ranked as the [    ] largest bank holding company in the United States with total assets exceeding $[      ] as of [         ].  As of [        ], [          ] serves approximately [     ] customers, operates [     ] branch offices in [    ] states and has over [      ] employees.   A network of specialized [         ] offices across the nation, inside and outside its footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

[          ] has provided owner trustee services since the year [      ].  As of [        ], [          ] was acting as owner trustee with respect to over [    ] issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  [        ] has acted as owner trustee of sub-prime mortgage-backed securities since [      ].  As of [     [         ], [       ] was acting as owner trustee on [    ] issuances of sub-prime mortgage-backed securities.

The Indenture Trustee

[                                  ] will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer.  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders.  The Indenture Trustee’s Corporate Trust Office is located at [                                  ], Attention: [                                  ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

[                                ] has provided corporate trust services since [       ].  As of [                    ], [                                ] was acting as trustee with respect to over [         ] series of securities with an aggregate outstanding principal balance of approximately $[   ].  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of [                   ], [                                ] was acting as trustee on more than [    ] series of residential mortgage-backed securities with an aggregate principal balance of approximately $[      ].

Description of the Notes

General

The Mortgage Loans and the other trust assets pledged as collateral for the Notes will represent all the assets of the Trust for payment of the Notes.  Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of Depositor (SunTrust Mortgage Securitization, LLC, Commission File Number 333-[     ]) that will be available to purchasers of the Notes at, and will be filed with, the Commission within 15 days of the initial delivery of the Notes.  The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement.  When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Notes will consist of the Class 1-A1 Notes, Class 1-A2 Notes, Class 2-A Notes, Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes and Class M7 Notes.

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Ownership Certificate Holder will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties on the Mortgage Loans and (2) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

The Notes will be issued in book-entry form as described below.  The Definitive Notes will be transferable and exchangeable through the Trust Administrator.  The Class A Notes and the Class M Notes will be issued in minimum dollar denominations of $[100,000] and integral multiples of $1 in excess of $[100,000].

Book-Entry Notes

The Notes will be Book-Entry Notes.  Noteholders may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems.  The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear.  Investors may hold such beneficial interests in the Class A Notes and the Class M Notes in minimum Class Principal Amounts of $[100,000] and integral multiples of $1 in excess of $[100,000].  Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note.  Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC.  Noteholders will not be noteholders as that term is used in the Indenture.  Noteholders are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Noteholders will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator through DTC and DTC Participants.  While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes.  Indirect Participants, with whom Noteholders have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders.  Accordingly, although Noteholders will not possess notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

Noteholders will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below.  Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day.  Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Federal Income Tax Considerations—Grantor Trusts—Taxation of Certain Foreign Holders of Grantor Trust Securities” and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository.  Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes.  Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars.  Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.  As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute.  Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash.  Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions.  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures.  Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co.  Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations.  See “Federal Income Tax Considerations—Grantor Trusts—Taxation of Certain Foreign Holders of Grantor Trust Securities” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S.

Federal Income Tax Documentation Requirements” in Annex I to this prospectus supplement.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes.  In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Notes in the secondary market since some potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

Monthly and annual reports on the Trust provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes.  Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

1.
DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor; or

2.
after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes.  Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Trust Administrator and the Indenture Trustee will issue Definitive Notes, and thereafter the Trust Administrator will recognize the holders of such Definitive Notes as holders of the Notes under the Indenture.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

The Transfer and Servicing Agreement provides that the Servicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a “Custodial Account,” into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer may deduct its portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof.  Any Custodial Account must be an Eligible Account.  The servicer may make withdrawals from the Custodial Account for the limited purposes specified in the Transfer and Servicing Agreement.  See “Sale and Servicing of the Trust Assets” in the prospectus.  The Transfer and Servicing Agreement permits the Servicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more Eligible Investments acceptable to Fitch, Moody’s and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date.  The Servicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time.  The Servicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a “Collection Account,” into which the Servicer is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date.  Any Collection Account must be an Eligible Account.  The Trust Administrator may make withdrawals from the related Collection Account for the limited purposes specified in the Transfer and Servicing Agreement.  See “Sale and Servicing of the Trust Assets” in the prospectus.  The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more Eligible Investments acceptable to Moody’s and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date.  The Master Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time.  The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

Each Custodial Account and Collection Account will be reconciled on a monthly basis. There will not be any external verification of activity in the accounts, except as may occur in connection with the annual examination by the Servicer or Trust Administrator’s independent accountants in connection with their respective audits, or in connection with periodic examination by the Servicer’s or the Trust Administrator’s regulatory authorities.

Payments

General.  Payments on the Notes will be made by the Trust Administrator, on each Payment Date, commencing in [              ], 200[  ], to the persons in whose names the Notes are registered at the close of business on the Record Date.

Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register, or, in the case of any Noteholder that has so notified the Trust Administrator in writing in accordance with the Transfer and Servicing Agreement, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator.  On each Payment Date, a holder of a Note will receive such holder’s Percentage Interest of the amounts required to be paid with respect to the applicable class of Notes.

Payments of Interest.  On each Payment Date, interest payable on the Notes will equal interest accrued at the then applicable Interest Rate for the related Accrual Period.  All calculations of interest on the Notes will be made on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

(A)           On each Payment Date, the Interest Funds for Group 1 for such date will be paid in the following order of priority:

(i)	pro rata, to the Class 1-A1 Notes and Class 1-A2 Notes, Current Interest thereon for such Payment Date;

(ii)	to the Class 2-A Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 2) for such Payment Date;

(iii)	to the Class M1 Notes, Current Interest for such class for such Payment Date;

(iv)	to the Class M2 Notes, Current Interest for such class for such Payment Date;

(v)	to the Class M3 Notes, Current Interest for such class for such Payment Date;

(vi)	to the Class M4 Notes, Current Interest for such class for such Payment Date;

(vii)	to the Class M5 Notes, Current Interest for such class for such Payment Date;

(viii)	to the Class M6 Notes, Current Interest for such class for such Payment Date;

(ix)	to the Class M7 Notes, Current Interest for such class for such Payment Date;

(x)
to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(xi)
for application as part of Monthly Excess Cashflow for such Payment Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Group 1 Monthly Excess Interest for such Payment Date.

(B)           On each Payment Date, the Interest Funds for Group 2 for such date will be paid in the following order of priority:

(i)	to the Class 2-A Notes, Current Interest thereon for such Payment Date;

(ii)	pro rata, to the Class 1-A1 Notes and the Class 1-A2 Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 1) for such Payment Date;

(iii)	to the Class M1 Notes, Current Interest for such class for such Payment Date;

(iv)	to the Class M2 Notes, Current Interest for such class for such Payment Date;

(v)	to the Class M3 Notes, Current Interest for such class for such Payment Date;

(vi)	to the Class M4 Notes, Current Interest for such class for such Payment Date;

(vii)	to the Class M5 Notes, Current Interest for such class for such Payment Date;

(viii)	to the Class M6 Notes, Current Interest for such class for such Payment Date;

(ix)	to the Class M7 Notes, Current Interest for such class for such Payment Date;

(x)
to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(xi)
for application as part of Monthly Excess Cashflow for such Payment Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Group 2 Monthly Excess Interest for such Payment Date.

Notwithstanding the foregoing, on each Payment Date, payments in respect of interest will be made to each class of Class A Notes from the Interest Funds for the related Mortgage Group before any such payments are made to such Class A Notes from the Interest Funds for any other Mortgage Group.  Payments in respect of Current Interest will be made to each class of Class M Notes from the Group 1 Interest Funds and the Group 2 Interest Funds in accordance with the allocation rules set forth in the Transfer and Servicing Agreement.

Payments of Principal.  On each Payment Date, the Principal Payment Amount for each Mortgage Group and for each Payment Date is required to be paid as follows until the Principal Payment Amount has been fully paid:

I.           On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently, to the extent of funds in the Collection Account available therefor:

(A)           For Group 1: the Principal Payment Amount for Group 1 will be paid in the following order of priority:

(i)
pro rata, to the Class 1-A1 and Class 1-A2 Notes, until the respective Class Principal Amount of such classes has been reduced to zero; provided, however, that if a Trigger Event or the Class 1-A2 Trigger Event is in effect, then to the Class 1-A1 and Class 1-A2 Notes, sequentially, in that order, until the respective Class Principal Amount of such classes has been reduced to zero;

(ii)	to the Class 2-A Notes, after giving effect to payments pursuant to clause (I)(B)(i) below, until the Class Principal Amount of such class has been reduced to zero;

(iii)	to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

(iv)	to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

(v)	to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

(vi)	to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

(vii)	to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

(viii)	to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

(ix)	to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero; and

(x)
for application as part of Monthly Excess Cashflow for such Payment Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (i) through (ix) above.

(B)           For Group 2: the Principal Payment Amount for Group 2 will be paid in the following order of priority:

(i)	to the Class 2-A Notes, until the Class Principal Amount of such class has been reduced to zero;

(ii)
pro rata, to the Class 1-A1 and Class 1-A2 Notes, after giving effect to payments pursuant to clauses (I)(A)(i) above, until the respective Class Principal Amount of such classes has been reduced to zero; provided, however, that if a Trigger Event or the Class 1-A2 Trigger Event is in effect, then to the Class 1-A1 and Class 1-A2 Notes, sequentially, in that order, until the respective Class Principal Amount of such classes has been reduced to zero;

(iii)	to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

(iv)	to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

(v)	to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

(vi)	to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

(vii)	to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

(viii)	to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

(ix)	to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero; and

(x)
for application as part of Monthly Excess Cashflow for such Payment Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (i) through (ix) above.

II.           On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Group for such date will be paid in the following order of priority:

(i)
(a) so long as the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 or Class M7 Notes are outstanding, to the Class 1-A1 and Class 1-A2 Notes (from amounts in Group 1 except as provided below) in accordance with the Group 1 Senior Priority and to the Class 2-A Notes (from amounts in Group 2 except as provided below), in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the class or classes of Class A Notes of the other Mortgage Group (in the case of the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (a) on such Payment Date); or (b) otherwise to the Class 1-A1 and Class 1-A2 Notes (in accordance with the Group 1 Senior Priority) and to the Class 2-A Notes, the Principal Payment Amount for the related Mortgage Group for such Payment Date;

(ii)
to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2 and Class 2-A Notes on such Payment Date pursuant to clause (i) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(iii)
to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Notes on such Payment Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(iv)
to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (i), (ii) and (iii) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(v)
to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (i), (ii), (iii) and (iv) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(vi)
to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (i), (ii), (iii), (iv) and (v) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(vii)
to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(viii)
to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(ix)
for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (viii) above.

Credit Enhancement

Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Class M Notes, excess interest and overcollateralization, in each case as described herein.

Subordination.  The rights of holders of the Class M Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under “—Payments—Payments of Interest” and “—Payments—Payments of Principal.”  This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereto, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

The limited protection afforded to holders of Notes by means of the subordination of the Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of any Interest Funds or Principal Funds, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

Realized Losses.  Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of or amounts available to make payments in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow (as defined under —Application of Monthly Excess Cashflow” below) to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date); second, the Class M7 Notes; third, the Class M6 Notes; fourth, the Class M5 Notes; fifth, the Class M4 Notes; sixth, the Class M3 Notes; seventh, the Class M2 Notes and eighth, the Class M1 Notes, before reducing amounts available to make payments in respect of the Class A Notes.  Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount.  As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

Excess Interest.  The Mortgage Loans included in each Mortgage Group bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees, if any, and expenses of the Servicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee.  Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

Overcollateralization.  The Aggregate Collateral Balance as of the Closing Date will exceed the initial aggregate Class Principal Amount of the Notes by approximately $[        ], which represents approximately [    ]% of the Aggregate Collateral Balance as of the Closing Date.  The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Interest Rate on the Notes.  As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Collateral Balance as of the related Due Period over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount.  However, Realized Losses with respect to Mortgage Loans in any Mortgage Group will reduce overcollateralization, and could result in an overcollateralization deficiency.

As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

Application of Monthly Excess Cashflow.  The sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Payment Date (see “—Payments—Payments of Interest”) and the Aggregate

Overcollateralization Release Amount for such date will constitute the “Monthly Excess Cashflow” for such Payment Date, which will, on each Payment Date be paid in the following orders of priority, as applicable:

(1)           For each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect,

(a)	up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

(i)
concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in “—Payments—Payments of Principal” above), to the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority, and to the Class 2-A Notes, until the Class Principal Amount of each such class has been reduced to zero;

(ii)	to the Class M1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(iii)	to the Class M2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(iv)	to the Class M3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(v)	to the Class M4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(vi)	to the Class M5 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(vii)	to the Class M6 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(viii)	to the Class M7 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(b)
to the extent of any Available Funds Shortfall (after payment of any Available Funds Shortfalls as described below under “—The Interest Rate Cap Agreements”), to the payment of such amounts to the Notes, in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their respective amounts of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

(c)
sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest; and

(d)	to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement; or

(2)           for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

(a)
concurrently, in proportion to the aggregate Class Principal Amounts of the Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in “—Payments—Payments of Principal” above), to the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority, and to the Class 2-A Notes, until the aggregate Class Principal Amount of the Class A Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

(b)
to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

(c)
to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

(d)
to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

(e)
to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

(f)
to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

(g)
to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

(h)
to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

(i)
to the extent of any Available Funds Shortfall (after payment of any Available Funds Shortfalls to the Notes as described below under “—The Interest Rate Cap Agreements”), to the payment of such amounts to the Notes, in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their amount of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

(j)
sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest; and

(k)	to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

Calculation of One-Month LIBOR

On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

(1)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator’s calculation of the rate of interest applicable to the Notes, for the related Accrual Period for the Notes shall (in the absence of manifest error) be final and binding.

Interest Rate Cap Agreements

General.  On the Closing Date, the Trust will enter into three Interest Rate Cap Agreements with the Cap Counterparty, whereby the Cap Counterparty will agree to make payments to the Trust in respect of the related class or classes of Notes on each Interest Rate Cap Agreement Payment Date on which One-Month LIBOR exceeds the related strike rate described below for that Payment Date subject to a rate ceiling.  Any amounts received by the Trust under the any Interest Rate Cap Agreement will be deposited into the Interest Rate Cap Account.

Unless terminated earlier, each Interest Rate Cap Agreement will terminate after the Interest Rate Cap Agreement Payment Date in [______].  Both the Trust and the Cap Counterparty will have the right to terminate any Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with such Interest Rate Cap Agreement.

The Group 1 Senior Cap Agreement.  Under the Group 1 Senior Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Group 1 Senior Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Group 1 Senior Cap Agreement Payment Date (or in the case of the initial Group 1 Senior Cap Agreement Payment Date, the Closing Date) to but excluding the current Group 1 Senior Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Group 1 Senior Cap Agreement Payment Date and (ii) the Aggregate Loan Balance for Group 1 as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Group 1 Senior Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Group 1 Senior Cap Agreement Payment Date.  If for any Group 1 Senior Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the aggregate Class Principal Amount of the Class 1-A1 and Class 1-A2 Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess.  The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

On any Payment Date related to a Group 1 Senior Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class 1-A1 or Class 1-A2 Notes, after all payments described above under “—Payments—Payments of Interest” have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class 1-A1 and Class 1-A2 Notes.  Any amounts received in respect of the Group 1 Senior Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class 1-A1 or Class 1-A2 Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

Payment Date	Group 1 Senior Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
Thereafter

The Group 2 Senior Cap Agreement.  Under the Group 2 Senior Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Group 2 Senior Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Group 2 Senior Cap Agreement Payment Date (or in the case of the initial Group 2 Senior Cap Agreement Payment Date, the Closing Date) to but excluding the current Group 2 Senior Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Group 2 Senior Cap Agreement Payment Date and (ii) the Aggregate Loan Balance for Group 2 as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Group 2 Senior Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Group 2 Senior Cap Agreement Payment Date.  If for any Group 2 Senior Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the Class Principal Amount of the Class 2-A Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess.  The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

On any Payment Date related to a Group 2 Senior Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class 2-A Notes, after all payments described above under “—Payments—Payments of Interest” have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class 2-A Notes.  Any amounts received in respect of the Group 2 Interest Rate Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class 2-A Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

Payment Date	Group 2 Senior Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
Thereafter

The Subordinate Cap Agreement.  Under the Subordinate Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Subordinate Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Subordinate Cap Agreement Payment Date (or in the case of the initial Subordinate Cap Agreement Payment Date, the Closing Date) to but excluding the current Subordinate Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Subordinate Cap Agreement Payment Date and (ii) the Aggregate Loan Balance as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Subordinate Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Subordinate Cap Agreement Payment Date.  If for any Subordinate Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the aggregate Class Principal Amount of the Class M Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess.  The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

On any Payment Date related to an Subordinate Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class M Notes, after all payments described above under “—Payments—Payments of Interest” have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class M Notes.  Any amounts received in respect of the Subordinate Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class M Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

Payment Date	Subordinate Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
Thereafter

The Cap Counterparty.  The information set forth in the following paragraphs has been provided by the Cap Counterparty.

[Insert disclosure regarding Cap Counterparty required by § 229.1115.]

[Cash Flow Agreements.  If applicable, insert disclosure regarding cash flow agreements required by § 229.1114.]

Reports to Noteholders

On each Payment Date, the Trust Administrator will make available to each Noteholder, the Servicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(1)	the amount of the related payment to holders of each class of Notes allocable to principal;

(2)	the amount of such payment to holders of each class of Notes allocable to interest;

(3)	the Available Funds Shortfall for each class of Notes;

(4)	the Class Principal Amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

(5)	the amount of the Servicing Fee paid to or retained by the Servicer;

(6)	the Interest Rate for each class of Notes for such Payment Date;

(7)	the amount of Advances included in the payment on such Payment Date;

(8)	the cumulative amount of Realized Losses to date, in the aggregate;

(9)	the amount of Realized Losses with respect to such Payment Date, in the aggregate;

(10)
the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans;

(11)
with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(12)	whether a Trigger Event or a Class 1-A2 Trigger Event has occurred;

(13)	the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

(14)
to the extent such information is provided to the Master Servicer by the Servicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator’s website located at [                  ].  Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at [                  ].  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at the following address:  [                                 ].  The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The holder of the Ownership Certificate, the Ownership Certificate Holder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties, (2) any payments under any Interest Rate Cap Agreement remaining on such Payment Date after paying Available Funds Shortfalls on the applicable Notes as described under “—Interest Rate Cap Agreements” above and (3) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.  The Ownership Certificate Holder will initially be [                        ], a wholly- owned subsidiary of STB Real Estate (Georgia), Inc., the seller.

The Mortgage Loan Purchase Agreement and the
Transfer and Servicing Agreement

General

The following summary describes certain terms of the Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such Agreements.

Assignment of Mortgage Loans

On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Initial Mortgage Loans to the Depositor.  Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.  On the Closing Date, the Initial Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date.  On each subsequent transfer date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after the related Subsequent Cutoff Date.  Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and applicable prepayment penalty provisions, if any.

As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian):  (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) for any Mortgage Loan not recorded with MERS System®, an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements.  It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note.  In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded.  Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Trust certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Sale and Servicing of the Trust Assets—Representations and Warranties.”  In addition, the Seller has represented to the Trust that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute “high-cost loans” as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date.  The Trust will in turn pledge its rights in the Seller’s representations and warranties to the Indenture Trustee for the benefit of holders of Notes.  Within the period of time specified in the Transfer and

Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any unreimbursed servicing advances and any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

Pre-Funding Account

On the Closing Date, the Seller will deposit cash in the aggregate amount of approximately $[  ] into the Pre-Funding Account.  Of that amount, approximately $[  ] will be allocated to Group 1 and approximately $[  ] will be allocated to Group 2.  All Mortgage Loans purchased by the Trust for either Mortgage Group through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans.  The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the loan balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.

During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans for each Mortgage Group from the Seller in accordance with the applicable provisions of the Transfer and Servicing Agreement.  Subsequent Mortgage Loans purchased by the Trust on any date during the Pre-Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the Transfer and Servicing Agreement.  On the Payment Date in [   ] 200[  ], any remaining amounts in the Pre-Funding Account for a Mortgage Group will be applied to reduce the Class Principal Amount of the Class A Notes relating to that Mortgage Group.

Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a payment will not occur on the Payment Date in [   ] 200[  ].  In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans for each Mortgage Group with aggregate loan balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date for that Mortgage Group.

The Pre-Funding Account shall be an Eligible Account.  Amounts on deposit in the Pre-Funding Account will be invested in eligible investments at the direction of the Seller, as described in the Transfer and Servicing Agreement.  Such eligible investments are required to mature no later than the Business Day prior to a subsequent transfer date and, in any case, no later than the Business Day prior to the [  ] 200[  ] Payment Date.  All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will paid to the Seller on the [  ] 200[  ] Payment Date.

Administration

The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  [        ] will not receive additional compensation for such services as Trust Administrator.

Amendment

The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Seller, [the Servicer,] the Ownership Certificate Holder and the Indenture Trustee, but without consent of the Noteholders, (1) to cure any error or ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder or result in an entity level tax on the issuing entity.  Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Notes.

Voting Rights

At all times [   ]% of all voting rights will be allocated among the holders of the Notes as provided below.  The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal amount of the Notes.  At all times during the term of the Indenture and the Transfer and Servicing Agreement, the Ownership Certificate shall be allocated [   ]% of the voting rights.  The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of such Ownership Certificate.

The Trust Agreement and the Indenture

General

The Notes will be issued pursuant to the Indenture.  Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar, Certificate Registrar and Paying Agent.  The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement.  Requests should be addressed to [             ], Attention:  [             ].

The following summary describes certain terms of the Trust Agreement and the Indenture.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Certain Matters under the Agreements

Events of Default Under the Indenture.  Indenture Defaults will generally consist of: (i) a default for 30 days or more in the payment of any Current Interest due on any class of Notes and if the Class A Notes are no longer outstanding, a default for 30 days or more in the payment of the related Deferred Interest for the most senior class of Notes outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) if the issuing entity becomes subject to an entity level tax; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable.  Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default in the payment of Current Interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest (including any Deferred Interest and Available Funds Shortfall) on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificate Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Redemption.  On any Payment Date following the month in which the Aggregate Loan Balance is less than [    ]% of the Aggregate Collateral Balance as of the Closing Date, the Servicer will have the option to purchase all remaining Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price.  The Master Servicer and the Servicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement.  If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes.  The Servicer shall deliver written notice of its intention to exercise such option to the Issuer, the Trust Administrator, the Indenture Trustee and the Master Servicer not less than 15 days prior to the applicable Payment Date.  If the Servicer fails to exercise such option, then on any Payment Date following the month in which the Aggregate Collateral Balance is less than [   ]% of the Aggregate Collateral Balance as of the Closing Date, the margin on each of the Class 1-A1, Class 1-A2 and Class 2-A Notes will increase to 2 times their respective margins set forth in the table on page S-3, and the margin on each of the Class M Notes will increase to 1.5 times their respective margins set forth in the table on page [S-3].

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.  Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificate Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Notice of Final Payment.  The Master Servicer or the Trust Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder and the Depositor at least 30 days’ prior written notice of the date on which the Trust is expected to terminate in accordance with their terms, or the date on which the Notes will be redeemed in connection with any optional redemption exercised by the Servicer.  Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Notes is payable to the Noteholders, the Indenture Trustee shall mail to the Noteholders a notice specifying the procedures with respect to such final payment.  The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders.  Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

Amendment

Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement — Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificate Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders.  Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement — Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Yield, Prepayment and Maturity Considerations

General

The weighted average life of and the yield to maturity on each class of Notes will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans.  The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in the related properties, and changes in the borrowers’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Penalties.  Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes.  Neither the Depositor nor the Sponsor makes any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

Prepayments and Yields for Notes

Generally, if purchased at other than par, the yield to maturity on the Notes will be affected by the rate of the payment of principal of the Mortgage Loans.  If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield.  If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.  Because approximately [    ]% of the Statistical Mortgage Loans contain Prepayment Penalties, the rate of principal prepayments during the term of such Prepayment Penalties may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Penalties.

All of the Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis.  When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin.  Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the Mortgage Loans.  As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated.  Moreover, each Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin.  Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower’s adjustable rate mortgage loans.  The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate.  In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate.  As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

Approximately [    ]% of all of the Statistical Mortgage Loans and approximately [    ]% and [    ]% of the Statistical Mortgage Loans to be included in Group 1 and Group 2, respectively, provide for payment of interest at the related Mortgage Rates, but no payment of principal for approximately the first [five] years following the origination of the Mortgage Loan.  Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate.  The presence of these Mortgage Loans in Group 1 and Group 2 will, absent other considerations, result in longer weighted average lives of the related Notes than would have been the case had these loans not been included in the mortgage pool.  If you purchase such Notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the payment of principal and interest on every payment date.  In addition, a borrower may view the absence of any obligation to make payment of principal during such [five-year] period as a disincentive to prepayment.  If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, with respect to the Initial Mortgage Loans, and as of the Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, each mortgaged property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrowers’ equity in the related mortgaged property, tax laws and prevailing general economic conditions.  In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

The Interest Rates on the Notes are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool.  As a result, the Interest Rates on the Notes are subject to the Available Funds Rate and the applicable Fixed Rate Cap.

The Available Funds Rate limits the Interest Rates on the related Notes.  Any shortfalls arising from the application of the Available Funds Rate will be carried over as described herein with accrued interest at the then-applicable Interest Rate (computed without regard to the Available Funds Rate) and, if available, paid from Monthly Excess Cashflow in a later distribution and from amounts paid under the applicable Interest Rate Cap Agreement).  Various factors may cause the Available Funds Rate to limit the Interest Rate on the related Notes.  First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR or the Treasury Mortgage Index.  In addition, the Interest Rates on the Notes adjust monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of the Available Funds Rate may cause the Interest Rates on the related Notes to be reduced for extended periods in a rising interest rate environment.  The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Available Funds Rate limiting increases in the Interest Rates for these Notes.  Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Master Servicing Fee, the Owner Trustee Fee and certain other expenses) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those notes during the related period.  Furthermore, if the Available Funds Rate determines the Interest Rate for a class of Notes for a Payment Date, the market value of those Notes may be temporarily or permanently reduced.

The Interest Rates on the Notes are also subject to a Fixed Rate Cap.  The applicable Fixed Rate Cap limits the Interest Rate on those Notes to a maximum interest rate.  The Class 1-A1 and Class 1-A2  Notes are subject to the Group 1 Fixed Rate Cap, which limits the Interest Rate on the Class 1-A Notes to a per annum rate of [    ]%.  The Class 2-A Notes are subject to the Group 2 Fixed Rate Cap, which limits the Interest Rate on the such Notes to a per annum rate of [    ]%.  The Class M Notes are subject to the Subordinate Fixed Rate Cap, which limits the Interest Rate on the Class M Notes to a per annum rate of [    ]%.  If the Interest Rate for a

class of Notes for a Payment Date is limited to the applicable Fixed Rate Cap, the market value of those Notes may be temporarily or permanently reduced.

Mandatory Payment.  In the event that at the end of the Pre-Funding Period there are any remaining amounts on deposit in the Pre-Funding Account allocated to a Mortgage Group, the holders of the class or classes of Class A Notes relating to that Mortgage Group will receive an additional payment of principal in an amount equal to the amount remaining in the Pre-Funding Account for that Mortgage Group in accordance with their related Senior Priorities.

Although there can be no assurance, the Depositor anticipates that there should not be a material principal payment to the holders of the related class of Class A Notes due to a lack of Subsequent Mortgage Loans.

Maturity Date.  The Maturity Date for each class of Notes is set forth in the chart appearing on page S-3.  The actual final Payment Date with respect to each class of Notes could occur significantly earlier than its Maturity Date because:

(1)	prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof (other than with respect to any Interest-only Note);

(2)	excess interest to the extent available will be applied as an accelerated payment of principal on the Notes as described herein; and

(3)
the Servicer may purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to [   ]% of the Aggregate Collateral Balance as of the Closing Date.

Prepayment Assumption.  Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard.  The Prepayment Assumption used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

As used in the tables set forth on Annex IV, “0% of the Prepayment Assumption” assumes no prepayments on the Mortgage Loans; “50% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 50% of the related Prepayment Assumption; “100% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Assumption; “150% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Assumption; and “200% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 200% of the related Prepayment Assumption.

There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate.  The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, employment status, the solicitation of borrowers to refinance their mortgage loans and the existence of Prepayment Penalties.  In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans.  Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

The weighted average lives of the Notes set forth on tables set forth on Annex IV are determined by (1) multiplying the amount of each assumed principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) summing the results and (3) dividing the sum by the total principal payment on the Notes.

The tables set forth on Annex IV have been prepared on the basis of the Modeling Assumptions, including the assumption that Group 1 and Group 2 consist of mortgage loans having the approximate characteristics set forth in Annex III hereto.

Additional Information

The Depositor (SunTrust Mortgage Securitization, LLC, Commission File Number 333-[       ]) has filed additional yield tables and other computational materials with respect to the Notes with the Commission in a report on Form 8-K.  Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information.  Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions.  Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Federal Income Tax Consequences

Tax Classification of the Issuing Entity and of the Notes

On the closing date, Hunton & Williams LLP will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the indenture, transfer and servicing agreement, trust agreement and other related documents, for federal income tax purposes, (i) the offered notes, other than any Retained Notes, will be characterized as indebtedness and (ii) as long as all of the Ownership Certificates (and any Retained Notes that are not characterized as indebtedness for federal income tax purposes) are held by a REIT, a Qualified REIT Subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or Qualified REIT Subsidiary (each, a “Qualifying REIT Entity”), the issuing entity will be treated as a Qualified REIT Subsidiary for federal income tax purposes.  Because the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a taxable mortgage pool (a “TMP”) for federal income tax purposes.  In general, a TMP is treated as a separate corporation not includable with any other corporation in a consolidated income tax return, and is subject to corporate income taxation.  A TMP, however, that is treated as a Qualified REIT Subsidiary will not be subject to U.S. corporate income taxation.  Generally, the issuing entity will be treated as a Qualified REIT Subsidiary so long as the issuing entity is wholly owned by a Qualifying REIT Entity that either itself maintains or has a parent REIT that maintains continuing qualification as a REIT.

STB Real Estate (Georgia), Inc. will hold through [          ], its wholly-owned subsidiary, a 100% ownership interest in the Ownership Certificate (and any retained Notes that are not characterized as indebtedness for federal income tax purposes).  [              ] represents it filed with its federal income tax return for its taxable year ended December 31, 200[   ] an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the issuing entity to be subject to federal income tax.  In rendering its opinion, Hunton & Williams LLP has not independently verified [       ]’s qualification as a REIT, but instead has relied solely upon the representations made by [       ] concerning its REIT status.  Under the terms of the Trust Agreement, the Ownership Certificate (and any Retained Notes that are not characterized as debt for federal income tax purposes) may only be (i) transferred to a Qualifying REIT Entity or (ii) pledged to secure indebtedness or be the subject of repurchase agreements treated by the issuing entity as secured indebtedness for federal income tax purposes.  If [        ] were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate or if the Ownership Certificate (or any Retained Notes that were not characterized as debt for federal income tax purposes) were transferred to a person that was not a Qualifying REIT Entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the issuing entity could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation.  A tax imposed upon the issuing entity could reduce cash flow that would otherwise be available to make payments on the Notes.  Any such tax being imposed on the issuing entity would constitute an Indenture Default.

[At the issuance of the Notes, [       ] will also acquire beneficial ownership of the Retained Notes.  Because [      ]’s qualified REIT subsidiary will own the Ownership Certificate, the Retained Notes will not be considered issued and outstanding for federal income tax purposes.  Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate.  If [       ] were to sell the Retained Notes or the Ownership Certificate to a taxable REIT subsidiary or an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes would become characterized as debt instruments for federal income tax purposes as of the time of the sale if:  (i) the owner of the Ownership Certificate is a Qualifying REIT Entity; (ii) no modifications have been made to the transaction documents as of the date of such sale; (iii) the rating of the Retained Notes as of the date of such sale is not lower than the rating for such Retained Note as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the closing date tax opinion.  The U.S. federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the issuing entity generally would be the same as those described in the section captioned “Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below.]  The remainder of this discussion, other than the portion captioned “Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a Class of Notes would appear to equal the product of (1) 0.25%, (2) the stated redemption price at maturity of the Class and (3) the weighted average maturity of the Class, computed by taking into account the prepayment assumption discussed below.

The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold.  The stated redemption price at maturity of a debt instrument includes all payments, other than “qualified stated interest.”  “Qualified Stated Interest” includes interest that is unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate.  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, since at the time of issuance such deferral is not anticipated, for tax information reporting purposes, the Indenture Trustee will treat all stated interest on each Class of Notes as Qualified Stated Interest.

To the extent stated interest payable on a Note is Qualified Stated Interest, such interest will be taxable as ordinary income to a beneficial owner of the Note in accordance with such beneficial owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the Note is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Note’s stated redemption price at maturity.  Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID in accordance with the PAC Method.

Under the PAC Method, the amount of OID allocable to any accrual period for a Class of Notes will equal (1) the adjusted issue price of that Class of Notes at the end of the accrual period, minus (2) the sum of (i) the adjusted issue price of that Class of Notes at the beginning of the accrual period and (ii) any payments made on that Class of Notes during the accrual period of amounts included in the stated redemption price at maturity of that Class of Notes.  The OID so determined is allocated ratably among the days in the accrual period.

The adjusted issue price of a Class of Notes at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that Class of Notes at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption, but are adjusted to take into account the effect of payments actually made on the Mortgage Assets.

For this purpose, the yield to maturity of a Class of Notes is determined by projecting payments due on that Class of Notes based on a prepayment assumption made with respect to the Mortgage Assets.  The yield to maturity of a Class of Notes is the discount rate that, when applied to the stream of payments projected to be made on that

Class of Notes as of its issue date, produces a present value equal to the issue price of that Class of Notes.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  For tax information reporting purposes, the Trust Administrator will assume a Prepayment Assumption of 100% for the Notes as set forth in the Modeling Assumptions.  No representation, however, is made as to the rate at which principal payments or Recoveries on the Mortgage Assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the Mortgage Loans are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a Class of Notes is negative for any period, a beneficial owner of a Note of that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Note.

Market Discount.  If a purchaser acquires a Note at a discount from its outstanding principal amount (or, if the Note is issued with OID, its adjusted issue price), the purchaser will acquire the Note with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the Note and (iii) the remaining weighted average maturity of the Note), the market discount will be considered to be zero.  Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a Class of Notes, the prepayment assumption applicable to calculating the accrual of OID on such Notes applies.

If a beneficial owner of a Note incurred or continues indebtedness to purchase or hold Notes with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such beneficial owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

Amortizable Bond Premium.  A purchaser of a Note that purchases the Note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Note in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Note and may elect to amortize the premium under Section 171 of the Code.  If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.

Election to Treat All Interest as OID.  The OID Regulations permit a beneficial owner of a Note to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method.  If such an election were to be made and the Notes were to be acquired at a premium, such a beneficial owner would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such beneficial owner owns or acquires.  Similarly, if the beneficial owner had acquired the Notes with market discount, the beneficial owner would be considered to have made an election described in Section 1278(b) of the Code to currently include in income accruals of market discount on all market discount bonds held or thereafter acquired.

Sale or Other Disposition.  If a beneficial owner of a Note sells, exchanges or otherwise disposes of the Note (or if the Note is redeemed), the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular beneficial owner generally will equal the beneficial owner’s cost for the Note, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Note’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Foreign Holders.  Interest paid to or accrued by a beneficial owner of a Note who is a not a U.S. Person (a “foreign person”) generally will be considered portfolio interest and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the Ownership Certificate and is not a controlled foreign corporation with respect to which the holder of the Ownership Certificate is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If interest on the Notes is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  Foreign persons that intend to hold a Note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Note.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the U.S. for 183 days or more in the taxable year.

Information Reporting and Backup Withholding.  Payments of interest (including OID, if any) on a Note held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Payments of interest (including OID, if any) of a Note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Each beneficial owner of a Note (other than an exempt owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner’s name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding.  Should a non-exempt owner fail to provide the required certification, backup withholding of U.S. federal income tax will apply to payments made in respect of the Notes, as well as to payments of proceeds from the sale of the Notes.  The withheld amount must be remitted to the IRS, and the beneficial owner of the Note may claim the withheld amount as a credit against the beneficial owner’s federal income tax liability.  In addition, sales of Notes conducted through a broker generally must be reported to the IRS unless the broker determines that the seller is an exempt owner or the seller certifies its non-U.S. status (and certain other conditions are met).

Treatment of Notes Held by Certain Holders.  Notes owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Notes owned by a REIT will not be treated as “real estate assets” nor will interest on the Notes be considered “interest on obligations secured by mortgages on real property.”  In addition, the Notes will not be “qualified mortgages” for REMICs.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Hunton & Williams LLP, the IRS successfully asserted that a Class of Notes did not represent debt instruments for federal income tax purposes, those Notes might be treated as equity interests in the Issuing Entity.  If, as a result, a Qualifying REIT Entity did not hold 100% of the equity in the Issuing Entity, the Issuing Entity could be subject to corporate income tax.  Moreover, if a Class of Notes represented equity in the Issuing Entity, payments of interest on that Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the U.S. federal income tax consequences described under “Federal Income Tax Consequences” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (i)

tax counsel’s opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, if certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) are complied with and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

Without regard to whether the Notes are considered an “equity interest” in the Issuing Entity under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Issuing Entity, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a Note.  Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

The Notes should not be purchased with the assets of a Benefit Plan if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and (a) the Notes are rated at least investment grade, (b) such transferee believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes and (c) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under ERISA, the Code or Similar Law.

Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Legal Investment

At the end of the Pre-Funding Period, the Class 1-A1 and Class 1-A2 Notes will constitute “mortgage related securities” under SMMEA.  The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Notes, may be subject to significant interpretive uncertainties.  All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Notes will constitute legal investments for them.

No representations are made as to the proper characterization of the Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes) may adversely affect the liquidity of the Notes.  See “Legal Investment” in the prospectus.

Use of Proceeds

Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing and to fund the Pre-Funding Account on the Closing Date.  Any expenses incurred in connection with the selection and acquisition of the Mortgage Loans are to be paid by the Sponsor from its own funds.

Method of Distribution

Subject to the terms and conditions of the underwriting agreement dated [            ], 200[  ], and the terms agreement dated [            ], 200[  ], each between the Depositor and [            ] (an affiliate of the Depositor), as an Underwriter and as representative of [the other Underwriters], the Notes are being purchased from the Depositor by the Underwriters in the respective initial Class Principal Amount of each class of Notes set forth below, in each case upon issuance of each class.

Class of Notes	Approximate Balance ($)	[ ]	[ ]	[ ]	[ ]

1-A1
1-A2
2-A
M1
M2
M3
M4
M5
M6
M7	_________	____________	____________	____________	____________
Total

The Depositor has been advised that the Underwriters propose initially to offer the Notes (other than the Retained Notes) to the public at the offering prices set forth below.  The Depositor has been advised that the Underwriters propose initially to offer the Notes (other than those Notes retained by the Seller or an affiliate thereof) to certain dealers at such offering prices less a selling concession not to exceed the percentage of the denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the denomination set forth below:

Class of Notes	Price to Public	Underwriting Discount	Selling Concession	Reallowance Discount

1-A1
1-A2
2-A
M1
M2
M3
M4
M5

After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

The Depositor has been advised by each Underwriter that it intends to make a market in the Notes, but no Underwriter has any obligation to do so.  There can be no assurance that a secondary market for the Notes, or any particular class of Notes, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Noteholders.

Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriters are permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes.  In addition, neither the Depositor nor any of the Underwriters makes any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriters have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the Notes.

Summary of Fees and Expenses related to the Issuance of the Notes

The following table summarizes the fees and expenses associated with the offering of the Notes, and the on-going costs of the administration and servicing of the assets of the Trust.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment
Master Servicing Fee	Master Servicer	As consideration for supervising the servicing activities of the servicer, and providing certain administrative responsibilities in respect of the Issuing Entity.	Collections in respect of the Mortgage Loans	an aggregate monthly fee calculated at [__]% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to payments to Noteholders
Servicing Fee	Servicer	As consideration for servicing the mortgage loans and other assets of the Issuing Entity.	Collections in respect of the Mortgage Loans	an aggregate monthly fee paid calculated at [ ]% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to payments to Noteholders
Indenture Trustee Fee	Indenture Trustee	As consideration for acting in the capacity as the indenture trustee under the operative documents.	Collections in respect of the Mortgage Loans	[ ]	Monthly

______________________
        1  Each of the Master Servicing Fee and the Servicing Fee may be adjusted on account of the payment of compensating interest.  See “Servicing of the Mortgage Loans — Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement.

Owner Trustee Fee	Owner Trustee	As consideration for the owner trustee to perform certain administrative responsibilities on behalf of the Issuing Entity.	For the first year, the owner trustee fee is paid up-front from the closing proceeds and for subsequent years, the owner trustee fee shall be payable from Collections in respect of the Mortgage Loans	a per annum amount of $[ ]	[Monthly] [Annually]
Fees relating to the Interest Rate Cap Agreements	Cap Counterparty	As consideration for the Trust to receive payment in respect of the Interest Rate Cap Agreements	Collections in respect of the Mortgage Loans	$[ ]	One-time, up-front payment	Not applicable

Expenses of the Indenture Trustee, the Master Servicer, the Servicer, the Custodian and the Owner Trustee will generally be reimbursed prior to payments to the Noteholders as provided in the Transfer and Servicing Agreement.

Affiliations and Relationships

The Depositor is a wholly-owned subsidiary of the Sponsor and Seller.  The Depositor, the Sponsor and the Seller are wholly-owned subsidiaries of the Custodian.  [SunTrust Robinson Humphrey, Inc., one of the Underwriters, is an affiliate of the Depositor and the Sponsor.]  [The Master Servicer and the Trust Administrator are the same entity.]

[Insert disclosure of any related transactions required pursuant to Item 1119 of Regulation AB.]

Legal Matters

Certain legal matters will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by [            ].

Legal Proceedings

[Insert brief description of any legal proceedings pending against sponsor, depositor, indenture trustee, owner trustee, issuing entity or servicer, or of which any property of the foregoing is the subject, that is material to security holders.  § 229.1117]

Ratings

It is a condition of the issuance of the Notes that they be assigned the ratings designated below by [Fitch], [Moody’s] and [S&P].

Class of Notes	[Fitch]	[Moody’s]	[S&P]

1-A1
1-A2
2-A
M1
M2
M3
M4
M5
M6
M7

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A securities rating addresses the likelihood of receipt by holders of Notes of timely payments of interest and ultimate payment of principal, based on the amount of Scheduled Payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes.  The ratings do not take into consideration any of the tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The ratings do not address the likelihood that any Available Funds Shortfall will be repaid to Noteholders from Monthly Excess Cashflow or that any payments will be paid to Noteholders from any Interest Rate Cap Agreement.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Notes by any rating agency other than Fitch, Moody’s and S&P.  However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency.  The ratings assigned by any such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Notes in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any Rating Agency not monitor their ratings of the offered certificates, and the Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

Glossary of Defined Terms

2/28 LIBOR ARM Loan
Mortgage Loan that bears interest at a fixed rate for a period of approximately two years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

3/27 LIBOR ARM Loan
Mortgage Loan that bears interest at a fixed rate for a period of approximately three years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

5/25 Treasury ARM Loan
Mortgage Loan that bears interest at a fixed rate for a period of approximately five years after origination and thereafter is subject to annual interest rate and payment adjustments in substantially the same manner as a Treasury Loan.

Accounts
the Custodial Accounts, the Collection Account, the Pre-Funding Account, the Interest Rate Cap Account and any other accounts maintained by the Trust Administrator or the Servicer pursuant to the Transfer and Servicing Agreement.

Accrual Period
with respect to each class of Notes and a Payment Date, the period from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to such Payment Date.

Adjustment Date	with respect to an Adjustable Rate Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.
Advance
with respect to a Servicer Remittance Date, an advance of the Servicer’s or Master Servicer’s own funds, as applicable, or funds in the related Certificate Account that are not required to be paid on the related Distribution Date, in an amount generally equal to the aggregate of distributions of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

Aggregate Collateral Balance
as of any date of determination other than the Closing Date, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.  With respect to the Closing Date, an amount equal to the Aggregate Loan Balance as of the Initial Cut-off Date plus the amount on deposit in the Pre-Funding Account as of the Closing Date.

Aggregate Loan Balance	as of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.
Aggregate Overcollateralization Release Amount
for any Payment Date, an amount equal to the lesser of (x) the aggregate of the Principal Funds of each Mortgage Group for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds for such date is applied on such date in reduction of the aggregate of the Class Principal Amounts of the Notes) exceeds (2) the Targeted Overcollateralization Amount for such date.

Available Funds Rate
for any Payment Date and for any Class of Notes, a per annum rate equal to the quotient of (a) the Interest Funds divided by (b) the product of (1) the aggregate principal balance of the Notes as of the first day of the related Due Period and (2) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360.

Available Funds Shortfall
for any Class of Notes and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Interest Rate applicable to such Class, determined without regard to the Available Funds Rate.

Benefit Plan	an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any Similar Law or any entity deemed to hold the assets of the foregoing.
Book-Entry Notes	the Notes other than any Definitive Notes.
Borrower	the obligor on a Mortgage Note.
Business Day
any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of Maryland, State of California, State of Delaware, Commonwealth of Virginia, State of Minnesota, and City of New York, New York are authorized or obligated by law or executive order to be closed.

Cap Counterparty	[ ].
Class 1-A2 Trigger Event
the situation that exists with respect to any Payment Date prior to the Stepdown Date if the quotient (expressed as a percentage) of (a) the aggregate Realized Losses incurred from the Initial Cut-off Date through the last day of the calendar month preceding such Payment Date divided by (b) the Aggregate Collateral Balance as of the Closing Date exceeds [    ]%.

Class A Notes	the Class 1-A1, Class 1-A2 and Class 2-A Notes.
Class M Notes	the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes.
Class Principal Amount	with respect to any class of Notes, the initial note principal balance of such class, reduced in the manner set forth in this prospectus supplement.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Closing Date	on or about [ ], 200[ ].

Code	the Internal Revenue Code of 1986, as amended.
Collateral Value
with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account
the one or more accounts established by the Trust Administrator, for the benefit of the Noteholders, into which the Servicer is required to deposit or cause to be deposited certain payments, as described in the Transfer and Servicing Agreement.

Combined Loan-to-Value Ratio
for any Mortgage Loan, (1) the sum of (A) the principal balance of such Mortgage Loan at the date of origination and (B) the principal balance of any mortgage loan the lien on which is junior to the lien on such Mortgage Loan, as at the date of origination of such second lien mortgage loan, divided by (2) the Collateral Value of the related mortgaged property.

Compensating Interest
with respect to any Payment Date, the amount required to be paid by the Servicer or the Master Servicer, as applicable, in respect of any Prepayment Interest Shortfalls incurred during the related Prepayment Period, which shall be limited to the Servicing Fee and the Master Services Fee with respect to the Servicer and the Master Servicer, respectively, payable for such Payment Date.

Credit Score	the statistical credit score obtained by many mortgage lenders in connection with the loan application.
Current Interest
with respect to any class of Notes and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date, provided, however, that for any class of Class M Notes and for any Payment Date, Current Interest shall be reduced by the amount specified in clause (a) of the definition of Deferred Interest (calculated for purposes of this definition with the imposition of the Available Funds Rate), if any, for such class and Payment Date.

Cut-off Date	with respect to the Initial Mortgage Loans, the Initial Cut-off Date, and with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date.
Cut-off Date Balance	the Aggregate Loan Balance as of the Initial Cut-off Date.
Deferred Interest
for any class of Class M Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate (without regard to the Available Funds Rate) during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remains unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate (without regard to the Available Funds Rate) applicable to such class.

Definitive Note	a physical note representing any Note.
Depositor	SunTrust Mortgage Securitization, LLC.
Determination Date	with respect to a Payment Date, the fifteenth day of the month of such Payment Date (or, if not a Business Day, the immediately preceding Business Day).
DTC	The Depository Trust Company.
Due Date	a scheduled monthly payment date for any Mortgage Loan.
Due Period
with respect to any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment Date occurs.

Eligible Account
either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Indenture Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Institution
Any of the following:
(i)  An institution whose:
(1)  commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “Aa-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or
(2)  commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or
(ii)  the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments
Any of the following:
•  obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the United States

•  general obligations or obligations guaranteed by any state of the United States or the District of Columbia, which are rated in the rating category required to support the then highest long-term debt rating assigned to any Class of Notes, or such lower rating as will not result in the downgrading or withdrawal of the rating assigned to any Class of Notes

•  commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Notes, or such lower rating as will not result in the downgrading or withdrawal of the rating assigned to any Class of Notes

•  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned by any Rating Agency

•  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to any Class of Notes in your series

•  repurchase obligations with respect to any security described in the first two bullet points of this definition, in either case entered into with a depository institution or trust company (acting as principal) described in the third bullet point of this definition

•  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of any Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to any Class of Notes

•  units of a taxable money market portfolio having the highest rating assigned by any Ratting Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligation are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations

•  any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments under the transfer and servicing agreement, including any such fund that is managed by the trust administrator or master servicer or any affiliate of the trust administrator or master servicer or for which the trust administrator or master servicer or any affiliate of the trust administrator or master servicer acts as an adviser as long as such fund is rated in the highest rating category by any Rating Agency, if so rated

•  such other investments bearing interest or sold at a discount acceptable to any Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to any Class of Notes.

No instrument described above shall (a) evidence either the right to receive only interest with respect to the obligations underlying such instrument, (b) be sold or disposed of before its maturity or (c) be any obligation of the sponsor or any of its affiliates.  Any Eligible Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Eligible Investment.  Any Eligible Investment shall be sold or disposed of in accordance with Statement of Financial Accounting Standards No.140, paragraph 35c(6), in effect as of the Closing Date.

ERISA	the Employee Retirement Income Security Act of 1974, as amended.
Euroclear	the Euroclear System.
Euroclear Operator	Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.
European Depositaries	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, collectively.
Fannie Mae	Fannie Mae or any successor.
Financial Intermediary	a bank, brokerage firm, thrift institution or other financial intermediary.
Fitch	Fitch Ratings, or any successor.
Fixed Rate Cap	the Group 1 Fixed Rate Cap, the Group 2 Fixed Rate Cap and the Subordinate Fixed Rate Cap, as applicable.
Freddie Mac	the Federal Home Loan Mortgage Corporation.
Group 1	the portion of the mortgage pool identified as “Group 1” in this prospectus supplement.
Group 1 Fixed Rate Cap	with respect to a Payment Date, the per annum rate, equal to [ ]%.

Group 1 Monthly Excess Interest	any Interest Funds for Group 1 remaining after application pursuant to clauses (A)(i) through (x) under “Description of the Notes—Payments—Payments of Interest.”
Group 1 Senior Cap Agreement	the interest rate cap agreement dated [ ], 200[ ], between the Trust and the Cap Counterparty, with respect to the Class 1-A1 and Class 1-A2 Notes.
Group 1 Senior Cap Agreement Payment Date	with respect to the Group 1 Senior Cap Agreement, two Business Days prior to the related Payment Date, beginning with the Payment Date in [ ], 200[ ] and ending with the Payment Date in [ ].
Group 1 Senior Priority
the priority of payments to the Class 1-A1 and Class 1-A2 Notes described in clauses (I)(A)(i) and (I)(B)(ii), as applicable, under the heading “Description of the Notes–Payments–Payments of Principal” herein for Group 1.

Group 2	the portion of the mortgage pool identified as “Group 2” in this Prospectus Supplement.
Group 2 Fixed Rate Cap	with respect to a Payment Date, the per annum rate, equal to [ ]%.
Group 2 Monthly Excess Interest	any Interest Funds for Group 2 remaining after application pursuant to clauses (B)(i) through (x) under “Description of the Notes—Payments—Payments of Interest.”
Group 2 Senior Cap Agreement	the interest rate cap agreement dated [ ], 200[ ], between the Trust and the Cap Counterparty, with respect to the Class 2-A Notes.
Group 2 Senior Cap Agreement Payment Date	with respect to the Group 2 Senior Cap Agreement, two Business Days prior to the related Payment Date, beginning with the Payment Date in [ ] 200[ ] and ending with the Payment Date in [ ].
Group Balance	with respect to each Mortgage Group and any Payment Date, the aggregate of the Stated Principal Balance of the Mortgage Loans in such Mortgage Group.
Hybrid Mortgage Loan
an adjustable rate Mortgage Loan which after origination has a fixed Mortgage Rate for a period specified in the related mortgage note, and which converts at a later date to an adjustable Mortgage Rate.

Indenture	an indenture, dated as of [ ], 200[ ] between the Issuer, the Trust Administrator and the Indenture Trustee.
Indenture Default	any event of default under the Indenture.
Indenture Trustee	[ ].
Indirect Participants
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Cut-off Date	[ ], 200[ ].

Initial Mortgage Loans	the mortgage loans included in the Trust as of the Closing Date.
Initial Rate Cap	a fixed percentage specified in the related mortgage note by which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date more than such fixed percentage.
Interest Determination Date	each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Notes.
Interest Funds
with respect to any Payment Date and either Mortgage Group, the sum, without duplication, of (a) all scheduled interest due during the related Due Period that is received before the Servicer Remittance Date (less (i) the Servicing Fee and the Master Servicing Fee and (ii) all non-recoverable Advances relating to interest), (b) all Advances relating to interest, (c) all Compensating Interest relating to the related Prepayment Period, (d) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest) and (e) proceeds of any Mortgage Loan in such Mortgage Group purchased by the Seller under the Mortgage Loan Purchase Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) less, such Mortgage Group’s pro rata share of: (A) the Owner Trustee Fee and (B) any expenses due to the Master Servicer, Servicer, the Indenture Trustee, the Owner Trustee or the Trust Administrator.

Interest Margin
for each class of Notes, for any Payment Date on or before the Redemption Date:  Class 1-A1, [    ]%; Class 1-A2, [    ]%; Class 2-A, [    ]%; Class M1, [    ]%; Class M2, [    ]%; Class M3, [    ]%; Class M4, [    ]%; Class M5, [    ]%; Class M6, [    ]% and Class M7, [    ]%; and on any Payment Date following the month in which the Aggregate Collateral Balance is less than 10% of the Aggregate Collateral Balance as of the Closing Date:  Class 1-A1, [    ]%; Class 1-A2, [    ]%; Class 2-A, [    ]%; Class M1, [    ]%; Class M2, [    ]%; Class M3, [    ]%; Class M4, [    ]%; Class M5, [    ]%; Class M6, [    ]% and Class M7, [    ]%.

Interest Rate	with respect to the Notes on any Payment Date, the least of (a) One-Month LIBOR plus the Interest Margin for such Notes, (b) the Available Funds Rate and (c) the applicable Fixed Rate Cap.
Interest Rate Cap Account
the account established by the Trust Administrator, for the benefit of the Noteholders, into which the Cap Counterparty is required to deposit or cause to be deposited certain payments, as described in the Interest Rate Cap Agreements.

Interest Rate Cap Agreement	the Group 1 Senior Cap Agreement, the Group 2 Senior Cap Agreement and the Subordinate Cap Agreement, as applicable.
Investor-Based Exemptions
PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor.

IRS	the Internal Revenue Service.
Issuer	SunTrust Mortgage [ ], Series 200[ ]-[ ].
Issuing Entity	the statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.
LIBOR Business Day	a day on which banks are open for dealing in foreign currency and exchange in London and New York City.
M1 Principal Deficiency Amount
with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M2 Principal Deficiency Amount, (B) the M3 Principal Deficiency Amount, (C) the M4 Principal Deficiency Amount, (D) the M5 Principal Deficiency Amount, (E) the M6 Principal Deficiency Amount and (F) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date.

M1 Principal Payment Amount
for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2 and Class 2-A Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date exceeds (b) the M1 Target Amount.

M1 Target Amount
for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [    ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M2 Principal Deficiency Amount
with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M3 Principal Deficiency Amount, (B) the M4 Principal Deficiency Amount, (C) the M5 Principal Deficiency Amount, (D) the M6 Principal Deficiency Amount and (E) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

M2 Principal Payment Amount
for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date exceeds (b) the M2 Target Amount.

M2 Target Amount
for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [    ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M3 Principal Deficiency Amount
with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M4 Principal Deficiency Amount, (B) the M5 Principal Deficiency Amount, (C) the M6 Principal Deficiency Amount and (D) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date.

M3 Principal Payment Amount
for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date exceeds (b) the M3 Target Amount.

M3 Target Amount
for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [    ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately [    ]% of the Aggregate Collateral Balance as of the Closing Date.

M4 Principal Deficiency Amount
with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M5 Principal Deficiency Amount, (B) the M6 Principal Deficiency Amount and (C) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date.

M4 Principal Payment Amount
for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date exceeds (b) the M4 Target Amount.

M4 Target Amount
for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [    ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M5 Principal Deficiency Amount
with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M6 Principal Deficiency Amount and (B) the M7 Principal Deficiency Amount and (b) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date.

M5 Principal Payment Amount
for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date exceeds (b) the M5 Target Amount.

M5 Target Amount
for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [    ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M6 Principal Deficiency Amount
with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

M6 Principal Payment Amount
for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date exceeds (b) the M6 Target Amount.

M6 Target Amount
for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [    ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M7 Principal Deficiency Amount
with respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount for that Payment Date and (b) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date.

M7 Principal Payment Amount
for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date exceeds (b) the M7 Target Amount.

M7 Target Amount
for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [    ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

Master Servicer	[ ].
Master Servicing Fee	an aggregate monthly fee paid to the Master Servicer calculated at the Master Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.
Master Servicing Fee Rate	[ ]% per annum for each Mortgage Loan.
Maturity Date	for each class of the Notes, the assumed Payment Date following the latest possible maturity date of any Mortgage Loan (assuming a Subsequent Mortgage Loan having a maturity date of [ ]).
Maximum Mortgage Rate	the rate which the Mortgage Rate on the related Mortgage Loan will never exceed.
Minimum Mortgage Rate	the rate which the Mortgage Rate on the related Adjustable Rate Mortgage Loan will never be less than.
Modeling Assumptions	the following assumptions:
(a) the assumed Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption;
(b) payments on the Notes are received, in cash, on the 25th day of each month, commencing in [ ], in accordance with the payment priorities defined in this prospectus supplement;
(c) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the assumed Mortgage Loans occur;

(d)      scheduled payments are assumed to be received on the related Due Date commencing on [     ], and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in [     ], and include 30 days’ interest thereon;

(e) the level of Six-Month LIBOR remains constant at [ ]%, the level of One-Month LIBOR remains constant at [ ]% and the level of the Treasury Mortgage Index remains constant at [ ]%;

(f) the Closing Date for the Notes is [ ], 200[ ];

    (g)  the Mortgage Rate for each assumed Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the related Mortgage Index and (b) the applicable gross margin (such sum being subject to the applicable periodic adjustment caps and floors);

   (h)  the Trust is not terminated by the Servicer pursuant to the Servicer’s right to purchase the assets of the Trust as described in this prospectus supplement under “The Trust Agreement and the Indenture—Certain Matters under the Agreements—Redemption”;

   (i)    the initial overcollateralization amount is $[            ]; the Targeted Overcollateralization Amount is, as of the date of determination, the amount set forth in the definition of Targeted Overcollateralization Amount; and the minimum required overcollateralization amount is 0.50% of the Aggregate Collateral Balance as of the Closing Date, or $[    ]; and

(j) cash on deposit in the Pre-Funding Account does not accrue Interest.
Modification Loss
A decrease in the total payments due from a Borrower as a result of a modification of such Mortgage Loan following a default or reasonably expected default thereon.  If a Modification Loss results in a decrease in the Mortgage Rate of a Mortgage Loan, such Modification Loss shall be treated as occurring on each Due Date to the extent of such decrease.

Monthly Excess Cashflow	the sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Payment Date and the Aggregate Overcollateralization Release Amount for such date.
Moody’s	Moody’s Investors Service, Inc. or any successor.
Mortgage Assets	the Mortgage Loan assets held as part of the Trust.
Mortgage Group	any of Group 1 or Group 2.
Mortgage Index	either the Six-Month LIBOR Index or the Treasury Mortgage Index, as specified in the related mortgage note.
Mortgage Loan Purchase Agreement	the mortgage loan purchase agreement dated as of [ ], 200[ ], between the Seller and the Depositor.
Mortgage Loan	each Initial Mortgage Loan and each Subsequent Mortgage Loan.
Mortgage Note	the promissory note related to a Mortgage Loan.

Mortgage Rate	the per annum interest rate borne by a Mortgage Loan.
Net Mortgage Rate	with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less (1) the Servicing Fee Rate and (2) the Master Servicing Fee Rate.
Noteholders	persons acquiring beneficial ownership interests in the Notes.
Notes	the Class A and Class M Notes.
OID	with respect to the Notes, the original issue discount, if any.
One-Month LIBOR	the London interbank offered rate for one-month United States dollar deposits.
Original Loan-to-Value Ratio	for any Mortgage Loan, (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.
Overcollateralization Amount
with respect to any Payment Date will be equal to the amount, if any, by which (a) the Aggregate Collateral Balance for such Payment Date exceeds (b) the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, in each case after giving effect to payments on such Payment Date.

Overcollateralization Deficiency Amount	with respect to any Payment Date the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.
Ownership Certificate	an ownership certificate issued pursuant to the Trust Agreement representing the equity ownership in the Trust.
Ownership Certificate Holder	the holder of the Ownership Certificate.
Owner Trustee	[ ].
Owner Trustee Fee	a per annum amount of $[ ].
PAC Method	with respect to the calculation of interest income as OID, the inclusion of such interest in income on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code.
Participants	participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Payment Date	the 25th day of each month beginning in [ ] 200[ ], or if such day is not a Business Day, the first Business Day thereafter.
Percentage Interest
with respect to any Note or Ownership Certificate, the percentage derived by dividing the denomination of such Note or Ownership Certificate, as applicable, by the aggregate denominations of all Notes or Ownership Certificates of the applicable class.

Periodic Rate Cap	the maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.
Plan	any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing.
Plan Asset Regulations
the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

Pre-Funding Account
the account established by the Trust Administrator, for the benefit of the Noteholders, into which the Seller is required to deposit or cause to be deposited an amount equal to approximately $[   ]  on the Closing Date.

Pre-Funding Period	the period from the Closing Date to [ ], 200[ ], during which the Seller is expected to transfer Subsequent Mortgage Loans to the Trust.
Prepayment Assumption
a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  100% of the Prepayment Assumption for the Mortgage Loans assumes a constant prepayment rate of [ ]% per annum for month 1 and an additional constant prepayment rate of [ ]% per annum after month 1, building linearly (rounded to the nearest hundredth) to a constant prepayment rate of [ ]% per annum in month 12 and remaining constant at a constant prepayment rate of [ ]% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of [ ]% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of [ ]% per annum in month 28 and thereafter.  The constant prepayment rate will be capped at a maximum of [ ]%.

Prepayment Interest Excess
for any Servicer Remittance Date and any principal prepayment in full received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such principal prepayment.

Prepayment Interest Shortfall
with respect to (a) any voluntary prepayment in part by the borrower on any Mortgage Loan that is received during the preceding calendar month or (b) any principal prepayment in full from the sixteenth day of the preceding calendar month through the end of such calendar month, the amount, if any, by which one month’s interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment.

Prepayment Penalty	a prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Period
with respect to any Payment Date and any principal prepayment other than a principal prepayment in part by a Borrower, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs to and including the fifteenth day of the month in which such Payment Date occurs.  With respect to any Payment Date and any principal prepayment in part by a Borrower, the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Deficiency Amount
any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount or the M7 Principal Deficiency Amount, as applicable.

Principal Funds
with respect to any Payment Date and for each Mortgage Group, the sum, without duplication, of (a) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (b) prepayments of principal collected in the related Prepayment Period, (c) the Stated Principal Balance of each Mortgage Loan in such Mortgage Group that was repurchased by the Seller during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Payment Date, (d) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans in such Mortgage Group is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, (e) all liquidation proceeds and Recoveries collected during the related Prepayment Period (to the extent such amounts related to principal), (f) all other collections and Recoveries in respect of principal during the related Prepayment Period, less, all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Group and such Mortgage Group’s pro rata share of certain expenses reimbursable to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer and the Servicer, to the extent not reimbursed from Interest Funds and (g) with respect to the [    ] Payment Date, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period in respect of that Mortgage Group.

Principal Payment Amount
for each Mortgage Group and for any Payment Date, an amount equal to the Principal Funds for such Mortgage Group for such date minus the Aggregate Overcollateralization Release Amount attributable to such Mortgage Group, if any, and such Payment Date.

Priority Class	the Note of the Class or Classes of Notes then outstanding that has the highest priority of payment of interest.
PTCE	a Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.
Purchase Price
the sum of (a) the greater of (i) the aggregate Class Principal Amount of the Notes outstanding plus accrued but unpaid interest thereon (including Deferred Interest and Available Funds Shortfalls) and (ii) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, plus the fair market value of all other property being purchased and (b) any unreimbursed servicing advances.

Qualified REIT Subsidiary	a direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.
Qualified Stated Interest	interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate.
Qualifying REIT Entity
an entity that qualifies as a single REIT or a Qualified REIT Subsidiary of such REIT or an entity that is disregarded for federal income tax purposes that is wholly owned by such related REIT or related Qualified REIT Subsidiary.

Rating Agency	[Fitch], [Moody’s] or [S&P].
Realized Loss	the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.
Record Date
for a Payment Date, with respect any class of Book-Entry Notes, the Business Day prior to the related Payment Date, and with respect to any class of Definitive Notes, the last Business Day of the month preceding the month of such Payment Date.

Recoveries
with respect to any liquidated Mortgage Loan, amounts received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Notes net of reimbursable expenses.

Redemption Date
the first Payment Date on which the Servicer is permitted to exercise its right to purchase the assets of the Trust as described in this prospectus supplement under “The Trust Agreement and the Indenture—Certain Matters under the Agreements––Redemption.”

Reference Banks
leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (c) which have been designated as such by the Servicer and (d) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Seller or any successor servicer.

Regulation AB	Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. 11229.1100-229.1123, as it may be amended from time to time.
REIT	a real estate investment trust within the meaning of section 856 of the Code.
Related Senior Principal Payment Amount
for each Mortgage Group and for any Payment Date, an amount equal to the lesser of (a) the aggregate Class Principal Amounts of the Class 1-A1 and Class 1-A2 Notes (with respect to Group 1) or of the Class 2-A Notes (with respect to Group 2) immediately prior to that Payment Date and (b) the product of (i) the Senior Principal Payment Amount and (ii) the related Senior Proportionate Percentage in each case for such date.

Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, individually.
REO Property	mortgaged property which has been acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.
Required Loss Percentage	for any Payment Date, the applicable percentage for such Payment Date set forth in the following table:
	Payment Date Occurring In	Required Loss Percentage
	[ ] through [ ] 2008	[ ]% with respect to [ ], plus an additional 1/12th of [ ]% for each month thereafter
	[ ] through [ ] 2009	[ ]% with respect to [ ], plus an additional 1/12th of [ ]% for each month thereafter
	[ ] and thereafter	[ ]%

Required Percentage
with respect to a Payment Date after the Stepdown Date, the quotient of (a) (i) the Aggregate Collateral Balance, less (ii) the Class Principal Amount of the most senior class of Notes outstanding as of such Payment Date, prior to giving effect to payments to be made on such Payment Date, divided by (b) the Aggregate Collateral Balance.  As used herein, the Class Principal Amount of the most senior class of Notes will equal the aggregate Class Principal Amount of the Class A Notes as of such date of calculation.

Reserve Interest Rate
the rate per annum that the Trust Administrator determines to be either a1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

Retained Notes
those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, [     ] as the owner of the Ownership Certificate, either directly or indirectly through one or more of its Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by the related REIT or a related Qualified REIT Subsidiary.

Reuters Screen LIBO Page
the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules	the rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.
Scheduled Payments	the scheduled monthly payments required to be made by the borrower on a Mortgage Loan pursuant to the terms of the related mortgage note.
Seller	SunTrust Mortgage, Inc.
Senior Principal Payment Amount
for any Payment Date an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Payment Date, 100% of the Principal Payment Amount for both Mortgage Groups and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the lesser of (i) the Principal Payment Amount for both Mortgage Groups and (ii) the amount, if any, by which (A) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2 and Class 2-A Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount.

Senior Proportionate Percentage
with respect to Group 1 and any Payment Date the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 1 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date.  The “Senior Proportionate Percentage” for Group 2 with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 2 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date.

Senior Target Amount
for any Payment Date, and amount be equal to the lesser of (a) the product of (i) approximately [    ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately [    ]% of the Aggregate Collateral Balance as of the Closing Date.

Servicer	SunTrust Mortgage, Inc.
Servicer Remittance Date	the 20th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Payment Date occurs.
Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.
Servicing Fee	a monthly fee paid to the Servicer calculated at the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.
Servicing Fee Rate	[ ]% per annum for each Mortgage Loan.

Similar Law	federal, state, local or foreign laws substantially similar to ERISA or the Code.
Six-Month LIBOR	the London interbank offered rate for six-month United States dollar deposits.
Six-Month LIBOR Index
with respect to the Adjustment Date of a Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Six-Month LIBOR Loans
Mortgage Loans having a Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Six-Month LIBOR Index and (b) the related gross margin.

SMMEA	the Secondary Mortgage Market Enhancement Act of 1984, as amended.
SMS	SunTrust Mortgage Securitization, LLC
Stated Principal Balance
with respect to a Mortgage Loan and any Payment Date, either (a) the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period after the Cut-off Date immediately preceding such Payment Date, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Payment Date or (b) in the case of any Mortgage Loan liquidated during such Due Period, zero.

Statistical Mortgage Loans
(a) the Initial Mortgage Loans and (b) a portion of the Subsequent Mortgage Loans expected to be delivered to the Trust by the Seller during the Pre-Funding Period and described in this prospectus supplement.

Stepdown Date
the later to occur of (a) the Payment Date in [        ] or (b) the first Payment Date on which the aggregate Class Principal Amount of the Class A Notes (after giving effect to payments of the Principal Funds amount for such Payment Date) is less than or equal to [    ]% of the Aggregate Collateral Balance as of the end of the immediately preceding Due Period.

Subordinate Cap Agreement	the interest rate cap agreement dated [ ], 200[ ], between the Trust and the Cap Counterparty, with respect to the Class M Notes.
Subordinate Cap Agreement Payment Date	with respect to the Subordinate Cap Agreement, two Business Days prior to the related Payment Date, beginning with the Payment Date in [ ] and ending with the Payment Date in [ ].
Subordinate Fixed Rate Cap	with respect to a Payment Date, the per annum rate, equal to [ ]%.

Subsequent Cut-off Date	with respect to any Subsequent Mortgage Loan, the date that mortgage loan is transferred to the Trust.
Subsequent Mortgage Loans	the mortgage loans transferred to the Trust during the Pre-Funding Period.
Targeted Overcollateralization Amount
with respect to any Payment Date prior to the Stepdown Date, will be equal to [    ]% of the Aggregate Collateral Balance as of the Closing Date; with respect to any Payment Date on or after the Stepdown Date, equal to the lesser of (a) [    ]% of the Aggregate Collateral Balance as of the Closing Date or (b) [    ]% of the Aggregate Collateral Balance as of the end of the related Due Period, subject to a floor equal to [    ]% of the Aggregate Collateral Balance as of the Closing Date; and with respect to any Payment Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Payment Date immediately preceding such Payment Date.

Terms and Conditions	the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.
TMP	a taxable mortgage pool within the meaning of Section 7701(i)(2) of the Code.
Total Principal Deficiency Amount
with respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes immediately prior to such Payment Date over the Aggregate Collateral Balance as of the last day of the related Due Period.

Transfer and Servicing Agreement	the transfer and servicing agreement dated as of [ ], 200[ ] among the Trust, the Indenture Trustee, the Depositor, the Trust Administrator, the Master Servicer, the Servicer and the Seller.
Treasury Loans
Mortgage Loans having a Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Treasury Mortgage Index and (b) the related gross margin.

Treasury Mortgage Index
with respect to the Adjustment Date of a Treasury Loan, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519).

Trigger Event
the occurrence of any of the following with respect to any Payment Date after the Stepdown Date:  (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the Aggregate Collateral Balance as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) [    ]% and (ii) the Required Percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Initial Cut-off Date through the last day of the calendar month preceding such Payment Date divided by (2) the aggregate principal balance of the Aggregate Collateral Balance as of the Closing Date exceeds the Required Loss Percentage or (c) a Principal Deficiency Amount exists for such Payment Date.

Trust Administrator	[ ].
Trust Agreement	the trust agreement dated as of [ ], 200[ ], between the Depositor and the Owner Trustee, as amended and restated on [ ], 200[ ], among the Depositor, the Owner Trustee and the Trust Administrator.
Trust Estate	the assets held as part of the Trust.
Underwriters	[ ].
U.S. Person
(a) a citizen or resident of the United States; (b) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (c) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (d) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (e) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Voting Rights	the voting rights allocated to the Notes and the Ownership Certificate as set forth under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Voting Rights.”

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered SunTrust Mortgage [               ], Series 200[ ]-[  ] Mortgage Backed Notes, known as “Global Securities,” will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective European Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(1)
borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(3)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons and are neither “10-percent shareholders” of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.  If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner’s partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

The term “U.S. Person” means

(1)	a citizen or resident of the United States,

(2)
a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

(3)	an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

(4)
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Annex II

Certain Characteristics of the Mortgage Loans

The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate mortgage pool, the Group 1 Statistical Mortgage Loans and the Group 2 Statistical Mortgage Loans, in each case having the stated characteristics show in the tables in each range.  The sum of the amounts of the Scheduled Principal Balances and the percentages of the following tables may not equal to totals due to rounding.

The Statistical Mortgage Loans

The following tables describe the Statistical Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date.  The sum of the columns below may not equal the total indicated due to rounding.

Mortgage Rates

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%
Total:

As of the Cut-off Date, the Mortgage Rates of the Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Mortgage Rate of the Statistical Mortgage Loans was approximately [    ]% per annum.

Outstanding Statistical Mortgage Loan Principal Balances

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
$450,001 to $500,000
$500,001 to $550,000
$550,001 to $600,000
$600,001 to $650,000
$650,001 to $700,000
Total:

As of the Cut-off Date, the outstanding principal balances of the Statistical Mortgage Loans ranged from approximately $[    ]  to approximately $[    ] and the average outstanding principal balance of the Statistical Mortgage Loans was approximately $[    ].

II-1

Product Types

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
2/28 LIBOR ARM
3/27 LIBOR ARM
5/25 Treasury ARM
Total:

II-2

State Distributions of Mortgaged Properties

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Total:

No more than approximately [    ]% of the Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

II-3

Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
Total:
As of the Cut-off Date, the Original Loan-to-Value Ratios of the Statistical Mortgage Loans ranged from [    ]% to [    ]% and the weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately [    ]%.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
95.01% to 100.00%
Total:

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from [  ]% to [   ]% and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately [  ]%.

Loan Purpose

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Construction to Perm
Purchase
Refinance - Cashout
Refinance - Rate Term
Total:

II-4

Types of Mortgaged Properties

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse
Total:

Occupancy Types

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Primary
Investment
Second Home
Total:

The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
0
1
2
3
4
6
7
Total:

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately [    ] month.

II-5

Original Prepayment Penalty Term

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
None
6 Months
12 Months
18 Months
24 Months
30 Months
36 Months
Total:

The weighted average original Prepayment Penalty term with respect to the Mortgage Loans having Prepayment Penalties was approximately [    ] months.

Credit Scores

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Not Available
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 817
Total:

The Credit Scores of the Statistical Mortgage Loans that were scored as of their respective origination ranged from [    ] to [    ] and the weighted average Credit Score of the Statistical Mortgage Loans that were scored as of their respective origination was approximately [    ].

Credit Grade Summary

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
A+
A
A-
B+
B
C+
C
D
Total:

II-6

Gross Margins

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
1.501% to 2.000%
4.501% to 5.000%
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
7.001% to 7.500%
Total:

As of the Cut-off Date, the gross margins for the Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average gross margin of the Statistical Mortgage Loans was approximately [    ]% per annum.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%
Total:

As of the Cut-off Date, the Maximum Mortgage Rates for the Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Maximum Mortgage Rate for the Statistical Mortgage Loans was [    ]% per annum.

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

II-7

Delinquency History of the Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3
5
Total:

60 - 89 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
Total:

II-8

The Group 1 Statistical Mortgage Loans

Mortgage Rates for the Group 1 Statistical Mortgage Loans

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%
Total:

As of the Cut-off Date, the Mortgage Rates of the Group 1 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Mortgage Rate of the Group 1 Statistical Mortgage Loans was approximately [    ]% per annum.

Outstanding Mortgage Loan Principal Balances for the Group 1 Statistical Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
Total:

As of the Cut-off Date, the outstanding principal balances of the Group 1 Statistical Mortgage Loans ranged from approximately $[    ] to approximately $[    ] and the average outstanding principal balance of the Group 1 Statistical Mortgage Loans was approximately $[    ].

Product Types for the Group 1 Statistical Mortgage Loans

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
2/28 LIBOR ARM
3/27 LIBOR ARM
5/25 Treasury ARM
Total:

II-9

State Distributions of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Total:

No more than approximately [    ]% of the Group 1 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

II-10

Original Loan-to-Value Ratios for the Group 1 Statistical Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
Total:

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 1 Statistical Mortgage Loans ranged from [    ]% to [    ]% and the weighted average Original Loan-to-Value Ratio for the Group 1 Statistical Mortgage Loans was approximately [    ]%.

Loan Purpose for the Group 1 Statistical Mortgage Loans

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Construction to Perm
Purchase
Refinance - Cashout
Refinance - Rate Term
Total:

Types of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse
Total:

Occupancy Types for the Group 1 Statistical Mortgage Loans

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Primary
Investment
Second Home
Total:

II-11

The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary for the Group 1 Statistical Mortgage Loans

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
0
1
2
3
4
7
Total:

As of the Cut-off Date, the weighted average age of the Group 1 Statistical Mortgage Loans was approximately [    ] month.

Original Prepayment Penalty Term for the Group 1 Statistical Mortgage Loans

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
None
6 Months
12 Months
18 Months
24 Months
30 Months
36 Months
Total:

The weighted average original Prepayment Penalty term with respect to the Group 1 Statistical Mortgage Loans having Prepayment Penalties was approximately [    ] months.

Credit Scores for the Group 1 Statistical Mortgage Loans

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 807
Total:

The Credit Scores of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination ranged from [    ] to [    ] and the weighted average Credit Score of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination was approximately [    ].

II-12

Credit Grade Summary for the Group 1 Statistical Mortgage Loans

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
A+
A
A-
B+
B
C+
C
D
Total:

Gross Margins for the Group 1 Statistical Mortgage Loans

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
1.501% to 2.000%
4.501% to 5.000%
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
7.001% to 7.500%
Total:

As of the Cut-off Date, the gross margins for the Group 1 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average gross margin of the Group 1 Statistical Mortgage Loans was approximately [    ]% per annum.

Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%
Total:

As of the Cut-off Date, the Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Maximum Mortgage Rate for the Group 1 Statistical Mortgage Loans was [    ]% per annum.

II-13

Delinquency Status of the Group 1 Statistical Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Group 1 Statistical Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3
5
Total:

60 - 89 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
Total:

II-14

The Group 2 Statistical Mortgage Loans

Mortgage Rates for the Group 2 Statistical Mortgage Loans

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%
Total:

As of the Cut-off Date, the Mortgage Rates of the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Mortgage Rate of the Group 2 Statistical Mortgage Loans was approximately [    ]% per annum.

Outstanding Mortgage Loan Principal Balances for the Group 2 Statistical Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
$450,001 to $500,000
$500,001 to $550,000
$550,001 to $600,000
$600,001 to $650,000
$650,001 to $700,000
Total:

As of the Cut-off Date, the outstanding principal balances of the Group 2 Statistical Mortgage Loans ranged from approximately $[    ] to approximately $[    ] and the average outstanding principal balance of the Group 2 Statistical Mortgage Loans was approximately $[    ].

Product Types for the Group 2 Statistical Mortgage Loans

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
2/28 LIBOR ARM
3/27 LIBOR ARM
Total:

II-15

State Distributions of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Arizona
Arkansas
California
Colorado
Connecticut
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Total:

No more than approximately [    ]% of the Group 2 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

II-16

Original Loan-to-Value Ratios for the Group 2 Statistical Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
Total:

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 2 Statistical Mortgage Loans ranged from [    ]% to [    ]% and the weighted average Original Loan-to-Value Ratio for the Group 2 Statistical Mortgage Loans was approximately [    ]%.

Loan Purpose for the Group 2 Statistical Mortgage Loans

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Purchase
Refinance - Cashout
Refinance - Rate Term
Total:

Types of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse
Total:

Occupancy Types for the Group 2 Statistical Mortgage Loans

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Primary
Investment
Second Home
Total:

II-17

The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary for the Group 2 Statistical Mortgage Loans

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
0
1
2
3
4
6
Total:

As of the Cut-off Date, the weighted average age of the Group 2 Statistical Mortgage Loans was approximately [   ] month.

Original Prepayment Penalty Term for the Group 2 Statistical Mortgage Loans

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
None
6 Months
12 Months
24 Months
30 Months
36 Months
Total:

The weighted average original Prepayment Penalty term with respect to the Group 2 Statistical Mortgage Loans having Prepayment Penalties was approximately [    ].

II-18

Credit Scores for the Group 2 Statistical Mortgage Loans

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Not Available
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 817
Total:

The Credit Scores of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination ranged from [    ] to [    ] and the weighted average Credit Score of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination was approximately [    ].

Credit Grade Summary for the Group 2 Statistical Mortgage Loans

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
A+
A
A-
B+
B
C
D
Total:

Gross Margins for the Group 2 Statistical Mortgage Loans

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
Total:

As of the Cut-off Date, the gross margins for the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average gross margin of the Group 2 Statistical Mortgage Loans was approximately [    ]% per annum.

II-19

Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%
Total:

As of the Cut-off Date, the Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Maximum Mortgage Rate for the Group 2 Statistical Mortgage Loans was [    ]% per annum.

Delinquency Status of the Group 2 Statistical Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Group 2 Statistical Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3
5
Total:

60 - 89 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
Total:

II-20

Annex III

Assumed Mortgage Loan Characteristics

Assumed Characteristics of the Group 1 Initial Mortgage Loans

Current Balances ($)	Original Term (months)	Remaining Term (months)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Rate Cap(%)	Periodic Rate Cap (%)	Rate Change Frequency (months)	Next Rate Adjustment Date	Original Interest Only Term	Index

III-1

Assumed Characteristics of the Group 1 Subsequent Mortgage Loans

Current Balance($)	Mortgage Rate (%)	Net Mortgage Rate(%)	Original Term (months)	Remaining Term (months)	Original Interest-Only Term (Months)	Gross Margin (%)	Initial Rate Change Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Rate Change Frequency	Number of Months Until Next Rage Adjustment Date	Index	Original Months to Prepayment Penalty Expiration	Months of Prefunding*

III-2

Assumed Characteristics of the Group 2 Initial Mortgage Loans

Current Balances ($)	Original Term (months)	Remaining Term (months)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Rate Cap(%)	Periodic Rate Cap (%)	Rate Change Frequency (months)	Next Rate Adjustment Date	Original Interest Only Term	Index

III-3

Assumed Characteristics of the Group 2 Subsequent Mortgage Loans

Current Balance($)	Mortgage Rate (%)	Net Mortgage Rate(%)	Original Term (months)	Remaining Term (months)	Original Interest-Only Term (Months)	Gross Margin (%)	Initial Rate Change Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Rate Change Frequency	Number of Months Until Next Rate Adjustment Date	Index	Original Months to Prepayment Penalty Expiration	Months of Prefunding*

III-4

Annex IV

Decrement Tables

Percentage of Initial Class Principal Amount Outstanding

at the Respective Percentages of the Prepayment Assumption

	Class 1-A1					Class 1-A2
Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

__________
* Less than 0.5% but greater than 0.0%.

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class 2-A					Class M1
Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

__________
* Less than 0.5% but greater than 0.0%.

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M2					Class M3
Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)
__________
* Less than 0.5% but greater than 0.0%.

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M4					Class M5
Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)
__________
* Less than 0.5% but greater than 0.0%.

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M6					Class M7
Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)
__________
[* Less than 0.5% but greater than 0.0%.]

$[            ] (Approximate)

[[STM LOGO]]

SunTrust Mortgage [              ], Series 200[  ]-[  ]

Mortgage-Backed Notes

SunTrust Mortgage, Inc.

Sponsor and Servicer

STB Real Estate (Georgia), Inc.

Seller

SunTrust Mortgage Securitization, LLC

Depositor

[                 ]

Master Servicer and Trust Administrator

________________________________ PROSPECTUS SUPPLEMENT ________________________________

[UNDERWRITERS]

You should rely on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering these notes in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the prospectus only as of the dates stated on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling these notes will deliver a prospectus supplement and prospectus until [        ], 200[ ].

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                       Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering of the securities being registered under this Registration Statement, other than underwriting discounts and commission:

SEC Registration	$ 153,500
Printing and Engraving	150,000
Legal Fees and Expenses	1,200,000
Accounting Fees and Expenses	500,000
Trustee Fees and Expenses	300,000
Rating Agency Fees	3,000,000
Miscellaneous	100,000
TOTAL.	$ 5,403,500
Item 15.                           Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  The Limited Liability Company Agreement of the Registrant (the “Operating Agreement”) provides that the Registrant shall defend, indemnify and save harmless each of its members from and against all claims, losses, damages, costs, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys’ fees sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by the Operating Agreement, to the fullest extent permitted by applicable law in effect on the date of the Operating Agreement and to such greater extent as applicable law may thereafter from time to time permit.  Such indemnity shall not be construed to limit or diminish the coverage of each member under any insurance obtained by the Registrant and payment shall not be a condition precedent to any indemnification provided in the Operating Agreement.

Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, members, managers, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.                       Exhibits.

1.1	Form of Underwriting Agreement*
3.1	Certificate of Formation of Registrant*
3.2	Limited Liability Company Agreement of Registrant*
4.1	Form of Pooling and Servicing Agreement (Mortgage-Backed Pass-Through Certificates)*
4.2	Form of Indenture*
4.3	Form of Owner Trust Agreement (short-form)*
4.4	Form of Amended and Restated Trust Agreement (long-form)*
4.5	Form of Transfer and Servicing Agreement*
5.1	Legality Opinion of Hunton & Williams LLP*
8.1	Tax Opinion of Hunton & Williams LLP re: Adequacy of Prospectus Disclosure*
8.2	Tax Opinion of Hunton & Williams LLP re: REMIC Certificates*
8.3	Tax Opinion of Hunton & Williams LLP re: Non-REMIC Certificates*
8.4	Tax Opinion of Hunton & Williams LLP re: Notes*
23.1	Consents of Hunton & Williams LLP are contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, 8.3 and 8.4*
24.1	Power of Attorney (contained on signature page)*
99.1	Form of Mortgage Loan Purchase Agreement*

__________

*  Previously filed.

Item 17.  Undertakings.

(a)            Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in this Registration Statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b)(2) that is part of the Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant

II - 2

to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Undertaking in Respect of Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or

II - 3

controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)            Undertaking in Respect of Qualification of Trust Indenture Act of 1939.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)            Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)            Filings Regarding Asset-Backed Securities that Provide Certain Information through an Internet Web Site.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

II - 4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Pre-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Virginia, on January 24, 2008.

SunTrust Mortgage Securitization, LLC (Registrant)

/s/ Robert G. Partlow
Robert G. Partlow
President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Robert G. Partlow Robert G. Partlow	Director and President (Principal Executive Officer)	January 24, 2008
* Stephen D. Bledsoe	Vice President (Principal Financial Officer and Principal Accounting Officer)	January 24, 2008
* Anthony Tuck Reed, Jr.	Director	January 24, 2008
* Robert S. Reynolds	Director	January 24, 2008
* Denis McLaughlin	Director	January 24, 2008

/s/ Robert G. Partlow Robert G. Partlow Attorney-in-fact		January 24, 2008

* By Robert G. Partlow, as attorney-in-fact pursuant to a written power of attorney.

II - 5